Exhibit 10.1

Execution Version

AMENDMENT No. 4, dated as of August 23, 2024 (this “Amendment”), to the Amended and Restated Credit Agreement, dated as of August 25, 2021, among SeaWorld Parks & Entertainment, Inc., a Delaware corporation (the “Borrower”), UNITED PARKS & RESORTS INC. (F/K/A SEAWORLD ENTERTAINMENT, INC.), a Delaware corporation (“Holdings”), each other Guarantor party thereto, the several banks and other financial institutions or entities from time to time party thereto (the “Lenders”), JPMORGAN CHASE BANK, N.A., as Administrative Agent (the “Administrative Agent”) and Collateral Agent (the “Collateral Agent”) (as amended by the Incremental Amendment and Joinder Agreement, dated as of June 9, 2022, as further amended by Amendment No. 1, dated as of June 12, 2023, as further amended by Amendment No. 2, dated as of January 22, 2024, as further amended by Amendment No. 3, dated as of May 2, 2024, and as further amended, restated, modified or supplemented from time to time, the “Credit Agreement”); capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

WHEREAS, the Borrower desires to (i) incur Replacement Revolving Facility Commitments in accordance with Section 2.21 of the Credit Agreement to replace the entire existing Revolving Facility with a new Revolving Facility maturing five years from the Amendment No. 4 Effective Date (as defined below) and (ii) make certain amendments to the Credit Agreement in accordance with Section 9.08 of the Credit Agreement, in each case on the terms set forth herein;

WHEREAS, (i) each Person party hereto as a Tranche 1 Revolving Facility Lender (each a “Tranche 1 Revolving Facility Lender”) has agreed, on the terms and conditions set forth herein, to provide a Tranche 1 Revolving Facility Commitment (as defined in Exhibit A hereto) in the principal amount set forth next to such Tranche 1 Revolving Facility Lender’s name on Schedule I hereto effective as of the Amendment No. 4 Effective Date and (ii) upon the establishment of such Tranche 1 Revolving Facility Commitments, the entire amount of the existing Revolving Facility Commitments shall be terminated;

WHEREAS, each of JPMorgan Chase Bank, N.A., Citizens Bank, N.A., Deutsche Bank Securities Inc., Goldman Sachs Bank USA, Truist Securities, Inc., Fifth Third Bank, National Association, Capital One, N.A., Morgan Stanley Senior Funding, Inc. and Barclays Bank PLC are acting as joint lead arrangers and bookrunners for this Amendment (the “Amendment No. 4 Arrangers”); and

WHEREAS, each Tranche 1 Revolving Facility Lender, each Issuing Bank and the Swingline Lender have consented to the other amendments to the Credit Agreement described in Section 1 of this Amendment.

NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1.
Amendment. Subject to and upon the satisfaction of the conditions set forth in Section 4 hereof on the Amendment No. 4 Effective Date, the Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement attached as Exhibit A hereto.
Section 2.
[Reserved].
Section 3.
Representations and Warranties, No Default. The Borrower hereby represents and warrants that as of the Amendment No. 4 Effective Date, after giving effect to the amendments set forth in this Amendment, (i) no Event of Default exists and is continuing and (ii) all representations and warranties contained in the Credit Agreement are true and correct in all material respects on and as of the date hereof, as though made on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they were true and correct in all material respects as of such earlier date (provided that representations and warranties that are qualified by materiality are true and correct (after giving effect to any other qualification thereof) in all respects on and as of the date hereof).
Section 4.
Effectiveness. This Amendment shall become effective on the date (such date, if any, the “Amendment No. 4 Effective Date”) on which each of the following conditions has been satisfied:
(i)
Consents. The Administrative Agent shall have received executed signature pages hereto from each Tranche 1 Revolving Facility Lender, each Issuing Bank and the Swingline Lender and each Loan Party;
(ii)
Fees. The Administrative Agent shall have received (a) all fees required to be paid to the Amendment No. 4 Arrangers as separately agreed in connection with this Amendment and (b) all other fees required to be paid, and all expenses for which reasonably detailed invoices have been presented (including the reasonable fees and expenses of a single legal counsel), on or before the Amendment No. 4 Effective Date;
(iii)
Officer’s Certificate. The Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower dated the Amendment No. 4 Effective Date certifying that (a) all representations and warranties shall be true and correct in all material respects on and as of the date hereof, as though made on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date (provided that representations and warranties that are qualified by materiality shall be true and correct (after giving effect to any other qualification thereof) in all respects on and as of the date hereof) and (b) no Event of Default shall have occurred and be continuing;
(iv)
Flood Certificates. (a) a completed “life of loan” Federal Emergency Management Agency Standard Flood Hazard Determination with respect to each Mortgaged Property (each a “Flood Notice”) and (b) with respect to any Mortgaged Property which is designated as a “flood hazard area” in any Flood Insurance Rate Map established by the Federal Emergency Management Agency (or any successor agency), a duly executed and acknowledged Flood Notice by the Borrower, together with a copy of and a certificate as to coverage under the insurance policies required by Section 5.02 of the Credit Agreement with respect to flood insurance policies and the applicable provisions of the Collateral Documents, each of which shall be endorsed or otherwise amended to include a “standard” or “New York” lender’s loss payable and mortgagee endorsement (as applicable) and shall name the Administrative Agent, on behalf of the Secured Parties, as additional insured, and such other evidence of compliance with applicable flood insurance regulations as the Administrative Agent may reasonably request;
(v)
Legal Opinion. The Administrative Agent shall have received a favorable legal opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP, counsel to the Loan Parties, covering such matters as the Administrative Agent may reasonably request and otherwise reasonably satisfactory to the Administrative Agent;
(vi)
Closing Certificates. The Administrative Agent shall have received (i) (A) a copy of the certificate or articles of incorporation or organization, including all amendments thereto, of the

Borrower and Holdings, certified, if applicable, as of a recent date by the Secretary of State of the state of its organization and (B) a certificate as to the good standing (where relevant) of each Loan Party as of a recent date, from such Secretary of State or similar Governmental Authority and (ii) a certificate of a Responsible Officer of each Loan Party dated the Amendment No. 4 Effective Date and certifying (A) that (I) attached thereto is a true and complete copy of the by-laws or operating (or limited liability company) agreement of such Loan Party as in effect on the Amendment No. 4 Effective Date or (II) there have been no changes to the by-laws or operating (or limited liability company) agreement of such Loan Party that were delivered to the Administrative Agent prior to the Amendment No. 4 Effective Date, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors (or equivalent governing body) of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such Person is a party and, in the case of the Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that (I) attached thereto is a true and complete copy of the certificate or articles of incorporation or organization of such Loan Party as in effect on the Amendment No. 4 Effective Date or (II) there have been no changes to the certificate or articles of incorporation or organization of such Loan Party that were delivered to the Administrative Agent prior to the Amendment No. 4 Effective Date, and (D) as to the incumbency and specimen signature of each officer executing any Loan Document on behalf of such Loan Party and countersigned by another officer as to the incumbency and specimen signature of a Responsible Officer executing the certificate pursuant to clause (ii) above; and
(vii)
USA PATRIOT Act; Beneficial Ownership Certification. No later than three Business Days in advance of the Amendment No. 4 Effective Date, the Administrative Agent and each Lender party hereto shall have received (or shall have waived the requirement to receive) (i) all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the USA PATRIOT Act, and (ii) to the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification for the Borrower regarding the beneficial ownership in relation to the Borrower, in each case, that has been reasonably requested by the applicable Lender at least ten (10) days in advance of the Amendment No. 4 Effective Date.
Section 5.
Post-Closing Covenants. Within 120 days after the Amendment No. 4 Effective Date, unless waived or extended by the Administrative Agent in its sole discretion, the Administrative Agent or Collateral Agent, as applicable, shall have received the following documents with respect to each existing Mortgage, each in form and substance reasonably satisfactory to the Administrative Agent or Collateral Agent, as applicable:
(i)
An amendment (or amendment and restatement) of each existing Mortgage, duly executed and acknowledged by the applicable Loan Party, and in form for recording in the recording office where each such Mortgage was recorded, together with such certificates, affidavits, questionnaires or returns as shall be required in connection with the recording or filing thereof under applicable law;
(ii)
A title policy or title date down endorsement (or other title product to the extent agreed to by the Administrative Agent) to the applicable real property encumbered by a Mortgage demonstrating that such real property is free and clear of all liens except for Liens permitted by Section 6.02 of the Credit Agreement and other Liens reasonably acceptable to the Administrative Agent;

(iii)
Legal opinions, addressed to the Collateral Agent and the other Secured Parties, as to such matters as the Collateral Agent may reasonably request; and
(iv)
Such affidavits, certificates, information and instruments of indemnification as shall be reasonably required to induce the title insurance company to issue the title documents contemplated above and evidence of payment by the Borrower of all applicable title insurance premiums, search and examination charges, mortgage recording taxes, fees, charges, costs and expenses required for the recording of the mortgage amendments and issuance of the title documents referred to above.
Section 6.
Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute a single instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or any other electronic transmission shall be effective as delivery of an original executed counterpart thereof. The words “execution”, “signed”, “signature,” and words of like import in this Amendment shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law or regulation, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
Section 7.
Applicable Law.
(a)
THIS AMENDMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE AND WHETHER AT LAW OR IN EQUITY) BASED UPON, ARISING OUT OF OR RELATING TO THIS AMENDMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF TO THE EXTENT SUCH PRINCIPLES WOULD CAUSE THE APPLICATION OF THE LAW OF ANOTHER STATE.
(b)
SECTIONS 9.11 AND 9.15 OF THE CREDIT AGREEMENT ARE INCORPORATED HEREIN BY THIS REFERENCE, AS IF SUCH SECTIONS WERE SET FORTH IN FULL HEREIN.
Section 8.
Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.
Section 9.
Effect of Amendment; Reaffirmation. Except as expressly set forth herein, (i) this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders, the Administrative Agent, any other Agent or the Issuing Banks, in each case under the Credit Agreement or any other Loan Document, and (ii) shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement as amended hereby or any other provision of either such agreement or any other Loan Document. Each and every term, condition, obligation, covenant and agreement contained in the Credit Agreement or any other Loan Document is hereby ratified and reaffirmed in all respects and shall continue in full force and effect. Each Loan Party reaffirms its obligations under the Loan Documents to which it is party and the validity of the Liens granted by it pursuant to the Collateral Documents. This Amendment shall constitute a Loan Document for purposes of the Credit Agreement and from and after the Amendment No. 4 Effective Date, all references to the Credit Agreement in any Loan Document and all references in the Credit Agreement to “this Agreement,” “hereunder”, “hereof” or words of like import referring to the Credit Agreement, shall, unless expressly provided otherwise, refer to the Credit Agreement as amended by this Amendment. Each of the Loan Parties hereby (i) consents to this Amendment, (ii) confirms that all obligations of such Loan Party under the Loan Documents to which such Loan Party is a party shall continue to apply to the Credit Agreement as amended hereby, (iii) confirms and reaffirms its Guarantee of the Obligations and (iv) reaffirms its prior grant and the validity of the security interests and Liens granted by it pursuant to the Loan Documents, and agrees that all security interests and Liens granted by it pursuant to any Loan Document shall secure the Obligations under the Credit Agreement as amended hereby and the other Loan Documents. This Amendment shall not constitute a novation of the Credit Agreement or any other Loan Document.
Section 10.
WAIVER OF RIGHT TO TRIAL BY JURY.

TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY TO THIS AMENDMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AMENDMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AMENDMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AMENDMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 10 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

SeaWorld Parks & Entertainment, Inc.

By: /s/ Daniel J. Bollinger
Name: Daniel J. Bollinger
Title: Assistant Secretary

UNITED PARKS & RESORTS INC.

By: /s/ Daniel J. Bollinger
Name: Daniel J. Bollinger
Title: Assistant Secretary

SEAWORLD PARKS & ENTERTAINMENT LLC

SEA WORLD OF TEXAS LLC

SEA WORLD LLC

SEAWORLD PARKS & ENTERTAINMENT INTERNATIONAL, INC.

LANGHORNE FOOD SERVICES LLC

SEA WORLD OF FLORIDA LLC

SWBG ORLANDO CORPORATE OPERATIONS GROUP, LLC

SEA HOLDINGS I, LLC

By: /s/ Daniel J. Bollinger
Name: Daniel J. Bollinger
Title: Assistant Secretary

[Signature Page to SP&E Amendment No. 4]

SeaWorld OF TEXAS HOLDINGS, LLC

SEAWORLD OF TEXAS MANAGEMENT, LLC

SEAWORLD OF TEXAS BEVERAGE, LLC

By: /s/Kaley Dickinson
Name: Kaley Dickinson
Title: Manager

By: /s/Jeffrey Davis
Name: Jeffrey Davis
Title: Manager

[Signature Page to SP&E Amendment No. 4]

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent

By: /s/ Laura Woodward
Name: Laura Woodward
Title: Executive Director

JPMORGAN CHASE BANK, N.A.,

as Tranche 1 Revolving Facility Lender, Issuing Bank and Swingline Lender

By: /s/ Laura Woodward
Name: Laura Woodward
Title: Executive Director

[Signature Page to SP&E Amendment No. 4]

[Lender signatures on file with Administrative Agent]

[Signature Page to SP&E Amendment No. 4]

EXHIBIT A

Amended Credit Agreement

[See Attached]

Exhibit A

to Amendment No. ~~3~~4

AMENDED AND RESTATED CREDIT AGREEMENT

dated as of August 25, 2021,

as amended by Incremental Amendment and Joinder Agreement, dated as of June 9, 2022,
Amendment No. 1, dated as of June 12, 2023 ~~and~~,

Amendment No. 2, dated as of January 22, 2024,
Amendment No. 3, dated as of May 2, 2024 and

Amendment No. 4, dated as of August 23, 2024

among

UNITED PARKS & RESORTS INC.
as Holdings,

SEAWORLD PARKS & ENTERTAINMENT, INC.,
as the Borrower,

THE GUARANTORS PARTY HERETO FROM TIME TO TIME,

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent and Collateral Agent

JPMORGAN CHASE BANK, N.A.,
as Issuing Bank and Swingline Lender

THE OTHER LENDERS PARTY HERETO FROM TIME TO TIME,

_________________

JPMORGAN CHASE BANK, N.A.,

~~GOLDMAN SACHS~~CITIZENS BANK ~~USA~~, N.A.,

DEUTSCHE BANK SECURITIES INC.,

~~BARCLAYS~~GOLDMAN SACHS BANK ~~PLC~~USA,

~~CITIGROUP GLOBAL MARKETS~~TRUIST SECURITIES, INC.,

~~CITIZENS BANK, N.A.~~
~~and~~
FIFTH THIRD BANK, NATIONAL ASSOCIATION,

Capital One, N.A.,

Morgan Stanley Senior Funding, Inc.,
and

BARCLAYS BANK PLC,

as Joint Lead Arrangers and Joint Bookrunners,

_________________

TABLE OF CONTENTS

Page

Article I Definitions 1

Section 1.01 Defined Terms 1

Section 1.02 Terms Generally 67

Section 1.03 Effectuation of Transactions 67

Section 1.04 [Reserved] ~~67~~68

Section 1.05 [Reserved] ~~67~~68

Section 1.06 [Reserved] ~~67~~68

Section 1.07 Timing of Payment or Performance ~~67~~68

Section 1.08 Times of Day ~~67~~68

Section 1.09 Holdings ~~67~~68

Section 1.10 Election Date 68

Section 1.11 Interest Rates; Benchmark Notification ~~68~~69

Article II The Credits 69

Section 2.01 Commitments 69

Section 2.02 Loans and Borrowings ~~69~~70

Section 2.03 Requests for Borrowings ~~70~~71

Section 2.04 Swingline Loans ~~71~~72

Section 2.05 Letters of Credit ~~72~~73

Section 2.06 Funding of Borrowings ~~77~~78

Section 2.07 Interest Elections ~~78~~79

Section 2.08 Termination and Reduction of Commitments ~~79~~80

Section 2.09 Repayment of Loans; Evidence of Debt ~~80~~81

Section 2.10 Repayment of Term Loans and Revolving Facility Loans ~~81~~82

Section 2.11 Prepayment of Loans ~~82~~83

Section 2.12 Fees ~~84~~85

Section 2.13 Interest ~~85~~86

Section 2.14 Alternate Rate of Interest ~~86~~87

Section 2.15 Increased Costs ~~88~~89

Section 2.16 Break Funding Payments ~~89~~90

Section 2.17 Taxes ~~89~~90

Section 2.18 Payments Generally; Pro Rata Treatment; Sharing of Set‑offs ~~93~~94

Section 2.19 Mitigation Obligations; Replacement of Lenders ~~94~~96

Section 2.20 Illegality ~~96~~97

Section 2.21 Incremental Commitments ~~96~~97

Section 2.22 Defaulting Lender ~~105~~106

Article III Representations and Warranties ~~107~~108

Section 3.01 Organization; Powers ~~107~~108

Section 3.02 Authorization ~~107~~108

Section 3.03 Enforceability ~~108~~109

Section 3.04 Governmental Approvals ~~108~~109

Section 3.05 Financial Statements ~~108~~109

Section 3.06 No Material Adverse Effect ~~108~~110

Section 3.07 Title to Properties; Possession Under Leases ~~108~~110

i

Section 3.08 Subsidiaries ~~109~~110

Section 3.09 Litigation; Compliance with Laws ~~109~~110

Section 3.10 Federal Reserve Regulations ~~110~~111

Section 3.11 Investment Company Act ~~110~~111

Section 3.12 Use of Proceeds ~~110~~111

Section 3.13 Taxes ~~110~~111

Section 3.14 No Material Misstatements ~~110~~111

Section 3.15 Employee Benefit Plans ~~111~~112

Section 3.16 Environmental Matters ~~111~~112

Section 3.17 Collateral Documents ~~111~~113

Section 3.18 Location of Real Property ~~112~~114

Section 3.19 Solvency ~~113~~114

Section 3.20 Labor Matters ~~113~~114

Section 3.21 Insurance ~~113~~114

Section 3.22 No Default ~~113~~115

Section 3.23 Intellectual Property; Licenses, Etc. ~~113~~115

Section 3.24 Senior Debt ~~114~~115

Section 3.25 USA PATRIOT Act; OFAC ~~114~~115

Section 3.26 Foreign Corrupt Practices Act ~~114~~115

Article IV Conditions of Lending ~~115~~116

Section 4.01 All Credit Events ~~115~~116

Article V Affirmative Covenants ~~115~~117

Section 5.01 Existence; Business and Properties ~~115~~117

Section 5.02 Insurance ~~116~~117

Section 5.03 Taxes ~~117~~118

Section 5.04 Financial Statements, Reports, etc. ~~117~~118

Section 5.05 Litigation and Other Notices ~~119~~120

Section 5.06 Compliance with Laws ~~120~~121

Section 5.07 Maintaining Records; Access to Properties and Inspections ~~120~~121

Section 5.08 Use of Proceeds ~~120~~121

Section 5.09 Compliance with Environmental Laws ~~120~~121

Section 5.10 Further Assurances; Additional Security ~~120~~121

Section 5.11 Rating ~~122~~124

Section 5.12 Post-Closing ~~122~~124

Article VI Negative Covenants ~~123~~124

Section 6.01 Indebtedness ~~123~~124

Section 6.02 Liens ~~129~~130

Section 6.03 Sale and Lease-Back Transactions ~~135~~136

Section 6.04 Investments, Loans and Advances ~~135~~136

Section 6.05 Mergers, Consolidations, Sales of Assets and Acquisitions ~~140~~141

Section 6.06 Dividends and Distributions ~~143~~144

Section 6.07 Transactions with Affiliates ~~146~~147

Section 6.08 Business of the Borrower and the Subsidiaries ~~148~~150

Section 6.09 Limitation on Payments and Modifications of Indebtedness; Modifications of Certificate of Incorporation, By-Laws and Certain Other Agreements; etc ~~149~~150

Section 6.10 Fiscal Year ~~152~~153

Section 6.11 Financial Covenant ~~152~~153

ARTICLE VIA Holdings Negative Covenants ~~152~~153

Article VII Events of Default ~~152~~153

Section 7.01 Events of Default ~~152~~153

Section 7.02 Treatment of Certain Payments ~~155~~156

Section 7.03 Right to Cure ~~155~~157

Article VIII The Agents ~~156~~157

Section 8.01 Appointment ~~156~~157

Section 8.02 Delegation of Duties ~~158~~159

Section 8.03 Exculpatory Provisions ~~158~~159

Section 8.04 Reliance by Agents ~~159~~160

Section 8.05 Notice of Default ~~159~~161

Section 8.06 Non-Reliance on Agents and Other Lenders ~~160~~161

Section 8.07 Indemnification ~~160~~161

Section 8.08 Agent in Its Individual Capacity ~~161~~162

Section 8.09 Successor Administrative Agent ~~161~~162

Section 8.10 Arrangers ~~161~~162

Section 8.11 Collateral Documents and Collateral Agent ~~161~~162

Section 8.12 Right to Realize on Collateral and Enforce Guarantees ~~162~~163

Section 8.13 Withholding Tax ~~163~~164

Section 8.14 Certain ERISA Matters ~~163~~164

Section 8.15 Credit Bidding ~~165~~166

Article IX Miscellaneous ~~166~~167

Section 9.01 Notices; Communications ~~166~~167

Section 9.02 Survival of Agreement ~~167~~168

Section 9.03 Binding Effect ~~167~~168

Section 9.04 Successors and Assigns ~~167~~168

Section 9.05 Expenses; Indemnity; Limitation of Liability ~~172~~173

Section 9.06 Right of Set-off ~~174~~175

Section 9.07 Applicable Law ~~174~~175

Section 9.08 Waivers; Amendment ~~174~~176

Section 9.09 Interest Rate Limitation ~~178~~179

Section 9.10 Entire Agreement ~~178~~180

Section 9.11 WAIVER OF JURY TRIAL ~~179~~180

Section 9.12 Severability ~~179~~180

Section 9.13 Counterparts; Electronic Execution of Assignments and Certain Other Documents ~~179~~180

Section 9.14 Headings ~~180~~181

Section 9.15 Jurisdiction; Consent to Service of Process ~~180~~181

Section 9.16 Confidentiality ~~181~~182

Section 9.17 Platform; Borrower Materials ~~181~~182

Section 9.18 Release of Liens and Guarantees ~~183~~184

Section 9.19 Judgment Currency ~~185~~186

Section 9.20 USA PATRIOT Act Notice Etc. ~~185~~186

Section 9.21 Affiliate Lenders ~~185~~186

Section 9.22 Agency of the Borrower for the Loan Parties ~~186~~187

Section 9.23 No Liability of the Issuing Banks ~~186~~187

Section 9.24 Acknowledgment and Consent to Bail-In of Affected Financial Institutions ~~187~~188

Section 9.25 Acknowledgement Regarding Any Supported QFCs. ~~187~~188

Section 9.26 Existing Credit Agreement; Effectiveness of Amendment, Restatement and Renewal ~~188~~189

Article X Guarantee ~~188~~189

Section 10.01 The Guarantee ~~188~~189

Section 10.02 Obligations Unconditional ~~189~~190

Section 10.03 Reinstatement ~~190~~191

Section 10.04 Subrogation; Subordination ~~190~~191

Section 10.05 Remedies ~~190~~191

Section 10.06 Instrument for Payment of Money ~~190~~191

Section 10.07 Continuing Guarantee ~~190~~191

Section 10.08 General Limitation on Guarantee Obligations ~~190~~192

Section 10.09 Right of Contribution ~~190~~192

Section 10.10 Keepwell ~~191~~192

Exhibits and Schedules

Exhibit A Form of Assignment and Acceptance

Exhibit B Form of Administrative Questionnaire

Exhibit D-1 Form of Borrowing Request

Exhibit D-2 Form of Swingline Borrowing Request

Exhibit E Form of Interest Election Request

Exhibit F Form of Permitted Loan Purchase Assignment and Acceptance

Exhibit G [Reserved]

Exhibit H Form of First Lien/Second Lien Intercreditor Agreement

Exhibit I-1 Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Not Treated as Partnerships for U.S. Federal Income Tax Purposes)

Exhibit I-2 Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Treated as Partnerships for U.S. Federal Income Tax Purposes)

Exhibit I-3 Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Not Treated as Partnerships for U.S. Federal Income Tax Purposes)

Exhibit I-4 Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Treated as Partnerships for U.S. Federal Income Tax Purposes)

Exhibit J Form of Intercompany Subordination Terms

Exhibit K Form of Mortgage

Schedule 1.01(A) [Reserved]

Schedule 1.01(B) [Reserved]

Schedule 1.01(C) [Reserved]

Schedule 1.01(D) Closing Date Unrestricted Subsidiaries

Schedule 1.01(E) Closing Date Mortgaged Properties

Schedule 2.01 Commitments

Schedule 3.01 Organization and Good Standing

Schedule 3.04 Governmental Approvals

Schedule 3.05 Financial Statements

Schedule 3.07(c) Notices of Condemnation

Schedule 3.08(a) Subsidiaries

Schedule 3.08(b) Subscriptions

Schedule 3.21 Insurance

Schedule 3.23 Intellectual Property

Schedule 5.12 Post-Closing Items

Schedule 6.01 Indebtedness

Schedule 6.02 Liens

Schedule 6.04 Investments

Schedule 9.01 Notice Information

v

AMENDED AND RESTATED CREDIT AGREEMENT, dated as of August 25, 2021, as amended by the Incremental Amendment and Joinder Agreement, dated as of June 9, 2022, as further amended by Amendment No. 1, dated as of June 12, 2023, as further amended by Amendment No. 2, dated as of January 22, 2024 ~~and~~, as further amended by Amendment No. 3, dated as of May 2, 2024 and as further amended by Amendment No. 4, dated as of August 23, 2024 (this “Agreement”), among UNITED PARKS ~~AND~~& RESORTS INC., a Delaware corporation (“Holdings”), SEAWORLD PARKS & ENTERTAINMENT, INC., a Delaware corporation (the “Borrower”), the Guarantors party hereto from time to time, the LENDERS party hereto from time to time, and JPMORGAN CHASE BANK, N.A., as Administrative Agent and Collateral Agent.

WHEREAS, Holdings is the direct parent of the Borrower;

WHEREAS, Holdings, the Borrower, the Lenders party thereto, the Administrative Agent and the other parties thereto entered into that certain Credit Agreement, dated as of December 1, 2009 (the “Original Closing Date”) (as amended by Amendment No. 1, dated as of February 17, 2011, as further amended by Amendment No. 2, dated as of April 15, 2011, as further amended by Amendment No. 3, dated as of March 30, 2012, as further amended by Amendment No. 4, effective as of April 24, 2013, as further amended by Amendment No. 5, dated as of May 14, 2013, as further amended by Amendment No. 6, dated as of August 9, 2013, as further amended by Amendment No. 7, dated as of March 30, 2015, as further amended by Amendment No. 8, dated as of March 31, 2017, as further amended by Amendment No. 9, dated as of October 31, 2018, as further amended by Amendment No. 10, dated as of March 10, 2020, as further amended by Amendment No. 11, dated as of April 19, 2020, as further amended by Amendment No. 12, dated as of July 29, 2020, and as further amended, restated, modified and supplemented from time to time prior to the date hereof, the “Existing Credit Agreement”);

WHEREAS, Holdings, the Borrower, the Subsidiary Guarantors, the Administrative Agent and the Lenders have agreed to amend, restate and renew the Existing Credit Agreement as provided in this Agreement;

NOW, THEREFORE, the Lenders and the Issuing Banks are willing to extend such credit to the Borrower on the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:

Article I

Definitions
Section 1.01
Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

“ABR” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1% and (c) the Adjusted Term SOFR Rate for a one month Interest Period as published two U.S. Government Securities Business Days prior to such day (or if such day is not a U.S. Government Securities Business Day, the immediately preceding U.S. Government Securities Business Day) plus 1%; provided that for the purpose of this definition, the Adjusted Term SOFR Rate for any day shall be based on the Term SOFR Reference Rate at approximately 5:00 a.m. Chicago time on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology). Any change in the ABR due to a change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate, respectively. If the ABR is being used as an alternate rate of interest pursuant to Section 2.14 (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 2.14(b)), then the ABR shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the ABR as determined pursuant to the foregoing would be less than (x) with respect to the Term B Loans or the Term B-2 Loans, 1.50%, such rate shall be deemed to be 1.50% for purposes of this Agreement and (y) with respect to the ~~Initial~~Tranche 1 Revolving Facility Loans, 1.00%, such rate shall be deemed to be 1.00% for purposes of this Agreement.

“ABR Borrowing” shall mean a Borrowing comprised of ABR Loans.

“ABR Loan” shall mean any ABR Term Loan, ABR Revolving Loan or Swingline Loan. All ABR Loans shall be denominated in Dollars.

“ABR Revolving Facility Borrowing” shall mean a Borrowing comprised of ABR Revolving Loans.

“ABR Revolving Loan” shall mean any Revolving Facility Loan bearing interest at a rate determined by reference to the ABR in accordance with the provisions of Article II.

“ABR Term Loan” shall mean any Term Loan bearing interest at a rate determined by reference to the ABR in accordance with the provisions of Article II.

“Additional Term B Lender” means JPMorgan Chase Bank, N.A.

“Additional Term B-2 Lender” means JPMorgan Chase Bank, N.A.

“Additional Term B-2 Commitment” means, with respect to the Additional Term B-2 Lender, its commitment to make a Term B-2 Loan on the Amendment No. 2 Effective Date in an amount equal to $91,115,869.38 (which amount represents $1,173 million minus the aggregate principal amount of Converted Term B-2 Loans on the Amendment No. 2 Effective Date).

“Adjusted EBITDA” shall mean, with respect to the Borrower and the Subsidiaries on a consolidated basis for any period, the Consolidated Net Income of the Borrower and the Subsidiaries for such period plus (a) the sum of (in each case without duplication and to the extent the respective amounts described in subclauses (i) through (xiii) of this clause (a) reduced such Consolidated Net Income (and were not excluded therefrom) for the respective period for which Adjusted EBITDA is being determined):

(i) Taxes based on income, profits or capital paid and any provision for such Taxes of the Borrower and the Subsidiaries for such period, including, without limitation, federal, state, local, provincial, franchise, foreign and similar taxes based on income, profits or capital and foreign withholding taxes (including penalties and interest related to such Taxes or arising from tax examinations) and the amount of any distributions made or reasonably expected to be made with respect to such period pursuant to Section 6.06(b)(iii) or Section 6.06(b)(v),

(ii) Interest Expense (and to the extent not included in Interest Expense, (x) all cash dividend payments (excluding items eliminated in consolidation) on any series of preferred stock or Disqualified Stock and (y) costs of surety bonds in connection with financing activities) of the Borrower and the Subsidiaries for such period, together with items excluded from the definition of “Interest Expense” pursuant to clause (a) thereof,

(iii) (a) depreciation and amortization expenses of the Borrower and the Subsidiaries for such period including the amortization of intangible assets, goodwill, deferred financing fees, original issue discount and Capitalized Software Expenditures, amortization of unrecognized prior service costs and actuarial gains and losses related to pensions (including any modifications) and other post-employment benefits and (b) the total amount of depreciation expense of the Borrower and the Subsidiaries with respect to assets of the Borrower and the Subsidiaries acquired under Capitalized Lease Obligations which is expensed as cost of goods sold and not included in depreciation and amortization expense under GAAP,

(iv) business optimization expenses and other restructuring charges or reserves (which, for the avoidance of doubt, shall include the effect of inventory and equipment optimization programs, facility, branch, office, business unit, data center, warehouse or distribution center closures, facility, branch, office, business unit, data center, warehouse or distribution center relocations or consolidations, retention, severance, expansion, systems design, implementation or establishment costs, contract acquisition or termination costs, future lease commitments, excess pension charges, any costs relating to the undertaking or implementation of strategic initiatives, cost savings initiatives, operating expense reductions and other operating improvements or synergies and business development charges) and Pre-Opening Expenses,

(v) any other non-cash charges; provided, that for purposes of this subclause (v) of this clause (a), any non-cash charges or losses shall be treated as cash charges or losses in any subsequent period during which cash disbursements attributable thereto are made (but excluding, for the avoidance of doubt, amortization of a prepaid cash item that was paid in a prior period),

(vi) the amount of management, consulting, monitoring, transaction, advisory and similar fees and related expenses paid to or on behalf of the Co-Investors or any other direct or indirect holder of Equity Interests of the Borrower (or, in each case, any accruals related to such fees and expenses) during such period not in contravention of this Agreement,

(vii) any expenses or charges (other than depreciation or amortization expense as described in the preceding subclause (iii)) related to any repurchase or issuance of Equity Interests or Indebtedness, Investment, acquisition (including any Permitted Business Acquisition), New Project, equipment optimization or curtailment programs, any growth capital expenditures or similar transactions, Disposition, recapitalization or the incurrence, modification, redemption, retirement or repayment of Indebtedness permitted to be incurred by this Agreement (including a refinancing thereof) (whether or not successful), including (x) such fees, expenses or charges related to the Senior Unsecured Notes, the First-Priority Senior Secured Notes and this Agreement (and, in each case, any Permitted Refinancing Indebtedness in respect thereof), (y) any amendment or other modification of the Obligations or other Indebtedness and (z) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Permitted Securitization Financing,

(viii) the amount of loss or discount in connection with a Permitted Securitization Financing, including amortization of loan origination costs and amortization of portfolio discounts,

(ix) any costs or expense incurred pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of the Borrower or a Subsidiary (other than contributions received from the Borrower or a Subsidiary) or net cash proceeds of an issuance of Equity Interests of the Borrower (other than Disqualified Stock),

(x) any earn-out obligation expense incurred in connection with the Transactions or any acquisition or other Investment,

(xi) the amount of any loss attributable to a New Project, until the date that is 12 months after the date of completing the construction, acquisition, assembling, remodeling, refurbishment, modernization, expansion, relocation or creation of such New Project, as the case may be; provided, that (A) such losses are reasonably identifiable and factually supportable and certified by a Responsible Officer of the Borrower and (B) losses attributable to such New Project after 12 months from the date of completing such construction, acquisition, assembling remodeling, refurbishment, modernization, expansion, relocation or creation, as the case may be, shall not be included in this subclause (xi),

(xii) with respect to any person referred to in clause (v) of the definition of “Consolidated Net Income” and solely to the extent relating to the Net Income of such person referred to in clause (v) of the definition of “Consolidated Net Income,” an amount equal to the proportion of those items described in clause (a) of this definition (other than this subclause (xii)) relating to such person corresponding to the Borrower’s and the Subsidiaries’ proportionate share of such person’s Consolidated Net Income (determined as if such person were a Subsidiary), and

(xiii) costs associated with Public Company Compliance;

minus (b) the sum of (without duplication and to the extent the amounts described in this clause (b) increased such Consolidated Net Income for the respective period for which Adjusted EBITDA is being determined) non-cash items increasing Consolidated Net Income of the Borrower and the Subsidiaries for such period (but excluding any such items (A) in respect of which cash was received in a prior period or will be received in a future period or (B) which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges that reduced Adjusted EBITDA in any prior period);

provided, that in determining Adjusted EBITDA for any period, any exclusion that adjusted the calculation of Consolidated Net Income that was calculated on an “after-tax” basis shall be deemed to have been calculated on a “pre-tax” basis.

“Adjusted Term SOFR Rate” shall mean, for any Interest Period, an interest rate per annum equal to ~~(a)~~ the Term SOFR Rate for such Interest Period~~, plus (b)(i) with respect to the Initial Revolving Loans, 0.11448% (11.448 basis points) for an Interest Period of one month’s duration, 0.26161% (26.161 basis points) for an Interest Period of three months’ duration and 0.42826% (42.826 basis points) for an Interest Period of six months’ duration and (ii) with respect to Term B Loans and Term B-2 Loans, 0.00%~~; provided that if the Adjusted Term SOFR Rate as so determined would be less than (x) with respect to Term B Loans and Term B-2 Loans, 0.50%, such rate shall be deemed to be 0.50% and (y) with respect to the ~~Initial~~Tranche 1 Revolving Facility Loans, 0%, such rate shall be deemed to be 0%.

“Adjustment Date” shall have the meaning assigned to such term in the definition of “Pricing Grid.”

“Administrative Agent” shall mean JPMorgan Chase Bank, N.A., in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent Fees” shall have the meaning assigned to such term in Section 2.12(c).

“Administrative Questionnaire” shall mean an Administrative Questionnaire in the form of Exhibit B or such other form supplied by the Administrative Agent.

“Affected Financial Institution” shall mean (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified.

“Affiliate Lender” shall have the meaning assigned to such term in Section 9.21(a).

“Agents” shall mean the Administrative Agent and the Collateral Agent.

“Agreement” shall have the meaning assigned to such term in the introductory paragraph of this Agreement, as may be amended, restated, supplemented or otherwise modified from time to time.

“Agreement Currency” shall have the meaning assigned to such term in Section 9.19.

“All-in Yield” shall mean, as to any Loans, the yield thereon payable to all Lenders providing such Loans in the primary syndication thereof, as reasonably determined by the Administrative Agent in consultation with the Borrower, whether in the form of interest rate, margin, original issue discount, up-front fees, rate floors or otherwise; provided, that original issue discount and up-front fees shall be equated to interest rate assuming a 4-year life to maturity (or, if less, the life of such Loans); and provided, further, that “All-in Yield” shall not include arrangement, commitment, underwriting, structuring, ticking or similar fees and customary consent fees for an amendment paid generally to consenting lenders.

“Amendment No. 1” shall mean Amendment No. 1 to this Agreement, dated as of June 12, 2023, by and between the Administrative Agent and the Borrower.

“Amendment No. 2” shall mean Amendment No. 2, dated as of January 22, 2024, to this Agreement.

“Amendment No. 2 Arrangers” shall mean JPMorgan Chase Bank, N.A., Goldman Sachs Bank USA, Deutsche Bank Securities Inc., Barclays Bank PLC, Citigroup Global Markets Inc., Citizens Bank, N.A. and Fifth Third Bank, National Association.

“Amendment No. 2 Effective Date” shall mean January 22, 2024.

“Amendment No. 3” shall mean Amendment No. 3, dated as of May 2, 2024, to this Agreement.

“Amendment No. 3 Arrangers” shall mean JPMorgan Chase Bank, N.A., Goldman Sachs Bank USA, Deutsche Bank Securities Inc., Barclays Bank PLC, Citigroup Global Markets Inc., Citizens Bank, N.A. and Fifth Third Bank, National Association.

“Amendment No. 3 Effective Date” shall mean May 2, 2024.

“Amendment No. 4” shall mean Amendment No. 4, dated as of August 23, 2024, to this Agreement.

“Amendment No. 4 Arrangers” shall mean JPMorgan Chase Bank, N.A., Citizens Bank, N.A., Deutsche Bank Securities Inc., Goldman Sachs Bank USA, Truist Securities, Inc., Fifth Third Bank, National Association, Capital One, N.A., Morgan Stanley Senior Funding, Inc. and Barclays Bank PLC.

“Amendment No. 4 Effective Date” shall mean August 23, 2024.

“Anti-Corruption Laws” shall have the meaning assigned to such term in Section 3.26(a).

“Applicable Commitment Fee” shall mean for any day (i) with respect to any Revolving Facility Commitments relating to ~~Initial~~Tranche 1 Revolving Facility Loans, ~~0.50~~0.20% per annum; or (ii) with respect to any Other Revolving Facility Commitments, the “Applicable Commitment Fee” set forth in the applicable Incremental Assumption Agreement.

“Applicable Date” shall have the meaning assigned to such term in Section 9.08(f).

“Applicable Margin” shall mean for any day (i) with respect to any Term B Loan, 3.00% per annum in the case of any Term Benchmark Loan and 2.00% per annum in the case of any ABR Loan; (ii) with respect to any Term B-2 Loan, 2.50% per annum in the case of any Term Benchmark Loan and 1.50% per annum in the case of any ABR Loan; (iii) with respect to any ~~Initial~~Tranche 1 Revolving Facility Loan, ~~2.75~~2.25% per annum in the case of any Term Benchmark Loan and ~~1.75~~1.25% per annum in the case of any ABR Loan; provided, however, that on and after the first Adjustment Date occurring after delivery of the financial statements and certificates required by Section 5.04 upon the completion of one full fiscal quarter of the Borrower after the ~~Closing~~Amendment No. 4 Effective Date, the “Applicable Margin” with respect to ~~an Initial~~a Tranche 1 Revolving Facility Loan~~,~~ will be determined pursuant to the Pricing Grid; and (iv) with respect to any Other Term Loan or Other Revolving Loan, the “Applicable Margin” set forth in the Incremental Assumption Agreement relating thereto.

“Applicable Period” shall mean an Excess Cash Flow Period.

“Approved Electronic Platform” shall have the meaning assigned to such term in Section 9.17(a).

“Approved Fund” shall have the meaning assigned to such term in Section 9.04(b)(ii).

“Arrangers” shall mean, collectively, JPMorgan Chase Bank, N.A., Goldman Sachs Bank USA, Deutsche Bank Securities Inc., Barclays Bank PLC, Citigroup Global Markets Inc., Citizens Bank, N.A., Fifth Third Bank, National Association, the Amendment No. 2 Arrangers ~~and~~, the Amendment No. 3 Arrangers and the Amendment No. 4 Arrangers.

“Asset Sale” shall mean any loss, damage, destruction or condemnation of, or any Disposition (including any sale and leaseback of assets and any mortgage or lease of Real Property) to any person of, any asset or assets of the Borrower or any Subsidiary.

“Assignee” shall have the meaning assigned to such term in Section 9.04(b)(i).

“Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender and an Assignee, and accepted by the Administrative Agent and the Borrower (if required by Section 9.04), in the form of Exhibit A or such other form (including electronic documentation generated by use of an electronic platform) as shall be approved by the Administrative Agent and reasonably satisfactory to the Borrower.

“Assignor” shall have the meaning assigned to such term in Section 9.04(i).

“Availability Period” shall mean, with respect to any Class of Revolving Facility Commitments, the period from and including the Closing Date (or, if later, the effective date for such Class of Revolving Facility Commitments) to but excluding the earlier of the Revolving Facility Maturity Date for such Class and, in the case of each of the Revolving Facility Loans, Revolving Facility Borrowings, Swingline Loans, Swingline Borrowings and Letters of Credit, the date of termination of the Revolving Facility Commitments of such Class.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.14(f).

“Available Unused Commitment” shall mean, with respect to a Revolving Facility Lender under any Class of Revolving Facility Commitments at any time, an amount equal to the amount by which (a) the applicable Revolving Facility Commitment of such Revolving Facility Lender at such time exceeds (b) the applicable Revolving Facility Credit Exposure of such Revolving Facility Lender at such time.

“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” shall mean, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Benchmark” means, initially, the Term SOFR Rate; provided that if a Benchmark Transition Event, and the related Benchmark Replacement Date have occurred with respect to the Term SOFR Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.14(b) or (c).

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

(1) the sum of: (a) Daily Simple SOFR and (b) 0.11448% (11.448 basis points);

(2) the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for Dollar-denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment.

If the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar denominated syndicated credit facilities at such time.

“Benchmark Replacement Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “ABR”, the definition of “Business Day”, the definition of “U.S. Government Securities Business Day”, the definition of “Interest Period”, timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event”, the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event”, the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the CME Term SOFR Administrator, the NYFRB, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clause (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14 and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14.

“Beneficial Ownership Certification” shall mean a certification regarding beneficial ownership of the Borrower as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” shall mean 31 C.F.R. § 1010.230.

“Benefit Plan” shall mean any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan.”

“BHC Act Affiliate” of a party shall mean an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. § 1841(k)) of such party.

“Board of Directors” shall mean, as to any person, the board of directors or other governing body of such person, or if such person is owned or managed by a single entity, the board of directors or other governing body of such entity.

“Borrower” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Borrowing” shall mean a group of Loans of a single Type under a single Facility, and made on a single date and, in the case of Term Benchmark Loans, as to which a single Interest Period is in effect.

“Borrowing Minimum” shall mean (a) in the case of Term Benchmark Loans, $1,000,000, (b) in the case of ABR Loans, $1,000,000 and (c) in the case of Swingline Loans, $500,000.

“Borrowing Multiple” shall mean (a) in the case of Term Benchmark Loans, $500,000, (b) in the case of ABR Loans, $250,000 and (c) in the case of Swingline Loans, $100,000.

“Borrowing Request” shall mean a request by the Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit D-1 or another form approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent).

“Budget” shall have the meaning assigned to such term in Section 5.04(e).

“Business Day” shall mean any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided, that in relation to Loans referencing the Adjusted Term SOFR Rate and any interest rate settings, fundings, disbursements, settlements or payments of any such Loans referencing the Adjusted Term SOFR Rate or any other dealings of such Loans referencing the Adjusted Term SOFR Rate, “Business Day” shall mean any such day that is a U.S. Government Securities Business Day.

“Capital Expenditures” shall mean, for any person in respect of any period, (a) the aggregate of all expenditures incurred by such person during such period that, in accordance with GAAP, are or should be included in “additions to property, plant or equipment” or similar items reflected in the statement of cash flows of such person, (b) other deferred charges included in Capital Expenditures reflected in the consolidated balance sheet of such person, (c) the value of all assets under Capital Lease Obligations incurred during such period (other than as a result of purchase accounting) and (d) Capitalized Software Expenditures.

“Capitalized Lease Obligations” shall mean, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease or a finance lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP; provided that obligations of the Borrower or its Subsidiaries, or of a special purpose or other entity not consolidated with the Borrower and its Subsidiaries, either existing on the Closing Date or created thereafter that (a) initially were not included on the consolidated balance sheet of the Borrower and its Subsidiaries as capital lease obligations or finance lease obligations and were subsequently recharacterized as capital lease obligations or finance lease obligations or, in the case of such a special purpose or other entity becoming consolidated with the Borrower and its Subsidiaries were required to be characterized as capital lease obligations or finance lease obligations upon such consolidation, in either case, due to a change in accounting treatment or otherwise, or (b) did not exist on the Closing Date and were required to be characterized as capital lease obligations or finance lease obligations but would not have been required to be treated as capital lease obligations or finance lease obligations on the Closing Date had they existed at that time, shall for all purposes not be treated as Capitalized Lease Obligations or Indebtedness.

“Capitalized Software Expenditures” shall mean, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by a person during such period in respect of licensed or purchased software or internally developed software and software enhancements that, in accordance with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of such person and its subsidiaries.

“Cash Collateralize” shall mean to pledge and deposit with or deliver to the Collateral Agent, for the benefit of one or more of the Issuing Banks or Lenders, as collateral for Revolving L/C Exposure or obligations of the Lenders to fund participations in respect of Revolving L/C Exposure, cash or deposit account balances or, if the Administrative Agent and each applicable Issuing Bank shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and each applicable Issuing Bank. “Cash Collateral” and “Cash Collateralization” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Interest Expense” shall mean, with respect to the Borrower and the Subsidiaries on a consolidated basis for any period, Interest Expense for such period to the extent such amounts are paid in cash for such period, excluding, without duplication, in any event (a) pay-in-kind Interest Expense or other non-cash Interest Expense (including as a result of the effects of purchase accounting), (b) to the extent included in Interest Expense, the amortization or write-off of any financing fees, discounts or premiums paid by, or on behalf of, the Borrower or any Subsidiary, including such fees paid in connection with the Transactions or upon entering into a Permitted Securitization Financing, and (c) the amortization of debt discounts, if any, or fees in respect of Hedging Agreements; provided, that Cash Interest Expense shall exclude any one time financing fees, including those paid in connection with the Transactions or upon entering into a Permitted Securitization Financing or any amendment of this Agreement.

“Cash Management Agreement” shall mean any agreement to provide to Holdings, the Borrower or any Subsidiary cash management services for collections, treasury management services (including controlled disbursement, overdraft, automated clearing house fund transfer services, return items and interstate depository network services), any demand deposit, payroll, trust or operating account relationships, commercial credit cards, merchant card, purchase or debit cards, non-card e-payables services, and other cash management services, including electronic funds transfer services, lockbox services, stop payment services and wire transfer services.

“Cash Management Bank” shall mean any person that, at the time it enters into a Cash Management Agreement (or on the Closing Date in the case of any Cash Management Agreement in effect on the Closing Date), is an Agent, an Arranger, a Lender or an Affiliate of any such person, in each case, in its capacity as a party to such Cash Management Agreement. For the avoidance of doubt, any Cash Management Bank shall continue to be a Cash Management Bank with respect to the applicable Cash Management Agreement even if it ceases to be an Agent, Arranger, Lender or Affiliate thereof after the Closing Date or the date it entered into a Cash Management Agreement, as applicable.

“CFC” shall mean a “controlled foreign corporation” within the meaning of Section 957(a) of the Code.

A “Change in Control” shall be deemed to occur if:

(a) any person, entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act, but excluding any employee benefit plan of such person, entity or “group” and its subsidiaries and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), other than the Permitted Holders, in a single transaction or in a related series of transactions, shall at any time have acquired direct or indirect beneficial ownership (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act) of voting power of the outstanding Voting Stock of the Borrower having more than 50.1% of the ordinary voting power for the election of directors of the Borrower (provided, that, for purposes of this determination, to the extent any person, entity or “group” includes both Permitted Holders and non-Permitted Holders (any such person, entity or “group”, the “Subject Group”) is a Subject Group, and the Subject Group does not itself constitute a Permitted Holder, then the outstanding Voting Stock of the Borrower directly or indirectly beneficially owned by such Permitted Holders in such Subject Group shall not be treated as being beneficially owned by such Subject Group), unless, in the case of either clause (i) or clause (ii) of this clause (a), the Permitted Holders have, at such time, the right or the ability by voting power, contract or otherwise to elect or designate for election at least a majority of the members of the Board of Directors of the Borrower; or

(b) a “Change of Control” (as defined in (i) the Senior Unsecured Notes Indenture, (ii) the First-Priority Senior Secured Notes Indenture, (iii) any indenture or credit agreement in respect of Permitted Refinancing Indebtedness with respect to the Senior Unsecured Notes or First-Priority Senior Secured Notes constituting Material Indebtedness or (iv) any indenture or credit agreement in respect of any Junior Financing constituting Material Indebtedness) shall have occurred; or

(c) Holdings shall fail to beneficially own, directly or indirectly, 100% of the issued and outstanding Equity Interests of the Borrower.

In addition, notwithstanding the foregoing, (1) a transaction in which the Borrower or a Parent Entity becomes a direct or indirect subsidiary of another person (such person, the “New Parent”) shall not constitute a Change in Control if (a) the equityholders of the Borrower or such Parent Entity immediately prior to such transaction beneficially own, directly or indirectly through one or more intermediaries, at least a majority of the total voting power of the Voting Stock of the Borrower or such New Parent immediately following the consummation of such transaction, substantially in proportion to their holdings of the equity of the Borrower or such Parent Entity prior to such transaction or (b) immediately following the consummation of such transaction, no person, other than a Permitted Holder, the New Parent or any subsidiary of the New Parent, beneficially owns, directly or indirectly through one or more intermediaries, more than 50% of the voting power of the Voting Stock of the Borrower or the New Parent and (2) a person or group shall not be deemed to have beneficial ownership of Equity Interests subject to a stock purchase agreement, merger agreement or similar agreement (or voting or option agreement related thereto) prior to the consummation of the transactions contemplated by such agreement.

“Change in Law” shall mean (a) the adoption of any law, rule or regulation after the Closing Date, (b) any change in law, treaty, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Closing Date or (c) compliance by any Lender (or, for purposes of Section 2.15(b), by any Lending Office of such Lender or by such Lender’s holding company, if any) with any written request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Closing Date; provided, however, that notwithstanding anything herein to the contrary, (x) all requests, rules, guidelines or directives under or issued in connection with the Dodd‑Frank Wall Street Reform and Consumer Protection Act, all interpretations and applications thereof and any compliance by a Lender with any request or directive relating thereto and (y) all requests, rules, guidelines or directives promulgated under or in connection with, all interpretations and applications of, or any compliance by a Lender with any request or directive relating to International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States of America or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case under clauses (x) and (y) be deemed to be a “Change in Law” but only to the extent a Lender is imposing applicable increased costs or costs in connection with capital adequacy requirements similar to those described in clauses (a) and (b) of Section 2.15 generally on other borrowers of loans under United States of America cash flow term loan credit facilities.

“Charges” shall have the meaning assigned to such term in Section 9.09.

“Class” shall mean, (a) when used in respect of any Loan or Borrowing, whether such Loan or the Loans comprising such Borrowing are Term B Loans, Term B-2 Loans, Incremental Term B-2 Loans, Other Term Loans, ~~Initial~~Tranche 1 Revolving Facility Loans, Extended Revolving Loans or Other Revolving Loans; and (b) when used in respect of any Commitment, whether such Commitment is in respect of a commitment to make Term B Loans, Term B-2 Loans, Incremental Term B-2 Loans, Other Term Loans, ~~Initial~~Tranche 1 Revolving Facility Loans, Extended Revolving Loans or Other Revolving Loans. Other Term Loans, Extended Revolving Loans or Other Revolving Loans that have different terms and conditions (together with the Commitments in respect thereof) from the Term B Loans, the Term B-2 Loans, the Incremental Term B-2 Loans or the ~~Initial~~Tranche 1 Revolving Facility Loans, respectively, or from other Other Term Loans or other Extended Revolving Loans or other Other Revolving Loans, as applicable, shall each be construed to be in separate and distinct Classes. For the avoidance of doubt, the Term B-2 Loans and the Incremental Term B-2 Loans shall constitute one Class of Loans.

“Class Loans” shall have the meaning assigned to such term in Section 9.08(f).

“Closing Date” shall mean August 25, 2021.

“Closing Date Mortgaged Properties” shall mean the Material Real Properties identified on Schedule 1.01(E) hereto on the Closing Date.

“Closing Date Refinancing” shall mean (a) the repayment in full of, and the termination of all obligations and commitments under, the Existing Credit Agreement and (b) the redemption and repayment in full, and discharge of, the Second-Priority Senior Secured Notes (including the release of all liens and security interests related to the Second-Priority Senior Secured Indenture) (in each case, other than contingent indemnification, expense reimbursement claims or other contingent obligations not then due and payable).

“CME Term SOFR Administrator” shall mean CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).

“Co-Investors” shall mean (a) the Investors, (b) the Management Group, (c) any Related Person of any of the foregoing and (d) their respective Affiliates (excluding any portfolio company thereof).

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Collateral” shall mean all the “Collateral” as defined in any Collateral Document and shall also include the Mortgaged Properties and all other property that is subject to any Lien in favor of the Administrative Agent, the Collateral Agent or any Subagent for the benefit of the Secured Parties pursuant to any Collateral Document.

“Collateral Agent” shall mean JPMorgan, in its capacity as collateral agent or pledgee in its own name under of the of the Loan Documents, or any successor collateral agent.

“Collateral Agreement” shall mean the Amended and Restated Security Agreement, dated as of the Closing Date, as may be amended, restated, supplemented or otherwise modified from time to time, among the Borrower, each Subsidiary Guarantor and the Collateral Agent.

“Collateral and Guarantee Requirement” shall mean the requirement that (in each case subject to Sections 5.10(c), (d), (e) and (g) and Schedule 5.12):

(a) on the Closing Date, the Collateral Agent shall have received (i) from the Borrower and each Subsidiary Guarantor, a counterpart of the Collateral Agreement and (ii) from Holdings, a counterpart of the Holdings Pledge Agreement, in each case duly executed and delivered on behalf of such person;

(b) on the Closing Date, (i)(x) all outstanding Equity Interests of the Borrower and all other outstanding Equity Interests, in each case, directly owned by the Borrower or any Subsidiary Guarantor, other than Excluded Assets, and (y) all Indebtedness owing to the Borrower or any Subsidiary Guarantor, other than Excluded Assets, shall have been pledged pursuant to the Collateral Agreement or the Holdings Pledge Agreement, as applicable, and (ii) the Collateral Agent shall have received certificates or other instruments (if any) representing such Equity Interests and any notes or other instruments required to be delivered pursuant to the applicable Collateral Documents, together with stock powers, note powers or other instruments of transfer (if any) with respect thereto endorsed in blank;

(c) in the case of any person that becomes a Subsidiary Guarantor after the Closing Date, the Collateral Agent shall have received (i) a counterpart to this Agreement, (ii) a supplement to the Collateral Agreement and (iii) counterparts to the other Collateral Documents, if applicable, in the form specified therefor or otherwise reasonably acceptable to the Administrative Agent, in each case, duly executed and delivered on behalf of such Subsidiary Guarantor;

(d) after the Closing Date, (x) all outstanding Equity Interests of any person that becomes a Subsidiary Guarantor after the Closing Date and (y) subject to Section 5.10(g), all Equity Interests directly acquired by the Borrower or a Subsidiary Guarantor (and any Equity Interests of the Borrower directly acquired by Holdings) after the Closing Date, other than Excluded Assets, shall have been pledged pursuant to the Collateral Agreement (or the Holdings Pledge Agreement, as applicable), and the Collateral Agent shall have received certificates or other instruments (if any) representing such Equity Interests, together with stock powers or other instruments of transfer (if any) with respect thereto endorsed in blank;

(e) except as otherwise contemplated by this Agreement or any Collateral Document, all documents and instruments, including Uniform Commercial Code financing statements, and filings with the United States Copyright Office and the United States Patent and Trademark Office, and all other actions reasonably requested by the Administrative Agent (including those required by applicable Requirements of Law) to be delivered, filed, registered or recorded to create the Liens intended to be created by the Collateral Documents (in each case, including any supplements thereto) and perfect such Liens to the extent required by, and with the priority required by, the Collateral Documents, shall have been delivered to the Collateral Agent or, if applicable, the Collateral Agent’s title insurer, for filing, registration or the recording concurrently with, or promptly following, the execution and delivery of each such Collateral Document;

(f) within the time periods set forth in Section 5.10 with respect to Mortgaged Properties encumbered pursuant to Section 5.10, the Collateral Agent shall have received (to the extent not received prior to the date hereof) (i) counterparts of each Mortgage to be entered into with respect to each such Mortgaged Property duly executed and delivered by the record owner of such Mortgaged Property and suitable for recording or filing in all filing or recording offices that the Administrative Agent may reasonably deem necessary or desirable in order to create a valid and enforceable Lien subject to no other Liens except Permitted Liens, at the time of recordation thereof, (ii) with respect to the Mortgage encumbering each such Mortgaged Property, opinions of counsel regarding the enforceability, due authorization, execution and delivery of the Mortgages and such other matters customarily covered in real estate counsel opinions as the Administrative

Agent may reasonably request, in form and substance reasonably acceptable to the Administrative Agent and (iii) with respect to each such Mortgaged Property, the Flood Documentation;

(g) within the time periods set forth in Section 5.10 with respect to Mortgaged Properties encumbered pursuant to Section 5.10, the Collateral Agent shall have received (to the extent not received prior to the date hereof) (i) a policy or policies or marked up unconditional binder of title insurance with respect to each such Mortgaged Property located in the United States of America, or a date-down and modification endorsement, if available, in an amount reasonably acceptable to the Administrative Agent with respect to such Mortgaged Property (not to exceed the fair market value of the applicable Mortgaged Property, as determined in good faith by the Borrower), paid for by the Borrower, issued by a nationally recognized title insurance company, insuring the Lien of each Mortgage as a valid Lien on the Mortgaged Property described therein, free of any other Liens except Permitted Liens, together with such customary endorsements, coinsurance and reinsurance as the Administrative Agent may reasonably request and which are available at commercially reasonable rates in the jurisdiction where the applicable Mortgaged Property is located, (ii) a survey or “express map” (or other aerial map) of each Mortgaged Property (including all improvements, easements and other customary matters thereon reasonably required by the Administrative Agent), as applicable, for which all necessary fees (where applicable) have been paid with respect to each such Mortgaged Property located in the United States of America, which is (A) in the case of a survey, complying in all material respects with the minimum detail requirements of the American Land Title Association and American Congress of Surveying and Mapping as such requirements are in effect on the date of preparation of such survey and (B) in each case, sufficient for such title insurance company to remove all standard survey exceptions from the title insurance policy relating to such Mortgaged Property and issue the customary survey related endorsements or otherwise reasonably acceptable to the Administrative Agent and (iii) appraisals with respect to each such Mortgaged Property complying in all material respects with FIRREA and USPAP, in each case, to the extent required by applicable law;

(h) the Collateral Agent shall have received evidence of the insurance required by the terms of Section 5.02 hereof; and

(i) after the Closing Date, the Collateral Agent shall have received (i) such other Collateral Documents as may be required to be delivered pursuant to Section 5.10 or the Collateral Agreement, and (ii) upon reasonable request by the Administrative Agent, evidence of compliance with any other requirements of Section 5.10.

“Collateral Documents” shall mean the Mortgages, the Collateral Agreement, the Holdings Pledge Agreement, the Notices of Grant of Security Interest in Intellectual Property (as defined in the Collateral Agreement), and each of the security agreements, pledge agreements and other instruments and documents executed and delivered pursuant to any of the foregoing or pursuant to Section 5.10.

“Commitment Fee” shall have the meaning assigned to such term in Section 2.12(a).

“Commitments” shall mean (a) with respect to any Lender, such Lender’s Revolving Facility Commitment and Term Facility Commitment and (b) with respect to any Swingline Lender, its Swingline Commitment (it being understood that a Swingline Commitment does not increase the applicable Swingline Lender’s Revolving Facility Commitment).

“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent, any Lender or any L/C Issuer by means of electronic communications pursuant to Section 9.01, including through an Approved Electronic Platform.

“Conduit Lender” shall mean any special purpose corporation organized and administered by any Lender for the purpose of making Loans otherwise required to be made by such Lender and designated by such Lender in a written instrument; provided, that the designation by any Lender of a Conduit Lender shall not relieve the designating Lender of any of its obligations to fund a Loan under this Agreement if, for any reason, its Conduit Lender fails to fund any such Loan, and the designating Lender (and not the Conduit Lender) shall have the sole right and responsibility to deliver all consents and waivers required or requested under this Agreement with respect to its Conduit Lender; provided, further, that no Conduit Lender shall (a) be entitled to receive any greater amount pursuant to Sections 2.15, 2.16, 2.17 or 9.05 than the designating Lender would have been entitled to receive in respect of the extensions of credit made by such Conduit Lender unless the designation of such Conduit Lender is made with the prior written consent of the Borrower (not to be unreasonably withheld, conditioned or delayed), which consent shall specify that it is being made pursuant to the proviso in the definition of “Conduit Lender” and provided that the designating Lender provides such information as the Borrower reasonably requests in order for the Borrower to determine whether to provide its consent or (b) be deemed to have any Commitment.

“Consenting Term B Lender” means each Term B-5 Lender that has returned an executed counterpart to the Restatement Agreement to the Administrative Agent prior to the Closing Date.

“Consolidated Debt” at any date shall mean the sum of (without duplication) all Indebtedness (other than letters of credit or bank guarantees, to the extent undrawn) consisting of Indebtedness for borrowed money and Disqualified Stock of the Borrower and the Subsidiaries determined on a consolidated basis on such date in accordance with GAAP.

“Consolidated Net Income” shall mean, with respect to any person for any period, the aggregate of the Net Income of such person and its subsidiaries for such period, on a consolidated basis; provided, however, that, without duplication,

(i) any net after-tax extraordinary, exceptional, nonrecurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses or charges, any severance expenses, relocation expenses, restructuring expenses, curtailments or modifications to pension and post-retirement employee benefit plans, excess pension charges, any expenses related to any equipment optimization or curtailment programs or any reconstruction, decommissioning recommissioning, repositioning or reconfiguration of assets, fees, expenses, costs or charges relating to unused facility, data center, warehouse or distribution center space, entry into new markets or distribution channels, contract acquisitions or terminations, closing costs, rebranding costs, acquisition integration costs, relocation costs and expenses, costs for discontinued operations (including rent termination costs), opening costs, project start-up costs, recruiting costs, signing, retention or completion bonuses, consulting, litigation and arbitration costs, charges, fees and expenses (including settlements), expenses, costs, fees or charges related to any repurchase or issuance of Equity Interests of any Subsidiary, Holdings or a parent entity of Holdings or debt securities of any Subsidiary, Holdings or any parent entity of Holdings, Investment, acquisition, merger, consolidation, amalgamation, disposition, recapitalization or Incurrence, issuance, repayment, redemption, retirement, repurchase, refinancing, amendment or modification of Indebtedness (in each case, whether or not successful) or any growth capital expenditures or similar transactions, and any fees, expenses, charges or change in control payments related to the Transactions

(including any costs relating to auditing prior periods, any transition-related expenses, and transaction expenses incurred before, on or after the Closing Date), in each case, shall be excluded;

(ii) effects of purchase accounting adjustments (including the effects of such adjustments pushed down to such person and such Subsidiaries and including, without limitation, the effects of adjustments to (A) deferred rent, (B) Capitalized Lease Obligations or other obligations or deferrals attributable to capital spending funds with suppliers or (C) any other deferrals of revenue) in amounts required or permitted by GAAP, resulting from the application of purchase accounting or the amortization, write-off or write-down of any amounts thereof, net of taxes, shall be excluded;

(iii) the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period;

(iv) any net after-tax income or loss from disposed, abandoned, transferred, closed or discontinued operations, facilities, data centers, distribution centers, warehouses or fixed assets and any net after-tax gains or losses on disposal of disposed, abandoned, transferred, closed or discontinued operations, facilities, data centers, distribution centers, warehouses or fixed assets shall be excluded;

(v) any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to business dispositions or asset dispositions other than in the ordinary course of business (as determined in good faith by management of Holdings) shall be excluded;

(vi) any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to the early extinguishment or buy-back of indebtedness, Swap Obligations or other derivative instruments shall be excluded;

(vii) (A) the Net Income for such period of any person that is an Unrestricted Subsidiary shall be included only to the extent of the amount of dividends or distributions or other payments paid in cash (or to the extent converted into cash) to the referent person or a Subsidiary thereof (other than an Unrestricted Subsidiary of such referent person) in respect of such period (to the extent representing a dividend, distribution or other payment of such Unrestricted Subsidiary’s Net Income), (B) the Net Income for such period of any person that is not a Subsidiary of such person, or that is accounted for by the equity method of accounting, shall be included to the extent of the amount of such Net Income of such person multiplied by such referent person’s or its Subsidiary’s percentage ownership of the economic interests in such person and (C) the Net Income for such period shall include any dividend, distribution or other payment in cash (or to the extent converted into cash) received by the referent person or a Subsidiary thereof (other than an Unrestricted Subsidiary of such referent person) from any person in excess of, but without duplication of, any amounts included in subclause (A) or (B) (in the case of an Unrestricted Subsidiary, to the extent representing a dividend, distribution or other payment of its Net Income);

(viii) solely for the purpose of determining the amount available for Restricted Payments under clause (1) of the definition of “Cumulative Credit,” the Net Income for such period of any Subsidiary (other than the Borrower or any Subsidiary Guarantor) shall be excluded to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders, unless such restrictions with respect to the payment of dividends or similar distributions have been legally waived; provided that the Consolidated Net

Income of such person shall be increased by the amount of dividends or other distributions or other payments actually paid in cash (or converted into cash) by any such Subsidiary to such person, to the extent not already included therein;

(ix) an amount equal to the amount of Tax Distributions actually made to any parent or equity holder of such person in respect of such period in accordance with Section 6.06(b) shall be included as though such amounts had been paid as income taxes directly by such person for such period;

(x) any impairment charges or asset write-offs or write-downs, in each case pursuant to GAAP, and the amortization of intangibles and other fair value adjustments arising pursuant to GAAP shall be excluded;

(xi) any non-cash expense realized or resulting from management equity plans, stock option plans, employee benefit plans or post-employment benefit plans, or grants or sales of stock, stock appreciation or similar rights, stock options, restricted stock, preferred stock or other rights (including any repricing, amendment, modification, substitution or change thereof) shall be excluded;

(xii) any (a) non-cash compensation charges, (b) costs and expenses related to employment of terminated employees, or (c) costs or expenses realized in connection with or resulting from stock appreciation or similar rights, stock options or other rights of officers, directors and employees, in each case of such person or any Subsidiary, shall be excluded;

(xiii) accruals and reserves that are established or adjusted in connection with the Transactions or within 12 months after the Closing Date or the closing of any disposition, acquisition or investment and that are so required to be established or adjusted in accordance with GAAP or as a result of adoption or modification of accounting policies shall be excluded;

(xiv) deferred income tax expense shall be excluded;

(xv) any currency translation gains and losses related to currency remeasurements of Indebtedness, and any net loss or gain resulting from hedging transactions for currency exchange risk, shall be excluded;

(xvi) (a) any charges to the extent that a corresponding amount is received in cash under any agreement providing for reimbursement of such expense, (b) any charges with respect to any liability or casualty event, business interruption or product recall to the extent covered by one or more third parties pursuant to indemnification or reimbursement provisions or similar agreements or insurance and actually reimbursed, or, so long as such person has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the third party or insurer and only to the extent that such amount is (x) not denied by the applicable third party or insurance carrier in writing within 270 days and (y) in fact reimbursed within 365 days following the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within such 365 days), costs and expenses with respect to liability or casualty events or business interruption or product recall shall be excluded and (c) amounts estimated in good faith to be received from insurance in respect of lost revenues or earnings in respect of liability or casualty events or business interruption or product recall shall be included (with a deduction for amounts actually received up to such estimated amount to the extent included in Net Income in a future period);

(xvii) Capitalized Software Expenditures and software development costs shall be excluded;

(xviii) non-cash charges for deferred tax asset valuation allowances shall be excluded;

(xix) non-cash gains, losses, income and expenses resulting from fair value accounting required under GAAP and related interpretations shall be excluded;

(xx) any other costs, expenses or charges resulting from facility, branch, office or business unit closures or sales, including income (or losses) from such closures or sales, shall be excluded;

(xxi) any deductions attributable to non-controlling interests or minority interests shall be excluded; and

(xxii) any gain, loss, income, expense or charge resulting from the application of any LIFO shall be excluded.

Notwithstanding the foregoing, for the purpose of Section 6.06 only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries or Subsidiaries to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under Section 6.06 pursuant to clauses (g) and (h) of the definition of “Cumulative Credit.”

“Continuing Letter of Credit” shall have the meaning assigned to such term in Section 2.05(k).

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and “Controlling” and “Controlled” shall have meanings correlative thereto.

“Converted Term B-2 Loans” means each Term B Loan held by a Converting Term B Lender on the Amendment No. 2 Effective Date immediately prior to the effectiveness of Amendment No. 2; provided that the amount of such Converting Term B Lender’s Converted Term B-2 Loan may be such lesser amount as provided in Amendment No. 2.

“Converted Term B-5 Loans” means, as to any Consenting Term B Lender, the entire aggregate principal amount of such Consenting Term B Lender’s Term B-5 Loan outstanding on the Closing Date (or, if less, the amount notified to such Lender by the Administrative Agent prior to the Closing Date).

“Converting Term B Lender” means each Person that was a Term B Lender immediately prior to the Amendment No. 2 Effective Date and provided the Administrative Agent with a counterpart to Amendment No. 2 executed by such Lender within the time period specified by the Administrative Agent.

“Corporate Parent” shall have the meaning assigned to such term in Section 6.06(b)(v).

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Covered Entity” shall mean any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” shall have the meaning assigned to such term in Section 9.25.

“Credit Event” shall have the meaning assigned to such term in Article IV.

“Cumulative Credit” shall mean, at any date, an amount, not less than zero in the aggregate, determined on a cumulative basis equal to, without duplication:

(a) $400,000,000, plus

(b) an amount, not less than zero in the aggregate, equal to 50% of Consolidated Net Income of the Borrower for the period (taken as one accounting period) from July 1, 2020 to the end of the Borrower’s most recently ended fiscal, plus

(c) the aggregate amount of proceeds received after the Closing Date and prior to such time that would have constituted Net Proceeds pursuant to clause (a) of the definition thereof, except for the operation of clause (x), (y) or (z) of the second proviso thereof, plus

(d) the aggregate amount of any Declined Proceeds, plus

(e) (i) the cumulative amount of proceeds (including cash and the fair market value (as determined in good faith by the Borrower) of property other than cash) from the sale of Equity Interests of the Borrower, Holdings or any Parent Entity after the Closing Date and on or prior to such time (including upon exercise of warrants or options), which proceeds have been received by the Borrower or contributed as common equity to the capital of the Borrower, and (ii) the aggregate amount of common Equity Interests of the Borrower, Holdings or any Parent Entity issued upon conversion of Indebtedness (other than Indebtedness that is contractually subordinated to the Loan Obligations in right of payment) of the Borrower or any Subsidiary owed to a person other than the Borrower or a Subsidiary; provided, that this clause (e) shall exclude Permitted Cure Securities, sales of Equity Interests financed as contemplated by Section 6.04(e) or used as described in clause (ix) of the definition of “Adjusted EBITDA”, any amount used to incur Indebtedness under Section 6.01(l) and any amounts used to finance the payments or distributions in respect of any Junior Financing, plus

(f) 100% of the aggregate amount of contributions as common equity to the capital of the Borrower received in cash (and the fair market value (as determined in good faith by the Borrower) of property other than cash) and, without duplication, the aggregate amount of cash (and the fair market value (as determined in good faith by the Borrower) of property other than cash) that becomes part of the capital of the Borrower through amalgamation, consolidation or merger in exchange for the issuance of Equity Interests of the Borrower, Holdings or any Parent Entity, in each case, after the Closing Date (subject to the same exclusions as are applicable to clause (e) above), plus

(g) 100% of the aggregate principal amount of any Indebtedness (including the liquidation preference or maximum fixed repurchase price, as the case may be, of any Disqualified Stock) of the Borrower or any Subsidiary thereof (other than Indebtedness issued to a Subsidiary), which has been cancelled, retired or extinguished without consideration from the Borrower or any Subsidiary or converted into or exchanged for Equity Interests (other than Disqualified Stock) in the Borrower, Holdings or any Parent Entity, in each case, after the Closing Date, plus

(h) 100% of the aggregate amount received by the Borrower or any Subsidiary in cash (and the fair market value (as determined in good faith by the Borrower) of property other than cash received by the Borrower or any Subsidiary) after the Closing Date from:

(A) the issuance or sale (other than to the Borrower or any Subsidiary) of the Equity Interests of an Unrestricted Subsidiary, or

(B) any dividend or other distribution by an Unrestricted Subsidiary, plus

(i) in the event any Unrestricted Subsidiary has been redesignated as a Subsidiary or has been merged, consolidated or amalgamated with or into, or transfers or conveys its assets to, or is liquidated into, Holdings, the Borrower or any Subsidiary, the fair market value (as determined in good faith by the Borrower) of the Investments of Holdings, the Borrower or any Subsidiary in such Unrestricted Subsidiary at the time of such redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable), plus

(j) an amount equal to any returns (including dividends, interest, distributions, returns of principal, profits on sale or other disposition, repayments, repurchases, redemptions, income and similar amounts) actually received by the Borrower or any Subsidiary in respect of any Investments made pursuant to Section 6.04(j)(Y), minus

(k) any amounts thereof used to make Investments pursuant to Section 6.04(j)(Y) after the Closing Date prior to such time, minus

(l) any amounts thereof used to make Restricted Payments pursuant to Section 6.06(e) after the Closing Date prior to such time, minus

(m) any amount thereof used to make payments or distributions in respect of Junior Financings (other than payments made with proceeds from the issuance of Equity Interests that were excluded from the calculation of the Cumulative Credit pursuant to clause (e) above).

“Cure Amount” shall have the meaning assigned to such term in Section 7.03.

“Cure Right” shall have the meaning assigned to such term in Section 7.03.

“Current Assets” shall mean, with respect to the Borrower and the Subsidiaries on a consolidated basis at any date of determination, the sum of (a) all assets (other than cash and Permitted Investments or other cash equivalents) that would, in accordance with GAAP, be classified on a consolidated balance sheet of the Borrower and the Subsidiaries as current assets at such date of determination, other than amounts related to current or deferred Taxes based on income or profits, and (b) gross accounts receivable comprising part of the Securitization Assets subject to such Permitted Securitization Financing.

“Current Liabilities” shall mean, with respect to the Borrower and the Subsidiaries on a consolidated basis at any date of determination, all liabilities that would, in accordance with GAAP, be classified on a consolidated balance sheet of the Borrower and the Subsidiaries as current liabilities at such date of determination, other than (a) the current portion of any Indebtedness, (b) accruals of Interest Expense (excluding Interest Expense that is due and unpaid), (c) accruals for current or deferred Taxes based on income or profits, (d) accruals, if any, of transaction costs resulting from the Transactions and any permitted acquisitions or investments, (e) accruals of any costs or expenses related to (i) severance or termination of employees prior to the Closing Date or (ii) bonuses, pension and other post-retirement benefit obligations, and (f) accruals for add-backs to Adjusted EBITDA included in clauses (a)(iv), (a)(v), and (a)(vii) of the definition of such term.

“Daily Simple SOFR” shall mean, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day (such day “SOFR Determination Date”) that is five (5) U.S. Government

Securities Business Days prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower.

“Debt Fund Affiliate Lender” shall mean entities managed by the Hill Path Sponsors or funds advised by its affiliated management companies that are primarily engaged in, or advise funds or other investment vehicles that are engaged in, making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit or securities in the ordinary course and for which no personnel making investment decisions in respect of any equity fund which has a direct or indirect equity investment in Holdings, the Borrower or the Subsidiaries has the right to make any investment decisions.

“Debt Service” shall mean, with respect to the Borrower and the Subsidiaries on a consolidated basis for any period, Cash Interest Expense for such period, plus scheduled principal amortization of Consolidated Debt for such period.

“Debtor Relief Laws” shall mean the U.S. Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States of America or other applicable jurisdictions from time to time in effect.

“Declined Proceeds” shall have the meaning assigned to such term in Section 2.10(c)(i).

“Declining Lender” shall have the meaning assigned to such term in Section 2.10(c)(i).

“Deemed Date” shall have the meaning assigned to such term in Section 6.01.

“Default” shall mean any event or condition that upon notice, lapse of time or both would constitute an Event of Default.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” shall mean, subject to Section 2.22, any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any Issuing Bank, the Swingline Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swingline Loans) within two Business Days of the date when due, (b) has notified the Borrower, the Swingline Lender, Administrative Agent or any Issuing Bank in writing that it does not intend or expect to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower) or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, (iii) become insolvent or (iv) become the subject of a Bail-In Action; provided, that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States of America or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.22) upon delivery of written notice of such determination to the Borrower, each Issuing Bank, the Swingline Lender and each Lender.

“Delaware Divided LLC” shall mean any limited liability company which has been formed upon the consummation of a Delaware LLC Division.

“Delaware LLC Division” shall mean the statutory division of any limited liability company into two or more limited liability companies pursuant to Section 18-217 of the Delaware Limited Liability Company Act or a comparable provision of any other Requirement of Law.

“Designated Non-Cash Consideration” shall mean the fair market value (as determined in good faith by the Borrower) of non-cash consideration received by the Borrower or one of its Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-Cash Consideration by the Borrower, less the amount of cash or cash equivalents received in connection with a subsequent disposition of, or other receipt of cash or cash equivalents in respect of, such Designated Non-Cash Consideration.

“Disinterested Director” shall mean, with respect to any person and transaction, a member of the Board of Directors of such person who does not have any material direct or indirect financial interest in or with respect to such transaction. A member of the Board of Directors of the Borrower shall not be deemed to have such a financial interest solely by reason of such member’s holding Equity Interests of the Borrower or a Parent Entity or any options, warrants or other rights in respect of such Equity Interests.

“Dispose” or “Disposed of” shall mean to convey, sell, lease, sell and leaseback, assign, farm-out, transfer or otherwise dispose of any property, business or asset (including to dispose of any property, business or asset to a Delaware Divided LLC pursuant to a Delaware LLC Division). The term “Disposition” shall have a correlative meaning to the foregoing.

“Disqualified Stock” shall mean, with respect to any person, any Equity Interests of such person that, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Loan Obligations that are accrued and payable and the termination of the Commitments), (b) is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests), in whole or in part, (c) provides for the scheduled payment of dividends in cash or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Stock, in each case, prior to the date that is ninety-one days after the Latest Maturity Date in effect at the time of issuance thereof (provided, that only the portion of the Equity Interests that so mature or are mandatorily redeemable, are so convertible or exchangeable or are so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock). Notwithstanding the foregoing: (i) any Equity Interests issued to any employee or to any plan for the benefit of employees of the Borrower or the Subsidiaries or by any such plan to such employees shall not constitute Disqualified Stock solely because they may be required to be repurchased by the Borrower in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability and (ii) any class of Equity Interests of such person that by its terms authorizes such person to satisfy its obligations thereunder by delivery of Equity Interests that are not Disqualified Stock shall not be deemed to be Disqualified Stock.

“Dollars” or “$” shall mean lawful money of the United States of America.

“Domestic Subsidiary” shall mean any Subsidiary that is not a Foreign Subsidiary.

“ECF Threshold Amount” shall have the meaning assigned to such term in Section 2.11(c)(i).

“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” shall mean any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Election Date” shall have the meaning assigned to such term in Section 1.10.

“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Environment” shall mean ambient and indoor air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata, natural resources such as flora and fauna or as otherwise defined in any Environmental Law.

“Environmental Laws” shall mean all applicable laws (including common law), rules, regulations, codes, ordinances, orders, binding agreements, decrees or judgments, promulgated or entered into by or with any Governmental Authority, relating in any way to the Environment, preservation or reclamation of natural resources, the generation, use, transport, management, Release or threatened Release of, or exposure to, any Hazardous Material or to public or employee health and safety matters (to the extent relating to the Environment or Hazardous Materials).

“Environmental Permits” shall have the meaning assigned to such term in Section 3.16.

“Equity Interests” of any person shall mean any and all shares, interests, rights to purchase or otherwise acquire, warrants, options, participations or other equivalents of or interests in (however designated) equity or ownership of such person, including any preferred stock, any limited or general partnership interest and any limited liability company membership interest, and any securities or other rights or interests convertible into or exchangeable for any of the foregoing.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time and any final regulations promulgated and the rulings issued thereunder.

“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that, together with Holdings, the Borrower or a Subsidiary, is treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” shall mean (a) any Reportable Event or the requirements of Section 4043(b) of ERISA apply with respect to a Plan; (b) with respect to any Plan, the failure to satisfy the minimum funding standard under Section 412 of the Code or Section 302 of ERISA, whether or not waived; (c) a determination that any Plan is, or is expected to be, in “at-risk” status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code); (d) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, the failure to make by its due date a required installment under Section 430(j) of the Code with respect to any Plan or the failure to make any required contribution to a Multiemployer Plan; (e) the incurrence by Holdings, the Borrower, a Subsidiary or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan or Multiemployer Plan; (f) the receipt by Holdings, the Borrower, a Subsidiary or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or to appoint a trustee to administer any Plan under Section 4042 of ERISA; (g) the incurrence by Holdings, the Borrower, a Subsidiary or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; (h) the receipt by Holdings, the Borrower, a Subsidiary or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from Holdings, the Borrower, a Subsidiary or any ERISA Affiliate of any notice, concerning the impending imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent, within the meaning of Title IV of ERISA, or in “endangered” or “critical” status, within the meaning of Section 432 of the Code or Section 305 of ERISA; (i) the conditions for imposition of a lien under Section 303(k) of ERISA shall have been met with respect to any Plan; or (j) the withdrawal of any of Holdings, the Borrower, a Subsidiary or any ERISA Affiliate from a Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA.

“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” shall have the meaning assigned to such term in Section 7.01.

“Excess Cash Flow” shall mean, with respect to the Borrower and its Subsidiaries on a consolidated basis for any Applicable Period, an amount, not less than zero in the aggregate, equal to Adjusted EBITDA of the Borrower and its Subsidiaries on a consolidated basis for such Applicable Period, minus, without duplication, (A):

(a) Debt Service for such Applicable Period,

(b) the amount of any voluntary payment or repurchase permitted hereunder of Indebtedness that is not revolving Indebtedness during such Applicable Period (other than any voluntary payment or repurchase of the Term Loans, which shall be the subject of Section 2.11(c)(i)(ii)(A)) and the amount of any voluntary payments or repurchases of revolving Indebtedness to the extent accompanied by permanent reductions of any revolving facility commitments or borrowing base during such Applicable Period (other than any voluntary payments or repurchases of the Revolving Facility Commitment, which shall be the subject of Section 2.11(c)(i)(ii)(B)), so long as the amount of such payment or repurchase is not already reflected in Debt Service,

(c) (i) Capital Expenditures by the Borrower and the Subsidiaries on a consolidated basis during such Applicable Period that are paid in cash and (ii) the aggregate consideration paid in cash during the Applicable Period in respect of Permitted Business Acquisitions, New Project expenditures and other Investments permitted hereunder (excluding Permitted Investments, intercompany Investments in Subsidiaries and Investments made pursuant to Section 6.04(j)(Y) (unless made pursuant to clause (a) of the definition of “Cumulative Credit”)) and payments in respect of restructuring activities,

(d) Capital Expenditures, Permitted Business Acquisitions, New Project expenditures or other permitted Investments (excluding Permitted Investments and intercompany Investments in Subsidiaries), or payments in respect of planned restructuring activities, that the Borrower or any Subsidiary shall, during such Applicable Period, become obligated to make or otherwise anticipate to make payments with respect thereto but that are not made during such Applicable Period; provided, that (i) the Borrower shall deliver a certificate to the Administrative Agent not later than the date required for the delivery of the certificate pursuant to Section 2.11(c), signed by a Responsible Officer of the Borrower and certifying that payments in respect of such Capital Expenditures, Permitted Business Acquisitions, New Project expenditures or other permitted Investments or planned restructuring activities are expected to be made in the following Excess Cash Flow Period, and (ii) any amount so deducted shall not be deducted again in a subsequent Applicable Period,

(e) Taxes paid in cash by Holdings and its subsidiaries on a consolidated basis during such Applicable Period or that are reasonably expected to be paid within six months after the close of such Applicable Period and the amount of any distributions made pursuant to Section 6.06(b)(iii) and Section 6.06(b)(v) during such Applicable Period or that are reasonably expected to be made within six months after the close of such Applicable Period; provided, that with respect to any such amounts to be paid or distributed after the close of such Applicable Period, (i) any amount so deducted shall not be deducted again in a subsequent Applicable Period, and (ii) appropriate reserves shall have been established in accordance with GAAP,

(f) an amount equal to any increase in Working Capital (other than any increase arising from the recognition or de-recognition of any Current Assets or Current Liabilities upon an acquisition or disposition of a business) of the Borrower and its Subsidiaries for such Applicable Period and, at the Borrower’s option, any anticipated increase, estimated by the Borrower in good faith, for the following Excess Cash Flow Period,

(g) cash expenditures made in respect of Hedging Agreements during such Applicable Period, to the extent not reflected in the computation of Adjusted EBITDA or Interest Expense,

(h) permitted Restricted Payments paid in cash by the Borrower during such Applicable Period and permitted Restricted Payments paid by the Borrower or any other Subsidiary to any person other than the Borrower or any of the Subsidiaries during such Applicable Period, in each case in accordance with Section 6.06 (other than Sections 6.06(e), (h), (j), (l) or (m)),

(i) amounts paid in cash during such Applicable Period on account of (A) items that were accounted for as non-cash reductions of Net Income in determining Consolidated Net Income or as non-cash reductions of Consolidated Net Income in determining Adjusted EBITDA of the Borrower and its Subsidiaries in a prior Applicable Period and (B) reserves or accruals established in purchase accounting,

(j) to the extent not deducted in the computation of Net Proceeds in respect of any asset disposition or condemnation giving rise thereto, the amount of any mandatory prepayment of Indebtedness (other than Indebtedness created hereunder or under any other Loan Document), together with any interest, premium or penalties required to be paid (and actually paid) in connection therewith,

(k) the amount related to items that were added to or not deducted from Net Income in calculating Consolidated Net Income or were added to or not deducted from Consolidated Net Income in calculating Adjusted EBITDA to the extent either (i) such items represented a cash payment (other than in respect of Transaction Expenses) which had not reduced Excess Cash Flow upon the accrual thereof in a prior Applicable Period, or an accrual for a cash payment, by the Borrower and its Subsidiaries or (ii) such items did not represent cash received by the Borrower and its Subsidiaries, in each case on a consolidated basis during such Applicable Period, and

(l) the amount of (A) any deductions attributable to non-controlling or minority interests that were added to or not deducted from Net Income in calculating Consolidated Net Income and (B) Adjusted EBITDA of any person referred to in clause (v) of the definition of “Consolidated Net Income” added to Consolidated Net Income in calculating Adjusted EBITDA, plus, without duplication, (B):

(a) an amount equal to any decrease in Working Capital (other than any decrease arising from the recognition or de-recognition of any Current Assets or Current Liabilities upon an acquisition or disposition of a business) of the Borrower and its Subsidiaries for such Applicable Period,

(b) all amounts referred to in clauses (A)(b), (A)(c) and (A)(d) above to the extent funded with the proceeds of the issuance or the incurrence of Indebtedness (including Capitalized Lease Obligations and purchase money Indebtedness, but excluding proceeds of extensions of credit under any revolving credit facility), the sale or issuance of any Equity Interests (including any capital contributions) and any loss, damage, destruction or condemnation of, or any sale, transfer or other disposition (including any sale and leaseback of assets and any mortgage or lease of Real Property) to any person of any asset or assets, in each case to the extent there is a corresponding deduction from Excess Cash Flow above,

(c) to the extent any permitted Capital Expenditures, Permitted Business Acquisitions, New Project expenditures or permitted Investments or payments in respect of planned restructuring activities referred to in clause (A)(d) above or payments in respect of Taxes referred to in clause (A)(e) above do not occur in the following Excess Cash Flow Period, the amount of such Capital Expenditures, Permitted Business Acquisitions, New Project expenditures or permitted Investments or payments in respect of planned restructuring activities or Taxes that were not so made in such following Excess Cash Flow Period,

(d) cash payments received in respect of Hedging Agreements during such Applicable Period to the extent (i) not included in the computation of Consolidated Net Income or Adjusted EBITDA or (ii) such payments do not reduce Cash Interest Expense,

(e) any extraordinary or nonrecurring gain realized in cash during such Applicable Period (except to the extent such gain consists of Net Proceeds subject to Section 2.11(b)), and

(f) the amount related to items that were deducted from or not added to Net Income in connection with calculating Consolidated Net Income or were deducted from or not added to Consolidated Net Income in calculating Adjusted EBITDA to the extent either (i) such items represented cash received by the Borrower or any Subsidiary or (ii) such items do not represent cash paid by the Borrower or any Subsidiary, in each case on a consolidated basis during such Applicable Period.

“Excess Cash Flow Period” shall mean each fiscal year of the Borrower, commencing with the fiscal year of the Borrower ending on December 31, 2022.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Excluded Contributions” shall mean the cash and the fair market value of assets other than cash (as determined by the Borrower in good faith) received by the Borrower after the Closing Date from: (a) contributions to its common Equity Interests, and (b) the sale or issuance (other than to a Subsidiary of the Borrower or to any Subsidiary management equity plan or stock option plan or any other management or employee benefit plan or agreement) of Qualified Equity Interests of the Borrower, in each case designated as Excluded Contributions by the Borrower on or within 120 days after the date such capital contributions are made or the date such Equity Interest is sold or issued, as the case may be.

“Excluded Indebtedness” shall mean all Indebtedness not incurred in violation of Section 6.01.

“Excluded Assets” shall have the meaning assigned to such term in the Security Agreement.

“Excluded Subsidiary” shall mean

(a)
any Subsidiary that is not directly or indirectly a wholly owned Subsidiary of the Borrower,
(b)
any Immaterial Subsidiary,
(c)
any Subsidiary acquired following the Closing Date that is prohibited by applicable law or contractual obligations that are in existence at the time of acquisition and not entered into in contemplation thereof from guaranteeing the Obligations or if guaranteeing the Obligation would require governmental (including regulatory) consent, approval, license or authorization (unless such consent, approval license or authorization has been obtained),
(d)
any other Subsidiary with respect to which, in the reasonable judgment of the administrative agent under the Credit Agreement, in consultation with the Borrower, the burden or cost or other consequences (including any material adverse tax consequences) of providing a guarantee shall be excessive in view of the benefits to be obtained by the lenders under the Credit Agreement therefrom,

(e)
any Foreign Subsidiary,
(f)
any non-for-profit Subsidiaries,
(g)
any Unrestricted Subsidiaries,
(h)
any Special Purpose Securitization Subsidiary or a captive insurance subsidiary,
(i)
any direct or indirect Domestic Subsidiary (x) that is treated as a disregarded entity for federal income tax purposes and (y) substantially all of the assets of which include the Equity Interests of one or more Foreign Subsidiaries,
(j)
any Domestic Subsidiary that is a Subsidiary of a Foreign Subsidiary that is a CFC; and
(k)
with respect to any Swap Obligation, any Subsidiary that is not an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder; provided that no Subsidiary that guarantees any subordinated Indebtedness or any other Indebtedness that is required to be subordinated to the Obligations pursuant to the terms of the Notes Documents shall be deemed to be an Excluded Subsidiary at any time any such guarantee is in effect;

provided further that neither the Borrower nor any Intermediate Holdings that directly or indirectly owns the Borrower shall be an Excluded Subsidiary.

“Excluded Swap Obligation” shall mean, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guarantee of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation, unless otherwise agreed between the Administrative Agent and the Borrower. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.

“Excluded Taxes” shall mean any of the following Taxes imposed on or with respect to, or required to be withheld or deducted from a payment to, the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder or under any other Loan Document, (i) Taxes imposed on or measured by its overall net income or branch profits (in each case, however denominated, and including (for the avoidance of doubt) any backup withholding in respect thereof under Section 3406 of the Code or any similar provision of state, local or foreign law), and franchise (and similar) Taxes imposed on it (in lieu of net income Taxes), in each case by a jurisdiction (including any political subdivision thereof) as a result of such recipient being organized in, having its principal office in, or in the case of any Lender, having its applicable Lending Office in, such jurisdiction, or as a result of any other present or former connection with such jurisdiction (other than any such connection arising from this Agreement or any other Loan Document or any transactions contemplated thereunder), (ii) U.S. federal withholding Tax imposed on any payment by or on account of any obligation of any Loan Party hereunder or under any other Loan Document that is required to be imposed on amounts payable to a Lender (other than to the extent such Lender is an assignee pursuant to a request by the Borrower under Section 2.19(b) or 2.19(c)) pursuant to laws in force at the time such Lender becomes a party hereto (or designates a new Lending Office), except to the extent that such Lender (or its assignor, if any) was entitled, immediately prior to the designation of a new Lending Office (or assignment), to receive additional amounts or indemnification payments from any Loan Party with respect to such withholding Tax pursuant to Section 2.17, (iii) any Tax that is attributable to such recipient’s failure to comply with Sections 2.17(d), (e) or (h) or (iv) any Tax imposed under FATCA.

“Existing Class Loans” shall have the meaning assigned to such term in Section 9.08(f).

“Existing Credit Agreement” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Extended Revolving Facility Commitment” shall have the meaning assigned to such term in Section 2.21(e).

“Extended Revolving Loan” shall have the meaning assigned to such term in Section 2.21(e).

“Extended Term Loan” shall have the meaning assigned to such term in Section 2.21(e).

“Extending Lender” shall have the meaning assigned to such term in Section 2.21(e).

“Extension” shall have the meaning assigned to such term in Section 2.21(e).

“Facility” shall mean the respective facility and commitments utilized in making Loans and credit extensions hereunder, it being understood that, as of the Closing Date there are two Facilities (i.e., the Term B Facility and the Revolving Facility Commitments established on the Closing Date and the extensions of credit thereunder) and thereafter, the term “Facility” may include any other Class of Commitments and the extensions of credit thereunder.

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), or any Treasury Regulations promulgated thereunder or official administrative interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code as of the date of this Agreement (or any amended or successor version described above) and any intergovernmental agreements (or related rules, legislation or official administrative guidance) implementing the foregoing.

“Federal Funds Effective Rate” shall mean, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as shall be set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that if the Federal Funds Effective Rate as so determined would be less than 0%, such rate shall be deemed to be 0% for the purposes of this Agreement.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Fees” shall mean the Commitment Fees, the L/C Participation Fees, the Issuing Bank Fees and the Administrative Agent Fees.

“Financial Covenant” shall mean the covenant of the Borrower set forth in Section 6.11.

“Financial Officer” of any person shall mean the Chief Financial Officer or an equivalent financial officer, principal accounting officer, Treasurer, Assistant Treasurer or Controller of such person.

“FIRREA” shall mean the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended.

“First Lien/First Lien Intercreditor Agreement” shall mean the intercreditor agreement among Wilmington Trust, National Association, as collateral agent, JPMorgan Chase Bank, N.A., as an authorized representative, Wilmington Trust, National Association, as an authorized representative, and the other parties from time to time party thereto, entered into on April 30, 2020, as it may be amended, restated, supplemented or otherwise modified from time to time in accordance with this Agreement.

“First Lien/Second Lien Intercreditor Agreement” shall mean an intercreditor agreement substantially in the form of Exhibit H hereto, or such other customary form reasonably acceptable to the Administrative Agent and the Borrower, in each case, as such document may be amended, restated, supplemented or otherwise modified from time to time.

“First-Priority Senior Secured Notes” shall mean the $227,500,000 in an initial aggregate principal amount of the Borrower’s 8.750% First-Priority Senior Secured Notes due 2025 issued pursuant to the First-Priority Senior Secured Notes Indenture.

“First-Priority Senior Secured Notes Indenture” shall mean the Indenture, dated April 30, 2020, among the Borrower, as issuer, the guarantors party thereto from time to time and Wilmington Trust, National Association, as trustee and collateral agent, as such document may be amended, restated, supplemented or otherwise modified from time to time.

“Flood Documentation” shall mean, with respect to each Mortgaged Property located in the United States of America or any territory thereof, (i) a completed “life-of-loan” Federal Emergency Management Agency standard flood hazard determination (and to the extent a Mortgaged Property is located in a Special Flood Hazard Area, a notice about Special Flood Hazard Area status and flood disaster assistance duly executed by the Borrower or the applicable Subsidiary Guarantor relating thereto) and (ii) evidence of flood insurance as required by Section 5.02(c) hereof and the applicable provisions of the Collateral Documents, each of which shall (A) be endorsed or otherwise amended to include a “standard” or “New York” lender’s loss payable or mortgagee endorsement (as applicable), (B) name the Collateral Agent, on behalf of the Secured Parties, as additional insured and loss payee/mortgagee, (C) identify the address of each property located in a Special Flood Hazard Area, the applicable flood zone designation and the flood insurance coverage and deductible relating thereto and (D) be otherwise in form and substance reasonably satisfactory to the Administrative Agent.

“Flood Insurance Laws” shall mean, collectively, (i) the National Flood Insurance Reform Act of 1994 (which comprehensively revised the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973) as now or hereafter in effect or any successor statute thereto, (ii) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (iii) the Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto.

“Floor” shall mean the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Adjusted Term SOFR Rate.

“Foreign Lender” shall mean any Lender (a) that is not disregarded as separate from its owner for U.S. federal income tax purposes and that is not a “United States person” as defined by Section

7701(a)(30) of the Code or (b) that is disregarded as separate from its owner for U.S. federal income tax purposes and whose regarded owner is not a “United States person” as defined in Section 7701(a)(30) of the Code.

“Foreign Subsidiary” shall mean any Subsidiary that is incorporated or organized under the laws of any jurisdiction other than the United States of America, any state thereof or the District of Columbia.

“Fronting Exposure” shall mean, at any time there is a Defaulting Lender, (a) with respect to any Issuing Bank, such Defaulting Lender’s Revolving Facility Percentage of Revolving L/C Exposure with respect to Letters of Credit issued by such Issuing Bank other than such Revolving L/C Exposure as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof and (b) with respect to the Swingline Lender, such Defaulting Lender’s Swingline Exposure other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders.

“FSHCO” shall mean any Subsidiary that owns no material assets other than the Equity Interests of one or more Foreign Subsidiaries that are CFCs and/or of one or more FSHCOs.

“GAAP” shall mean generally accepted accounting principles in effect from time to time in the United States of America, applied on a consistent basis, subject to the provisions of Section 1.02; provided, that any reference to the application of GAAP in Sections 3.13(a)(ii), 3.20, 5.03, 5.07 and 6.02(e) to a Foreign Subsidiary (and not as a consolidated Subsidiary of the Borrower) shall mean generally accepted accounting principles in effect from time to time in the jurisdiction of organization of such Foreign Subsidiary.

“Governmental Authority” shall mean the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee” of or by any person (the “guarantor”) shall mean (a) any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation payable or performable by another person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (iv) entered into for the purpose of assuring in any other manner the holders of such Indebtedness or other obligation of the payment thereof or to protect such holders against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of the guarantor securing any Indebtedness or other obligation (or any existing right, contingent or otherwise, of the holder of Indebtedness or other obligation to be secured by such a Lien) of any other person, whether or not such Indebtedness or other obligation is assumed by the guarantor; provided, however, that the term “Guarantee” shall not include endorsements of instruments for deposit or collection in the ordinary course of business or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or Disposition of assets permitted by this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the Indebtedness in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such person in good faith.

“guarantor” shall have the meaning assigned to such term in the definition of the term “Guarantee.”

“Guarantors” shall mean the Loan Parties other than the Borrower.

“Guaranty” means, collectively, the guaranty of the Obligations by the Guarantors pursuant to this Agreement.

“Hazardous Materials” shall mean all pollutants, contaminants, wastes, chemicals, materials, substances and constituents, including, without limitation, explosive or radioactive substances or petroleum by products or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas or pesticides, fungicides, fertilizers or other agricultural chemicals of any nature subject to regulation or which can give rise to liability under any Environmental Law.

“Hedge Bank” shall mean any person that, at the time it enters into a Hedging Agreement (or on the Closing Date in the case of any Hedging Agreement in effect on the Closing Date), is an Agent, an Arranger, a Lender or an Affiliate of any such person, in its capacity as a party to such Hedging Agreement. For the avoidance of doubt, any Hedge Bank shall continue to be a Hedge Bank with respect to the applicable Hedging Agreement even if it ceases to be an Agent, Arranger, Lender or Affiliate thereof after the Closing Date or the date it entered into a Hedging Agreement, as applicable.

“Hedging Agreement” shall mean any agreement with respect to any swap, forward, future or derivative transaction, or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value, or credit spread transaction, repurchase transaction, reserve repurchase transaction, securities lending transaction, weather index transaction, spot contracts, fixed price physical delivery contracts, or any similar transaction or any combination of these transactions, in each case of the foregoing, whether or not exchange traded; provided, that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of Holdings, the Borrower or any of the Subsidiaries shall be a Hedging Agreement.

“Hill Path Sponsors” shall mean, collectively, one or more investment funds advised, managed or controlled by Hill Path Capital LP and any of their respective Affiliates other than any portfolio companies.

“Holdings” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Holdings Pledge Agreement” shall mean the Amended and Restated Holdings Pledge Agreement, dated as of the Closing Date, as may be amended, restated, supplemented or otherwise modified from time to time, between Holdings, the Collateral Agent and the Administrative Agent.

“Immaterial Subsidiary” shall mean any Subsidiary that does not have total assets or annual revenues in excess of $20,000,000 individually or in the aggregate with all other Immaterial Subsidiaries.

“Immediate Family Members” shall mean, with respect to any individual, such individual’s child, stepchild, grandchild or more remote descendant, parent, stepparent, grandparent, spouse, former spouse, qualified domestic partner, sibling, mother-in-law, father-in-law, son-in-law and daughter-in-law (including adoptive relationships), the estates of such individual and such other individuals above and any trust, partnership or other bona fide estate-planning vehicle the only beneficiaries of which are any of the foregoing individuals or any private foundation or fund that is controlled by any of the foregoing individuals or any donor-advised fund of which any such individual is the donor.

“Increased Amount” of any Indebtedness shall mean any increase in the amount of such Indebtedness in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount or deferred financing fees, the payment of interest or dividends in the form of additional Indebtedness or in the form of Equity Interests, as applicable, the accretion of original issue discount, deferred financing fees or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies.

“Incremental Amendment and Joinder Agreement” shall mean the Incremental Amendment and Joinder Agreement, dated as of June 9, 2022 by and among Goldman Sachs Lending Partners LLC, as an incremental revolving facility lender, the Borrower, and the Administrative Agent.

“Incremental Amount” shall mean, at the time of the establishment of the commitments in respect of the Indebtedness to be incurred utilizing this definition (or, at the option of the Borrower, at the time of incurrence of such Indebtedness), the sum of:

(i) the excess (if any) of (a) the greater of $470,000,000 and 1.00 times the Adjusted EBITDA calculated on a Pro Forma Basis for the then most recently ended Test Period over (b) the sum of (x) the aggregate outstanding principal amount of all Incremental Term Loans and Incremental Revolving Facility Commitments, in each case incurred or established after the Closing Date and outstanding at such time pursuant to Section 2.21 utilizing this clause (i) (other than Incremental Term Loans and Incremental Revolving Facility Commitments in respect of Refinancing Term Loans, Extended Term Loans, Extended Revolving Facility Commitments or Replacement Revolving Facility Commitments, respectively) and (y) the aggregate principal amount of Indebtedness outstanding at such time under Section 6.01(z) utilizing this clause (i); plus

(ii) any amounts so long as immediately after giving effect to the establishment of the commitments in respect thereof utilizing this clause (ii) (and assuming any Incremental Revolving Facility Commitments being established at such time utilizing this clause (ii) are fully drawn unless such commitments have been drawn or have otherwise been terminated) (or, at the option of the Borrower, immediately after giving effect to the incurrence of the Incremental Loans thereunder) and the use of proceeds of the loans thereunder, (a) in the case of Incremental Loans secured by Liens on the Collateral that rank pari passu with the Liens on the Collateral securing the Term Loans, the Net First Lien Leverage Ratio on a Pro Forma Basis is not greater than 4.75 to 1.00, (b) in the case of Incremental Loans secured by Liens on the Collateral that rank junior to the Liens on the Collateral securing the Term Loans, the Net Total Leverage Ratio on a Pro Forma Basis is not greater than 5.75 to 1.00 and (c) in the case of Incremental Loans that are unsecured, either (1) the Interest Coverage Ratio on a Pro Forma Basis is not less than 2.00 to 1.00 or (2) the Net Total Leverage Ratio on a Pro Forma Basis is not greater than 5.75 to 1.00; provided that (I) for purposes of this clause (ii), net cash proceeds funded by financing sources upon the incurrence of Incremental Loans incurred at such time of calculation shall not be netted against the applicable amount of Consolidated Debt for purposes of such calculation of the Net First Lien Leverage Ratio at such time and (II) with respect to any Incremental Loans incurred in connection with an acquisition of assets or Equity Interests (including a Permitted Business Acquisition, merger, consolidation or amalgamation), or any similar Investment permitted hereunder this clause (ii) shall also be deemed to be satisfied if (A) in the case of Incremental Loans described in clause (a) above, the Net First Lien Leverage Ratio on a Pro Forma Basis immediately after giving effect to such acquisition, merger, consolidation, amalgamation or any similar Investment, the incurrence of such Indebtedness and the use of proceeds thereof and any related transactions is no greater than the Net

First Lien Leverage Ratio in effect immediately prior thereto, (B) in the case of Incremental Loans described in clause (b) above, the Net Total Leverage Ratio on a Pro Forma Basis immediately after giving effect to such acquisition, merger, consolidation, amalgamation or any similar Investment the incurrence of such Indebtedness and the use of proceeds thereof and any related transactions is no greater than the Net Total Leverage Ratio in effect immediately prior thereto or (C) in the case of Incremental Loans described in clause (c) above, either (1) the Net Total Leverage Ratio on a Pro Forma Basis immediately after giving effect to such acquisition, merger, consolidation, amalgamation or any similar Investment, the incurrence of such Indebtedness and the use of proceeds thereto and any related transactions is no greater than the Net Total Leverage Ratio in effect immediately prior thereto or (2) the Interest Coverage Ratio on a Pro Forma Basis immediately after giving effect to such acquisition, merger, consolidation, amalgamation or any similar Investment the incurrence of such Indebtedness and the use of proceeds thereof and any related transactions is no less than the Interest Coverage Ratio in effect immediately prior thereto; plus

(iii) the aggregate amount of all voluntary prepayments, reductions, repurchases, redemptions and other retirements of Term B Loans outstanding on the Closing Date (or any Extended Term Loans or Refinancing Term Loans in respect thereof) and Revolving Facility Loans pursuant to Section 2.11(a) (and accompanied by a reduction of Revolving Facility Commitments pursuant to Section 2.08(b) in the case of a prepayment of Revolving Facility Loans) made prior to such time except to the extent funded with the proceeds of long-term Indebtedness (other than revolving Indebtedness) constituting Extended Term Loans or Refinancing Term Loans in respect thereof;

provided, that, for the avoidance of doubt, amounts may be established or incurred utilizing clause (ii) above prior to utilizing clause (i) or (iii) above.

“Incremental Assumption Agreement” shall mean an Incremental Assumption Agreement in form and substance reasonably satisfactory to the Administrative Agent, among the Borrower, the Administrative Agent and, if applicable, one or more Incremental Term Lenders and/or Incremental Revolving Facility Lenders.

“Incremental Commitment” shall mean an Incremental Term Loan Commitment or an Incremental Revolving Facility Commitment.

“Incremental Loan” shall mean an Incremental Term Loan or an Incremental Revolving Loan.

“Incremental Revolving Borrowing” shall mean a Borrowing comprised of Incremental Revolving Loans.

“Incremental Revolving Facility Commitment” shall mean the commitment of any Lender, established pursuant to Section 2.21, to make Incremental Revolving Loans to the Borrower.

“Incremental Revolving Facility Lender” shall mean a Lender with an Incremental Revolving Facility Commitment or an outstanding Incremental Revolving Loan.

“Incremental Revolving Loan” shall mean (i) Revolving Facility Loans made by one or more Revolving Facility Lenders to the Borrower pursuant to an Incremental Revolving Facility Commitment to make additional ~~Initial~~Tranche 1 Revolving Facility Loans, (ii) to the extent permitted by Section 2.21 and provided for in the relevant Incremental Assumption Agreement, Other Revolving Loans

(including in the form of Extended Revolving Loans or Replacement Revolving Loans, as applicable), or (iii) any of the foregoing.

“Incremental Term B-2 Loan Commitment” means, with respect to the Incremental Term B-2 Lender, its commitment to make an Incremental Term B-2 Loan to the Borrower on the Amendment No. 3 Effective Date in an amount equal to $380,000,000.

“Incremental Term B-2 Lender” means any Lender that has an Incremental Term B-2 Loan Commitment or is the holder of an Incremental Term B-2 Loan.

“Incremental Term B-2 Loans” shall mean the Incremental Term Loans funded on the Amendment No. 3 Effective Date pursuant to Section 2.01(a), which, upon funding, shall be a single Class of Term Loans with the Term B-2 Loans.

“Incremental Term Borrowing” shall mean a Borrowing comprised of Incremental Term Loans.

“Incremental Term Facility” shall mean any Class of Incremental Term Loan Commitments and the Incremental Term Loans made thereunder.

“Incremental Term Lender” shall mean a Lender with an Incremental Term Loan Commitment or an outstanding Incremental Term Loan.

“Incremental Term Loan Commitment” shall mean the commitment of any Lender, established pursuant to Section 2.21, to make Incremental Term Loans to the Borrower.

“Incremental Term Loan Installment Date” shall have, with respect to any Class of Incremental Term Loans established pursuant to an Incremental Assumption Agreement, the meaning assigned to such term in Section 2.10(a)(ii).

“Incremental Term Loans” shall mean (i) Term Loans made by one or more Lenders to the Borrower pursuant to Section 2.01(~~c~~e) consisting of additional Term B Loans, (ii) to the extent permitted by Section 2.21 and provided for in the relevant Incremental Assumption Agreement, Other Term Loans (including in the form of Extended Term Loans or Refinancing Term Loans, as applicable), or (iii) any of the foregoing.

“Indebtedness” of any person shall mean, if and to the extent (other than with respect to clause (i)) the same would constitute indebtedness or a liability on a balance sheet prepared in accordance with GAAP, without duplication, (a) all obligations of such person for borrowed money, (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such person under conditional sale or other title retention agreements relating to property or assets purchased by such person, (d) all obligations of such person issued or assumed as the deferred purchase price of property or services (other than such obligations accrued in the ordinary course of business or consistent with past practice or industry norm), to the extent that the same would be required to be shown as a long term liability on a balance sheet prepared in accordance with GAAP, (e) all Capitalized Lease Obligations of such person, (f) all net payments that such person would have to make in the event of an early termination, on the date Indebtedness of such person is being determined, in respect of outstanding Hedging Agreements, (g) the principal component of all obligations, contingent or otherwise, of such person as an account party in respect of letters of credit, (h) the principal component of all obligations of such person in respect of bankers’ acceptances, (i) all Guarantees by such person of Indebtedness described in clauses (a) to (h) above and (j) the amount of all obligations of such person with respect to the redemption, repayment or other repurchase of any Disqualified Stock (excluding accrued dividends that have not increased the liquidation preference of such Disqualified Stock); provided, that Indebtedness shall not include (A) trade and other ordinary-course payables, accrued expenses, and intercompany liabilities arising in the ordinary course of business or consistent with past practice or industry norm, (B) prepaid or deferred revenue, (C) purchase price holdbacks arising in the ordinary course of business or consistent with past practice or industry norm in respect of a portion of the purchase prices of an asset to satisfy unperformed obligations of the seller of such asset, (D) obligations under or in respect of Permitted Securitization Financings, (E) earn-out obligations until such obligations become a liability on the balance sheet of such person in accordance with GAAP, (F) obligations in respect of Third Party Funds, (G) in the case of the Borrower and its Subsidiaries, (I) all intercompany Indebtedness having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business or consistent with past practice or industry norm and (II) intercompany liabilities in connection with the cash management, tax and accounting operations of the Borrower and the Subsidiaries, or (H) indebtedness of any direct or indirect parent of the Borrower appearing on the balance sheet of the Borrower solely by reason of push-down accounting under GAAP. The Indebtedness of any person shall include the Indebtedness of any partnership in which such person is a general partner, other than to the extent that the instrument or agreement evidencing such Indebtedness limits the liability of such person in respect thereof.

“Indemnified Taxes” shall mean all Taxes imposed on or with respect to or measured by any payment by or on account of any obligation of any Loan Party hereunder or under any other Loan Document other than (a) Excluded Taxes and (b) Other Taxes.

“Indemnitee” shall have the meaning assigned to such term in Section 9.05(b).

“Ineligible Institution” shall mean (i) the persons identified as “Ineligible Institutions” in writing to the Arrangers by the Borrower on or prior to the Closing Date, and (ii) the persons as may be identified in writing to the Administrative Agent by the Borrower from time to time thereafter (in the case of this clause (ii), in respect of bona fide business competitors of the Borrower and its Subsidiaries (in the good faith determination of the Borrower)) by delivery of a notice thereof to the Administrative Agent setting forth such person or persons (or the person or persons previously identified to the Administrative Agent that are to be no longer considered “Ineligible Institutions”); provided, that no such updates pursuant to this clause (ii) shall be deemed to retroactively disqualify any assignment or participation interest to the extent such assignment or participation interest was acquired by a party that was not an Ineligible Institution at the time of such assignment or participation, as the case may be.

“Information” shall have the meaning assigned to such term in Section 3.14(a).

“Information Memorandum” shall mean the Confidential Information Memorandum dated August 6, 2021, as modified or supplemented prior to the Closing Date.

~~“Initial Revolving Loan” shall mean a Revolving Facility Loan made (i) pursuant to the Revolving Facility Commitments in effect on the Closing Date (as the same may be amended from time to time in accordance with this Agreement) or (ii) pursuant to any Incremental Revolving Facility Commitment on the same terms as the Revolving Facility Loans referred to in clause (i) of this definition.~~

“Intellectual Property” shall have the meaning assigned to such term in the Collateral Agreement.

“Intercreditor Agreement” shall have the meaning assigned to such term in Section 8.11.

“Interest Coverage Ratio” shall mean, on any date, the ratio of (a) Adjusted EBITDA to (b) Cash Interest Expense, in each case, for the Test Period most recently ended as of such date, all determined on a consolidated basis in accordance with GAAP; provided that the Interest Coverage Ratio shall be determined for the relevant Test Period on a Pro Forma Basis.

“Interest Election Request” shall mean a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.07 and substantially in the form of Exhibit E or another form approved by the Administrative Agent.

“Interest Expense” shall mean, with respect to any person for any period, the sum of (a) gross interest expense of such person for such period on a consolidated basis, including the portion of any payments or accruals with respect to Capitalized Lease Obligations allocable to interest expense and excluding amortization of deferred financing fees and original issue discount, debt issuance costs, commissions, fees, premiums and expenses, expensing of any bridge, commitment or other financing fees and non-cash interest expense attributable to movement in mark to market of obligations in respect of Hedging Agreements or other derivatives (in each case permitted hereunder) under GAAP and (b) capitalized interest of such person, minus interest income for such period. For purposes of the foregoing, gross interest expense shall be determined after giving effect to any net payments made or received and costs incurred by the Borrower and the Subsidiaries with respect to Hedging Agreements, and interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Borrower to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Interest Payment Date” shall mean, (a) with respect to any Term Benchmark Loan, (i) the last day of the Interest Period applicable to the Borrowing of which such Loan is a part, (ii) in the case of a Term Benchmark Borrowing with an Interest Period of more than three months’ duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months’ duration been applicable to such Borrowing and (iii) in addition, the date of any refinancing or conversion of such Borrowing with or to a Borrowing of a different Type, (b) with respect to any ABR Loan, the last Business Day of each calendar quarter and (c) with respect to any Swingline Loan, the day that such Swingline Loan is required to be repaid pursuant to Section 2.09(a).

“Interest Period” shall mean, as to any Term Benchmark Borrowing, the period commencing on the date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as applicable, and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 3 or 6 months thereafter (or 12 months, if at the time of the relevant Borrowing, all relevant Lenders make interest periods of such length available or, if agreed to by the Administrative Agent, any shorter period), as the Borrower may elect; provided, however, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day; provided, further, that (i) the Interest Period with respect to the Term B-2 Loans made or converted on the Amendment No. 2 Effective Date may, at the election of the Borrower, end on the same date as the Interest Period in effect with respect to the Term B Loans immediately prior to the Amendment No. 2 Effective Date and (ii) the Interest Period with respect to the Incremental Term B-2 Loans made on the Amendment No. 3 Effective Date shall end on the same date as the Interest Period in effect with respect to the Term B-2 Loans immediately prior to the Amendment No. 3 Effective Date. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

“Intermediate Holdings” shall have the meaning assigned to such term in Section 1.09.

“Investment” shall have the meaning assigned to such term in Section 6.04.

“Investment Incurrence Clause” shall have the meaning assigned to such term in the last paragraph of Section 6.04.

“Investors” shall mean (i) the Hill Path Sponsors and (ii) any Person that forms a group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) with the Hill Path Sponsors; provided that, collectively, the Hill Path Sponsors control a majority of the voting power of such group.

“IRS” shall mean the U.S. Internal Revenue Service.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

“ISP” shall mean, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the International Chamber of Commerce Publication No. 950 (or such later version thereof as may be in effect at the time of issuance).

“Issuing Bank” shall mean each of (i) JPMorgan and (ii) each other Issuing Bank designated pursuant to Section 2.05(l), in each case in its capacity as an issuer of Letters of Credit hereunder, and its successors in such capacity. An Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by any domestic or foreign branch or Affiliate of such Issuing Bank, in which case the term “Issuing Bank” shall include any such branch or Affiliate with respect to Letters of Credit issued by such branch or Affiliate.

“Issuing Bank Fees” shall have the meaning assigned to such term in Section 2.12(b).

“Joint Bookrunners” shall mean, JPMorgan Chase Bank, N.A., ~~Goldman Sachs Bank USA, Deutsche Bank Securities Inc., Barclays Bank PLC, Citigroup Global Markets Inc.,~~ Citizens Bank, N.A. ~~and~~, Deutsche Bank Securities Inc., Goldman Sachs Bank USA, Truist Securities, Inc., Fifth Third Bank, National Association, Capital One, N.A., Morgan Stanley Senior Funding, Inc. and Barclays Bank PLC.

“JPMorgan” shall mean JPMorgan Chase Bank, N.A. and its successors.

“Judgment Currency” shall have the meaning assigned to such term in Section 9.19.

“Junior Financing” shall mean any Indebtedness (other than intercompany Indebtedness) that is subordinated in right of payment to the Loan Obligations.

“Junior Liens” shall mean Liens on the Collateral that rank junior to the Liens thereon securing the Term Loans (and other Loan Obligations that are secured by Liens on the Collateral that rank pari passu with the Liens thereon securing the Term Loans) pursuant to a Permitted Junior Intercreditor Agreement (it being understood that Junior Liens are not required to be pari passu with other Junior Liens, and that Indebtedness secured by Junior Liens may have Liens that are senior in priority to, or pari passu with, or junior in priority to, other Liens constituting Junior Liens).

“L/C Disbursement” shall mean a payment or disbursement made by an Issuing Bank pursuant to a Letter of Credit.

“L/C Participation Fee” shall have the meaning assigned to such term in Section 2.12(b).

“Latest Maturity Date” shall mean, at any date of determination, the latest of the latest Revolving Facility Maturity Date and the latest Term Facility Maturity Date, in each case then in effect on such date of determination.

“Lender” shall mean each financial institution listed on Schedule 2.01 (other than any such person that has ceased to be a party hereto pursuant to an Assignment and Acceptance in accordance with Section 9.04), as well as any person that becomes a “Lender” hereunder pursuant to Section 9.04 or Section 2.21. Unless the context clearly indicates otherwise, the term “Lenders” shall include any Swingline Lender and Issuing Bank.

“Lending Office” shall mean, as to any Lender, the applicable branch, office or Affiliate of such Lender designated by such Lender to make Loans.

“Letter of Credit” shall mean any letter of credit or bank guarantee issued pursuant to Section 2.05.

“Letter of Credit Commitment” shall mean, with respect to each Issuing Bank, the commitment of such Issuing Bank to issue Letters of Credit pursuant to Section 2.05.

“Letter of Credit Sublimit” shall mean the aggregate Letter of Credit Commitments of the Issuing Banks, in an aggregate amount not to exceed $50,000,000 or such larger amount not to exceed the Revolving Facility Commitment as the Administrative Agent and the applicable Issuing Bank may agree.

“Liabilities” means any losses, claims (including intraparty claims), demands, damages or liabilities of any kind.

“Lien” shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, hypothecation, pledge, charge, security interest or similar monetary encumbrance in or on such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset; provided, that in no event shall an operating lease or an agreement to sell be deemed to constitute a Lien.

“Loan Documents” shall mean (i) this Agreement, (ii) the Collateral Documents, (iii) each Incremental Assumption Agreement, (iv) any Intercreditor Agreement, (v) any Note issued under Section 2.09(e), (vi) the Letters of Credit, (vii) the Restatement Agreement, (viii) Amendment No. 1, (ix) Amendment No. 2 and (x) Amendment No. 3.

“Loan Obligations” shall mean (a) the due and punctual payment by the Borrower of (i) the unpaid principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans made to the Borrower under this Agreement, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Borrower under this Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) and obligations to provide Cash Collateral and (iii) all other monetary obligations of the Borrower owed under or pursuant to this Agreement and each other Loan Document, including obligations to pay fees, expense reimbursement obligations and indemnification obligations, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), and (b) the due and punctual payment of all obligations of each other Loan Party under or pursuant to each of the Loan Documents (including obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding).

“Loan Parties” shall mean Holdings, the Borrower and the Subsidiary Guarantors.

“Loans” shall mean the Term Loans, the Revolving Facility Loans and the Swingline Loans.

“Local Time” shall mean New York City time (daylight or standard, as applicable).

“Majority Lenders” of any Facility shall mean, at any time, Lenders under such Facility having Loans and unused Commitments representing more than 50% of the sum of all Loans outstanding under such Facility and unused Commitments under such Facility at such time (subject to the last paragraph of Section 9.08(b)).

“Management Group” shall mean the group consisting of the directors, executive officers and other management personnel (and their respective Immediate Family Members) of the Borrower, Holdings, or any Parent Entity, as the case may be, on the Closing Date after giving effect to the Transactions together with (a) any new directors (and their respective Immediate Family Members) whose election or whose nomination for election by the equityholders of the Borrower, Holdings or any Parent Entity, as the case may be, was approved by a vote of a majority of the directors of the Borrower, Holdings or any Parent Entity, as the case may be, then still in office who were either directors on the Closing Date after giving effect to the Transactions or whose election or nomination was previously so approved and (b) executive officers and other management personnel (and their respective Immediate Family Members) of the Borrower, Holdings or any Parent Entity, as the case may be, hired at a time when the directors on the Closing Date after giving effect to the Transactions together with the directors so approved in accordance with the foregoing clause (a) constituted a majority of the directors of the Borrower, Holdings or such Parent Entity, as the case may be.

“Market Capitalization” shall mean, as of any date of determination, an amount equal to (i) the total number of issued and outstanding shares of common (or common equivalent) Equity Interests of the Borrower (or any successor of the Borrower) or any direct or indirect parent of the Borrower on such date of determination multiplied by (ii) the arithmetic mean of the closing prices per share of such common (or common equivalent) Equity Interests for the 30 consecutive trading days immediately preceding such date of determination.

“Material Adverse Effect” shall mean a material adverse effect on the business, property, operations or financial condition of the Borrower and its Subsidiaries, taken as a whole, or the validity or enforceability of any of the Loan Documents or the rights and remedies of the Administrative Agent and the Lenders thereunder.

“Material Indebtedness” shall mean Indebtedness for borrowed money (other than intercompany Indebtedness, Loans and Letters of Credit) of any one or more of the Borrower or any Subsidiary in an aggregate principal amount exceeding $100,000,000; provided that in no event shall any Permitted Securitization Financing be considered Material Indebtedness.

“Material Real Property” shall mean any parcel or parcels of Real Property located in the United States now or hereafter owned in fee by the Borrower or any Subsidiary Guarantor and having a fair market value (on a per-property basis) of at least $5,000,000 as of (x) the Closing Date, for Real Property owned on the Closing Date or (y) the date of acquisition, for Real Property acquired after the Closing Date, in each case as determined by the Borrower in good faith; provided, that “Material Real Property” shall not include any Real Property in respect of which the Borrower or any Subsidiary Guarantor does not own the land in fee simple.

“Material Subsidiary” shall mean any Subsidiary other than an Immaterial Subsidiary or the Borrower.

“Maximum Rate” shall have the meaning assigned to such term in Section 9.09.

“Minimum L/C Collateral Amount” shall mean, at any time, in connection with any Letter of Credit, (i) with respect to Cash Collateral consisting of cash or deposit account balances, an amount equal to 102% of the Revolving L/C Exposure with respect to such Letter of Credit at such time and (ii) otherwise, an amount sufficient to provide credit support with respect to such Revolving L/C Exposure as determined by the Administrative Agent and the Issuing Banks in their sole discretion.

“Moody’s” shall mean Moody’s Investors Service, Inc. and its successors and assigns.

“Mortgaged Properties” shall mean, collectively, (i) the Closing Date Mortgaged Properties and (ii) any Material Real Property encumbered by a Mortgage after the Closing Date pursuant to Section 5.10; provided, however, that “Mortgaged Property” shall not include any buildings located in a Special Flood Hazard Area at the Adventure Island and Busch Gardens Tampa Mortgaged Properties unless and until the Administrative Agent has received evidence of flood insurance with respect to such buildings in form and substance reasonably satisfactory to the Administrative Agent.

“Mortgages” shall mean, collectively, the mortgages, trust deeds, deeds of trust, deeds to secure debt, assignments of leases and rents, and other security documents (including amendments to any of the foregoing) delivered with respect to the Mortgaged Properties, each substantially in the form of Exhibit K (with such changes to account for local law matters) or otherwise in a form reasonably acceptable to the Borrower and the Administrative Agent, as amended, supplemented or otherwise modified from time to time.

“Multiemployer Plan” shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which Holdings, the Borrower or any Subsidiary or any ERISA Affiliate (other than one considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Code Section 414) is making or accruing an obligation to make contributions, or has within any of the preceding six plan years made or accrued an obligation to make contributions.

“Net First Lien Leverage Ratio” shall mean, on any date, the ratio of (A) (i) the sum of, without duplication, (x) the aggregate principal amount of any Consolidated Debt consisting of Loan Obligations outstanding as of the last day of the Test Period most recently ended as of such date that are then secured by first-priority Liens on the Collateral and (y) the aggregate principal amount of any other Consolidated Debt of the Borrower and its Subsidiaries outstanding as of the last day of such Test Period that is then secured by Liens on the Collateral that are Other First Liens less (ii) without duplication, the Unrestricted Cash and unrestricted Permitted Investments of the Borrower and its Subsidiaries as of the last day of such Test Period, to (B) Adjusted EBITDA for such Test Period, all determined on a consolidated basis in accordance with GAAP; provided, that the Net First Lien Leverage Ratio shall be determined for the relevant Test Period on a Pro Forma Basis.

“Net Income” shall mean, with respect to any person, the net income (loss) of such person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends.

“Net Proceeds” shall mean:

(a) 100% of the cash proceeds actually received by the Borrower or any Subsidiary (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise and including casualty insurance settlements and condemnation awards, but only as and when received) from any Asset Sale under Section 6.05(g) (or Sale and Lease-Back Transactions under Section 6.03(b)(x)), net of (i) attorneys’ fees, accountants’ fees, investment banking fees, survey costs, relocation costs and expenses, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, required debt payments and required payments of other obligations relating to the applicable asset to the extent such debt or obligations are secured by a Lien permitted hereunder (other than pursuant to the Loan Documents) on such asset that is prior to or pari passu with the Liens securing the Loan Obligations (provided, that in the case of any Lien permitted hereunder that is pari passu with the Liens securing the Loan Obligations, prepayments of such debt or obligations secured by such Lien that is pari passu with the Liens securing the Loan Obligations shall be made on a pro rata basis or less than pro rata basis (but not greater than pro rata basis) with prepayments of the Loans), other customary expenses and brokerage, consultant and other customary fees actually incurred in connection therewith, (ii) Taxes paid or payable (in the good faith determination of the Borrower) as a result thereof (including the amount of any distributions in respect thereof pursuant to Section 6.06(b)(iii) or Section 6.06(b)(v)), (iii) the amount of any reasonable reserve established in accordance with GAAP against any adjustment to the sale price or any liabilities (other than any taxes deducted pursuant to clause (i) or (ii) above) (x) related to any of the applicable assets and (y) retained by the Borrower or any of the Subsidiaries including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction (however, the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of any such liability) shall be deemed to be cash proceeds of such Asset Sale occurring on the date of such reduction) and (iv) payments made on a ratable basis (or less than ratable basis) to holders of non-controlling or minority interests in non-Wholly Owned Subsidiaries as a result of such Asset Sale; provided, that, if the Borrower or a Subsidiary uses or commits to use any portion of such proceeds, within 18 months of such receipt, to acquire, maintain, develop, construct, improve, upgrade or repair assets used or useful in the business of the Borrower and the Subsidiaries or to make Permitted Business Acquisitions and other acquisitions or Investments permitted hereunder (excluding Permitted Investments or intercompany Investments in Subsidiaries) or New Projects or to reimburse the cost of any of the foregoing incurred on or after the date on which the Asset Sale giving rise to such proceeds was contractually committed, such portion of such proceeds shall not constitute Net Proceeds except to the extent not, within 18 months of such receipt, so used or contractually committed to be so used (it being understood that if any portion of such proceeds are not so used within such 18 month period but within such 18 month period are contractually committed to be used, then such remaining portion if not so used within six months following the end of such 18 month period shall constitute Net Proceeds as of such date without giving effect to this proviso); provided, further, that (x) no net cash proceeds calculated in accordance with the foregoing realized in a single transaction or series of related transactions shall constitute Net Proceeds unless such net cash proceeds shall exceed $25,000,000 (and thereafter only net cash proceeds in excess of such amount shall constitute Net Proceeds), (y) no net cash proceeds calculated in accordance with the foregoing shall constitute Net Proceeds in any fiscal year until the aggregate amount of all such net cash proceeds otherwise constituting Net Proceeds pursuant to the foregoing clause (x) in such fiscal year shall exceed $100,000,000 (and thereafter only net cash proceeds in excess of such amount shall constitute Net Proceeds) and (z) if at the time of receipt of such net cash proceeds or at any time during the 18 month (or 18 month, as applicable) reinvestment period contemplated by clause (A) of the immediately preceding proviso, if the Borrower shall deliver a certificate of a Responsible Officer of the Borrower to the Administrative Agent certifying that on a Pro Forma Basis immediately after giving effect to the Asset Sale and the application of the proceeds thereof or at the relevant time during such 18 month (or 18 month, as applicable) period, (I) the Net First Lien Leverage Ratio is less than or equal to 4.25 to 1.00 but greater than 3.75 to 1.00, 50% of such net cash proceeds that would otherwise constitute Net Proceeds under this proviso shall not constitute Net Proceeds or (II) the Net First Lien Leverage Ratio is less than or equal to 3.75 to 1.00, none of such net cash proceeds shall constitute Net Proceeds; and

(b) 100% of the cash proceeds from the incurrence, issuance or sale by the Borrower or any Subsidiary Guarantor of any Indebtedness (other than Excluded Indebtedness), net of all taxes and fees (including investment banking fees), commissions, costs and other expenses, in each case incurred in connection with such incurrence, issuance or sale.

Pending the final application of any such proceeds pursuant to clause (a) of this definition, the Borrower or any Subsidiary may temporarily reduce Indebtedness under a revolving credit facility or otherwise use such proceeds in any manner not prohibited by this Agreement.

“Net Total Leverage Ratio” shall mean, on any date, the ratio of (A) (i) without duplication, the aggregate principal amount of any Consolidated Debt of the Borrower and its Subsidiaries outstanding as of the last day of the Test Period most recently ended as of such date less (ii) without duplication, the Unrestricted Cash and unrestricted Permitted Investments of the Borrower and its Subsidiaries as of the last day of such Test Period, to (B) Adjusted EBITDA for such Test Period, all determined on a consolidated basis in accordance with GAAP; provided, that the Net Total Leverage Ratio shall be determined for the relevant Test Period on a Pro Forma Basis.

“New Class Loans” shall have the meaning assigned to such term in Section 9.08(f).

“New Parent” shall have the meaning assigned to such term in the definition of the term “Change in Control.”

“New Project” shall mean (x) each theme park, facility, branch or business unit which is either a new theme park, facility, branch or business unit or an expansion, relocation, remodeling, refurbishment or substantial modernization of an existing theme park, facility, branch or business unit operated by the Borrower or the Subsidiaries and (y) each creation (in one or a series of related transactions) of a business unit, theme park, product line or service offering to the extent such business unit, theme park or such product line or service is offered or each expansion (in one or a series of related transactions) of business into a new market or consumer base or through a new distribution method or channel, in each case, which is under development or otherwise in process.

“Non-Bank Tax Certificate” shall have the meaning assigned to such term in Section 2.17(e)(i).

“Non-Consenting Lender” shall have the meaning assigned to such term in Section 2.19(c).

“Non-Converted Term B-5 Loan” means each Term B-5 Loan (or portion thereof) other than a Converted Term B-5 Loan.

“Non-Defaulting Lender” shall mean, at any time, each Lender that is not a Defaulting Lender at such time.

“Note” shall have the meaning assigned to such term in Section 2.09(e).

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined be less than 0%, such rate shall be deemed to be 0% for purposes of this Agreement.

“Obligations” shall mean, collectively, (a) the Loan Obligations, (b) obligations in respect of any Secured Cash Management Agreement and (c) obligations in respect of any Secured Hedge Agreement.

“OFAC” shall mean the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Original Closing Date” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Other First Lien Debt” shall mean obligations secured by Other First Liens.

“Other First Liens” shall mean Liens on the Collateral that rank pari passu with the Liens thereon securing the Term Loans (and other Loan Obligations that are secured by Liens on the Collateral that rank pari passu with the Liens thereon securing the Term Loans) pursuant to a Permitted Pari Passu Intercreditor Agreement.

“Other Revolving Facility Commitments” shall mean Incremental Revolving Facility Commitments to make Other Revolving Loans.

“Other Revolving Loans” shall have the meaning assigned to such term in Section 2.21 (including in the form of Extended Revolving Loans or Replacement Revolving Loans, as applicable).

“Other Taxes” shall mean any present or future stamp or documentary Taxes or any other excise, transfer, sales, property, intangible, mortgage recording or similar Taxes arising from any payment made hereunder or under any other Loan Document or from the execution, registration, delivery or enforcement of, consummation or administration of, from the receipt or perfection of security interest under, or otherwise with respect to, any Loan Document (but excluding any Excluded Taxes).

“Other Term Loans” shall have the meaning assigned to such term in Section 2.21 (including in the form of Extended Term Loans or Refinancing Term Loans, as applicable).

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight Term Benchmark Borrowings denominated in Dollars by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.

“Parent Entity” shall mean any direct or indirect parent of the Borrower.

“Participant” shall have the meaning assigned to such term in Section 9.04(d)(i).

“Participant Register” shall have the meaning assigned to such term in Section 9.04(d)(ii).

“Payment” shall have the meaning assigned to such term in Section 8.01(c)(i).

“Payment Notice” shall have the meaning assigned to such term in Section 8.01(c)(ii).

“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

“Perfection Certificate” shall mean the Perfection Certificate with respect to the Borrower and the other Loan Parties dated the Closing Date, as the same may be supplemented from time to time to the extent required by Section 5.04(f).

“Permitted Business Acquisition” shall mean any acquisition of all or substantially all the assets of, or all or substantially all the Equity Interests (other than directors’ qualifying shares or nominee or similar shares required pursuant to applicable law) not previously held by the Borrower and its Subsidiaries in, or merger, consolidation or amalgamation with, a person or division or line of business of a person (or any subsequent investment made in a person or division or line of business previously acquired in a Permitted Business Acquisition) that is or will become a Subsidiary after giving effect to such acquisition, if immediately after giving effect thereto: (i) no Event of Default under clause (b), (c), (h) or (i) of Section 7.01 shall have occurred and be continuing or would result therefrom; provided, however, that with respect to a proposed acquisition or investment pursuant to a definitive agreement, at the option of the Borrower, the determination of whether such an Event of Default shall exist shall be made solely at the time of the execution of the agreement related to such Permitted Business Acquisition; (ii) with respect to any such acquisition or investment with cash consideration in excess of $50,000,000, the Borrower shall be in Pro Forma Compliance immediately after giving effect to such acquisition or investment and any related transaction; provided, however, that with respect to a proposed acquisition or investment pursuant to a definitive agreement, at the option of the Borrower, the determination of whether the Borrower is in Pro Forma Compliance shall be made solely at the time of the execution of the agreement related to such Permitted Business Acquisition; (iii) any acquired or newly formed Subsidiary shall not be liable for any Indebtedness except for Indebtedness permitted by Section 6.01; and (iv) to the extent required by Section 5.10, any person acquired in such acquisition, if acquired by the Borrower or a Subsidiary Guarantor, shall be merged into the Borrower or a Subsidiary Guarantor or become upon consummation of such acquisition a Subsidiary Guarantor.

“Permitted Cure Securities” shall mean any Equity Interests of the Borrower, Holdings or any Parent Entity issued pursuant to the Cure Right other than Disqualified Stock.

“Permitted Holder Group” shall have the meaning assigned to such term in the definition of “Permitted Holders.”

“Permitted Holders” shall mean, at any time, each of (i) the Investors, (ii) any person that, directly or indirectly, holds or acquires 100% of the total voting power of the Voting Stock of Holdings, and of which no other Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), other than any of the other Permitted Holders, holds more than 50% of the total voting power of the Voting Stock thereof, and any New Parent and its subsidiaries, (iii) any Person who is acting solely as an underwriter in connection with a public or private offering of Equity Interests of Holdings or any of its direct or indirect parent companies, acting in such capacity, (iv) members of management of Holdings, the Borrower or any of its Subsidiaries who are investors in Holdings or any direct or indirect parent thereof, and (v) any group (within the meaning of Section 13(d)(3) or Section

14(d)(2) of the Exchange Act, or any successor provision) the members of which include any of the Permitted Holders specified in clauses (i), (ii), (iii) and (iv) above and that, directly or indirectly, hold or acquire beneficial ownership of the Voting Stock of the Borrower (a “Permitted Holder Group”), so long as (1) no member of the Permitted Holder Group (other than Permitted Holders specified in clauses (i), (ii), (iii) and (iv) above) has the right to elect a number of directors that is greater than such member’s proportional share of directors (with such member’s proportional share of directors being determined based on the total number of directors on the applicable board of directors multiplied by the percentage of Voting Stock held or acquired by such member) and (2) no Person or other “group” (other than Permitted Holders specified in clauses (i), (ii), (iii) and (iv) above) beneficially owns more than 50% on a fully diluted basis of the Voting Stock held by the Permitted Holder Group.

“Permitted Investments” shall mean:

(a) direct obligations of the United States of America or any member of the European Union or any agency thereof or obligations guaranteed by the United States of America or any member of the European Union or any agency thereof, in each case with maturities not exceeding two years from the date of acquisition thereof;

(b) time deposit accounts, certificates of deposit, money market deposits, banker’s acceptances and other bank deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company that is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital, surplus and undivided profits in excess of $250,000,000 and whose long-term debt, or whose parent holding company’s long-term debt, is rated A (or such similar equivalent rating or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act));

(c) repurchase obligations with a term of not more than 180 days for underlying securities of the types described in clause (a) above entered into with a bank meeting the qualifications described in clause (b) above;

(d) commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate of the Borrower) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of P 1 (or higher) according to Moody’s, F 1 (or higher) according to Fitch, or A 1 (or higher) according to S&P (or such similar equivalent rating or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act));

(e) securities with maturities of two years or less from the date of acquisition, issued or fully guaranteed by any State, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least A by S&P, A by Moody’s or A by Fitch (or such similar equivalent rating or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act));

(f) shares of mutual funds whose investment guidelines restrict 95% of such funds’ investments to those satisfying the provisions of clauses (a) through (e) above;

(g) money market funds that (i) comply with the criteria set forth in Rule 2a 7 under the Investment Company Act of 1940, (ii) are rated by any two of (1) AAA by S&P, (2) Aaa by Moody’s or (3) AAA by Fitch and (iii) have portfolio assets of at least $5,000,000,000;

(h) time deposit accounts, certificates of deposit, money market deposits, banker’s acceptances and other bank deposits in an aggregate face amount not in excess of 0.5% of the total assets of the Borrower and the Subsidiaries, on a consolidated basis, as of the end of the Borrower’s most recently completed fiscal year;

(i) credit card receivables to the extent included in cash or cash equivalents on the consolidated balance sheet of such person; and

(j) instruments equivalent to those referred to in clauses (a) through (i) above denominated in any foreign currency comparable in credit quality and tenor to those referred to above and commonly used by corporations for cash management purposes in any jurisdiction outside the United States of America to the extent reasonably required in connection with any business conducted by any Subsidiary organized in such jurisdiction.

“Permitted Junior Intercreditor Agreement” shall mean, with respect to any Liens on the Collateral that are intended to rank junior to the Liens on the Collateral securing the Term Loans (and other Loan Obligations that are secured by Liens on the Collateral that rank pari passu with the Liens thereon securing the Term Loans) (including, for the avoidance of doubt, junior Liens pursuant to Section 2.21(b)(ii) or (v)), either (as the Borrower shall elect) (x) the First Lien/Second Lien Intercreditor Agreement if such Liens secure “Second Lien Obligations” (as defined therein), (y) another intercreditor agreement not materially less favorable to the Lenders vis-à-vis such junior Liens than the First Lien/Second Lien Intercreditor Agreement is to the Lenders (as reasonably determined by Holdings and the Administrative Agent in good faith) or (z) another intercreditor agreement the terms of which are consistent with market terms governing security arrangements for the sharing of liens on a junior basis at the time such intercreditor agreement is proposed to be established in light of the type of Indebtedness to be secured by such liens, as determined by the Administrative Agent and the Borrower in the exercise of reasonable judgment.

“Permitted Liens” shall have the meaning assigned to such term in Section 6.02.

“Permitted Loan Purchase” shall have the meaning assigned to such term in Section 9.04(i).

“Permitted Loan Purchase Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender as an Assignor and Holdings, the Borrower or any of the Subsidiaries as an Assignee pursuant to Section 9.04(i) in the form of Exhibit F or such other form as shall be approved by the Administrative Agent and the Borrower (such approval not to be unreasonably withheld or delayed).

“Permitted Pari Passu Intercreditor Agreement” shall mean, with respect to any Liens on the Collateral that are intended to rank pari passu with the Liens on the Collateral securing the Term Loans (and other Loan Obligations that are secured by Liens on the Collateral that rank pari passu with the Liens thereon securing the Term Loans), either (as the Borrower shall elect) (x) the First Lien/First Lien Intercreditor Agreement, (y) another intercreditor agreement not materially less favorable to the Lenders vis-à-vis such pari passu Liens than the First Lien/First Lien Intercreditor Agreement is to the Lenders (as reasonably determined by Holdings and the Administrative Agent in good faith) or (z) another intercreditor agreement the terms of which are consistent with market terms governing security arrangements for the sharing of liens on a pari passu basis at the time such intercreditor agreement is proposed to be established in light of the type of Indebtedness to be secured by such liens, as determined by the Administrative Agent and the Borrower in the exercise of reasonable judgment.

“Permitted Refinancing Indebtedness” shall mean any Indebtedness issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund (collectively, to “Refinance”), the Indebtedness (or unutilized commitments in respect of Indebtedness (only to the extent the committed amount (i) could have been incurred on the date of the initial incurrence and was deemed incurred at such time for purposes of this definition or (ii) could have been incurred other than as Permitted Refinancing Indebtedness on the date of such Refinancing)) being Refinanced (or previous refinancings thereof constituting Permitted Refinancing Indebtedness); provided, that (a) the principal amount (or accreted value, if applicable) or, if greater, committed amount (only to the extent the committed amount (i) could have been incurred on the date of the initial incurrence and was deemed incurred at such time for purposes of this definition or (ii) could have been incurred other than as Permitted Refinancing Indebtedness on the date of such Refinancing) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) or, if greater, committed amount of the Indebtedness so Refinanced (plus an amount equal to unpaid accrued interest and premium (including tender premiums) thereon and underwriting discounts, defeasance costs, fees, commissions and expenses (including original issue discount and mortgage and similar taxes), plus an amount equal to any existing commitment unutilized thereunder and letters of credit undrawn thereunder), (b) except with respect to Section 6.01(i), (i) the final maturity date of such Permitted Refinancing Indebtedness is on or after the earlier of (x) the final maturity date of the Indebtedness being Refinanced and (y) the Latest Maturity Date in effect at the time of incurrence thereof and (ii) the Weighted Average Life to Maturity of such Permitted Refinancing Indebtedness is greater than or equal to the lesser of (x) the remaining Weighted Average Life to Maturity of the Indebtedness being Refinanced and (y) the Weighted Average Life to Maturity of the Class of Term Loans then outstanding with the greatest remaining Weighted Average Life to Maturity, (c) if the Indebtedness being Refinanced is subordinated in right of payment to the Loan Obligations under this Agreement, such Permitted Refinancing Indebtedness shall be subordinated in right of payment to such Loan Obligations on terms in the aggregate not materially less favorable to the Lenders than those contained in the documentation governing the Indebtedness being Refinanced, (d) no Permitted Refinancing Indebtedness shall have obligors that are not (or would not have been) obligated with respect to the Indebtedness being so Refinanced (except that a Loan Party may be added as an additional obligor) and (e) if the Indebtedness being Refinanced is secured by Liens on any Collateral (whether senior to, equally and ratably with, or junior to the Liens on such Collateral securing the Loan Obligations or otherwise), such Permitted Refinancing Indebtedness may be secured by such Collateral (including any Collateral pursuant to after-acquired property clauses to the extent any such Collateral secured (or would have secured) the Indebtedness being Refinanced) on terms in the aggregate that are substantially similar to, or not materially less favorable to the Secured Parties than, the Indebtedness being Refinanced or on terms otherwise permitted by Section 6.02.

“Permitted Securitization Documents” shall mean all documents and agreements evidencing, relating to or otherwise governing a Permitted Securitization Financing.

“Permitted Securitization Financing” shall mean one or more transactions pursuant to which (i) Securitization Assets or interests therein are sold or transferred to or financed by one or more Special Purpose Securitization Subsidiaries, and (ii) such Special Purpose Securitization Subsidiaries finance (or refinance) their acquisition of such Securitization Assets or interests therein, or the financing thereof, by selling or borrowing against Securitization Assets (including conduit and warehouse financings) and any Hedging Agreements entered into in connection with such Securitization Assets; provided, that recourse to the Borrower or any Subsidiary (other than the Special Purpose Securitization Subsidiaries) in connection with such transactions shall be limited to the extent customary (as determined by the Borrower in good faith) for similar transactions in the applicable jurisdictions (including, to the extent applicable, in a manner consistent with the delivery of a “true sale”/“absolute transfer” opinion with respect to any transfer by the Borrower or any Subsidiary (other than a Special Purpose Securitization Subsidiary)).

“person” shall mean any natural person, corporation, business trust, joint venture, association, company, partnership, limited liability company or government, individual or family trusts, or any agency or political subdivision thereof.

“Plan” shall mean any employee pension benefit plan (other than a Multiemployer Plan) that is (i) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, (ii) sponsored or maintained (at the time of determination or at any time within the five years prior thereto) by Holdings, the Borrower, any Subsidiary or any ERISA Affiliate, and (iii) in respect of which Holdings, the Borrower, any Subsidiary or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Pledged Collateral” shall have the meaning assigned to such term in the Collateral Agreement and the Holdings Pledge Agreement, as applicable.

“Pre-Opening Expenses” shall mean, with respect to any fiscal period, the amount of expenses (other than interest expense) incurred that are classified as “pre-opening rent”, “pre-opening expenses” or “opening costs” (or any similar or equivalent caption).

“Pricing Grid” shall mean, with respect to the ~~Initial~~Tranche 1 Revolving Facility Loans and Tranche 1 Revolving Facility Commitments, as applicable, the corporate family rating from Moody’s and corporate credit rating from S&P (for purposes of the table below, all ratings assume a stable or better outlook) set forth below:

Pricing Grid for ~~Initial~~Tranche 1 Revolving Facility Loans
Rating	Applicable Margin for ABR Loans	Applicable Margin for Term Benchmark Loans
B1 and B+ or lower	~~1.75~~1.25%	~~2.75~~2.25%
Ba3 or BB- or better	~~1.50~~1.00%	~~2.50~~2.00%

Any increase or decrease in the Applicable Margin resulting from a change in the Borrower’s ratings shall become effective (the “Adjustment Date”) as of the first Business Day immediately following the date on which a notice of such change in the Borrower’s ratings is delivered pursuant to Section 5.04(i); provided that, at the option of the Administrative Agent or the Required Lenders, the higher pricing level shall apply (x) as of the first Business Day after the date on which a notice of a change in the Borrower’s ratings, with respect to the ~~Initial~~Tranche 1 Revolving Facility Loans, was required to have been delivered but was not delivered, and shall continue to so apply to and including the date on which such notice of change in the Borrower’s ratings is so delivered (and thereafter the pricing level otherwise determined in accordance with this definition shall apply) and (y) as of the first Business Day after an Event of Default under Section 7.01(b) shall have occurred and be continuing, and shall continue to so apply to but excluding the date on which such Event of Default is cured or waived (and thereafter the pricing level otherwise determined in accordance with this definition shall apply).

In the event that a notice of a change in the Borrower’s ratings is shown to be inaccurate at any time that this Agreement is in effect and any Loans or Commitments are outstanding hereunder when such inaccuracy is discovered or within 91 days after the date on which all Loans have been repaid and all Commitments have been terminated, and such inaccuracy, if corrected, would have led to a higher Applicable Margin for any period (a “Relevant Period”) than the Applicable Margin applied for such Applicable Margin, then (i) the Borrower shall promptly (and in no event later than five (5) Business Days thereafter) deliver to the Administrative Agent a correct notice of change in the Borrower’s ratings for such Relevant Period, (ii) the Applicable Margin for the applicable Loans shall be determined by reference to the corrected ratings (but in no event shall the Lenders owe any amounts to the Borrower), and (iii) the

Borrower shall pay to the Administrative Agent promptly upon demand (and in no event later than five (5) Business Days after demand) any additional interest owing as a result of such increased Applicable Margin for such Relevant Period, which payment shall be promptly applied by the Administrative Agent in accordance with the terms hereof. Notwithstanding anything to the contrary in this Agreement, any additional interest hereunder shall not be due and payable until demand is made for such payment pursuant to clause (iii) above and accordingly, any nonpayment of such interest as result of any such inaccuracy shall not constitute a Default (whether retroactively or otherwise), and no such amounts shall be deemed overdue (and no amounts shall accrue interest at the Default Rate), at any time prior to the date that is five (5) Business Days following such demand.

“primary obligor” shall have the meaning assigned to such term in the definition of the term “Guarantee.”

“Prime Rate” shall mean the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

“Pro Forma Basis” shall mean, as to any person, for any events as described below that occur subsequent to the commencement of a period for which the financial effect of such events is being calculated, and giving effect to the events for which such calculation is being made, such calculation as will give pro forma effect to such events as if such events occurred (or such operational or cost savings had been realized) on the first day of the four consecutive fiscal quarter period ended on or before the occurrence of such event (the “Reference Period”): (i) pro forma effect shall be given to any Disposition, any acquisition (including any Permitted Business Acquisition), Investment, capital expenditure, construction, repair, replacement, improvement, equipment optimization program, development, disposition, merger, amalgamation, consolidation (including the Transactions) (or any similar transaction or transactions whether or not otherwise permitted under Section 6.04 or 6.05 or that require a waiver or consent of the Required Lenders, but if so required, solely to the extent such waiver or consent has been obtained), any dividend, distribution or other similar payment, any designation of any Subsidiary as an Unrestricted Subsidiary and any Subsidiary Redesignation, any New Project, any restructurings of the business of the Borrower or any of its Subsidiaries and any cost savings initiatives or other initiatives that, in each case of this clause (i), the Borrower or any of the Subsidiaries has determined to make or implement and/or has made or implemented and in the good faith determination of a Responsible Officer of the Borrower are expected to have a continuing impact and are factually supportable, which would include cost savings resulting from head count reduction, closure of facilities and similar operational and other cost savings, which adjustments the Borrower determines are reasonable as set forth in a certificate of a Financial Officer of the Borrower (the foregoing, together with any transactions related thereto or in connection therewith, the “relevant transactions”), in each case that occurred during the Reference Period (or, in the case of determinations made pursuant to Article II (including any related definitions) or Article VI (other than Section 6.11), occurring during the Reference Period or thereafter and through and including the date upon which the relevant transaction is consummated), (ii) in making any determination on a Pro Forma Basis, (x) all Indebtedness (including Indebtedness issued, incurred or assumed as a result of, or to finance, any relevant transactions and for which the financial effect is being calculated, whether incurred under this Agreement or otherwise, but excluding normal fluctuations in revolving Indebtedness incurred for working capital purposes and amounts outstanding under any Permitted Securitization Financing, in each case not to finance any acquisition) issued, incurred, assumed, repurchased, refinanced or permanently repaid during the Reference Period (or, in the case of determinations made pursuant to Article II (including any related definitions) or Article VI (other than Section 6.11), occurring during the Reference Period or thereafter and through and including the date upon which the relevant transaction is consummated) shall be deemed to have been issued, incurred, assumed, repurchased, refinanced or permanently repaid at the beginning of such period and (y) Interest Expense of such person attributable to interest on any Indebtedness, for which pro forma effect is being given as provided in the preceding clause (x), bearing floating interest rates shall be computed on a pro forma basis as if the rates that would have been in effect during the period for which pro forma effect is being given had been actually in effect during such periods (taking into account any Hedging Agreements in respect of interest rates related to such Indebtedness) and (iii) (A) for any Subsidiary Redesignation then being designated, effect shall be given to such Subsidiary Redesignation and all other Subsidiary Redesignations after the first day of the relevant Reference Period and on or prior to the date of the respective Subsidiary Redesignation then being designated, collectively, and (B) for any designation of a Subsidiary as an Unrestricted Subsidiary, effect shall be given to such designation and all other designations of Subsidiaries as Unrestricted Subsidiaries after the first day of the relevant Reference Period and on or prior to the date of the then applicable designation of a Subsidiary as an Unrestricted Subsidiary, collectively.

In the event that Adjusted EBITDA or any financial ratio is being calculated for purposes of determining whether Indebtedness or any Lien relating thereto may be incurred or whether any Investment may be made, the Borrower may elect to treat all or any portion of the commitment relating thereto as being incurred at the time of such commitment, in which case any subsequent incurrence of Indebtedness under such commitment shall not be deemed, for purposes of this calculation, to be an incurrence at such subsequent time.

Pro forma calculations made pursuant to the definition of the term “Pro Forma Basis” shall be determined in good faith by a Responsible Officer of the Borrower and may include adjustments to reflect (1) operating expense reductions and other operating improvements, synergies or cost savings reasonably expected to result from any relevant pro forma event (including, to the extent applicable, the Transactions), which adjustments pursuant to this clause (1) shall only be included to the extent that the actions resulting in such operating expense reductions and other operating improvements, synergies or costs savings are taken or commenced or expected to be taken or commenced (in the good faith determination of the Borrower) within 24 months after the date any such calculation is performed and (2) anticipated run-rate Adjusted EBITDA reasonably expected to be achieved (in the good faith determination of the Borrower) from New Projects (and the achievement of related operating expense reductions and other operating improvements, synergies or cost savings associated therewith) so long as such New Project is then under development or is otherwise in process.

For purposes of this definition, any amount in a currency other than Dollars will be converted to Dollars based on the average exchange rate for such currency for the most recent twelve month period immediately prior to the date of determination in a manner consistent with that used in calculating Adjusted EBITDA for the applicable period.

“Pro Forma Compliance” shall mean, at any date of determination, that the Borrower and its Subsidiaries shall be in compliance, on a Pro Forma Basis after giving effect on a Pro Forma Basis to the relevant transactions (including the assumption, the issuance, incurrence, repurchase, refinancing and repayment of Indebtedness), with the Financial Covenant recomputed as at the last day of the most recently ended Test Period. For the avoidance of doubt, Pro Forma Compliance shall be tested without regard to whether or not the Financial Covenant was or was required to be tested on the applicable quarter end date.

“Pro Rata Extension Offers” shall have the meaning assigned to such term in Section 2.21(e).

“Pro Rata Share” shall have the meaning assigned to such term in Section 9.08(f).

“Projections” shall mean the projections and any forward-looking statements (including statements with respect to booked business) of the Borrower and the Subsidiaries furnished to the Lenders or the Administrative Agent by or on behalf of the Borrower or any of the Subsidiaries prior to the Closing Date.

“PTE” shall mean a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public-Sider” means a Lender whose representatives may trade in securities of the Borrower or its Controlling person or any of its Subsidiaries while in possession of the financial statements provided by the Borrower under the terms of this Agreement.

“Public Company Compliance” shall mean compliance with, or preparation for (whether or not consummated) compliance with, the requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, the provisions of the Securities Act and the Exchange Act, and the rules of national securities exchange listed companies (in each case, as applicable to companies with equity or debt securities held by the public), including procuring directors’ and officers’ insurance, legal and other professional fees, and listing fees.

“QFC” shall have the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. § 5390(c)(8)(D).

“QFC Credit Support” shall have the meaning assigned to such term in Section 9.25.

“Qualified ECP Guarantor” shall mean, in respect of any Swap Obligation, each Guarantor that, at the time the relevant Guaranty (or grant of the relevant security interest, as applicable) becomes or would become effective with respect to such Swap Obligation, has total assets exceeding $10,000,000 or otherwise constitutes an “ eligible contract participant” under the Commodity Exchange Act and which may cause another person to qualify as an “ eligible contract participant” with respect to such Swap Obligation at such time by entering into a keepwell pursuant to § 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Qualified Equity Interests” shall mean any Equity Interest other than Disqualified Stock.

“Rate” shall have the meaning assigned to such term in the definition of the term “Type.”

“Real Property” shall mean, collectively, all right, title and interest (including any leasehold estate) in and to any and all parcels of or interests in real property owned in fee or leased by any Loan Party, whether by lease, license, or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment incidental to the ownership, lease or operation thereof.

“Receivables Assets” shall mean accounts receivable (including any bills of exchange) and related assets and property from time to time originated, acquired or otherwise owned by the Borrower or any Subsidiary.

“Recipient” shall have the meaning assigned to such term in Section 8.15(a).

“Reference Period” shall have the meaning assigned to such term in the definition of the term “Pro Forma Basis.”

“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is the Term SOFR Rate, 5:00 a.m. (Chicago time) on the day that is two U.S. Government Securities Business Days preceding such setting, and (2) if such Benchmark is not the Term SOFR Rate, the time determined by the Administrative Agent in its reasonable discretion.

“Refinance” shall have the meaning assigned to such term in the definition of the term “Permitted Refinancing Indebtedness,” and “Refinanced” and “Refinancings” shall have a meaning correlative thereto.

“Refinancing Effective Date” shall have the meaning assigned to such term in Section 2.21(j).

“Refinancing Notes” shall mean any secured or unsecured notes or loans issued by the Borrower or any Subsidiary Guarantor (whether under an indenture, a credit agreement or otherwise) and the Indebtedness represented thereby; provided, that (a) such Refinancing Notes are used to permanently reduce Loans and/or replace Commitments substantially simultaneously with the issuance thereof; (b) the principal amount (or accreted value, if applicable) of such Refinancing Notes does not exceed the principal amount (or accreted value, if applicable) of the aggregate portion of the Loans so reduced and/or Commitments so replaced (plus an amount equal to unpaid accrued interest and premium (including tender premiums) thereon and underwriting discounts, defeasance costs, fees, commissions and expenses (including original issue discount)); (c) the final maturity date of such Refinancing Notes is on or after the Term Facility Maturity Date or the Revolving Facility Maturity Date, as applicable, of the Term Loans so reduced or the Revolving Facility Commitments so replaced; (d) the Weighted Average Life to Maturity of such Refinancing Notes is greater than or equal to the remaining Weighted Average Life to Maturity of the Term Loans so reduced or the Revolving Facility Commitments so replaced, as applicable; (e) in the case of Refinancing Notes in the form of notes issued under an indenture, the terms thereof do not provide for any scheduled repayment, mandatory redemption or sinking fund obligations prior to the Term Facility Maturity Date of the Term Loans so reduced or the Revolving Facility Maturity Date of the Revolving Facility Commitments so replaced, as applicable (other than customary offers to repurchase or mandatory prepayment provisions upon a change of control, asset sale or event of loss and customary acceleration rights after an event of default); (f) the other terms of such Refinancing Notes (other than interest rates, fees, floors, funding discounts and redemption or prepayment premiums and other pricing terms), taken as a whole, are substantially similar to, or not materially less favorable to the Borrower and its Subsidiaries than the terms, taken as a whole, applicable to the Term Loans (except for covenants or other provisions applicable only to periods after the Latest Maturity Date in effect at the time such Refinancing Notes are issued or those that are otherwise reasonably acceptable to the Administrative Agent), as determined by the Borrower in good faith (or, if more restrictive, the Loan Documents are amended to contain such more restrictive terms to the extent required to satisfy the foregoing standard); (g) there shall be no obligor in respect of such Refinancing Notes that is not a Loan Party; and (h) Refinancing Notes that are secured by Collateral shall be subject to the provisions of a Permitted Pari Passu Intercreditor Agreement or a Permitted Junior Intercreditor Agreement, as applicable.

“Refinancing Term Loans” shall have the meaning assigned to such term in Section 2.21(j).

“Register” shall have the meaning assigned to such term in Section 9.04(b)(iv).

“Regulation T” shall mean Regulation T of the Federal Reserve Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation U” shall mean Regulation U of the Federal Reserve Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X” shall mean Regulation X of the Federal Reserve Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulatory Authority” shall have the meaning assigned to such term in Section 9.16.

“Related Fund” shall mean, with respect to any Lender that is a fund that invests in bank or commercial loans and similar extensions of credit, any other fund that invests in bank or commercial loans and similar extensions of credit and is advised or managed by (a) such Lender, (b) an Affiliate of such Lender or (c) an entity (or an Affiliate of such entity) that administers, advises or manages such Lender.

“Related Parties” shall mean, with respect to any specified person, such person’s Controlled or Controlling Affiliates and the respective directors, trustees, officers, employees, agents and advisors of such person and such person’s Controlled or Controlling Affiliates.

“Related Person” shall mean, with respect to any person, (1) any spouse, descendant or immediate family member of such person, (2) any estate, trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners or owners of which consist solely of such person and/or such other persons referred to in the immediately preceding clause (1), or (3) any executor, administrator, trustee, manager, director or other similar fiduciary of such person referred to in the immediately preceding clause (2), acting solely in such capacity.

“Related Sections” shall have the meaning assigned to such term in Section 6.04.

“Relevant Entities” shall have the meaning assigned to such term in Section 9.17(g).

“Relevant Governmental Body” means the Board of Governors or the NYFRB, or a committee officially endorsed or convened by the Board of Governors or the NYFRB, or any successor thereto.

“Release” shall mean any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, emanating or migrating in, into, onto or through the Environment.

“Replacement Revolving Facilities” shall have the meaning assigned to such term in Section 2.21(l).

“Replacement Revolving Facility Commitments” shall have the meaning assigned to such term in Section 2.21(l).

“Replacement Revolving Facility Effective Date” shall have the meaning assigned to such term in Section 2.21(l).

“Replacement Revolving Loans” shall have the meaning assigned to such term in Section 2.21(l).

“Reportable Event” shall mean any reportable event as defined in Section 4043(c) of ERISA or the regulations issued thereunder, other than those events as to which the 30-day notice period referred to in Section 4043(c) of ERISA has been waived, with respect to a Plan (other than a Plan maintained by an ERISA Affiliate that is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code).

“Reporting Entity” shall have the meaning assigned to such term in Section 5.04(h).

“Required Amount of Loans” shall have the meaning assigned to such term in the definition of the term “Required Lenders.”

“Required Lenders” shall mean, at any time, Lenders having (a) Loans (other than Swingline Loans) outstanding, (b) Revolving L/C Exposures, (c) Swingline Exposures and (d) Available Unused Commitments that, taken together, represent more than 50% of the sum of (w) all Loans (other than Swingline Loans) outstanding, (x) all Revolving L/C Exposures, (y) all Swingline Exposure and (z) the total Available Unused Commitments at such time; provided, that (i) the Loans, Revolving L/C Exposures, Swingline Exposures and Available Unused Commitment of any Defaulting Lender shall be disregarded in determining Required Lenders at any time and (ii) the portion of any Term Loans held by Debt Fund Affiliate Lenders in the aggregate in excess of 49.9% of the Required Amount of Loans shall be disregarded in determining Required Lenders at any time. For purposes of the foregoing, “Required Amount of Loans” shall mean, at any time, the amount of Loans required to be held by Lenders in order for such Lenders to constitute “Required Lenders” (without giving effect to the foregoing clause (ii)).

“Required Percentage” shall mean, with respect to an Applicable Period, 50%; provided, that (a) if the Net First Lien Leverage Ratio as at the end of the Applicable Period is less than or equal to 4.25 to 1.00 but greater than 3.75 to 1.00, such percentage shall be 25% and (b) if the Net First Lien Leverage Ratio as at the end of the Applicable Period is less than or equal to 3.75 to 1.00, such percentage shall be 0%.

“Required Prepayment Lenders” shall mean, at any time, the holders of more than 50% of the aggregate unpaid principal amount of the Term Loans outstanding at such time (subject to the last paragraph of Section 9.08(b)).

“Required Revolving Facility Lenders” shall mean, at any time, Revolving Facility Lenders having (a) Revolving Facility Loans (other than Swingline Loans) outstanding, (b) Revolving L/C Exposures, (c) Swingline Exposures and (d) Available Unused Commitments that, taken together, represent more than 50% of the sum of (w) all Revolving Facility Loans (other than Swingline Loans) outstanding, (x) all Revolving L/C Exposures, (y) all Swingline Exposures and (z) the total Available Unused Commitments at such time; provided, that the Revolving Facility Loans, Revolving L/C Exposures, Swingline Exposures and Available Unused Commitment of any Defaulting Lender shall be disregarded in determining Required Revolving Facility Lenders at any time.

“Requirement of Law” shall mean, as to any person, any law, treaty, rule, regulation, statute, order, ordinance, decree, judgment, consent decree, writ, injunction, settlement agreement or governmental requirement enacted, promulgated or imposed or entered into or agreed by any Governmental Authority, in each case applicable to or binding upon such person or any of its property or assets or to which such person or any of its property or assets is subject.

“Resolution Authority” shall mean an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” of any person shall mean any executive officer or Financial Officer of such person and any other officer or similar official thereof responsible for the administration of the obligations of such person in respect of this Agreement, or any other duly authorized employee or signatory of such person.

“Restatement Agreement” shall mean the Restatement Agreement dated as of the Closing Date, by and among the Loan Parties, the Administrative Agent, the Additional Term B Lender, each Converting Term B-5 Lender (as defined therein), each Revolving Facility Lender, and each other Lender with a Term Facility Commitment under the Amended and Restated Credit Agreement.

“Restricted Payments” shall have the meaning assigned to such term in Section 6.06. The amount of any Restricted Payment made other than in the form of cash or cash equivalents shall be the fair market value thereof (as determined by the Borrower in good faith).

“Restricted Payments Incurrence Clause” shall have the meaning assigned to such term in the second to last paragraph of Section 6.06.

“Revolving Facility” shall mean the Revolving Facility Commitments of any Class and the extensions of credit made hereunder by the Revolving Facility Lenders of such Class and, for purposes of Section 9.08(b), shall refer to all such Revolving Facility Commitments as a single Class.

“Revolving Facility Borrowing” shall mean a Borrowing comprised of Revolving Facility Loans of the same Class.

“Revolving Facility Commitment” shall mean, with respect to each Revolving Facility Lender, the commitment of such Revolving Facility Lender to make Revolving Facility Loans pursuant to Section 2.01(b) and 2.01(d), expressed as an amount representing the maximum aggregate permitted amount of such Revolving Facility Lender’s Revolving Facility Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08, (b) reduced or increased from time to time pursuant to assignments by or to such Lender under Section 9.04, and (c) increased (or replaced) as provided under Section 2.21. The initial amount of each Lender’s Revolving Facility Commitment is set forth on Schedule 2.01 or in the Assignment and Acceptance or Incremental Assumption Agreement pursuant to which such Lender shall have assumed its Revolving Facility Commitment, as applicable. The aggregate amount of the Lenders’ Revolving Facility Commitments on the ~~Closing Date is $385,000,000. On the Closing Date, there is~~Amendment No. 4 Effective Date is $700,000,000. On the Amendment No. 4 Effective Date, the Tranche 1 Revolving Facility Commitments are the only ~~one~~ Class of Revolving Facility Commitments. After the ~~Closing~~Amendment No. 4 Effective Date, additional Classes of Revolving Facility Commitments may be added or created pursuant to Incremental Assumption Agreements.

“Revolving Facility Credit Exposure” shall mean, at any time with respect to any Class of Revolving Facility Commitments, the sum of (a) the aggregate principal amount of the Revolving Facility Loans of such Class outstanding at such time, (b) the Swingline Exposure applicable to such Class at such time and (c) the Revolving L/C Exposure applicable to such Class at such time minus, for the purpose of Sections 6.11 and 7.03, the amount of Letters of Credit that have been Cash Collateralized in an amount equal to the Minimum L/C Collateral Amount at such time. The Revolving Facility Credit Exposure of any Revolving Facility Lender at any time shall be the product of (x) such Revolving Facility Lender’s Revolving Facility Percentage of the applicable Class and (y) the aggregate Revolving Facility Credit Exposure of such Class of all Revolving Facility Lenders, collectively, at such time.

“Revolving Facility Lender” shall mean a Lender (including an Incremental Revolving Facility Lender) with a Revolving Facility Commitment or with outstanding Revolving Facility Loans.

“Revolving Facility Loan” shall mean a Loan made by a Revolving Facility Lender pursuant to Section 2.01(b) or 2.01(d). Unless the context otherwise requires, the term “Revolving Facility Loans” shall include the Other Revolving Loans.

“Revolving Facility Maturity Date” shall mean, as the context may require, (a) with respect to the Tranche 1 Revolving Facility ~~in effect on the Closing Date, August 25, 2026~~, the earliest of (x) August 23, 2029 and (y) if at least $225,000,000 of Term Loans (or any Indebtedness refinancing, refunding or replacing any Term Loans that matures on or prior to the date that is 91 days following August 23, 2029) are outstanding on the date that is 91 days prior to the Term Facility Maturity Date (as such date may be extended consistent with the terms hereof) (the “Springing Maturity Date”), the Springing Maturity Date, and (b) with respect to any other Classes of Revolving Facility Commitments, the maturity dates specified therefor in the applicable Incremental Assumption Agreement.

“Revolving Facility Percentage” shall mean, with respect to any Revolving Facility Lender of any Class, the percentage of the total Revolving Facility Commitments of such Class represented by such Lender’s Revolving Facility Commitment of such Class. If the Revolving Facility Commitments of such Class have terminated or expired, the Revolving Facility Percentages of such Class shall be determined based upon the Revolving Facility Commitments of such Class most recently in effect, giving effect to any assignments pursuant to Section 9.04.

“Revolving Facility Termination Event” shall have the meaning assigned to such term in Section 2.05(k).

“Revolving L/C Exposure” of any Class shall mean at any time the sum of (a) the aggregate undrawn amount of all Letters of Credit applicable to such Class outstanding at such time and (b) the aggregate principal amount of all L/C Disbursements applicable to such Class that have not yet been reimbursed at such time. The Revolving L/C Exposure of any Class of any Revolving Facility Lender at any time shall mean its applicable Revolving Facility Percentage of the aggregate Revolving L/C Exposure applicable to such Class at such time. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the International Standby Practices, International Chamber of Commerce No. 590, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, that with respect to any Letter of Credit that, by its terms or the terms of any document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

“S&P” shall mean Standard & Poor’s Ratings Group, Inc. and its successors and assigns.

“Sale and Lease-Back Transaction” shall have the meaning assigned to such term in Section 6.03.

“Sanctions Laws” shall have the meaning assigned to such term in Section 3.25(c).

“SEC” shall mean the Securities and Exchange Commission or any successor thereto.

“Second-Priority Senior Secured Notes” shall mean the $500,000,000 in an initial aggregate principal amount of the Borrower’s 9.500% Second-Priority Senior Secured Notes due 2025 issued pursuant to the Second-Priority Senior Secured Notes Indenture.

“Second-Priority Senior Secured Notes Indenture” shall mean the Indenture, dated August 5, 2020, among the Borrower, as issuer, the guarantors party thereto from time to time and Wilmington Trust, National Association, as trustee and collateral agent, as such document may be amended, restated, supplemented or otherwise modified from time to time.

“Secured Cash Management Agreement” shall mean any Cash Management Agreement that is entered into by and between any Loan Party and any Cash Management Bank, or any Guarantee by any Loan Party of any Cash Management Agreement entered into by and between any Subsidiary and any Cash Management Bank, in each case to the extent that such Cash Management Agreement or such

Guarantee, as applicable, is not otherwise designated in writing by the Borrower and such Cash Management Bank to the Administrative Agent to not be included as a Secured Cash Management Agreement.

“Secured Hedge Agreement” shall mean any Hedging Agreement that is entered into by and between any Loan Party or any Subsidiary and any Hedge Bank, or any Guarantee by any Loan Party of any Hedging Agreement entered into by and between any Subsidiary and any Hedge Bank, in each case to the extent that such Hedging Agreement or such Guarantee, as applicable, is not otherwise designated in writing by the Borrower and such Hedge Bank to the Administrative Agent to not be included as a Secured Hedge Agreement. Notwithstanding the foregoing, for all purposes of the Loan Documents, any Guarantee of, or grant of any Lien to secure, any obligations in respect of a Secured Hedge Agreement by a Guarantor shall not include any Excluded Swap Obligations.

“Secured Parties” shall mean, collectively, the Administrative Agent, the Collateral Agent, each Lender, each Issuing Bank, each Hedge Bank that is party to any Secured Hedge Agreement, each Cash Management Bank that is party to any Secured Cash Management Agreement and each sub-agent appointed pursuant to Section 8.02 by the Administrative Agent with respect to matters relating to the Loan Documents or by the Collateral Agent with respect to matters relating to any Collateral Document.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Securitization Assets” shall mean any of the following assets (or interests therein) from time to time originated, acquired or otherwise owned by the Borrower or any Subsidiary or in which the Borrower or any Subsidiary has any rights or interests, in each case, without regard to where such assets or interests are located: (a) Receivables Assets, (b) franchise fees, royalties and other similar payments made related to the use of trade names and other Intellectual Property, business support, training and other services, (c) revenues related to distribution and merchandising of the products of the Borrower and its Subsidiaries, (d) rents, real estate taxes and other non-royalty amounts due from franchisees, (e) Intellectual Property rights relating to the generation of any of the types of assets listed in this definition, (f) parcels of or interests in real property, together with all easements, hereditaments and appurtenances thereto, all improvements and appurtenant fixtures and equipment incidental to the ownership, lease or operation thereof, (g) any Equity Interests of any Special Purpose Securitization Subsidiary or any Subsidiary of a Special Purpose Securitization Subsidiary and any rights under any limited liability company agreement, trust agreement, shareholders agreement, organization or formation documents or other agreement entered into in furtherance of the organization of such entity, (h) any inventory and any equipment, contractual rights with unaffiliated third parties, website domains and associated property and rights necessary for a Special Purpose Securitization Subsidiary to operate in accordance with its stated purposes, (i) any rights and obligations associated with gift card or similar programs, and (j) other assets and property (or proceeds of such assets or property) to the extent customarily included in securitization transactions of the relevant type in the applicable jurisdictions (as determined by the Borrower in good faith).

“Senior Unsecured Note Documents” shall mean the Senior Unsecured Notes Indenture, the Senior Unsecured Notes and the “Guarantees” under and as defined in the Senior Unsecured Notes Indenture, as each such document may be amended, restated, supplemented or otherwise modified from time to time.

“Senior Unsecured Notes” shall mean the $725,000,000 in aggregate principal amount of the Borrower’s Senior Unsecured Notes due 2029 issued pursuant to the Senior Unsecured Notes Indenture.

“Senior Unsecured Notes Indenture” shall mean the Indenture, dated as of the Closing Date, among the Borrower, as issuer, the guarantors party thereto from time to time and Wilmington Trust,

National Association, as trustee and collateral agent, as such document may be amended, restated, supplemented or otherwise modified from time to time.

“Similar Business” shall mean any business, the majority of whose revenues are derived from (i) business or activities conducted by the Borrower and its Subsidiaries on the Closing Date, (ii) any business that is a natural outgrowth or reasonable extension, development or expansion of any such business or any business similar, reasonably related, incidental, complementary or ancillary to any of the foregoing or (iii) any business that in the Borrower’s good faith business judgment constitutes a reasonable diversification of businesses conducted by the Borrower and its Subsidiaries.

“SOFR” shall mean a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” shall mean the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” shall mean the NYFRB’s website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Determination Date” shall have the meaning assigned to such term in the definition of “Daily Simple SOFR.”

“SOFR Rate Day” shall have the meaning assigned to such term in the definition of “Daily Simple SOFR.”

“Special Flood Hazard Area” shall have the meaning assigned to such term in Section 5.02(c).

“Special Purpose Securitization Subsidiary” shall mean (i) a direct or indirect Subsidiary of the Borrower established in connection with a Permitted Securitization Financing for the acquisition of Securitization Assets or interests therein, and which is organized in a manner (as determined by the Borrower in good faith) intended to reduce the likelihood that it would be substantively consolidated with Holdings, the Borrower or any of the Subsidiaries (other than Special Purpose Securitization Subsidiaries) in the event Holdings, the Borrower or any such Subsidiary becomes subject to a proceeding under the U.S. Bankruptcy Code (or other insolvency law) and (ii) any subsidiary of a Special Purpose Securitization Subsidiary.

“Specified Guarantor” means any Guarantor that is not an “ eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 10.10).

“Springing Maturity Date” shall have the meaning assigned to such term in the definition of “Revolving Facility Maturity Date.”

“Standby Letters of Credit” shall have the meaning assigned to such term in Section 2.05(a).

“Subagent” shall have the meaning assigned to such term in Section 8.02.

“Subject Group” shall have the meaning assigned to such term in the definition of the term “Change in Control.”

“Subject Term Loan” shall mean an Other Term Loan incurred prior to the six month anniversary of the Closing Date pursuant to clause (a) of Section 2.21 that is broadly syndicated to banks and other institutional investors, bears interest at a floating rate and is secured by Liens on the Collateral that rank pari passu with the Liens thereon securing the Term Loans.

“subsidiary” shall mean, with respect to any person (herein referred to as the “parent”), any corporation, partnership, association or other business entity (a) that is, at the time any determination is made, Controlled by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent, (b) of which securities or other ownership interests representing at least 50% of the economic interests or at least 50% of the ordinary voting power (or board representation, including through block voting arrangements) or at least 50% of the general partnership interests are, at the time any determination is being made, directly or indirectly, owned, Controlled or held by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent or (c) the financial results of which are (or are expected to be) consolidated with those of the parent and its subsidiaries in the financial statements of the parent and its subsidiaries; provided that any such person described under clauses (b) and (c) above may be determined to be or not be a “subsidiary” of the Borrower at the option of the Borrower by written notice delivered to the Administrative Agent.

“Subsidiary” shall mean, unless the context otherwise requires, a subsidiary of the Borrower. Notwithstanding the foregoing (and except for purposes of clauses (1) and (2) of the definition of “Unrestricted Subsidiary” contained herein) an Unrestricted Subsidiary shall be deemed not to be a Subsidiary of the Borrower or any of its Subsidiaries for purposes of the Loan Documents.

“Subsidiary Guarantor” shall mean (a) each Wholly Owned Domestic Subsidiary of the Borrower that is not an Excluded Subsidiary and (b) any other Domestic Subsidiary of the Borrower that the Borrower elects in its sole discretion from time to time to be a guarantor in respect of the Obligations (by way of delivering to the Collateral Agent a supplement to the Collateral Agreement and a counterpart to this Agreement, in each case, duly executed by such Subsidiary), whereupon (1) such Subsidiary shall be obligated to comply with the other requirements of Section 5.10(d) as if it were newly acquired and (2) notwithstanding anything to the contrary in this Agreement, such Subsidiary shall not be considered a CFC or FSHCO for purposes of the definitions of “Excluded Assets” and “Excluded Subsidiaries” for so long as such election is in effect.

“Subsidiary Redesignation” shall have the meaning provided in the definition of “Unrestricted Subsidiary” contained in this Section 1.01.

“Successor Borrower” shall have the meaning assigned to such term in Section 6.05(o).

“Supported QFC” shall have the meaning assigned to such term in Section 9.25.

“Swap Obligation” shall mean, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swingline Borrowing” shall mean a Borrowing comprised of Swingline Loans.

“Swingline Borrowing Request” shall mean a request by the Borrower substantially in the form of Exhibit D-2 or such other form as shall be approved by the Swingline Lender.

“Swingline Commitment” shall mean, with respect to each Swingline Lender, the commitment of such Swingline Lender to make Swingline Loans pursuant to Section 2.04. The aggregate amount of the Swingline Commitments on the Closing Date is $20,000,000. The Swingline Commitment is part of, and not in addition to, the Revolving Facility Commitments.

“Swingline Exposure” shall mean at any time the aggregate principal amount of all outstanding Swingline Borrowings at such time. The Swingline Exposure of any Revolving Facility Lender at any time shall mean its applicable Revolving Facility Percentage of the aggregate Swingline Exposure at such time.

“Swingline Lender” shall mean (a) the Administrative Agent, in its capacity as a lender of Swingline Loans, and (b) each Revolving Facility Lender that shall have become a Swingline Lender hereunder as provided in Section 2.04(d), each in its capacity as a lender of Swingline Loans hereunder.

“Swingline Loans” shall mean the swingline loans made to the Borrower pursuant to Section 2.04.

“Tax Distributions” shall mean any distributions described in Section 6.06(b).

“Taxes” shall mean any present or future taxes, duties, levies, imposts, assessments, deductions, withholdings or other similar charges imposed by any Governmental Authority, whether computed on a separate, consolidated, unitary, combined or other basis and any interest, fines, penalties or additions to tax with respect to the foregoing.

“Term B-2 Borrowing” shall mean any Borrowing comprised of Term B-2 Loans.

“Term B-2 Facility” shall mean the Additional Term B-2 Loan Commitment and the Term B-2 Loans made hereunder.

“Term B-2 Facility Maturity Date” shall mean August 25, 2028.

“Term B-2 Lender” means, at any time, any Lender that has a Term B-2 Loan at such time.

“Term B-2 Loans” shall mean, collectively, “Term B-2 Loans” as defined in Section 2.01(a) and the Incremental Term B-2 Loans.

“Term B-5 Lender” means, at any time, any lender that has a Term B-5 Loan under the Existing Credit Agreement immediately prior to the Closing Date.

“Term B-5 Loans” means all term loans that are outstanding under the Existing Credit Agreement immediately prior to the Closing Date.

“Term B Borrowing” shall mean any Borrowing comprised of Term B Loans.

“Term B Facility” shall mean the Term B Loan Commitments and the Term B Loans made hereunder.

“Term B Facility Maturity Date” shall mean August 25, 2028.

“Term B Lender” means, at any time, any Lender that has a Term B Loan at such time.

“Term B Loan Commitment” shall mean the obligation of the Additional Term B Lender to make a Term B Loan on the Closing Date in an aggregate principal amount equal to the excess of $1,200,000,000 minus the aggregate principal amount of Converted Term B-5 Loans. The Term B Loan Commitment on the Closing Date is $823,132,823.93.

“Term B Loan Installment Date” shall have the meaning assigned to such term in Section 2.10(a)(i).

“Term B Loans” shall mean (a) the term loans made by the Lenders to the Borrower pursuant to Section 2.01(a), and (b) any Incremental Term Loans in the form of Term B Loans made by the Incremental Term Lenders to the Borrower pursuant to Section 2.01(~~c~~e).

“Term Benchmark” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted Term SOFR Rate.

“Term Benchmark Borrowing” shall mean a Borrowing comprised of Term Benchmark Loans.

“Term Benchmark Loan” shall mean any Term Benchmark Term Loan or Term Benchmark Revolving Loan.

“Term Benchmark Revolving Facility Borrowing” shall mean a Borrowing comprised of Term Benchmark Revolving Loans.

“Term Benchmark Revolving Loan” shall mean any Revolving Facility Loan bearing interest at a rate determined by reference to the Adjusted Term SOFR Rate in accordance with the provisions of Article II.

“Term Benchmark Term Loan” shall mean any Term Loan bearing interest at a rate determined by reference to the Adjusted Term SOFR Rate in accordance with the provisions of Article II.

“Term Borrowing” shall mean any Term B Borrowing, any Term B-2 Borrowing or any Incremental Term Borrowing.

“Term Facility” shall mean the Term B Facility, the Term B-2 Facility and/or any or all of the Incremental Term Facilities.

“Term Facility Commitment” shall mean the commitment of a Lender to make Term Loans.

“Term Facility Maturity Date” shall mean, as the context may require, (a) with respect to the Term B Facility in effect on the Closing Date, the Term B Facility Maturity Date, (b) with respect to the Term B-2 Facility in effect on the Amendment No. 2 Effective Date and the Incremental Term B-2 Loans, the Term B-2 Facility Maturity Date and (c) with respect to any other Class of Term Loans, the maturity dates specified therefor in the applicable Incremental Assumption Agreement.

“Term Loan Installment Date” shall mean any Term B Loan Installment Date or any Incremental Term Loan Installment Date.

“Term Loans” shall mean the Term B Loans, the Term B-2 Loans, the Incremental Term B-2 Loans and/or the Incremental Term Loans.

“Term SOFR Determination Day” shall have the meaning assigned to such term in the definition of “Term SOFR Reference Rate.”

“Term SOFR Rate” shall mean, with respect to any Term Benchmark Borrowing and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately

5:00 a.m., Chicago time, two U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator.

“Term SOFR Reference Rate” shall mean, for any date and time (such day, the “Term SOFR Determination Day”), with respect to any Term Benchmark Borrowing and for any tenor comparable to the applicable Interest Period, the rate per annum published by the CME Term SOFR Administrator and identified by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 pm (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Rate has not occurred, then, so long as such day is otherwise a U.S. Government Securities Business Day, the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than five (5) U.S. Government Securities Business Days prior to such Term SOFR Determination Day.

“Term Yield Differential” shall have the meaning assigned to such term in Section 2.21(b)(vii).

“Termination Date” shall mean the date on which (a) all Commitments shall have been terminated, (b) the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document and all other Loan Obligations shall have been paid in full (other than in respect of contingent indemnification, expense reimbursement claims and other contingent obligations not then due and payable) and (c) all Letters of Credit (other than those that have been Cash Collateralized or back-stopped on terms reasonably acceptable to the applicable Issuing Bank) have been cancelled or have expired and all amounts drawn or paid thereunder have been reimbursed in full.

“Test Period” shall mean, on any date of determination, the period of four consecutive fiscal quarters of the Borrower then most recently ended (taken as one accounting period) for which financial statements have been (or were required to be) delivered pursuant to Section 5.04(a) or 5.04(b); provided that prior to the first date financial statements have been delivered pursuant to Section 5.04(a) or 5.04(b), the Test Period in effect shall be the four fiscal quarter period ended March 31, 2021.

“Testing Condition” shall be satisfied at any time if as of such time (i) the sum of without duplication (x) the aggregate principal amount of outstanding Revolving Facility Loans and Swingline Loans at such time and (y) the aggregate stated amount of Letters of Credit issued hereunder at such time (other than $30,000,000 of undrawn Letters of Credit and any Letters of Credit that have been Cash Collateralized in accordance with Section 2.05(j)) exceeds (ii) an amount equal to 35% of the aggregate amount of the Revolving Facility Commitments at such time.

“Third Party Funds” shall mean any segregated accounts or funds, or any portion thereof, received by the Borrower or any of its Subsidiaries as agent on behalf of third parties (other than the Borrower or any Guarantor) in accordance with a written agreement that imposes a duty upon the Borrower or one or more of its Subsidiaries to collect and remit those funds to such third parties.

“Trade Letters of Credit” shall have the meaning assigned to such term in Section 2.05(a).

“Tranche 1 Revolving Facility Commitment” means, as to each Revolving Facility Lender, its obligation to (a) make Tranche 1 Revolving Facility Loans to the Borrower pursuant to Section 2.01(d), (b) purchase participations in Obligations in respect of Letters of Credit and (c) purchase participations in

Swingline Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount of (i) in the case of a Tranche 1 Revolving Facility Lender, such Lender’s Tranche 1 Revolving Facility Commitment as set forth next to such Lender’s name on Schedule I of Amendment No. 4 or (ii) following the Amendment No. 4 Effective Date, as set forth in the Assignment and Acceptance pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement (including Section 2.21 and Section 9.08). The aggregate Tranche 1 Revolving Facility Commitments of all Revolving Facility Lenders shall be $700,000,000 on the Amendment No. 4 Effective Date, as such amount may be adjusted from time to time in accordance with the terms of this Agreement.

“Tranche 1 Revolving Facility” means, at any time, the aggregate amount of the Tranche 1 Revolving Facility Lenders’ Tranche 1 Revolving Facility Commitments at such time.

“Tranche 1 Revolving Facility Lender” means, at any time, any Lender that has a Tranche 1 Revolving Facility Commitment at such time or, if the Tranche 1 Revolving Facility Commitments have terminated, Revolving Facility Credit Exposure.

“Tranche 1 Revolving Facility Loan” has the meaning set forth in Section 2.01(d).

“Transaction Documents” shall mean the Loan Documents, the Senior Secured Note Documents and the Senior Unsecured Note Documents.

“Transaction Expenses” shall mean any fees or expenses incurred or paid by the Borrower or any of its Subsidiaries or any of their Affiliates in connection with (i) the Transactions, this Agreement and the other Loan Documents, the Senior Unsecured Note Documents and the Senior Secured Note Documents and (ii) the transactions contemplated hereby and thereby.

“Transactions” shall mean, collectively, the transactions to occur pursuant to the Transaction Documents, including (a) the execution, delivery and performance of the Loan Documents, the creation of the Liens pursuant to the Collateral Documents, and the initial borrowings hereunder and the use of proceeds thereof, (b) the execution, delivery and performance of the Senior Unsecured Note Documents and the issuance of the Senior Unsecured Notes and the use of proceeds thereof, (c) the consummation of the Closing Date Refinancing and (d) the payment of all fees and expenses to be paid and owing in connection with the foregoing.

“Type” shall mean, when used in respect of any Loan or Borrowing, the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, the term “Rate” shall include the Adjusted Term SOFR Rate and the ABR.

“U.S. Bankruptcy Code” shall mean Title 11 of the United States Code, as amended.

“U.S. Lender” shall mean any Lender other than a Foreign Lender.

“U.S. Special Resolution Regimes” shall have the meaning assigned to such term in Section 9.25.

“UCP” shall mean, with respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 600 (or such later version thereof as may be in effect at the time of issuance).

“UK Financial Institution” shall mean any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential

Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” shall mean the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” shall mean the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustments.

“Uniform Commercial Code” shall mean the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.

“Unreimbursed Amount” shall have the meaning assigned to such term in Section 2.05(e).

“Unrestricted Cash” shall mean cash or cash equivalents of the Borrower or any of its Subsidiaries that would not appear as “restricted” on a consolidated balance sheet of the Borrower or any of its Subsidiaries.

“Unrestricted Subsidiary” shall mean (1) any Subsidiary of the Borrower identified on Schedule 1.01(D), (2) any other Subsidiary of the Borrower, whether owned on the Closing Date or acquired or created after the Closing Date, that is designated by the Borrower as an Unrestricted Subsidiary hereunder by written notice to the Administrative Agent; provided, that the Borrower shall only be permitted to so designate a new Unrestricted Subsidiary after the Closing Date so long as (a) no Event of Default would result therefrom, (b) such Unrestricted Subsidiary shall be capitalized (to the extent capitalized by the Borrower or any of its Subsidiaries) through Investments as permitted by, and in compliance with, Section 6.04, and any prior or concurrent Investments in such Subsidiary by the Borrower or any of its Subsidiaries shall be deemed to have been made under Section 6.04, and (c) without duplication of clause (b), any net assets owned by such Unrestricted Subsidiary at the time of the initial designation thereof shall be treated as Investments pursuant to Section 6.04; and (3) any subsidiary of an Unrestricted Subsidiary. The Borrower may designate any Unrestricted Subsidiary to be a Subsidiary for purposes of this Agreement (each, a “Subsidiary Redesignation”); provided, that (i) no Event of Default would result therefrom and (ii) the Borrower shall have delivered to the Administrative Agent an officer’s certificate executed by a Responsible Officer of the Borrower, certifying to the best of such officer’s knowledge, compliance with the requirements of preceding clause (i).

“U.S. Government Securities Business Day” shall mean any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“USA PATRIOT Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107 56 (signed into law October 26, 2001)).

“USPAP” shall mean the Uniform Standards of Professional Appraisal Practice, as amended.

“Voting Stock” shall mean, with respect to any person, such person’s Equity Interests having the right to vote for the election of directors of such person under ordinary circumstances.

“Weighted Average Life to Maturity” shall mean, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.

“Wholly Owned Domestic Subsidiary” shall mean a Wholly Owned Subsidiary that is also a Domestic Subsidiary.

“Wholly Owned Subsidiary” of any person shall mean a subsidiary of such person, all of the Equity Interests of which (other than directors’ qualifying shares or nominee or other similar shares required pursuant to applicable law) are owned by such person or another Wholly Owned Subsidiary of such person. Unless the context otherwise requires, “Wholly Owned Subsidiary” shall mean a Subsidiary of the Borrower that is a Wholly Owned Subsidiary of the Borrower.

“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Working Capital” shall mean, with respect to the Borrower and the Subsidiaries on a consolidated basis at any date of determination, Current Assets at such date of determination minus Current Liabilities at such date of determination; provided, that, for purposes of calculating Excess Cash Flow, increases or decreases in Working Capital shall be calculated without regard to any changes in Current Assets or Current Liabilities as a result of (a) any reclassification in accordance with GAAP of assets or liabilities, as applicable, between current and noncurrent or (b) the effects of purchase accounting.

“Write-Down and Conversion Powers” shall mean, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.02
Terms Generally. The definitions set forth or referred to in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, any reference in this Agreement to any Loan Document shall mean such document as amended, restated, supplemented or otherwise modified from time to time. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding any changes in GAAP after the Closing Date, any lease of the Borrower or its Subsidiaries or of a special purpose or other entity not consolidated with the Borrower and its Subsidiaries at the time of its incurrence of such lease, that would be characterized as an operating lease under GAAP in effect on the Closing Date (whether such lease is entered into before or after the Closing Date) shall not constitute Indebtedness or a Capitalized Lease Obligation of the Borrower or any Subsidiary under this Agreement or any other Loan Document as a result of such changes in GAAP after the Closing Date.
Section 1.03
Effectuation of Transactions. Each of the representations and warranties contained in this Agreement (and all corresponding definitions) are made after giving effect to the Transactions as shall have taken place on or prior to the date of determination, unless the context otherwise requires.
Section 1.04
[Reserved].
Section 1.05
[Reserved].
Section 1.06
[Reserved].
Section 1.07
Timing of Payment or Performance. Except as otherwise expressly provided herein, when the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment or performance shall extend to the immediately succeeding Business Day.
Section 1.08
Times of Day. Unless otherwise specified herein, all references herein to times of day shall be references to New York City time (daylight or standard, as applicable).
Section 1.09
Holdings. From time to time after the Closing Date, Holdings may form one or more new Subsidiaries to become direct or indirect parent companies of the Borrower; provided that, contemporaneously with the formation of the new direct parent company of the Borrower (an “Intermediate Holdings”), such person enters into a joinder to this Agreement and a supplement to the Holdings Pledge Agreement (or, at the option of such person, a new Holdings Pledge Agreement in substantially similar form or such other form reasonably satisfactory to the Administrative Agent) duly executed and delivered on behalf of such person. Immediately after any Intermediate Holdings complying with the proviso in the foregoing sentence, the Guarantee incurred by the then existing Holdings of the Obligations shall automatically terminate and Holdings shall be released from its obligations under the Loan Documents, shall cease to be a Loan Party and any Liens created by any Loan Documents on any assets or Equity Interests owned by Holdings shall automatically be released (unless, in each case, the Borrower shall elect in its sole discretion that such release of Holdings shall not be effective). Thereafter, Intermediate Holdings shall be deemed to be Holdings for all purposes of this Agreement (until any additional Intermediate Holdings shall be formed in accordance with this Section 1.09) and the Borrower and the Administrative Agent shall be permitted to amend this Agreement and the other Loan Documents to reflect the transactions consummated in accordance with this Section 1.09 and the resulting organizational structure of Intermediate Holdings and its Subsidiaries.
Section 1.10
Election Date. In connection with any commitment, definitive agreement or similar event relating to an Investment, Restricted Payment or Disposition, the Borrower may designate such Investment, Restricted Payment or Disposition as having occurred on the date of the commitment, definitive agreement or similar event relating thereto (such date, the “Election Date”) if, after giving pro forma effect to such Investment, Restricted Payment or Disposition and all related transactions in connection therewith and any related pro forma adjustments, the Borrower or any of its Subsidiaries would have been permitted to make such Investment, Restricted Payment or Disposition on the relevant Election Date in compliance with this Agreement, and any related subsequent actual making of such Investment, Restricted Payment or Disposition will be deemed for all purposes under this Agreement to have been made on such Election Date, including, without limitation, for purposes of calculating any ratio, compliance with any test, usage of any baskets hereunder (if applicable) and Adjusted EBITDA and for purposes of determining whether there exists any Default or Event of Default (and all such calculations on and after such Election Date until the termination, expiration, passing, rescission, retraction or rescindment of such commitment, definitive agreement or similar event shall be made on a Pro Forma Basis giving effect thereto and all related transactions in connection therewith).
Section 1.11
Interest Rates; Benchmark Notification. Upon the occurrence of a Benchmark Transition Event Section 2.14(b) and (c) provide the mechanism for determining an alternative rate of interest. The Administrative Agent will promptly notify the Borrower, pursuant to Section 2.14(e), of any change to the reference rate upon which the interest rate on Term Benchmark Loans is based. However, the Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the Term SOFR Rate, Adjusted Term SOFR Rate or other rates in the definitions of “Term SOFR Rate” or “Adjusted Term SOFR” or with respect to any alternative or successor rate thereto, or replacement rate thereof (including, without limitation, (i) any such alternative, successor or replacement rate implemented pursuant to Section 2.14(b) or (c), and (ii) the implementation of any Benchmark Replacement Conforming Changes pursuant to Section 2.14(d)), including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did the secured overnight funding rate prior to its discontinuance or unavailability. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the any interest rate used in this Agreement, any component thereof, or rates referenced in the definitions thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
Article II

The Credits
Section 2.01
Commitments. Subject to the terms and conditions set forth herein:
(a)
(i) the Converted Term B-5 Loan of each Consenting Term B Lender is hereby converted to a Term B Loan to the Borrower in Dollars and in like principal amount on the Closing Date. All accrued and unpaid interest on the Term B-5 Loans to, but not including the Closing Date, but no amounts under Section 2.16 shall be payable in connection with such conversion, (ii) the Additional Term B Lender agrees to make a Loan (a “Term B Loan”, which term shall include each Loan converted from a Converted Term B-5 Loan pursuant to clause (a)(i) above) denominated in Dollars to the Borrower on the Closing Date in an aggregate principal amount equal to the Term B Commitment, (iii) the Converted Term B-2 Loan of each Converting Term B Lender is hereby converted to a Term B-2 Loan to the Borrower in Dollars and in like principal amount on the Amendment No. 2 Effective Date (with all accrued and unpaid interest on the Term B Loans to, but not including the Amendment No. 2 Effective Date, payable in connection with such conversion), (iv) the Additional Term B-2 Lender agrees to make a Loan (a “Term B-2 Loan”, which term shall include each Loan converted from a Converted Term B-2 Loan pursuant to clause (a)(iii) above) denominated in Dollars to the Borrower on the Amendment No. 2 Effective Date in an aggregate principal amount equal to the Additional Term B-2 Commitment and (v) each Incremental Term B-2 Lender with an Incremental Term B-2 Loan Commitment severally and not jointly agrees to make an Incremental Term B-2 Loan denominated in Dollars to the Borrower on the Amendment No. 3 Effective Date in an aggregate principal amount equal to the Incremental Term B-2 Commitment. The Incremental Term B-2 Loans shall, immediately following the funding thereof on the Amendment No. 3 Effective Date, automatically (and without any further action or notice by any party) be a single Class of Loans with the Term B-2 Loans for all purposes of this Agreement and the other Loan Documents~~.~~,
(b)
each Lender agrees to make Revolving Facility Loans of a Class in Dollars to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (i) such Lender’s Revolving Facility Credit Exposure of such Class exceeding such Lender’s Revolving Facility Commitment of such Class or (ii) the Revolving Facility Credit Exposure of such Class exceeding the total Revolving Facility Commitments of such Class. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Facility Loans,
(c)
subject to the terms and conditions set forth herein, any “Initial Revolving Commitments” (as defined in this Agreement immediately prior to the Amendment No. 4 Effective Date) outstanding under this Agreement immediately prior to the Amendment No. 4 Effective Date shall be terminated in accordance with Section 2.08(c),
(d)
subject to the terms and conditions set forth herein, each Tranche 1 Revolving Facility Lender severally agrees to make Revolving Facility Loans denominated in Dollars pursuant to Section 2.02 to the Borrower (each such loan, a “Tranche 1 Revolving Facility Loan”) from time to time, on any Business Day during the period from the Amendment No. 4 Effective Date until the Revolving Facility Maturity Date of the Tranche 1 Revolving Facility, in an aggregate principal amount not to exceed at any time outstanding the amount of such Lender’s Tranche 1 Revolving Facility Commitment as set forth next to such Lender’s name on Schedule I of Amendment No. 4; provided that after giving effect to any Revolving Facility Borrowing, the aggregate outstanding amount of the Tranche 1 Revolving Facility Loans of any Lender, plus such Lender’s Pro Rata Share of the outstanding amount of all Obligations under Letters of Credit, plus such Lender’s Pro Rata Share of the outstanding amount of all Swingline Loans shall not exceed such Lender’s Tranche 1 Revolving Facility Commitment. Within the limits of each Lender’s Tranche 1 Revolving Facility Commitments, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01(d), prepay under Section 2.11, and reborrow under this Section 2.01(d). Tranche 1 Revolving Facility Loans may be ABR Loans or Term Benchmark Loans, as further provided herein,
(e)
~~(c)~~ each Lender having an Incremental Term Loan Commitment agrees, subject to the terms and conditions set forth in the applicable Incremental Assumption Agreement, to make Incremental Term Loans to the Borrower, in an aggregate principal amount not to exceed its Incremental Term Loan Commitment, and
(f)
~~(d)~~ amounts of Term Loans borrowed under Section 2.01(a) or Section 2.01(~~c~~e) that are repaid or prepaid may not be reborrowed.
Section 2.02
Loans and Borrowings. (a) Each Loan shall be made as part of a Borrowing consisting of Loans under the same Facility and of the same Type made by the Lenders ratably in accordance with their respective Commitments under the applicable Facility (or, in the case of Swingline Loans, in accordance with their respective Swingline Commitments); provided, however, that Revolving Facility Loans of any Class shall be made by the Revolving Facility Lenders of such Class ratably in accordance with their respective Revolving Facility Percentages on the date such Loans are made hereunder. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided, that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.
(b)
Subject to Section 2.14, each Borrowing (other than a Swingline Borrowing) shall be comprised entirely of ABR Loans or Term Benchmark Loans as the Borrower may request in accordance herewith. ABR Loans shall be denominated in Dollars. Each Swingline Borrowing shall be an ABR Borrowing. Each Lender at its option may make any ABR Loan or Term Benchmark Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided, that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement and such Lender shall not be entitled to any amounts payable under Section 2.15 solely in respect of increased costs resulting from such exercise and existing at the time of such exercise.
(c)
At the commencement of each Interest Period for any Term Benchmark Revolving Facility Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of the applicable Borrowing Multiple and not less than the applicable Borrowing Minimum. At the time that each ABR Revolving Facility Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of the applicable Borrowing Multiple and not less than the applicable Borrowing Minimum; provided, that an ABR Revolving Facility Borrowing may be in an aggregate amount that is equal to the entire unused available balance of the Revolving Facility Commitments or that is required to finance the reimbursement of an L/C Disbursement as contemplated by Section 2.05(e). Each Swingline Borrowing shall be in an amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum. Borrowings of more than one Type may be outstanding at the same time; provided, however, that the Borrower shall not be entitled to request any Borrowing that, if made, would result in more than (i) 10 Term Benchmark Borrowings outstanding under all Term Facilities at any time and (ii) 10 Term Benchmark Borrowings outstanding in the aggregate under all Revolving Facilities at any time. Borrowings having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.
(d)
Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing of any Class if the Interest Period requested with respect thereto would end after the Revolving Facility Maturity Date or the Term Facility Maturity Date for such Class, as applicable.
Section 2.03
Requests for Borrowings. To request a Revolving Facility Borrowing and/or a Term Borrowing, the Borrower shall notify the Administrative Agent of such request electronically (a) in the case of a Term Benchmark Borrowing, not later than 11:00 a.m., Local Time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 10:00 a.m. Local Time, on the Business Day of the proposed Borrowing (or, in each case, such shorter period as the Administrative Agent may agree); provided, that, (x) any such notice of an ABR Revolving Facility Borrowing to finance the reimbursement of an L/C Disbursement as contemplated by Section 2.05(e) may be given not later than 10:00 a.m., Local Time, on the date of the proposed Borrowing and (y) any such notice of an Incremental Revolving Borrowing or Incremental Term Borrowing may be given at such time as provided in the applicable Incremental Assumption Agreement. Each such written Borrowing Request shall be irrevocable (other than in the case of any notice given in respect of the Closing Date, which may be conditioned upon the consummation of the Transactions, or in the case of notice given in respect of Incremental Commitments, which may be conditioned as provided in the applicable Incremental Assumption Agreement). Each such written Borrowing Request shall specify the following information in compliance with Section 2.02:

(i)
whether such Borrowing is to be a Borrowing of Term B Loans, Term B-2 Loans, Revolving Facility Loans, Refinancing Term Loans, Other Term Loans, Other Revolving Loans, Extended Term Loans, Extended Revolving Loans or Replacement Revolving Loans as applicable;
(ii)
the aggregate amount of the requested Borrowing;
(iii)
the date of such Borrowing, which shall be a Business Day;
(iv)
whether such Borrowing is to be an ABR Borrowing or a Term Benchmark Borrowing;
(v)
in the case of a Term Benchmark Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and
(vi)
the location and number of the Borrower’s account to which funds are to be disbursed.

If no election as to the currency of any Revolving Facility Borrowing is made, then the requested Borrowing shall be made in Dollars. If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Term Benchmark Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section 2.03, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

Section 2.04
Swingline Loans. (a) Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans in Dollars to the Borrower from time to time during the Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding the Swingline Commitment or (ii) the Revolving Facility Credit Exposure of the applicable Class exceeding the total Revolving Facility Commitments of such Class; provided, that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Borrowing. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans.
(b)
To request a Swingline Borrowing, the Borrower shall notify the Administrative Agent and the Swingline Lender of such request (confirmed by a Swingline Borrowing Request by electronic means), not later than 12:00 p.m., Local Time, on the day of a proposed Swingline Borrowing. Each such notice and Swingline Borrowing Request shall be irrevocable and shall specify (i) the requested date of such Swingline Borrowing (which shall be a Business Day) and (ii) the amount of the requested Swingline Borrowing. The Swingline Lender shall consult with the Administrative Agent as to whether the making of the Swingline Loan is in accordance with the terms of this Agreement prior to the Swingline Lender funding such Swingline Loan. The Swingline Lender shall make each Swingline Loan on the proposed date thereof by wire transfer of immediately available funds by 3:00 p.m., Local Time, to the account of the Borrower (or, in the case of a Swingline Borrowing made to finance the reimbursement of an L/C Disbursement as provided in Section 2.05(e), by remittance to the applicable Issuing Bank).
(c)
The Swingline Lender may by written notice given to the Administrative Agent require the Revolving Facility Lenders of the applicable Class to acquire participations on such Business Day in all or a portion of the outstanding Swingline Loans made by it. Such notice shall specify the aggregate amount of such Swingline Loans in which the Revolving Facility Lenders will participate.

Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each such Lender, specifying in such notice such Revolving Facility Lender’s applicable Revolving Facility Percentage of such Swingline Loan or Loans. Each Revolving Facility Lender hereby absolutely and unconditionally agrees, upon receipt of such notice from the Administrative Agent (and in any event, if such notice is received by 12:00 noon, New York City time, on a Business Day no later than 5:00 p.m. New York City time on such Business Day and if received after 12:00 noon, New York City time, on a Business Day shall mean no later than 10:00 a.m. New York City time on the immediately succeeding Business Day), to pay to the Administrative Agent for the account of the Swingline Lender, such Revolving Facility Lender’s applicable Revolving Facility Percentage of such Swingline Loan or Loans. Each Revolving Facility Lender acknowledges and agrees that its respective obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or Event of Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Facility Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.06 with respect to Loans made by such Revolving Facility Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Revolving Facility Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph (c), and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Revolving Facility Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear; provided, that any such payment so remitted shall be repaid to the Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the Borrower for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.
(d)
The Borrower may, at any time and from time to time, designate as additional Swingline Lenders one or more Revolving Facility Lenders that agree to serve in such capacity as provided below. The acceptance by a Revolving Facility Lender of an appointment as a Swingline Lender hereunder shall be evidenced by an agreement, which shall be in form and substance reasonably satisfactory to the Administrative Agent and the Borrower, executed by the Borrower, the Administrative Agent and such designated Swingline Lender, and, from and after the effective date of such agreement, (i) such Revolving Facility Lender shall have all the rights and obligations of a Swingline Lender under this Agreement and (ii) references herein to the term “Swingline Lender” shall be deemed to include such Revolving Facility Lender in its capacity as a lender of Swingline Loans hereunder.
(e)
Upon the Amendment No. 4 Effective Date, the aggregate amount of participations in Swingline Loans held by Revolving Facility Lenders shall be deemed to be reallocated to the Tranche 1 Revolving Facility Lenders so that participation of the Tranche 1 Revolving Facility Lenders in outstanding Swingline Loans shall be in proportion to their respective Tranche 1 Revolving Facility Commitments.
Section 2.05
Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of one or more letters of credit in Dollars in the form of (x) trade letters of credit in support of trade obligations of the Borrower and its Subsidiaries incurred in the ordinary course of business (such letters of credit issued for such purposes, “Trade Letters of Credit”) and (y) standby letters of credit issued for any other lawful purposes of the Borrower and its Subsidiaries (such letters of credit issued for such purposes, “Standby Letters of Credit”; each such letter of credit or bank guarantee, issued hereunder, a “Letter of Credit” and collectively, the “Letters of Credit”) for its own account or for the account of any Subsidiary in a form reasonably acceptable to the applicable Issuing Bank, at any time and from time to time during the applicable Availability Period and prior to the date that is five Business Days prior to the applicable Revolving Facility Maturity Date; provided, that (x) no Issuing Bank shall be required to issue any Trade Letters of Credit unless it agrees in writing to do so in its sole discretion, (y) the Borrower shall remain primarily liable in the case of a Letter of Credit issued for the account of a Subsidiary and (z) the applicable Issuing Bank shall not be obligated to issue Letters of Credit if any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Bank from issuing such Letter of Credit, the issuance of such Letter of Credit would violate any Requirements of Law binding upon such Issuing Bank or the issuance of the Letter of Credit would violate one or more policies of such Issuing Bank applicable to letters of credit generally. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, an Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.
(b)
Notice of Issuance, Amendment, Renewal, Extension: Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal (other than an automatic extension in accordance with paragraph (c) of this Section 2.05) or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or transmit by electronic communication, if arrangements for doing so have been approved by the applicable Issuing Bank, to the applicable Issuing Bank and the Administrative Agent (at least three Business Days in advance of the requested date of issuance, amendment or extension or such shorter period as the Administrative Agent and the applicable Issuing Bank in their sole discretion may agree) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended or extended, and specifying the date of issuance, amendment or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section 2.05), the amount and currency (which shall be Dollars) of such Letter of Credit, the name and address of the beneficiary thereof, whether such Letter of Credit constitutes a Standby Letter of Credit or a Trade Letter of Credit and such other information as shall be necessary to issue, amend or extend such Letter of Credit. If requested by the applicable Issuing Bank, the Borrower also shall submit a letter of credit application on such Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended or extended only if (and upon issuance, amendment or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment or extension, (i) the aggregate Revolving Facility Credit Exposure of the applicable Class shall not exceed the aggregate Revolving Facility Commitments of such Class and (ii) the Revolving L/C Exposure shall not exceed the Letter of Credit Sublimit.
(c)
Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year (unless otherwise agreed upon by the Borrower and the applicable Issuing Bank in their sole discretion) after the date of the issuance of such Letter of Credit (or, in the case of any extension thereof, one year (unless otherwise agreed upon by the Borrower and the applicable Issuing Bank in their sole discretion) after such extension) and (ii) the date that is five Business Days prior to the applicable Revolving Facility Maturity Date; provided, that any Letter of Credit with a one year tenor may provide for automatic extension thereof for additional one year periods (which, in no event, shall extend beyond the date referred to in clause (ii) of this paragraph (c)) so long as such Letter of Credit permits the applicable Issuing Bank to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof within a time period during such twelve-month period to be agreed upon at the time such Letter of Credit is issued; provided, further, that if such Issuing Bank consents in its sole discretion, the expiration date on any Letter of Credit may extend beyond the date referred to in clause (ii) above, provided, that if any such Letter of Credit is outstanding or is issued under the Revolving Facility Commitments of any Class after the date that is five Business Days prior to the Revolving Facility Maturity Date for such Class the Borrower shall provide Cash Collateral pursuant to documentation reasonably satisfactory to the Administrative Agent and the relevant Issuing Bank in an amount equal to the face amount of each such Letter of Credit on or prior to the date that is five Business Days prior to such Revolving Facility Maturity Date or, if later, such date of issuance.
(d)
Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) under the Revolving Facility Commitments of any Class and without any further action on the part of the applicable Issuing Bank or the Revolving Facility Lenders, such Issuing Bank hereby grants to each Revolving Facility Lender under such Class, and each such Revolving Facility Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Revolving Facility Lender’s applicable Revolving Facility Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Facility Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the applicable Issuing Bank, in Dollars, such Revolving Facility Lender’s applicable Revolving Facility Percentage of each L/C Disbursement made by such Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section 2.05, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Revolving Facility Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment or extension of any Letter of Credit or the occurrence and continuance of a Default or Event of Default or reduction or termination of the Commitments or the fact that, as a result of changes in currency exchange rates, such Revolving Facility Lender’s Revolving Facility Credit Exposure at any time might exceed its Revolving Facility Commitment at such time (in which case Section 2.11(f) would apply), and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.
(e)
Reimbursement. If the applicable Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such L/C Disbursement by paying to the Administrative Agent an amount in Dollars equal to such L/C Disbursement not later than 2:00 p.m., Local Time, on the first Business Day after the Borrower receives notice under paragraph (g) of this Section 2.05 of such L/C Disbursement (or the second Business Day, if such notice is received after 12:00 noon, Local Time), together with accrued interest thereon from the date of such L/C Disbursement at the rate applicable to ABR Revolving Facility Loans of the applicable Class; provided, that the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.04 that such payment be financed with an ABR Revolving Facility Borrowing or a Swingline Borrowing of the applicable Class, as applicable, in an equivalent amount and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Facility Borrowing or Swingline Borrowing. If the Borrower fails to reimburse any L/C Disbursement when due, then the Administrative Agent shall promptly notify the applicable Issuing Bank and each other applicable Revolving Facility Lender of the applicable L/C Disbursement, the payment then due from the Borrower in respect thereof (the “Unreimbursed Amount”) and, in the case of a Revolving Facility Lender, such Lender’s Revolving Facility Percentage thereof. Promptly following receipt of such notice, each Revolving Facility Lender with a Revolving Facility Commitment of the applicable Class shall pay to the Administrative Agent in Dollars its Revolving Facility Percentage of the Unreimbursed Amount in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Revolving Facility Lenders), and the Administrative Agent shall promptly pay to the applicable Issuing Bank the amounts so received by it from the Revolving Facility Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Revolving Facility Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Lenders and such Issuing Bank as their interests may appear. Any payment made by a Revolving Facility Lender pursuant to this paragraph to reimburse an Issuing Bank for any L/C Disbursement (other than the funding of an ABR Revolving Loan or a Swingline Borrowing as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such L/C Disbursement.
(f)
Obligations Absolute. The obligation of the Borrower to reimburse L/C Disbursements as provided in paragraph (e) of this Section 2.05 shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the applicable Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder. Neither the Administrative Agent, the Lenders nor any Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of such Issuing Bank, or any of the circumstances referred to in clauses (i), (ii) or (iii) of the first sentence; provided, that the foregoing shall not be construed to excuse the applicable Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are determined by final and binding decision of a court of competent jurisdiction to have been caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the applicable Issuing Bank, such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented that appear on their face to be in substantial compliance with the terms of a Letter of Credit, the applicable Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.
(g)
Disbursement Procedures. The applicable Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. Such Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by electronic means) of any such demand for payment under a Letter of Credit and whether such Issuing Bank has made or will make an L/C Disbursement thereunder; provided, that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse such Issuing Bank and the Revolving Facility Lenders with respect to any such L/C Disbursement.

(h)
Interim Interest. If an Issuing Bank shall make any L/C Disbursement, then, unless the Borrower shall reimburse such L/C Disbursement in full on the date such L/C Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such L/C Disbursement is made to but excluding the date that the Borrower reimburses such L/C Disbursement, at the rate per annum then applicable to ABR Revolving Loans of the applicable Class; provided, that, if such L/C Disbursement is not reimbursed by the Borrower when due pursuant to paragraph (e) of this Section 2.05, then Section 2.13(e) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Facility Lender pursuant to paragraph (e) of this Section 2.05 to reimburse such Issuing Bank shall be for the account of such Revolving Facility Lender to the extent of such payment.
(i)
Replacement of an Issuing Bank. An Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of an Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12. From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the replaced Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of such Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement but shall not be required to issue additional Letters of Credit.
(j)
Cash Collateralization Following Certain Events. If and when the Borrower is required to Cash Collateralize any Revolving L/C Exposure relating to any outstanding Letters of Credit pursuant to any of Section 2.05(c), 2.11(e), 2.11(f), 2.11(g), 2.22(a)(v) or 7.01, the Borrower shall deposit in an account with or at the direction of the Collateral Agent, in the name of the Collateral Agent and for the benefit of the Revolving Facility Lenders, an amount in cash in Dollars equal to the Revolving L/C Exposure as of such date (or, in the case of Sections 2.05(c), 2.11(e), 2.11(f), 2.11(g) and 2.22(a)(v), the portion thereof required by such Sections). Each deposit of Cash Collateral (x) made pursuant to this paragraph or (y) made by the Administrative Agent pursuant to Section 2.22(a)(ii), in each case, shall be held by the Collateral Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Collateral Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of (i) for so long as an Event of Default shall be continuing, the Collateral Agent and (ii) at any other time, the Borrower, in each case, in Permitted Investments and at the risk and expense of the Borrower, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Collateral Agent to reimburse each Issuing Bank for L/C Disbursements for which such Issuing Bank has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the Revolving L/C Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with Revolving L/C Exposure representing greater than 50% of the total Revolving L/C Exposure), be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of Cash Collateral hereunder as a result of the occurrence of an Event of Default or the existence of a Defaulting Lender or the occurrence of a limit under Section 2.11(e), (f) or (g) being exceeded, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived or the termination of the Defaulting Lender status or the limits under Sections 2.11(e), (f) and (g) no longer being exceeded, as applicable.
(k)
Cash Collateralization Following Termination of the Revolving Facility. Notwithstanding anything to the contrary herein, in the event of the prepayment in full of all outstanding Revolving Facility Loans and the termination of all Revolving Facility Commitments (a “Revolving Facility Termination Event”) in connection with which the Borrower notifies any one or more Issuing Banks that it intends to maintain one or more Letters of Credit initially issued under this Agreement in effect after the date of such Revolving Facility Termination Event (each, a “Continuing Letter of Credit”), then the security interest of the Collateral Agent in the Collateral under the Collateral Documents may be terminated in accordance with Section 9.18 if each such Continuing Letter of Credit is Cash Collateralized in an amount equal to the Minimum L/C Collateral Amount, which shall be deposited with or at the direction of each such Issuing Bank.
(l)
Additional Issuing Banks. From time to time, the Borrower may by notice to the Administrative Agent designate any Lender (in addition to the initial Issuing Banks) each of which agrees (in its sole discretion) to act in such capacity and is reasonably satisfactory to the Administrative Agent as an Issuing Bank. Each such additional Issuing Bank shall execute a counterpart of this Agreement upon the approval of the Administrative Agent (which approval shall not be unreasonably withheld or delayed) and shall thereafter be an Issuing Bank hereunder for all purposes.
(m)
Reporting. Unless otherwise requested by the Administrative Agent, each Issuing Bank shall (i) provide to the Administrative Agent copies of any notice received from the Borrower pursuant to Section 2.05(b) no later than the next Business Day after receipt thereof and (ii) report in writing to the Administrative Agent (A) on or prior to each Business Day on which such Issuing Bank expects to issue, amend or extend any Letter of Credit, the date of such issuance, amendment or extension, and the aggregate face amount of the Letters of Credit to be issued, amended or extended by it and outstanding after giving effect to such issuance, amendment or extension occurred (and whether the amount thereof changed), and such Issuing Bank shall be permitted to issue, amend or extend such Letter of Credit if the Administrative Agent shall not have advised such Issuing Bank that such issuance, amendment or extension would not be in conformity with the requirements of this Agreement, (B) on each Business Day on which such Issuing Bank makes any L/C Disbursement, the date of such L/C Disbursement and the amount of such L/C Disbursement and (C) on any other Business Day, such other information with respect to the outstanding Letters of Credit issued by such Issuing Bank as the Administrative Agent shall reasonably request.
(n)
Applicability of ISP and UCP. Unless otherwise expressly agreed by the relevant Issuing Bank and the Borrower when a Letter of Credit is issued, the rules of the ISP shall apply to each Standby Letter of Credit.
(o)
Upon the Amendment No. 4 Effective Date, the aggregate amount of participations in Letters of Credit held by Revolving Facility Lenders shall be deemed to be reallocated to the Tranche 1 Revolving Facility Lenders so that participation of the Tranche 1 Revolving Facility Lenders in outstanding Letters of Credit shall be in proportion to their respective Tranche 1 Revolving Facility Commitments.
Section 2.06
Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, Local Time (or, if applicable, in the case of Loans made on the Closing Date, 8:30 a.m., Local Time), to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided, that Swingline Loans shall be made as provided in Section 2.04. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account or accounts designated by the Borrower as specified in the applicable Borrowing Request; provided, that ABR Revolving Loans and Swingline Borrowings made to finance the reimbursement of a L/C Disbursement and reimbursements as provided in Section 2.05(e) shall be remitted by the Administrative Agent to the applicable Issuing Bank.
(b)
Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with clause (a) of this Section 2.06 and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand (without duplication) such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of (A) the Federal Funds Effective Rate and (B) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of a payment to be made by the Borrower, the interest rate applicable to ABR Loans at such time. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.
(c)
The foregoing notwithstanding, the Administrative Agent, in its sole discretion, may from its own funds make a Revolving Facility Loan on behalf of the Lenders (including by means of Swingline Loans to the Borrower). In such event, the applicable Lenders on behalf of whom the Administrative Agent made the Revolving Facility Loan shall reimburse the Administrative Agent for all or any portion of such Revolving Facility Loan made on its behalf upon written notice given to each applicable Lender not later than 2:00 p.m., Local Time, on the Business Day such reimbursement is requested. The entire amount of interest attributable to such Revolving Facility Loan for the period from and including the date on which such Revolving Facility Loan was made on such Lender’s behalf to but excluding the date the Administrative Agent is reimbursed in respect of such Revolving Facility Loan by such Lender shall be paid to the Administrative Agent for its own account.
Section 2.07
Interest Elections. (a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Term Benchmark Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Term Benchmark Borrowing, may elect Interest Periods therefor, all as provided in this Section 2.07. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section 2.07 shall not apply to Swingline Borrowings, which may not be converted or continued.
(b)
To make an election pursuant to this Section 2.07, the Borrower shall notify the Administrative Agent of such election by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or electronic means to the Administrative Agent of a written Interest Election Request signed by a Responsible Officer of the Borrower.
(c)
Each written Interest Election Request shall specify the following information in compliance with Section 2.02:
(i)
the principal amount of Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);
(ii)
the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;
(iii)
whether the resulting Borrowing is to be an ABR Borrowing or a Term Benchmark Borrowing; and
(iv)
if the resulting Borrowing is a Term Benchmark Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period.”

If any such Interest Election Request requests a Term Benchmark Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. If less than all the outstanding principal amount of any Borrowing shall be converted or continued, then each resulting Borrowing shall be in an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum and satisfy the limitations specified in Sections 2.02(c) regarding the maximum number of Borrowings of the relevant Type.

(d)
Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender to which such Interest Election Request relates of the details thereof and of such Lender’s portion of each resulting Borrowing.
(e)
If the Borrower fails to deliver a timely Interest Election Request with respect to a Term Benchmark Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to, with respect to Term Benchmark Borrowings, an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the written request (including a request through electronic means) of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Term Benchmark Borrowing and (ii) unless repaid, each Term Benchmark Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.
Section 2.08
Termination and Reduction of Commitments. (a) Unless previously terminated, the Revolving Facility Commitments of each Class shall terminate on the applicable Revolving Facility Maturity Date for such Class. On the Closing Date (after giving effect to the funding of the Term B Loans to be made on such date), the Term B Loan Commitments of each Lender as of the Closing Date will terminate.
(b)
The Borrower may at any time terminate, or from time to time reduce, the Revolving Facility Commitments of any Class; provided, that (i) each reduction of the Revolving Facility Commitments of any Class shall be in an amount that is an integral multiple of $250,000 and not less than

$1,000,000 (or, if less, the remaining amount of the Revolving Facility Commitments of such Class) and (ii) the Borrower shall not terminate or reduce the Revolving Facility Commitments of any Class if, after giving effect to any concurrent prepayment of the Revolving Facility Loans in accordance with Section 2.11 and any Cash Collateralization of Letters of Credit in accordance with Section 2.05(j) or (k), the Revolving Facility Credit Exposure of such Class (excluding any Cash Collateralized Letter of Credit) would exceed the total Revolving Facility Commitments of such Class.
(c)
The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Revolving Facility Commitments of any Class under paragraph (b) of this Section 2.08 at least three Business Days prior to the effective date of such termination or reduction (or such shorter period reasonably acceptable to the Administrative Agent), specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the applicable Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section 2.08 shall be irrevocable; provided, that a notice of termination or reduction of the Revolving Facility Commitments of any Class delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, indentures or similar agreements or other transactions, in which case such notice may be delayed until such time as such condition is satisfied or revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied (or waived by the Borrower in its sole discretion) and/or rescinded at any time by the Borrower if the Borrower determines in its sole discretion that any or all of such conditions will not be satisfied (or waived). Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class.
(d)
The Borrower shall repay to the Administrative Agent for the ratable account of each Term B-5 Lender with Non-Converted Term B-5 Loans the full amount of Non-Converted Term B-5 Loans substantially concurrently with the receipt of the proceeds of the Term B Loans on the Closing Date.
(e)
The Term B Loan Commitment of the Additional Term B Lender shall be automatically and permanently reduced to $0 upon the funding of the Term B Loans to be made by it on the Closing Date.
(f)
The Additional Term B-2 Commitment of the Additional Term B-2 Lender shall be automatically and permanently reduced to $0 upon the funding of the Term B-2 Loans to be made by it on the Amendment No. 2 Effective Date.
(g)
The Incremental Term B-2 Loan Commitment of the Incremental Term B-2 Lender shall be automatically and permanently reduced to $0 upon the funding of the Incremental Term B-2 Loans to be made by it on the Amendment No. 3 Effective Date.
Section 2.09
Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Revolving Facility Lender the then unpaid principal amount of each Revolving Facility Loan to the Borrower on the Revolving Facility Maturity Date applicable to such Revolving Facility Loans, (ii) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Term Loan of such Lender as provided in Section 2.10 and (iii) to the Swingline Lender the then unpaid principal amount of each Swingline Loan applicable to any Class of Revolving Facility Commitments on the earlier of the Revolving Facility Maturity Date for such Class and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least five Business Days after such Swingline Loan is made; provided, that on each date that a Revolving Facility Borrowing is made by the Borrower, the Borrower shall repay all Swingline Loans then outstanding.
(b)
Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
(c)
The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Facility and Type thereof and the Interest Period (if any) applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) any amount received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.
(d)
The entries made in the accounts maintained pursuant to clause (b) or (c) of this Section 2.09 shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.
(e)
Any Lender may request that Loans made by it be evidenced by a promissory note (a “Note”). In such event, the Borrower shall prepare, execute and deliver to such Lender a Note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent and reasonably acceptable to the Borrower. Thereafter, unless otherwise agreed to by the applicable Lender, the Loans evidenced by such Note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more Notes in such form payable to the payee named therein (or, if requested by such payee, to such payee and its registered assigns).
(f)
The Borrower shall repay all Term B-5 Loans that are not Converted Term B-5 Loans on the Closing Date.
Section 2.10
Repayment of Term Loans and Revolving Facility Loans. (a) Subject to the other clauses of this Section 2.10 and to Section 9.08(e),
(i)
the Borrower shall repay outstanding Term B Loans and Term B-2 Loans on the last day of each March, June, September and December of each year (commencing on December 31, 2021, in the case of Term B Loans) and on the applicable Term Facility Maturity Date or, if any such date is not a Business Day, on the next preceding Business Day (each such date being referred to as a “Term B Loan Installment Date”), in an aggregate principal amount of such Term Loans equal to (A) in the case of quarterly payments due prior to the applicable Term Facility Maturity Date, an amount equal to 0.25062656641604% of (x) in the case of Term B Loans, the aggregate principal amount of such Term Loans outstanding immediately after the Closing Date and (y) in the case of Term B-2 Loans, the aggregate principal amount of such Term Loans outstanding immediately after the Amendment No. 2 Effective Date, and (B) in the case of such payment due on the applicable Term Facility Maturity Date, an amount equal to the then unpaid principal amount of such Term Loans outstanding;
(ii)
in the event that any Incremental Term Loans are made, the Borrower shall repay such Incremental Term Loans on the dates and in the amounts set forth in the related Incremental Assumption Agreement (each such date being referred to as an “Incremental Term Loan Installment Date”); and

(iii)
to the extent not previously paid, outstanding Term Loans shall be due and payable on the applicable Term Facility Maturity Date.
(b)
To the extent not previously paid, outstanding Revolving Facility Loans shall be due and payable on the applicable Revolving Facility Maturity Date.
(c)
Prepayment of the Loans from:
(i)
all Net Proceeds pursuant to Section 2.11(b) and Excess Cash Flow pursuant to Section 2.11(c)(i) shall be allocated to the Class or Classes of Term Loans determined pursuant to Section 2.10(d), with the application thereof to reduce in direct order amounts due on the succeeding Term Loan Installment Dates under such Classes as provided in the remaining scheduled amortization payments under such Classes; provided, that any Lender, at its option, may elect to decline any such prepayment of any Term Loan held by it if it shall give written notice to the Administrative Agent thereof by 5:00 p.m. Local Time at least three Business Days prior to the date of such prepayment (any such Lender, a “Declining Lender”) and on the date of any such prepayment, any amounts that would otherwise have been applied to prepay Term Loans owing to Declining Lenders (such amounts, the “Declined Proceeds”) shall instead be retained by the Borrower for application for any purpose not prohibited by this Agreement, and
(ii)
any optional prepayments of the Term Loans pursuant to Section 2.11(a) shall be applied to the remaining installments of the Term Loans under the applicable Class or Classes as the Borrower may in each case direct.
(d)
Any mandatory prepayment of Term Loans pursuant to Section 2.11(b) or (c)(i) shall be applied so that the aggregate amount of such prepayment is allocated among the Term B Loans, the Term B-2 Loans and the Other Term Loans, if any, pro rata based on the aggregate principal amount of outstanding Term B Loans, Term B-2 Loans and Other Term Loans, if any; provided, that, subject to the pro rata application to Loans outstanding within any Class of Term Loans, the Borrower may allocate such prepayment in its discretion among the Class or Classes of Term Loans as the Borrower may specify (so long as such allocation complies with Section 2.21(b), Section 2.21(f) or Section 2.21(j), as applicable). Prior to any prepayment of any Loan under any Facility hereunder, the Borrower shall select the Borrowing or Borrowings under the applicable Facility to be prepaid and shall notify the Administrative Agent of such selection not later than 2:00 p.m., Local Time, (i) in the case of an ABR Borrowing, at least one Business Day before the scheduled date of such prepayment (or in the case of a Swingline Loan, on the scheduled date of such prepayment) and (ii) in the case of a Term Benchmark Borrowing, at least three Business Days before the scheduled date of such prepayment (or, in each case, such shorter period reasonably acceptable to the Administrative Agent); provided, that a notice of prepayment may state that such notice is conditioned upon the effectiveness of other credit facilities, indentures or similar agreements or other transactions, in which case such notice may be delayed until such time as such condition is satisfied or revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied (or waived by the Borrower in its sole discretion) and/or rescinded at any time by the Borrower if the Borrower determines in its sole discretion that any or all of such conditions will not be satisfied (or waived). Each repayment of a Borrowing (x) in the case of the Revolving Facility of any Class, shall be applied to the Revolving Facility Loans included in the repaid Borrowing such that each Revolving Facility Lender receives its ratable share of such repayment (based upon the respective Revolving Facility Credit Exposures of the Revolving Facility Lenders of such Class at the time of such repayment) and (y) in all other cases, shall be applied ratably to the Loans included in the repaid Borrowing. All repayments of Loans shall be accompanied by accrued interest on the amount repaid to the extent required by Section 2.13(f).

Section 2.11
Prepayment of Loans. (a) The Borrower shall have the right at any time and from time to time to prepay any Loan in whole or in part, without premium or penalty (but subject to Section 2.12(d) and Section 2.16), in an aggregate principal amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum or, if less, the amount outstanding, subject to prior notice in accordance with Section 2.10(d).
(b)
The Borrower shall apply all Net Proceeds promptly upon receipt thereof to prepay Term Loans in accordance with clauses (c) and (d) of Section 2.10. Notwithstanding the foregoing, the Borrower may use a portion of such Net Proceeds to prepay, redeem or repurchase any Other First Lien Debt, in each case in an amount not to exceed the product of (x) the amount of such Net Proceeds and (y) a fraction, (A) the numerator of which is the outstanding principal amount of such Other First Lien Debt and (B) the denominator of which is the sum of the outstanding principal amount of such Other First Lien Debt and the outstanding principal amount of all Classes of Term Loans.
(c)
Not later than 5 Business Days after the date on which the annual financial statements are, or are required to be, delivered under Section 5.04(a) with respect to each Excess Cash Flow Period, the Borrower shall calculate Excess Cash Flow for such Excess Cash Flow Period and the Borrower shall apply an amount equal to (i) the amount by which the Required Percentage of such Excess Cash Flow exceeds $5,000,000 (the “ECF Threshold Amount”) minus (ii) to the extent not financed using the proceeds of the incurrence of funded term Indebtedness, the sum of (A) the amount of any voluntary payments, repurchases, redemptions or retirements during such Excess Cash Flow Period (plus, without duplication of any amounts previously deducted under this clause (A), the amount of any voluntary payments, repurchases, redemptions or retirements after the end of such Excess Cash Flow Period but before the date of prepayment under this clause (c)) of (x) Term Loans (it being understood that the amount of any such payment constituting a below-par Permitted Loan Purchase shall be calculated to equal the amount of cash used and not the principal amount deemed prepaid therewith) and (y) Other First Lien Debt (provided that (i) in the case of the prepayment of any revolving Indebtedness, there was a corresponding reduction in commitments or borrowing base and (ii) the maximum amount of each such prepayment, repurchase, redemption or retirement of Other First Lien Debt that may be counted for purposes of this clause (A)(y) shall not exceed the amount that would have been prepaid, repurchased, redeemed or retired in respect of such Other First Lien Debt if such prepayment, repurchase, redemption or retirement had been applied on a ratable basis among the Term Loans and such Other First Lien Debt (determined based on the aggregate outstanding principal amount of Term Loans and the aggregate principal amount of such Other First Lien Debt on the date of such prepayment, repurchase, redemption or retirement of such Other First Lien Debt)) and (B) the amount of any permanent voluntary reductions during such Excess Cash Flow Period (plus, without duplication of any amounts previously deducted under this clause (B), the amount of any permanent voluntary reductions after the end of such Excess Cash Flow Period but before the date of prepayment under this clause (c)) of Revolving Facility Commitments to the extent that an equal amount of Revolving Facility Loans was simultaneously repaid (I) to prepay Term Loans in accordance with clauses (c) and (d) of Section 2.10 or (II) to prepay Term Loans in accordance with clauses (c) and (d) of Section 2.10 and to prepay, repurchase, redeem or retire any Other First Lien Debt so long as the prepayments under this clause (II) are applied in a manner such that the Term Loans are prepaid on at least a ratable basis with such Other First Lien Debt (determined based on the aggregate outstanding principal amount of Term Loans and the aggregate outstanding principal amount of such Other First Lien Debt on the date of such prepayment, repurchase, redemption or retirement). Such calculation will be set forth in a certificate signed by a Financial Officer of the Borrower delivered to the Administrative Agent setting forth the amount, if any, of Excess Cash Flow for such fiscal year, the amount of any required prepayment in respect thereof and the calculation thereof in reasonable detail.
(d)
Notwithstanding any other provisions of this Section 2.11 to the contrary, (i) to the extent that any or all of the Net Proceeds of any Asset Sale by a Foreign Subsidiary or Excess Cash Flow

attributable to a Foreign Subsidiary would otherwise be required to be applied pursuant to Section 2.11(b) or Section 2.11(c) but is prohibited, restricted or delayed by applicable local law from being repatriated to the United States of America (as determined in good faith by the Borrower), an amount equal to the portion of such Net Proceeds or Excess Cash Flow so affected will not be required to be applied to repay Term Loans or Other First Lien Debt at the times provided in Section 2.11(b) or Section 2.11(c) and (ii) to the extent that the Borrower has determined in good faith that repatriation of any or all of such Net Proceeds or Excess Cash Flow that would otherwise be required to be applied pursuant to Section 2.11(b) or Section 2.11(c) would have a material adverse tax consequence, an amount equal to the Net Proceeds or Excess Cash Flow so affected will not be required to be applied to repay Term Loans or Other First Lien Debt at the times provided in Section 2.11(b) or Section 2.11(c) (the Borrower hereby agreeing to cause the applicable Subsidiary to promptly use commercially reasonable efforts to take all actions within the reasonable control of the Borrower that are reasonably required to eliminate such tax effects).
(e)
In the event that the aggregate amount of Revolving Facility Credit Exposure of any Class exceeds the total Revolving Facility Commitments of such Class (other than as a result of changes in currency exchange rates), the Borrower shall prepay Revolving Facility Borrowings or Swingline Borrowings of such Class (or, if no such Borrowings are outstanding, provide Cash Collateral in respect of outstanding Letters of Credit pursuant to Section 2.05(j)) in an aggregate amount equal to such excess.
(f)
In the event that the Revolving L/C Exposure exceeds the Letter of Credit Sublimit (other than as a result of changes in currency exchange rates), at the request of the Administrative Agent, the Borrower shall provide Cash Collateral pursuant to Section 2.05(j) in an aggregate amount equal to such excess.
(g)
If as a result of changes in currency exchange rates, on any Revaluation Date, (i) the total Revolving Facility Credit Exposure of any Class exceeds the total Revolving Facility Commitments of such Class or (ii) the Revolving L/C Exposure exceeds the Letter of Credit Sublimit, the Borrower shall, at the request of the Administrative Agent, within ten days of such Revaluation Date (A) prepay Revolving Facility Borrowings or Swingline Borrowings or (B) provide Cash Collateral pursuant to Section 2.05(j), in an aggregate amount such that the applicable exposure does not exceed the applicable commitment sublimit or amount set forth above.
Section 2.12
Fees. (a) The Borrower agrees to pay to each Lender (other than any Defaulting Lender), through the Administrative Agent, on the date that is ~~three Business Days~~fifteen days after the last day of March, June, September and December in each year and on the date on which the Revolving Facility Commitments of all the Lenders shall be terminated as provided herein, a commitment fee (a “Commitment Fee”) on the daily amount of the applicable Available Unused Commitment of such Lender during the preceding quarter (or other period commencing with the Closing Date or ending with the date on which the last of the Commitments of such Lender shall be terminated) at a rate equal to the Applicable Commitment Fee accrued up to the last Business Day of each March, June, September and December (or such date on which the Commitments of all Lenders are terminated). All Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days. For purposes of calculating any Lender’s Commitment Fee, the outstanding Swingline Loans during the period for which such Lender’s Commitment Fee is calculated shall be deemed to be zero. The Commitment Fee due to each Lender shall commence to accrue on the Closing Date and shall cease to accrue on the date on which the last of the Commitments of such Lender shall be terminated as provided herein.
(b)
The Borrower from time to time agrees to pay (i) to each Revolving Facility Lender of each Class (other than any Defaulting Lender), through the Administrative Agent, on the date that is ~~three Business Days~~fifteen days after the last day of March, June, September and December of each year and on the date on which the Revolving Facility Commitments of all the Lenders shall be terminated as provided herein, a fee in Dollars (an “L/C Participation Fee”) on such Lender’s Revolving Facility Percentage of the daily average Revolving L/C Exposure (excluding the portion thereof attributable to unreimbursed L/C Disbursements or Cash Collateralized Letters of Credit) of such Class, during the preceding quarter (or shorter period commencing with the Closing Date or ending with the Revolving Facility Maturity Date or the date on which the Revolving Facility Commitments of such Class shall be terminated) at the rate per annum equal to the Applicable Margin for Term Benchmark Revolving Facility Borrowings of such Class effective for each day in such period accrued up to the last Business Day of each March, June, September and December (or such date on which the Commitments of all Lenders are terminated), and (ii) to each Issuing Bank, for its own account (x) on the date that is ~~three Business Days~~fifteen days after the last day of March, June, September and December of each year and on the date on which the Revolving Facility Commitments of all the Lenders shall be terminated, a fronting fee in respect of each Letter of Credit issued by such Issuing Bank for the period from and including the date of issuance of such Letter of Credit to and including the termination of such Letter of Credit, computed at a rate equal to 1/8 of 1.00% per annum of the average daily stated amount of such Letter of Credit, plus (y) in connection with the issuance, amendment or transfer of any such Letter of Credit or any L/C Disbursement thereunder, such Issuing Bank’s customary documentary and processing fees and charges (collectively, “Issuing Bank Fees”). All L/C Participation Fees and Issuing Bank Fees that are payable on a per annum basis shall be computed on the basis of the actual number of days elapsed in a year of 360 days.
(c)
The Borrower agrees to pay to the Administrative Agent, for the account of the Administrative Agent, the administrative and agency fees that were owed to the Administrative Agent under the Existing Credit Agreement as if this Agreement was the Existing Credit Agreement at the times specified therein (the “Administrative Agent Fees”).
(d)
In the event that, on or prior to the date that is six months after the Amendment No. 2 Effective Date, the Borrower shall (x) make a prepayment of the Term B-2 Loans pursuant to Section 2.11(a) with the proceeds of any new or replacement tranche of long-term secured term loans that are broadly syndicated to banks and other institutional investors in financings similar to the Term B-2 Loans and have an All-in Yield that is less than the All-in Yield of such Term B-2 Loans (other than, for the avoidance of doubt, with respect to securitizations) or (y) effect any amendment to this Agreement which reduces the All-in Yield of the Term B-2 Loans (other than, in the case of each of clauses (x) and (y), in connection with a Change in Control or a transformative acquisition referred to in the last sentence of this paragraph), the Borrower shall pay to the Administrative Agent, for the ratable account of each of the applicable Lenders, (A) in the case of clause (x), a prepayment premium of 1.00% of the aggregate principal amount of the Term B-2 Loans so prepaid and (B) in the case of clause (y), a fee equal to 1.00% of the aggregate principal amount of the applicable Term B-2 Loans for which the All-in Yield has been reduced pursuant to such amendment. Such amounts shall be due and payable on the date of such prepayment or the effective date of such amendment, as the case may be. For purposes of this Section 2.12(d), a “transformative acquisition” is any acquisition by the Borrower or any Subsidiary that is (i) not permitted by the terms of the Loan Documents immediately prior to the consummation of such acquisition or (ii) if permitted by the terms of the Loan Documents immediately prior to the consummation of such acquisition, would not provide the Borrower and its Subsidiaries with adequate flexibility under the Loan Documents for the continuation and/or expansion of their combined operations following such consummation, as determined by the Borrower in good faith.
(e)
All Fees shall be paid on the dates due, in Dollars in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders, except that Issuing Bank Fees shall be paid directly to the applicable Issuing Banks. Once paid, none of the Fees shall be refundable under any circumstances.

Section 2.13
Interest. (a) The Loans comprising each ABR Borrowing (including each Swingline Loan) shall bear interest at the ABR plus the Applicable Margin.
(b)
The Loans comprising each Term Benchmark Borrowing shall bear interest at the Adjusted Term SOFR Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin.
(c)
[Reserved].
(d)
[Reserved].
(e)
Notwithstanding the foregoing, if any principal of or interest on any Loan or any Fees or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2.00% plus the rate otherwise applicable to such Loan as provided in the preceding clauses of this Section 2.13 or (ii) in the case of any other overdue amount, 2.00% plus the rate applicable to ABR Loans of such Class as provided in clause (a) or (c), as applicable, of this Section 2.13; provided, that this clause (e) shall not apply to any Event of Default that has been waived by the Lenders pursuant to Section 9.08.
(f)
Accrued interest on each Loan shall be payable in arrears (i) on each Interest Payment Date for such Loan, (ii) in the case of Revolving Facility Loans, upon termination of the applicable Revolving Facility Commitments and (iii) in the case of the Term Loans, on the applicable Term Facility Maturity Date; provided, that (A) interest accrued pursuant to clause (c) of this Section 2.13 shall be payable on demand, (B) in the event of any repayment or prepayment of any Loan (other than a prepayment of a Revolving Facility Loan that is an ABR Loan that is not made in conjunction with a permanent commitment reduction), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (C) in the event of any conversion of any Term Benchmark Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.
(g)
All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the ABR at times when the ABR is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable ABR, Adjusted Term SOFR Rate or Term SOFR Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.
Section 2.14
Alternate Rate of Interest. (a) Subject to clauses (b), (c), (d), (e), (f) and (g) of this Section 2.14, if prior to the commencement of any Interest Period for a Term Benchmark Borrowing:
(i)
the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted Term SOFR Rate (including because the Term SOFR Reference Rate is not available or published on a current basis), for such Interest Period; or
(ii)
the Administrative Agent is advised by the Required Lenders that the Adjusted Term SOFR Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone, telecopy or electronic means as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Term Benchmark Borrowing shall be ineffective and such Borrowing shall be converted to or continued as on the last day of the Interest Period applicable thereto an ABR Borrowing (in the case of Term Benchmark Borrowings), and (ii) if any Borrowing Request requests a Term Benchmark Borrowing, such Borrowing shall be made as an ABR Borrowing (in the case of Term Benchmark Borrowings).

(b)
Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.
(c)
[Reserved].
(d)
In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right, in consultation with the Borrower, to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(e)
The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event and its related Benchmark Replacement Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (f) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent, or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.14, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.14.
(f)
Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Rate) and either (A) any tenor for such

Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(g)
Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Term Benchmark Borrowing of, conversion to or continuation of Term Benchmark Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to ABR Loans. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of ABR based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of ABR.
Section 2.15
Increased Costs. (a) If any Change in Law shall:
(i)
impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or Issuing Bank; or
(ii)
subject any Lender to any Tax with respect to any Loan Document (other than (A) Taxes indemnifiable under Section 2.17 or (B) Excluded Taxes); or
(iii)
impose on any Lender or Issuing Bank or the secured overnight funding market any other condition affecting this Agreement or Term Benchmark Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Term Benchmark Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or Issuing Bank hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or Issuing Bank, as applicable, such additional amount or amounts as will compensate such Lender or Issuing Bank, as applicable, for such additional costs incurred or reduction suffered.

(b)
If any Lender or Issuing Bank determines that any Change in Law regarding capital requirements or liquidity has or would have the effect of reducing the rate of return on such Lender’s or Issuing Bank’s capital or on the capital of such Lender’s or Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit or Swingline Loans held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy or liquidity), then from time to time the Borrower shall pay to such Lender or such Issuing Bank, as applicable, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered.
(c)
A certificate of a Lender or an Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or Issuing Bank or its holding company, as applicable, as specified in clause (a) or (b) of this Section 2.15 shall be delivered to the Borrower and shall be conclusive absent manifest error; provided, that any such certificate claiming amounts described in clause (x) or (y) of the definition of “Change in Law” shall, in addition, state the basis upon which such amount has been calculated and certify that such Lender’s or Issuing Bank’s demand for payment of such costs hereunder, and such method of allocation is not inconsistent with its treatment of other borrowers which, as a credit matter, are similarly situated to the Borrower and which are subject to similar provisions. The Borrower shall pay such Lender or Issuing Bank, as applicable, the amount shown as due on any such certificate within 10 days after receipt thereof.
(d)
Promptly after any Lender or any Issuing Bank has determined that it will make a request for increased compensation pursuant to this Section 2.15, such Lender or Issuing Bank shall notify the Borrower thereof. Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section 2.15 shall not constitute a waiver of such Lender’s or Issuing Bank’s right to demand such compensation; provided, that the Borrower shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section 2.15 for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or Issuing Bank, as applicable, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or Issuing Bank’s intention to claim compensation therefor; provided, further, that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180 day period referred to above shall be extended to include the period of retroactive effect thereof.
Section 2.16
Break Funding Payments. In the event of (a) the payment of any principal of any Term Benchmark Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow (other than due to the default of the relevant Lender), convert, continue or prepay any Term Benchmark Loan on the date specified in any notice delivered pursuant hereto or (d) the assignment of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.19, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Term Benchmark Loan, such loss, cost or expense to any Lender shall be deemed to be the amount determined by such Lender (it being understood that the deemed amount shall not exceed the actual amount) to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such Loan had such event not occurred, at the Term SOFR Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue a Term Benchmark Loan, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in Dollars of a comparable amount and period from other banks in the eurocurrency or secured overnight funding markets. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.16 shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.
•
Each Consenting Term B Lender waives the provisions of (x) this Section 2.16 and (y) Section 3.05 under the Existing Credit Agreement, in each case, with respect to the prepayment and/or conversion of its Term B-5 Loans immediately following the Closing Date.

Section 2.17
Taxes. (a) All payments made by or on behalf of a Loan Party under this Agreement or any other Loan Document shall be made free and clear of, and without deduction or withholding for or on account of, any Taxes; provided, that if a Loan Party, the Administrative Agent or any other applicable withholding agent shall be required by applicable Requirement of Law to deduct or withhold any Taxes from such payments, then (i) the applicable withholding agent shall make such deductions or withholdings as are reasonably determined by the applicable withholding agent to be required by any applicable Requirement of Law, (ii) the applicable withholding agent shall timely pay the full amount deducted or withheld to the relevant Governmental Authority within the time allowed and in accordance with applicable Requirement of Law, and (iii) to the extent withholding or deduction is required to be made on account of Indemnified Taxes or Other Taxes, the sum payable by the Loan Party shall be increased as necessary so that after all required deductions and withholdings have been made (including deductions or withholdings applicable to additional sums payable under this Section 2.17) each applicable Lender (or where the Administrative Agent receives the payment for its own account, the Administrative Agent) receives an amount equal to the sum it would have received had no such deductions or withholdings been made. Whenever any Indemnified Taxes or Other Taxes are payable by a Loan Party, as promptly as possible thereafter, such Loan Party shall send to the Administrative Agent for its own account or for the account of a Lender, as the case may be, a certified copy of an official receipt (or other evidence acceptable to the Administrative Agent or such Lender, acting reasonably) received by the Loan Party showing payment thereof. Without duplication, after any payment of Taxes by any Loan Party or the Administrative Agent to a Governmental Authority as provided in this Section 2.17, the Borrower shall deliver to the Administrative Agent or the Administrative Agent shall deliver to the Borrower, as the case may be, a copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by applicable Requirements of Law to report such payment or other evidence of such payment reasonably satisfactory to the Borrower or the Administrative Agent, as the case may be.
(b)
The Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable Requirements of Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(c)
The Borrower shall indemnify and hold harmless the Administrative Agent and each Lender within 15 Business Days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes imposed on the Administrative Agent or such Lender, as applicable, as the case may be (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.17), and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate setting forth in reasonable detail the basis and calculation of the amount of such payment or liability delivered to the Borrower by a Lender or by the Administrative Agent (as applicable) on its own behalf or on behalf of a Lender shall be conclusive absent manifest error.
(d)
Each Lender shall deliver to the Borrower and the Administrative Agent, at such time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law and such other reasonably requested information as will permit the Borrower or the Administrative Agent, as the case may be, to determine (A) whether or not any payments made hereunder or under any other Loan Document are subject to withholding of or deduction for Taxes, (B) if applicable, the required rate of withholding or deduction, and (C) such Lender’s entitlement to any available exemption from, or reduction of, any withholding of or deduction for Taxes in respect of any payments to be made to such Lender by any Loan Party pursuant to any Loan Document or otherwise to establish such Lender’s status for withholding tax purposes in the applicable jurisdiction. In addition, any Lender, if requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in this Section 2.17, no Lender shall be required to provide any documentation that it is not legally eligible to provide.
(e)
Without limiting the generality of Section 2.17(d), each Foreign Lender with respect to any Loan made to the Borrower shall, to the extent it is legally eligible to do so:
(i)
deliver to the Borrower and the Administrative Agent, prior to the date on which the first payment to the Foreign Lender is due hereunder, two copies of (A) in the case of a Foreign Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest,” IRS Form W-8BEN or W-8BEN-E, as applicable, in each case properly completed and duly executed, (or any applicable successor form) (together with a certificate (substantially in the form of Exhibit I hereto, such certificate, the “Non-Bank Tax Certificate”) certifying that such Foreign Lender is not a bank for purposes of Section 881(c) of the Code, is not a “10-percent shareholder” (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrower and is not a CFC related to the Borrower (within the meaning of Section 864(d)(4) of the Code), and that no payment in connection with any Loan Document is effectively connected with the conduct by such Lender of a trade or business within the United States of America), (B) IRS Form W-8BEN or W-8BEN-E, as applicable, or Form W-8ECI (or any applicable successor form), in each case properly completed and duly executed by such Foreign Lender claiming complete exemption from, or reduced rate of, U.S. federal withholding tax on payments by the Borrower under this Agreement, (C) IRS Form W-8IMY (or any applicable successor form) and all necessary attachments, properly completed and duly executed, (including the forms described in clauses (A) and (B) above, provided that if the Foreign Lender is a partnership (and not a participating Lender), and one or more of the partners is claiming portfolio interest treatment, the Non-Bank Tax Certificate may be provided by such Foreign Lender on behalf of such partner(s) or (D) any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
(ii)
deliver to the Borrower and the Administrative Agent two further copies of any such form or certification (or any applicable successor form) on or before the date that any such form or certification expires or becomes obsolete or invalid, after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower and the Administrative Agent, and from time to time thereafter if reasonably requested by the Borrower or the Administrative Agent.

Any Foreign Lender that becomes legally ineligible to update any documentation previously delivered pursuant to Section 2.17(d), Section 2.17(e) and Section 2.17(i) shall promptly notify the Borrower and the Administrative Agent in writing of such Foreign Lender’s ineligibility to do so.

Each person that shall become a Participant pursuant to Section 9.04 or a Lender pursuant to Section 9.04 shall, upon the effectiveness of the related transfer, be required to provide all the forms and statements required pursuant to Section 2.17(d), Section 2.17(e), Section 2.17(i) and Section 2.17(h); provided that a Participant shall furnish all such required forms and statements solely to the Lender from which the related participation shall have been purchased.

Each Lender hereby authorizes the Administrative Agent to deliver to the Loan Parties and to any successor Administrative Agent any documentation provided by such Lender to the Administrative Agent pursuant to Section 2.17(e).

In addition, the Administrative Agent shall deliver to the Borrower (x)(I) prior to the date on which the first payment by the Borrower is due hereunder or (II) prior to the first date on or after the date on which such Administrative Agent becomes a successor Administrative Agent pursuant to Section 8.09 on which payment by the Borrower is due hereunder, as applicable, two copies of a properly completed and executed IRS Form W-9 certifying its exemption from U.S. federal backup withholding or such other properly completed and executed documentation prescribed by applicable law certifying its entitlement to any available exemption from applicable U.S. federal withholding taxes in respect of any payments to be made to such Administrative Agent by any Loan Party pursuant to any Loan Document including with respect to payments received by the Administrative Agent for its own account, an IRS Form W-8ECI and, with respect to payments received by the Administrative Agent on behalf of a Lender, an IRS Form W-8IMY certifying that the Administrative Agent is a U.S. branch and intends to be treated as a U.S. person for purposes of withholding under Chapter 3 of the Code pursuant to Section 1.1441-1(b)(2)(iv) of the Treasury Regulations, and (y) on or before the date on which any such previously delivered documentation expires or becomes obsolete or invalid, after the occurrence of any event requiring a change in the most recent documentation previously delivered by it to the Borrower, and from time to time if reasonably requested by the Borrower, two further copies of such documentation. Notwithstanding anything to the contrary, the Administrative Agent is not required to provide any documentation that it is not legally eligible to provide as a result of any Change in Law occurring after the date hereof.

(f)
If any Lender or the Administrative Agent, as applicable, determines, in its sole discretion, that it has received a refund of an Indemnified Tax or Other Tax for which a payment of additional amounts or indemnification payments has been made by a Loan Party pursuant to this Section 2.17 or any other Loan Document, which refund in the good faith judgment of such Lender or the Administrative Agent, as the case may be, is attributable to such payment made by such Loan Party, then the Lender or the Administrative Agent, as the case may be, shall reimburse the Loan Party for such amount (net of all reasonable out-of-pocket expenses of such Lender or the Administrative Agent, as the case may be, and without interest other than any interest received thereon from the relevant Governmental Authority with respect to such refund) as the Lender or Administrative Agent, as the case may be, determines in its sole discretion to be the proportion of the refund as will leave it, after such reimbursement, in no better or worse position (taking into account expenses or any Taxes imposed on the refund) than it would have been in if the Indemnified Tax or Other Tax giving rise to such refund had not been imposed in the first instance and such additional amounts or indemnification payments had not been paid; provided that the Loan Party, upon the request of the Lender or the Administrative Agent agrees to repay the amount paid over to the Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Lender or the Administrative Agent in the event the Lender or the Administrative Agent, as applicable, is required to repay such refund to such Governmental Authority. In such event, such Lender or the Administrative Agent, as the case may be, shall, at the Borrower’s request, provide the Borrower with a copy of any notice of assessment or other evidence of the requirement to repay such refund received from the relevant Governmental Authority (provided that such Lender or the Administrative Agent may delete any information therein that it deems confidential). Neither any Lender nor the Administrative Agent shall be obliged to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Loan Party in connection with this clause (f) or any other provision of this Section 2.17.
(g)
If the Borrower determines that a reasonable basis exists that an Indemnified Tax or Other Tax for which a Loan Party has paid additional amounts or indemnification payments pursuant to this Section 2.17 was not correctly or legally asserted, each affected Lender or Agent, as the case may be, shall use reasonable efforts to cooperate with the Borrower as the Borrower may reasonably request in pursuing a refund of such Tax. The Borrower shall indemnify and hold each Lender and Agent harmless against any out-of-pocket expenses incurred by such person in connection with any request made by the Borrower pursuant to this Section 2.17(g). Nothing in this Section 2.17(g) shall obligate any Lender or

Agent to take any action that such person, in its sole judgment, determines may result in a material detriment to such person.
(h)
Each U.S. Lender shall deliver to the Borrower and the Administrative Agent two IRS Forms W-9 (or substitute or successor form), properly completed and duly executed, certifying that such U.S. Lender is exempt from U.S. federal backup withholding (i) on or prior to the Closing Date (or on or prior to the date it becomes a party to this Agreement), (ii) on or before the date that such form expires or becomes obsolete or invalid, (iii) after the occurrence of a change in the U.S. Lender’s circumstances requiring a change in the most recent form previously delivered by it to the Borrower and the Administrative Agent, and (iv) from time to time thereafter if reasonably requested by the Borrower or the Administrative Agent.
(i)
If a payment made to any Lender or any Agent under this Agreement or any other Loan Document would be subject to U.S. federal withholding tax imposed by FATCA if such Lender or such Agent were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender or such Agent shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA, to determine whether such Lender has or has not complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this Section 2.17(i), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(j)
The agreements in this Section 2.17 shall survive the resignation of the Administrative Agent, the Collateral Agent or any Issuing Bank, the replacement of any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all the other Obligations and the termination of this Agreement.

For purposes of this Section 2.17, the term “Lender” includes any Issuing Bank and any Swingline Lender.

Section 2.18
Payments Generally; Pro Rata Treatment; Sharing of Set‑offs. (a) Unless otherwise specified, the Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of L/C Disbursements, or of amounts payable under Sections 2.15, 2.16 or 2.17, or otherwise) prior to 12:00 p.m., Local Time, on the date when due, in immediately available funds. Each such payment shall be made without condition or deduction for any defense, recoupment, set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent to the applicable account designated to the Borrower by the Administrative Agent, except payments to be made directly to the applicable Issuing Bank or the Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.05 shall be made directly to the persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other person to the appropriate recipient promptly following receipt thereof. Except as otherwise expressly provided herein, if any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments made under the Loan Documents shall be made in Dollars. Any payment required to be made by the

Administrative Agent hereunder shall be deemed to have been made by the time required if the Administrative Agent shall, at or before such time, have taken the necessary steps to make such payment in accordance with the regulations or operating procedures of the clearing or settlement system used by the Administrative Agent to make such payment.
(b)
Subject to Section 7.02, if at any time insufficient funds are received by and available to the Administrative Agent from the Borrower to pay fully all amounts of principal, unreimbursed L/C Disbursements, interest and fees then due from the Borrower hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due from the Borrower hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, (ii) second, towards payment of principal of Swingline Loans and unreimbursed L/C Disbursements then due from the Borrower hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal of Swingline Loans and unreimbursed L/C Disbursements then due to such parties, and (iii) third, towards payment of principal then due from the Borrower hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.
(c)
If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of, or interest on, any of its Term Loans, Revolving Facility Loans or participations in L/C Disbursements or Swingline Loans of a given Class resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Term Loans, Revolving Facility Loans and participations in L/C Disbursements and Swingline Loans of such Class and accrued interest thereon than the proportion received by any other Lender entitled to receive the same proportion of such payment, then the Lender receiving such greater proportion shall purchase participations in the Term Loans, Revolving Facility Loans and participations in L/C Disbursements and Swingline Loans of such Class of such other Lenders to the extent necessary so that the benefit of all such payments shall be shared by all such Lenders entitled thereto ratably in accordance with the principal amount of each such Lender’s respective Term Loans, Revolving Facility Loans and participations in L/C Disbursements and Swingline Loans of such Class and accrued interest thereon; provided, that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this clause (c) shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in L/C Disbursements to any assignee or participant. The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.
(d)
Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the applicable Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the applicable Issuing Bank, as applicable, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the applicable Issuing Bank, as applicable, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Federal Funds Effective Rate.

(e)
If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(b), 2.05(d) or (e), 2.06 or 2.18(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.
Section 2.19
Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17 or any event that gives rise to the operation of Section 2.20, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17 or mitigate the applicability of Section 2.20, as applicable, in the future and (ii) would not subject such Lender to any material unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender in any material respect. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
(b)
If (i) any Lender requests compensation under Section 2.15 or gives notice under Section 2.20, (ii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or (iii) any Lender is a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require any such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent (and, if in respect of any Revolving Facility Commitment or Revolving Facility Loan, the Swingline Lender and the Issuing Banks), to the extent consent would be required under Section 9.04(b) for an assignment of Revolving Facility Loans or Revolving Facility Commitments, as applicable, which consent, in each case, shall not unreasonably be withheld or delayed, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in L/C Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15, payments required to be made pursuant to Section 2.17 or a notice given under Section 2.20, such assignment will result in a reduction in such compensation or payments. Nothing in this Section 2.19 shall be deemed to prejudice any rights that the Borrower may have against any Lender that is a Defaulting Lender. No action by or consent of the removed Lender shall be necessary in connection with such assignment, which shall be immediately and automatically effective upon payment of the purchase price specified in clause (ii) above. In connection with any such assignment the Borrower, Administrative Agent, such removed Lender and the replacement Lender shall otherwise comply with Section 9.04, provided, that if such removed Lender does not comply with Section 9.04 within one Business Day after the Borrower’s request, compliance with Section 9.04 shall not be required to effect such assignment.
(c)
If any Lender (such Lender, a “Non-Consenting Lender”) has failed to consent to a proposed amendment, waiver, discharge or termination which pursuant to the terms of Section 9.08 requires the consent of all of the Lenders affected and with respect to which the Required Lenders, Required Revolving Facility Lenders or Majority Lenders, as applicable, shall have granted their consent, then the Borrower shall have the right (unless such Non-Consenting Lender grants such consent) at its sole expense (including with respect to the processing and recordation fee referred to in Section

9.04(b)(ii)(B)) to replace such Non-Consenting Lender by requiring such Non-Consenting Lender to (and any such Non-Consenting Lender agrees that it shall, upon the Borrower’s request) assign its Loans and its Commitments (or, at the Borrower’s option, the Loans and Commitments under the Facility that is the subject of the proposed amendment, waiver, discharge or termination) hereunder to one or more assignees reasonably acceptable (such consent not to be unreasonably withheld or delayed) to (i) the Administrative Agent and (ii) if in respect of any Revolving Facility Commitment or Revolving Facility Loan, the Swingline Lender and the Issuing Banks, in each case, to the extent consent would be required under Section 9.04(b) for an assignment of Loans or commitments, as applicable; provided, that: (a) all Loan Obligations of the Borrower owing to such Non-Consenting Lender being replaced shall be paid in full to such Non-Consenting Lender concurrently with such assignment, (b) the replacement Lender shall purchase the foregoing by paying to such Non-Consenting Lender a price equal to the principal amount thereof plus accrued and unpaid interest thereon and the replacement Lender or, at the option of the Borrower, the Borrower shall pay any amount required by Section 2.12(d)(y), if applicable, and (c) the replacement Lender shall grant its consent with respect to the applicable proposed amendment, waiver, discharge or termination. No action by or consent of the Non-Consenting Lender shall be necessary in connection with such assignment, which shall be immediately and automatically effective upon payment of the purchase price specified in clause (b) above. In connection with any such assignment the Borrower, Administrative Agent, such Non-Consenting Lender and the replacement Lender shall otherwise comply with Section 9.04; provided, that if such Non-Consenting Lender does not comply with Section 9.04 within one Business Day after the Borrower’s request, compliance with Section 9.04 shall not be required to effect such assignment.
Section 2.20
Illegality. If any Lender reasonably determines that any Change in Law has made it unlawful, or that any Governmental Authority has asserted after the Closing Date that it is unlawful, for any Lender or its applicable Lending Office to make or maintain any Term Benchmark Loans, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligations of such Lender to make or continue Term Benchmark Loans or to convert ABR Borrowings to Term Benchmark Borrowings shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall upon demand from such Lender (with a copy to the Administrative Agent), convert all Term Benchmark Borrowings of such Lender to ABR Borrowings, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Term Benchmark Borrowings to such day, or immediately, if such Lender may not lawfully continue to maintain such Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so converted.
Section 2.21
Incremental Commitments. (a) The Borrower may, by written notice to the Administrative Agent from time to time, establish Incremental Term Loan Commitments and/or Incremental Revolving Facility Commitments, as applicable, in an amount not to exceed the Incremental Amount available at the time such Incremental Commitments are established (or at the time any commitment relating thereto is entered into or, at the option of the Borrower, at the time of incurrence of the Incremental Loans thereunder or, with respect to any Incremental Term Loan Commitment and/or Incremental Revolving Facility Commitment established for purposes of financing any Permitted Business Acquisition or any other acquisition or similar Investment that is permitted by this Agreement, as of the date the definitive agreement with respect to such Permitted Business Acquisition, acquisition or similar Investment is entered into) from one or more Incremental Term Lenders and/or Incremental Revolving Facility Lenders (which may include any existing Lender) willing to provide such Incremental Term Loans and/or Incremental Revolving Facility Commitments, as the case may be, in their own discretion; provided, that each Incremental Revolving Facility Lender providing a commitment to make revolving loans shall be subject to the approval of the Administrative Agent and, to the extent the same would be required for an assignment under Section 9.04, the Issuing Banks and the Swingline Lender (which approvals shall not be unreasonably withheld or delayed) unless such Incremental Revolving Facility Lender is a Revolving Facility Lender. Such notice shall set forth (i) the amount of the Incremental Term Loan Commitments and/or Incremental Revolving Facility Commitments being established (which shall be in minimum increments of $5,000,000 and a minimum amount of $10,000,000, or equal to the remaining Incremental Amount or, in each case, such lesser amount approved by the Administrative Agent), (ii) the date on which such Incremental Term Loan Commitments and/or Incremental Revolving Facility Commitments are anticipated to become effective, (iii) in the case of Incremental Revolving Facility Commitments, whether such Incremental Revolving Facility Commitments are to be (x) commitments to make additional Revolving Facility Loans on the same terms as the ~~Initial~~Tranche 1 Revolving Facility Loans or (y) commitments to make revolving loans with pricing terms, final maturity dates, participation in mandatory prepayments or commitment reductions and/or other terms different from the ~~Initial~~Tranche 1 Revolving Facility Loans (“Other Revolving Loans”) and (iv) in the case of Incremental Term Loan Commitments, whether such Incremental Term Loan Commitments are to be (x) commitments to make term loans on the same terms as the Term B Loans or (y) commitments to make term loans with pricing, maturity, amortization, participation in mandatory prepayments and/or other terms different from the Term B Loans (“Other Term Loans”).
(b)
The Borrower and each Incremental Term Lender and/or Incremental Revolving Facility Lender shall execute and deliver to the Administrative Agent an Incremental Assumption Agreement and such other documentation as the Administrative Agent shall reasonably specify to evidence the Incremental Term Loan Commitment of such Incremental Term Lender and/or Incremental Revolving Facility Commitment of such Incremental Revolving Facility Lender. Each Incremental Assumption Agreement shall specify the terms of the applicable Incremental Term Loans and/or Incremental Revolving Facility Commitments; provided, that:
(i)
any commitments to make additional Term B Loans, Term B-2 Loans and/or additional ~~Initial~~Tranche 1 Revolving Facility Loans shall have the same terms as the Term B Loans, Term B-2 Loans or ~~Initial~~Tranche 1 Revolving Facility Loans, respectively,
(ii)
the Other Term Loans incurred pursuant to clause (a) of this Section 2.21 shall rank pari passu or, at the option of the Borrower, junior in right of security with the Liens on the Collateral securing the Term Loans or be unsecured (provided, that if such Other Term Loans rank junior in right of security with the Liens on the Collateral securing the Term Loans, such Other Term Loans shall be subject to a Permitted Junior Intercreditor Agreement and, for the avoidance of doubt, if such Other Term Loans rank junior in right of security with the Liens on the Collateral securing the Term Loans or are unsecured, such Other Term Loans shall not be subject to clause (vii) below),
(iii)
(A) the final maturity date of any such Other Term Loans shall be no earlier than the Term B Facility Maturity Date and (B) except as to pricing, amortization, final maturity date, participation in mandatory prepayments and ranking as to security (which shall, subject to the other clauses of this proviso, be determined by the Borrower and the Incremental Term Lenders in their sole discretion), shall have (x) substantially similar terms as the Term B Loans or (y) such other terms (including as to guarantees and collateral) as shall be reasonably satisfactory to the Administrative Agent,
(iv)
the Weighted Average Life to Maturity of any such Other Term Loans shall be no shorter than the remaining Weighted Average Life to Maturity of the Term B Loans,
(v)
the Other Revolving Loans incurred pursuant to clause (a) of this Section 2.21 shall rank pari passu or, at the option of the Borrower, junior in right of security with the Liens on the Collateral securing the ~~Initial~~Tranche 1 Revolving Facility Loans or be unsecured (provided, that if such Other Revolving Loans rank junior in right of security with the Liens on the Collateral securing the ~~Initial~~Tranche 1 Revolving Facility Loans, such Other Revolving Loans shall be subject to a Permitted Junior Intercreditor Agreement),
(vi)
the final maturity date of any such Other Revolving Loans shall be no earlier than the Revolving Facility Maturity Date with respect to the ~~Initial~~Tranche 1 Revolving Facility Loans and, except as to pricing, final maturity date, participation in mandatory prepayments and commitment reductions and ranking as to security (which shall, subject to the other clauses of this proviso, be determined by the Borrower and the Incremental Revolving Facility Lenders in their sole discretion), such Other Revolving Loans shall have (x) substantially similar terms as the ~~Initial~~Tranche 1 Revolving Facility Loans or (y) such other terms (including as to guarantees and collateral) as shall be reasonably satisfactory to the Administrative Agent,
(vii)
with respect to any Subject Term Loan, the All-in Yield of the Subject Term Loan shall not exceed the All-in Yield applicable to the Term B Loans on the Closing Date, except that the All-in Yield in respect of any such Subject Term Loan may exceed the All-in Yield in respect of such Term B Loans on the Closing Date by no more than 0.75%, or if it does so exceed such All-in Yield by more than 0.75% (such difference, the “Term Yield Differential”) then the Applicable Margin (or the “SOFR floor” as provided in the following proviso) applicable to such Term B Loans shall be increased such that after giving effect to such increase, the Term Yield Differential shall not exceed 0.75%; provided that, to the extent any portion of the Term Yield Differential is attributable to a higher “SOFR floor” being applicable to such Subject Term Loan, such floor shall only be included in the calculation of the Term Yield Differential to the extent such floor is greater than the Adjusted Term SOFR Rate in effect for an Interest Period of three months’ duration at such time, and, with respect to such excess, the “SOFR floor” applicable to the outstanding Term B Loans shall be increased to an amount not to exceed the “SOFR floor” applicable to such Subject Term Loan prior to any increase in the Applicable Margin applicable to such Term B Loans then outstanding; provided, further, that this clause (vii) shall not be applicable to any Subject Term Loan that (A) is incurred with a principal amount not in excess of the greater of $470,000,000 and 1.00 times the Adjusted EBITDA calculated on a Pro Forma Basis for the then most recently ended Test Period, (B) is established for purposes of funding a Permitted Acquisition or New Project, (C) is initially incurred under clauses (i) or (iii) under the definition of “Incremental Amount” and/or (D) has a maturity date that is at least two years after the Term B Facility Maturity Date;
(viii)
(A) such Other Revolving Loans may participate on a pro rata basis or a less than pro rata basis (but not a greater than pro rata basis) than the ~~Initial~~Tranche 1 Revolving Facility Loans in (x) any voluntary or mandatory prepayment or commitment reduction hereunder and (y) any Borrowing at the time such Borrowing is made and (B) such Other Term Loans may participate on a pro rata basis or a less than pro rata basis (but not a greater than pro rata basis) than the Term B Loans in any mandatory prepayment hereunder; and
(ix)
(A) there shall be no obligor in respect of any Incremental Term Loan Commitments or Incremental Revolving Facility Commitments that is not a Loan Party and (B) no Incremental Term Loan Commitments or Incremental Revolving Facility Commitments shall be secured by any assets that do not constitute Collateral.

Each party hereto hereby agrees that, upon the effectiveness of any Incremental Assumption Agreement, this Agreement and any other Loan Documents shall be amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Incremental Term Loan Commitments and/or Incremental Revolving Facility Commitments evidenced thereby as provided for in

Section 9.08(e). Any amendment to this Agreement or any other Loan Document that is necessary to effect the provisions of this Section 2.21 and any such collateral and other documentation shall be deemed “Loan Documents” hereunder and may be memorialized in writing by the Administrative Agent and the Borrower and furnished to the other parties hereto.

(c)
Notwithstanding the foregoing, no Incremental Term Loan Commitment or Incremental Revolving Facility Commitment shall become effective under this Section 2.21 unless (i) on the date of such effectiveness, (A) solely to the extent required by the relevant Incremental Assumption Agreement, the conditions set forth in clause (d) of Section 4.01 shall be satisfied and the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Responsible Officer of the Borrower and (B) if such Incremental Term Loan Commitment or Incremental Revolving Facility Commitment is established for a purpose other than financing any Permitted Business Acquisition, New Project or any other acquisition or similar Investment that is permitted by this Agreement, no Event of Default under Section 7.01(b), (c), (h) or (i) shall have occurred and be continuing or would result therefrom and (ii) the Administrative Agent shall have received customary legal opinions, board resolutions and other customary closing certificates and documentation to the extent required by the relevant Incremental Assumption Agreement and, to the extent required by the Administrative Agent, consistent with those delivered on the Closing Date under the Restatement Agreement and such additional customary documents and filings (including amendments or supplements to the Mortgages and other Collateral Documents, as applicable, and title date-down and modification endorsements, which, in the case of such amendments or supplements and title date-down and modification endorsements, may be delivered on a post-closing basis to the extent permitted by the applicable Incremental Assumption Agreement, the relevant Collateral Documents or hereunder) as the Administrative Agent may reasonably request to assure that the Incremental Term Loans and/or Revolving Facility Loans in respect of Incremental Revolving Facility Commitments are secured by Liens on the Collateral ratably with (or, to the extent set forth in the applicable Incremental Assumption Agreement, junior to) one or more Classes of then-existing Term Loans and Revolving Facility Loans.
(d)
Each of the parties hereto hereby agrees that the Administrative Agent may take any and all action as may be reasonably necessary to ensure that (i) all Incremental Term Loans (other than Other Term Loans of a different Class), when originally made, are included in each Borrowing of the outstanding applicable Class of Term Loans on a pro rata basis, and (ii) all Revolving Facility Loans in respect of Incremental Revolving Facility Commitments (other than Revolving Facility Loans of a different Class), when originally made, are included in each Borrowing of the applicable Class of outstanding Revolving Facility Loans on a pro rata basis. The Borrower agrees that Section 2.16 shall apply to any conversion of Term Benchmark Loans to ABR Loans reasonably required by the Administrative Agent to effect the foregoing.
(e)
Notwithstanding anything to the contrary in this Agreement, including Section 2.18(c) (which provisions shall not be applicable to clauses (e) through (i) of this Section 2.21), pursuant to one or more offers made from time to time by the Borrower to all Lenders of any Class of Term Loans and/or Revolving Facility Commitments, on a pro rata basis (based, in the case of an offer to the Lenders under any Class of Term Loans, on the aggregate outstanding Term Loans of such Class and, in the case of an offer to the Lenders under any Revolving Facility, on the aggregate outstanding Revolving Facility Commitments under such Revolving Facility, as applicable) and on the same terms (“Pro Rata Extension Offers”), the Borrower is hereby permitted to consummate transactions with individual Lenders from time to time to extend the maturity date of such Lender’s Loans and/or Commitments of such Class and to otherwise modify the terms of such Lender’s Loans and/or Commitments of such Class pursuant to the terms of the relevant Pro Rata Extension Offer (including, without limitation, increasing the interest rate or fees payable in respect of such Lender’s Loans and/or Commitments and/or modifying the amortization schedule in respect of such Lender’s Loans). For the avoidance of doubt, the reference to “on the same terms” in the preceding sentence shall mean, (i) in the case of an offer to the Lenders under any Class of Term Loans, that all of the Term Loans of such Class are offered to be extended for the same amount of time and that the interest rate changes and fees payable with respect to such extension are the same and (ii) in the case of an offer to the Lenders under any Revolving Facility, that all of the Revolving Facility Commitments of such Facility are offered to be extended for the same amount of time and that the interest rate changes and fees payable with respect to such extension are the same. Any such extension (an “Extension”) agreed to between the Borrower and any such Lender (an “Extending Lender”) will be established under this Agreement by implementing an Incremental Term Loan for such Lender if such Lender is extending an existing Term Loan (such extended Term Loan, an “Extended Term Loan”) or an Incremental Revolving Facility Commitment for such Lender if such Lender is extending an existing Revolving Facility Commitment (such extended Revolving Facility Commitment, an “Extended Revolving Facility Commitment” and any Revolving Facility Loans made thereunder, “Extended Revolving Loans”). Each Pro Rata Extension Offer shall specify the date on which the Borrower proposes that the Extended Term Loan shall be made or Extended Revolving Facility Commitment shall become effective, which shall be a date not earlier than five Business Days after the date on which notice is delivered to the Administrative Agent (or such shorter period agreed to by the Administrative Agent in its reasonable discretion).
(f)
The Borrower and each Extending Lender shall execute and deliver to the Administrative Agent an Incremental Assumption Agreement and such other documentation as the Administrative Agent shall reasonably specify to evidence the Extended Term Loans and/or Extended Revolving Facility Commitments of such Extending Lender. Each Incremental Assumption Agreement shall specify the terms of the applicable Extended Term Loans and/or Extended Revolving Facility Commitments; provided, that (i) except as to interest rates, fees and any other pricing terms (which interest rates, fees and other pricing terms shall not be subject to the provisions set forth in Section 2.21(b)(vii)), and amortization, final maturity date and participation in prepayments and commitment reductions (which shall, subject to clauses (ii) and (iii) of this proviso, be determined by the Borrower and set forth in the Pro Rata Extension Offer), the Extended Term Loans shall have (x) the same terms as an existing Class of Term Loans or (y) such other terms as shall be reasonably satisfactory to the Administrative Agent, (ii) the final maturity date of any Extended Term Loans shall be no earlier than the latest Term Facility Maturity Date in effect on the date of incurrence, (iii) the Weighted Average Life to Maturity of any Extended Term Loans shall be no shorter than the remaining Weighted Average Life to Maturity of the Class of Term Loans to which such offer relates, (iv) except as to interest rates, fees, any other pricing terms, participation in mandatory prepayments and commitment reductions and final maturity (which shall be determined by the Borrower and set forth in the Pro Rata Extension Offer), any Extended Revolving Facility Commitment shall have (x) the same terms as an existing Class of Revolving Facility Commitments or (y) have such other terms as shall be reasonably satisfactory to the Administrative Agent and, in respect of any other terms that would affect the rights or duties of any Issuing Bank or Swingline Lender, such terms as shall be reasonably satisfactory to such Issuing Bank or Swingline Lender, (v) any Extended Revolving Facility Commitments may participate on a pro rata basis or a less than pro rata basis (but not greater than a pro rata basis) than the ~~Initial~~Tranche 1 Revolving Facility Loans in any voluntary or mandatory prepayment or commitment reduction hereunder and (vi) any Extended Term Loans may participate on a pro rata basis or a less than pro rata basis (but not a greater than pro rata basis) than the Term B Loans in any mandatory prepayment hereunder. Upon the effectiveness of any Incremental Assumption Agreement, this Agreement and any other Loan Document shall be amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Extended Term Loans and/or Extended Revolving Facility Commitments evidenced thereby as provided for in Section 9.08(e). Any such deemed amendment may be memorialized in writing by the Administrative Agent with the Borrower’s consent (not to be unreasonably withheld) and furnished to the other parties hereto. If provided in any Incremental Assumption Agreement with respect to any Extended Revolving Facility Commitments, and with the consent of each Swingline Lender and Issuing Bank, participations in

Swingline Loans and Letters of Credit shall be reallocated to lenders holding such Extended Revolving Facility Commitments in the manner specified in such Incremental Assumption Agreement, including upon effectiveness of such Extended Revolving Facility Commitment or upon or prior to the maturity date for any Class of Revolving Facility Commitments.
(g)
Upon the effectiveness of any such Extension, the applicable Extending Lender’s Term Loan will be automatically designated an Extended Term Loan and/or such Extending Lender’s Revolving Facility Commitment will be automatically designated an Extended Revolving Facility Commitment. For purposes of this Agreement and the other Loan Documents, (i) if such Extending Lender is extending a Term Loan, such Extending Lender will be deemed to have an Incremental Term Loan having the terms of such Extended Term Loan and (ii) if such Extending Lender is extending a Revolving Facility Commitment, such Extending Lender will be deemed to have an Incremental Revolving Facility Commitment having the terms of such Extended Revolving Facility Commitment.
(h)
Notwithstanding anything to the contrary set forth in this Agreement or any other Loan Document (including, without limitation, this Section 2.21), (i) the aggregate amount of Extended Term Loans and Extended Revolving Facility Commitments will not be included in the calculation of the Incremental Amount, (ii) no Extended Term Loan or Extended Revolving Facility Commitment is required to be in any minimum amount or any minimum increment, (iii) any Extending Lender may extend all or any portion of its Term Loans and/or Revolving Facility Commitment pursuant to one or more Pro Rata Extension Offers (subject to applicable proration in the case of over participation) (including the extension of any Extended Term Loan and/or Extended Revolving Facility Commitment), (iv) there shall be no condition to any Extension of any Loan or Commitment at any time or from time to time other than notice to the Administrative Agent of such Extension and the terms of the Extended Term Loan or Extended Revolving Facility Commitment implemented thereby, (v) all Extended Term Loans, Extended Revolving Facility Commitments and all obligations in respect thereof shall be Loan Obligations of the relevant Loan Parties under this Agreement and the other Loan Documents that are secured by Liens on the Collateral on a pari passu basis with all other Obligations relating to an existing Class of Term Loans of the relevant Loan Parties under this Agreement and the other Loan Documents, (vi) no Issuing Bank or Swingline Lender shall be obligated to provide Swingline Loans or issue Letters of Credit under such Extended Revolving Facility Commitments unless it shall have consented thereto and (vii) there shall be no obligor in respect of any such Extended Term Loans or Extended Revolving Facility Commitments that is not a Loan Party.
(i)
Each Extension shall be consummated pursuant to procedures set forth in the associated Pro Rata Extension Offer; provided, that the Borrower shall cooperate with the Administrative Agent prior to making any Pro Rata Extension Offer to establish reasonable procedures with respect to mechanical provisions relating to such Extension, including, without limitation, timing, rounding and other adjustments.
(j)
Notwithstanding anything to the contrary in this Agreement, including Section 2.18(c) (which provisions shall not be applicable to clauses (j) through (o) of this Section 2.21), the Borrower may by written notice to the Administrative Agent establish one or more additional tranches of term loans under this Agreement (such loans, “Refinancing Term Loans”), which are used to Refinance in whole or in part any Class of Term Loans. Each such notice shall specify the date (each, a “Refinancing Effective Date”) on which the Borrower proposes that the Refinancing Term Loans shall be made, which shall be a date not earlier than five Business Days after the date on which such notice is delivered to the Administrative Agent (or such shorter period agreed to by the Administrative Agent in its reasonable discretion); provided, that:

(i)
before and after giving effect to the Borrowing of such Refinancing Term Loans on the Refinancing Effective Date each of the conditions set forth in Section 4.01 shall be satisfied to the extent required by the relevant Incremental Assumption Agreement governing such Refinancing Term Loans;
(ii)
the final maturity date of the Refinancing Term Loans shall be no earlier than the Term Facility Maturity Date of the refinanced Term Loans;
(iii)
the Weighted Average Life to Maturity of such Refinancing Term Loans shall be no shorter than the then-remaining Weighted Average Life to Maturity of the refinanced Term Loans;
(iv)
the aggregate principal amount of the Refinancing Term Loans shall not exceed the outstanding principal amount of the refinanced Term Loans plus amounts used to pay fees, premiums, costs and expenses (including original issue discount) and accrued interest associated therewith;
(v)
all other terms applicable to such Refinancing Term Loans (other than provisions relating to original issue discount, upfront fees, interest rates and any other pricing terms (which original issue discount, upfront fees, interest rates and other pricing terms shall not be subject to the provisions set forth in Section 2.21(b)(vii)), final maturity date, amortization and optional prepayment or mandatory prepayment or redemption terms, which shall be as agreed between the Borrower and the Lenders providing such Refinancing Term Loans) taken as a whole shall be substantially similar to, or not materially less favorable to the Borrower and its Subsidiaries than, the terms, taken as a whole, applicable to the Term B Loans (except to the extent such covenants and other terms apply solely to any period after the Term B Facility Maturity Date or are otherwise reasonably acceptable to the Administrative Agent), as determined by the Borrower in good faith; and
(vi)
there shall be no obligor in respect of such Refinancing Term Loans that is not a Loan Party.

In addition, notwithstanding the foregoing, the Borrower may establish Refinancing Term Loans to refinance and/or replace all or any portion of a Revolving Facility Commitment (regardless of whether Revolving Facility Loans are outstanding under such Revolving Facility Commitments at the time of incurrence of such Refinancing Term Loans), so long as (1) the aggregate principal amount of such Refinancing Term Loans does not exceed the aggregate amount of Revolving Facility Commitments terminated at the time of incurrence thereof plus amounts used to pay fees, premiums, costs and expenses (including original issue discount) and accrued interest associated therewith, (2) if the Revolving Facility Credit Exposure outstanding on the Refinancing Effective Date would exceed the aggregate amount of Revolving Facility Commitments outstanding in each case after giving effect to the termination of such Revolving Facility Commitments, the Borrower shall take one or more actions such that such Revolving Facility Credit Exposure does not exceed such aggregate amount of Revolving Facility Commitments in effect on the Refinancing Effective Date after giving effect to the termination of such Revolving Facility Commitments (it being understood that (x) such Refinancing Term Loans may be provided by the Lenders holding the Revolving Facility Commitments being terminated and/or by any other person that would be a permitted Assignee hereunder and (y) the proceeds of such Refinancing Term Loans shall not constitute Net Proceeds hereunder), (3) the Weighted Average Life to Maturity of the Refinancing Term Loans (disregarding any customary amortization for this purpose) shall be no shorter than the remaining life to termination of the terminated Revolving Facility Commitments, (4) the final maturity date of the Refinancing Term Loans shall be no earlier than the termination date of the terminated Revolving Facility Commitments, and (5) all other terms applicable to such Refinancing Term Loans (other than provisions relating to original issue discount, upfront fees, interest rates and any other pricing terms (which original issue discount, upfront fees, interest rates and other pricing terms shall not be subject to the provisions set forth in Section 2.21(b)(vii)), final maturity date, amortization and optional prepayment or mandatory prepayment or redemption terms, which shall be as agreed between the Borrower and the Lenders providing such Refinancing Term Loans) taken as a whole shall be substantially similar to, or not materially less favorable to the Borrower and its Subsidiaries than, the terms, taken as a whole, applicable to the Term B Loans (except to the extent such covenants and other terms apply solely to any period after the Term B Facility Maturity Date or are otherwise reasonably acceptable to the Administrative Agent), as determined by the Borrower in good faith.

(k)
The Borrower may approach any Lender or any other person that would be a permitted Assignee pursuant to Section 9.04 to provide all or a portion of the Refinancing Term Loans; provided, that any Lender offered or approached to provide all or a portion of the Refinancing Term Loans may elect or decline, in its sole discretion, to provide a Refinancing Term Loan. Any Refinancing Term Loans made on any Refinancing Effective Date shall be designated an additional Class of Term Loans for all purposes of this Agreement; provided, further, that any Refinancing Term Loans may, to the extent provided in the applicable Incremental Assumption Agreement governing such Refinancing Term Loans, be designated as an increase in any previously established Class of Term Loans made to the Borrower.
(l)
Notwithstanding anything to the contrary in this Agreement, including Section 2.18(c) (which provisions shall not be applicable to clauses (l) through (o) of this Section 2.21), the Borrower may by written notice to the Administrative Agent establish one or more additional Facilities providing for revolving commitments (“Replacement Revolving Facilities” and the commitments thereunder, “Replacement Revolving Facility Commitments” and the revolving loans thereunder, “Replacement Revolving Loans”), which replace in whole or in part any Class of Revolving Facility Commitments under this Agreement. Each such notice shall specify the date (each, a “Replacement Revolving Facility Effective Date”) on which the Borrower proposes that the Replacement Revolving Facility Commitments shall become effective, which shall be a date not less than five Business Days after the date on which such notice is delivered to the Administrative Agent (or such shorter period agreed to by the Administrative Agent in its reasonable discretion); provided that: (i) before and after giving effect to the establishment of such Replacement Revolving Facility Commitments on the Replacement Revolving Facility Effective Date, each of the conditions set forth in Section 4.01 shall be satisfied to the extent required by the relevant Incremental Assumption Agreement governing such Replacement Revolving Facility Commitments; (ii) after giving effect to the establishment of any Replacement Revolving Facility Commitments and any concurrent reduction in the aggregate amount of any other Revolving Facility Commitments, the aggregate amount of Revolving Facility Commitments shall not exceed the aggregate amount of the Revolving Facility Commitments outstanding immediately prior to the applicable Replacement Revolving Facility Effective Date; (iii) no Replacement Revolving Facility Commitments shall have a final maturity date (or require commitment reductions or amortization) prior to the Revolving Facility Maturity Date in effect at the time of incurrence for the Revolving Facility Commitments being replaced; (iv) all other terms applicable to such Replacement Revolving Facility (other than provisions relating to (x) fees, interest rates and other pricing terms, final maturity date and prepayment and commitment reduction and optional redemption terms which shall be as agreed between the Borrower and the Lenders providing such Replacement Revolving Facility Commitments and (y) the amount of any letter of credit sublimit and swingline commitment under such Replacement Revolving Facility, which shall be as agreed between the Borrower, the Lenders providing such Replacement Revolving Facility Commitments, the Administrative Agent and the replacement issuing bank and replacement swingline lender, if any, under such Replacement Revolving Facility Commitments) taken as a whole shall be substantially similar to, or not materially less favorable to the Borrower and its Subsidiaries than, the terms, taken as a whole, applicable to the ~~Initial~~Tranche 1 Revolving Facility Loans (except to the extent such covenants and other terms apply solely to any period after the latest Revolving

Facility Maturity Date in effect at the time of incurrence or are otherwise reasonably acceptable to the Administrative Agent), as determined by the Borrower in good faith; and (v) there shall be no obligor in respect of such Replacement Revolving Facility that is not a Loan Party. In addition, the Borrower may establish Replacement Revolving Facility Commitments to refinance and/or replace all or any portion of a Term Loan hereunder (regardless of whether such Term Loan is repaid with the proceeds of Replacement Revolving Loans or otherwise), so long as (1) the aggregate amount of such Replacement Revolving Facility Commitments does not exceed the aggregate principal amount of Term Loans repaid at the time of establishment thereof (it being understood that such Replacement Revolving Facility Commitment may be provided by the Lenders holding the Term Loans being repaid and/or by any other person that would be a permitted Assignee hereunder), (2) before and after giving effect to the establishment such Replacement Revolving Facility Commitments on the Replacement Revolving Facility Effective Date each of the conditions set forth in Section 4.01 shall be satisfied to the extent required by the relevant agreement governing such Replacement Revolving Facility Commitments, (3) the remaining life to termination of such Replacement Revolving Facility Commitments shall be no shorter than the Weighted Average Life to Maturity then applicable to the refinanced Term Loans, (4) the final termination date of the Replacement Revolving Facility Commitments shall be no earlier than the Term Facility Maturity Date of the refinanced Term Loans, (5) with respect to Replacement Revolving Loans secured by Liens on the Collateral that rank junior in right of security to the ~~Initial~~Tranche 1 Revolving Facility Loans, such Liens will be subject to a Permitted Junior Intercreditor Agreement and (6) there shall be no obligor in respect of such Replacement Revolving Facility that is not a Loan Party. Solely to the extent that an Issuing Bank or Swingline Lender is not a replacement issuing bank or replacement swingline lender, as the case may be, under a Replacement Revolving Facility, it is understood and agreed that such Issuing Bank or Swingline Lender shall not be required to issue any letters of credit or swingline loans under such Replacement Revolving Facility and, to the extent it is necessary for such Issuing Bank or Swingline Lender to withdraw as an Issuing Bank or Swingline Lender, as the case may be, at the time of the establishment of such Replacement Revolving Facility, such withdrawal shall be on terms and conditions reasonably satisfactory to such Issuing Bank or Swingline Lender, as the case may be, in its sole discretion. The Borrower agrees to reimburse each Issuing Bank or Swingline Lender, as the case may be, in full upon demand, for any reasonable and documented out-of-pocket cost or expense attributable to such withdrawal.
(m)
The Borrower may approach any Lender or any other person that would be a permitted Assignee of a Revolving Facility Commitment pursuant to Section 9.04 to provide all or a portion of the Replacement Revolving Facility Commitments; provided that any Lender offered or approached to provide all or a portion of the Replacement Revolving Facility Commitments may elect or decline, in its sole discretion, to provide a Replacement Revolving Facility Commitment. Any Replacement Revolving Facility Commitment made on any Replacement Revolving Facility Effective Date shall be designated an additional Class of Revolving Facility Commitments for all purposes of this Agreement; provided that any Replacement Revolving Facility Commitments may, to the extent provided in the applicable Incremental Assumption Agreement, be designated as an increase in any previously established Class of Revolving Facility Commitments.
(n)
On any Replacement Revolving Facility Effective Date, subject to the satisfaction of the foregoing terms and conditions, each of the Lenders with Replacement Revolving Facility Commitments of such Class shall purchase from each of the other Lenders with Replacement Revolving Facility Commitments of such Class, at the principal amount thereof and in the applicable currencies, such interests in the Replacement Revolving Loans and participations in Letters of Credit and Swingline Loans under such Replacement Revolving Facility Commitments of such Class then outstanding on such Replacement Revolving Facility Effective Date as shall be necessary in order that, after giving effect to all such assignments and purchases, the Replacement Revolving Loans and participations of such

Replacement Revolving Facility Commitments of such Class will be held by the Lenders thereunder ratably in accordance with their Replacement Revolving Facility Commitments.
(o)
For purposes of this Agreement and the other Loan Documents, (i) if a Lender is providing a Refinancing Term Loan, such Lender will be deemed to have an Incremental Term Loan having the terms of such Refinancing Term Loan and (ii) if a Lender is providing a Replacement Revolving Facility Commitment, such Lender will be deemed to have an Incremental Revolving Facility Commitment having the terms of such Replacement Revolving Facility Commitment. Notwithstanding anything to the contrary set forth in this Agreement or any other Loan Document (including, without limitation, this Section 2.21), (i) the aggregate amount of Refinancing Term Loans and Replacement Revolving Facility Commitments will not be included in the calculation of the Incremental Amount, (ii) no Refinancing Term Loan or Replacement Revolving Facility Commitment is required to be in any minimum amount or any minimum increment, (iii) there shall be no condition to any incurrence of any Refinancing Term Loan or Replacement Revolving Facility Commitment at any time or from time to time other than those set forth in clauses (j) or (l) above, as applicable, and (iv) all Refinancing Term Loans, Replacement Revolving Facility Commitments and all obligations in respect thereof shall be Obligations under this Agreement and the other Loan Documents that are secured by Liens on the Collateral on a pari passu basis with or, at the Borrower’s option, junior to all other Obligations under this Agreement and the other Loan Documents.
(p)
Notwithstanding anything in the foregoing to the contrary, (i) for the purpose of determining the number of outstanding Term Benchmark Borrowings upon the incurrence of any Incremental Loans, (x) to the extent the last date of Interest Periods for multiple Term Benchmark Borrowings under the Term Facilities fall on the same day, such Term Benchmark Borrowings shall be considered a single Term Benchmark Borrowing, as applicable, and (y) to the extent the last date of Interest Periods for multiple Term Benchmark Borrowings under the Revolving Facilities fall on the same day, such Term Benchmark Borrowings shall be considered a single Term Benchmark Borrowing and (ii) the initial Interest Period with respect to any Term Benchmark Borrowing of Incremental Loans may, at the Borrower’s option, be of a duration that is not specified in the definition of “Interest Period” to correspond to the next succeeding Interest Payment Date applicable to any then-outstanding Term Benchmark Borrowing, and the Adjusted Term SOFR Rate with respect to such initial Interest Period shall be the same as the Adjusted Term SOFR Rate applicable to any then-outstanding Term Benchmark Borrowing as the Borrower may direct, so long as the last day of such initial Interest Period is the same as the last day of the Interest Period with respect to such outstanding Term Benchmark Borrowing.
Section 2.22
Defaulting Lender. (a) Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:
(i)
Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definitions of “Majority Lenders”, “Required Lenders” or “Required Revolving Facility Lenders.”
(ii)
Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, following an Event of Default or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 9.06 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder, second, to the payment on a pro rata basis of any amounts owing by such Defaulting

Lender to any Issuing Bank or the Swingline Lender hereunder, third, to Cash Collateralize the Issuing Banks’ Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.05(j), fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent, fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the Issuing Banks’ future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.05(j), sixth, to the payment of any amounts owing to the Lenders, the Issuing Banks or the Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, Issuing Bank or Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement, seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement, and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.22 shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(iii)
Certain Fees. (A) No Defaulting Lender shall be entitled to receive any Commitment Fee for any period during which that Lender is a Defaulting Lender.
(A)
Each Defaulting Lender shall be entitled to receive L/C Participation Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its pro rata share of the stated amount of Letters of Credit for which it has provided Cash Collateral.
(B)
With respect to any Commitment Fee or L/C Participation Fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in Letters of Credit or Swingline Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to each Issuing Bank and the Swingline Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such Issuing Bank’s or Swingline Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.
(iv)
Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in Letters of Credit and Swingline Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective pro rata Commitments (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that such reallocation does not cause the aggregate Revolving Facility Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Facility Commitment. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v)
Cash Collateral, Repayment of Swingline Loans. If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, within three Business Days following the written request of (i) the Administrative Agent or (ii) the Swingline Lender or any Issuing Bank, as applicable (with a copy to the Administrative Agent) (x) first, prepay Swingline Loans in an amount equal to the Swingline Lender’s Fronting Exposure and (y) second, Cash Collateralize the Issuing Banks’ Fronting Exposure in accordance with the procedures set forth in Section 2.05(j).
(b)
Defaulting Lender Cure. If the Borrower, the Administrative Agent and the Swingline Lender and each Issuing Bank agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Revolving Facility Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held pro rata by the Lenders in accordance with their Revolving Facility Commitments (without giving effect to Section 2.22(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that, no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
(c)
New Swingline Loans/Letters of Credit. So long as any Lender is a Defaulting Lender, (i) the Swingline Lender shall not be required to fund any Swingline Loans unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swingline Loan and (ii) the Issuing Banks shall not be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.
Article III

Representations and Warranties

On the date of each Credit Event (other than the Closing Date), the Borrower represents and warrants to each of the Lenders that:

Section 3.01
Organization; Powers. Except as set forth on Schedule 3.01, each of Holdings, the Borrower and each of the Material Subsidiaries (a) is a partnership, limited liability company, corporation or other entity duly organized, validly existing and in good standing (or, if applicable in a foreign jurisdiction, enjoys the equivalent status under the laws of any jurisdiction of organization outside the United States of America) under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted, (c) is qualified to do business in each jurisdiction where such qualification is required and (d) has the power and authority to execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated thereby to which it is or will be a party and, in the case of the Borrower, to borrow and otherwise obtain credit hereunder; except in each case of clauses (a) (other than with respect to the Borrower), (b) (other than with respect to the Borrower) and (c), to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect.
Section 3.02
Authorization. The execution, delivery and performance by the Borrower and each of the Subsidiary Guarantors and, in the case of Section 3.02(a) and 3.02(b)(i)(B), Holdings, of each of the Loan Documents to which it is a party and, in the case of the Borrower, the Borrowings hereunder (a) have been duly authorized by all corporate, stockholder, partnership, limited liability company action or similar action required to be obtained by Holdings, the Borrower, and such Subsidiary Guarantors and (b) will not (i) violate (A) any provision of law, statute, rule or regulation applicable to the Borrower or any such Subsidiary Guarantor, (B) the certificate or articles of incorporation or other constitutive documents (including any partnership, limited liability company or operating agreements) or by-laws of Holdings, the Borrower or any such Subsidiary Guarantor, (C) any applicable order of any court or any rule, regulation or order of any Governmental Authority applicable to the Borrower or any such Subsidiary Guarantor or (D) any provision of any indenture, certificate of designation for preferred stock, agreement or other instrument to which the Borrower or any such Subsidiary Guarantor is a party or by which any of them or any of their property is or may be bound, (ii) result in a breach of or constitute (alone or with due notice or lapse of time or both) a default under, give rise to a right of or result in any cancellation or acceleration of any right or obligation (including any payment) under any such indenture, certificate of designation for preferred stock, agreement or other instrument, where any such conflict, violation, breach or default referred to in clause (i) or (ii) of this Section 3.02(b) would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by the Borrower or any such Subsidiary Guarantor, other than the Liens created by the Loan Documents and Permitted Liens.
Section 3.03
Enforceability. This Agreement has been duly executed and delivered by Holdings, the Borrower and the Subsidiary Guarantors party hereto and constitutes, and each other Loan Document when executed and delivered by the Borrower and each Subsidiary Guarantor that is party thereto and the Holdings Pledge Agreement when executed and delivered by Holdings will constitute, a legal, valid and binding obligation of such Loan Party enforceable against the Borrower, such Subsidiary Guarantor and Holdings, as applicable, in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), (iii) implied covenants of good faith and fair dealing and (iv) any foreign laws, rules and regulations as they relate to pledges of Equity Interests of Foreign Subsidiaries that are not Loan Parties.
Section 3.04
Governmental Approvals. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required for the execution, delivery or performance of each Loan Document to which the Borrower or any Subsidiary Guarantor is a party, except for (a) the filing of Uniform Commercial Code financing statements, (b) filings with the United States Patent and Trademark Office and the United States Copyright Office and comparable offices in foreign jurisdictions and equivalent filings in foreign jurisdictions, (c) recordation of the Mortgages, (d) such as have been made or obtained and are in full force and effect, (e) such actions, consents and approvals the failure of which to be obtained or made would not reasonably be expected to have a Material Adverse Effect and (f) filings or other actions listed on Schedule 3.04 and any other filings or other actions required by the Collateral Documents.
Section 3.05
Financial Statements. (a) The audited consolidated balance sheets as of December 31, 2019 and December 31, 2020 and the related consolidated statements of operations, stockholders’ equity and cash flows for the fiscal years ended December 31, 2018, December 31, 2019 and December 31, 2020 for the Borrower and its consolidated subsidiaries and (b) the unaudited condensed consolidated balance sheets, and the related condensed consolidated statements of operations, stockholders’ equity and cash flows as of and for the fiscal quarter ended June 30, 2021 for the Borrower and its consolidated subsidiaries, including the notes thereto, if applicable, present fairly in all material respects the consolidated financial position of the Borrower and its consolidated subsidiaries as of the dates and for the periods referred to therein and the results of operations and cash flows for the periods then ended, and, except as set forth on Schedule 3.05, were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, except, in the case of interim period financial statements, for the absence of notes and for normal year-end adjustments and except as otherwise noted therein.
Section 3.06
No Material Adverse Effect. Since the Closing Date, there has been no event or circumstance that, individually or in the aggregate with other events or circumstances, has had or would reasonably be expected to have a Material Adverse Effect.
Section 3.07
Title to Properties; Possession Under Leases. (a) Each of the Borrower and the Subsidiaries has good and marketable title in fee simple or equivalent to, or easements or valid leasehold interests in, or other limited property interests in, all its Real Properties (including all Mortgaged Properties) and has valid title to its personal property and assets, in each case, except for Permitted Liens and except for defects in title that do not materially interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes and except where the failure to have such title would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. All such properties and assets are free and clear of Liens, other than Permitted Liens or Liens arising by operation of law. The Equity Interests of the Borrower owned by Holdings are free and clear of Liens, other than Liens permitted by Article VIA.
(b)
The Borrower and each of the Subsidiaries has complied with all material obligations under all leases to which it is a party, except where the failure to comply would not reasonably be expected to have Material Adverse Effect, and all such leases are in full force and effect, except leases in respect of which the failure to be in full force and effect would not reasonably be expected to have a Material Adverse Effect.
(c)
As of the Closing Date, none of the Borrower and its Subsidiaries has received any written notice of any pending or contemplated condemnation proceeding affecting any material portion of the Mortgaged Properties or any sale or disposition thereof in lieu of condemnation that remains unresolved as of the Closing Date, except as set forth on Schedule 3.07(c).
(d)
As of the Closing Date, none of the Borrower and its Subsidiaries is obligated under any right of first refusal, option or other contractual right to sell, assign or otherwise dispose of any Mortgaged Property or any interest therein, except as permitted under Section 6.02 or 6.05 or as would not reasonably be expected to have a Material Adverse Effect.
(e)
Schedule 1.01(E) lists each Material Real Property owned by any Loan Party as of the Closing Date.
Section 3.08
Subsidiaries. (a) Schedule 3.08(a) sets forth as of the Closing Date the name and jurisdiction of incorporation, formation or organization of each Subsidiary of the Borrower and, as to each such Subsidiary, the percentage of each class of Equity Interests owned by the Borrower or by any such Subsidiary.
(b)
As of the Closing Date, after giving effect to the Transactions, there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors (or entities controlled by directors) and shares held by directors (or entities controlled by directors)) relating to any Equity Interests of the Borrower or any of the Subsidiaries, except as set forth on Schedule 3.08(b).
Section 3.09
Litigation; Compliance with Laws. (a) There are no actions, suits or proceedings at law or in equity or by or on behalf of any Governmental Authority or in arbitration now pending, or, to the knowledge of the Borrower, threatened in writing against the Borrower or any of the

Subsidiaries or any business, property or rights of any such person (including those that involve any Loan Document) that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, except for any action, suit or proceeding at law or in equity or by or on behalf of any Governmental Authority or in arbitration which has been disclosed in any of the Borrower’s public filings with the Securities and Exchange Commission prior to the Closing Date or which arises out of the same facts and circumstances, and alleges substantially the same complaints and damages, as any action, suit or proceeding so disclosed and in which there has been no material adverse change since the date of such disclosure.
(b)
None of the Borrower, the Subsidiaries and their respective properties or assets is in violation of (nor will the continued operation of their material properties and assets as currently conducted violate) any law, rule or regulation (including any zoning, building, ordinance, code or approval or any building permit, but excluding any Environmental Laws, which are the subject of Section 3.16) or any restriction of record or agreement affecting any Mortgaged Property, or is in default with respect to any judgment, writ, injunction or decree of any Governmental Authority, where such violation or default would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
Section 3.10
Federal Reserve Regulations. Neither the making of any Loan (or the extension of any Letter of Credit) hereunder nor the use of the proceeds thereof will violate the provisions of Regulation T, Regulation U or Regulation X of the Federal Reserve Board.
Section 3.11
Investment Company Act. None of Holdings, the Borrower and the Subsidiaries is required to be registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
Section 3.12
Use of Proceeds. (a) The Borrower will use the proceeds of the Revolving Facility Loans and Swingline Loans, and may request the issuance of Letters of Credit, solely for general corporate purposes (including, without limitation, for the Transactions, Permitted Business Acquisitions, Capital Expenditures and Transaction Expenses and, in the case of Letters of Credit, for the backstop or replacement of existing letters of credit), (b) the Borrower will use the proceeds of the Term B Loans made on the Closing Date to finance a portion of the Closing Date Refinancing and for the payment of Transaction Expenses, and (c) the Borrower intends to use the proceeds of the Incremental Term B-2 Loans (i) to redeem in full the outstanding aggregate principal amount of the Borrower’s 8.750% First-Priority Senior Secured Notes due 2025, (ii) to pay fees and expenses related thereto and (iii) for general corporate purposes.
Section 3.13
Taxes.
(a)
Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, the Borrower and each of the Subsidiaries has (i) filed or caused to be filed all U.S. federal, state, local and non-U.S. Tax returns required to have been filed by it (including in its capacity as withholding agent) and each such Tax return is true and correct and (ii) timely paid or caused to be timely paid all Taxes shown to be due and payable by it on the returns referred to in clause (a)(i) and all other Taxes or assessments due and payable, except for any such other Taxes or assessments that are being contested in good faith by appropriate proceedings in accordance with Section 5.03 and for which the Borrower or any of the Subsidiaries (as the case may be) has set aside on its books adequate reserves in accordance with GAAP; and
(b)
Other than as would not be, individually or in the aggregate, reasonably expected to have a Material Adverse Effect, as of the Closing Date, with respect to the Borrower and each of the Subsidiaries, there are no claims being asserted in writing with respect to any Taxes.
Section 3.14
No Material Misstatements. (a) All written factual information (other than the Projections, forward looking information and information of a general economic nature or general industry nature) (the “Information”) that has been made available by or on behalf of the Borrower or any of its representatives concerning the Borrower, the Subsidiaries, the Transactions and any other transactions contemplated hereby included in the Information Memorandum or otherwise prepared by or on behalf of the foregoing and made available to any Lenders or the Administrative Agent in connection with the Transactions or the other transactions contemplated hereby (to the extent such Information relates to the Borrower and its subsidiaries on or prior to the Closing Date, to the Borrower’s knowledge), when taken as a whole, was true and correct in all material respects, as of the date such Information was furnished to the Lenders and as of the Closing Date and did not, taken as a whole, contain any untrue statement of a material fact as of any such date or omit to state a material fact necessary in order to make the statements contained therein, taken as a whole, not materially misleading in light of the circumstances under which such statements were made (giving effect to all supplements and updates provided thereto).
(b)
The Projections and other forward looking information and information of a general economic nature prepared by or on behalf of the Borrower or any of its representatives and that have been made available to any Lenders or the Administrative Agent in connection with the Transactions or the other transactions contemplated hereby have been prepared in good faith based upon assumptions believed by the Borrower to be reasonable as of the date such Projections and information were furnished to the Lenders (it being understood that such Projections are as to future events and are not to be viewed as facts, such Projections are subject to significant uncertainties and contingencies and that actual results during the period or periods covered by any such Projections may differ significantly from the projected results, such differences may be material, and that no assurance can be given that the projected results will be realized).
(c)
As of the Closing Date, the information included in the Beneficial Ownership Certification is true and correct in all material respects.
Section 3.15
Employee Benefit Plans. Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect: (i) no Reportable Event has occurred during the past five years as to which the Borrower, any of its Subsidiaries or any ERISA Affiliate was required to file a report with the PBGC; (ii) no ERISA Event has occurred or is reasonably expected to occur; and (iii) none of the Borrower, the Subsidiaries or any of their ERISA Affiliates has received any written notification that any Multiemployer Plan has been terminated within the meaning of Title IV of ERISA.
Section 3.16
Environmental Matters. Except as to matters that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (i) no written notice, request for information, order, complaint or penalty has been received by the Borrower or any of its Subsidiaries, and there are no judicial, administrative or other actions, suits or proceedings pending or, to the Borrower’s knowledge, threatened which allege a violation of or liability under any Environmental Laws, in each case relating to the Borrower or any of its Subsidiaries, (ii) each of the Borrower and its Subsidiaries has all environmental permits, licenses and other approvals necessary for its operations to comply with all Environmental Laws (“Environmental Permits”) and is in compliance with the terms of such Environmental Permits and with all other Environmental Laws, (iii) no Hazardous Material is located at, on or under any property currently or, to the Borrower’s knowledge, formerly owned, operated or leased by the Borrower or any of its Subsidiaries that would reasonably be expected to give rise to any cost, liability or obligation of the Borrower or any of its Subsidiaries under any Environmental Laws or Environmental Permits, and no Hazardous Material has been generated, used, treated, stored, handled, disposed of or controlled, transported or Released at any location in a manner that would reasonably be expected to give rise to any cost, liability or obligation of the Borrower or any of its Subsidiaries under any Environmental Laws or Environmental Permits, (iv) there are no agreements in which the Borrower or any of its Subsidiaries has expressly assumed or undertaken responsibility for any known or reasonably likely liability or obligation of any other person arising under or relating to Environmental Laws, which in any such case has not been made available to the Administrative Agent prior to the Closing Date, and (v) there has been no material written environmental assessment or audit conducted (other than customary assessments not revealing anything that would reasonably be expected to result in a Material Adverse Effect), by or on behalf of the Borrower or any of the Subsidiaries of any property currently or, to the Borrower’s knowledge, formerly owned or leased by the Borrower or any of the Subsidiaries that has not been made available to the Administrative Agent prior to the Closing Date.
Section 3.17
Collateral Documents. (a) Each of the Collateral Agreement and the Holdings Pledge Agreement is effective to create in favor of the Collateral Agent (for the benefit of the Secured Parties), in each case, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. As of the Closing Date, in the case of the Pledged Collateral described in the Collateral Agreement and the Holdings Pledge Agreement, when certificates or promissory notes, as applicable, representing such Pledged Collateral and required to be delivered under the applicable Collateral Document are delivered to the Collateral Agent, and in the case of the other Collateral described in the Collateral Agreement (other than Real Property and Intellectual Property), when financing statements and other filings specified in the Perfection Certificate are filed in the offices specified in the Perfection Certificate, the Collateral Agent (for the benefit of the Secured Parties) shall have a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and, subject to Section 9-315 of the New York Uniform Commercial Code, the proceeds thereof, as security for the Obligations to the extent perfection can be obtained by filing Uniform Commercial Code financing statements, in each case prior and superior in right to the Lien of any other person (except Permitted Liens).
(b)
When the Collateral Agreement or an ancillary document thereunder is properly filed and recorded in the United States Patent and Trademark Office or the United States Copyright Office, as applicable, and, with respect to Collateral in which a security interest cannot be perfected by such filings, upon the proper filing of the financing statements referred to in clause (a) above, the Collateral Agent (for the benefit of the Secured Parties) shall have a fully perfected (subject to exceptions arising from defects in the chain of title, which defects in the aggregate do not constitute a Material Adverse Effect hereunder) Lien on, and security interest in, all right, title and interest of the Loan Parties thereunder in the United States Intellectual Property included in the Collateral (but, in the case of the United States registered copyrights included in the Collateral, only to the extent such United States registered copyrights are listed in such ancillary document filed with the United States Copyright Office) listed in such ancillary document, in each case prior and superior in right to the Lien of any other person, except for Permitted Liens (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a Lien on registered trademarks and patents, trademark and patent applications and registered copyrights acquired by the Borrower or the Subsidiary Guarantors after the Closing Date).
(c)
The Mortgages executed and delivered prior to the Closing Date are, and any Mortgages executed and delivered after the Closing Date pursuant to the Collateral and Guarantee Requirement and Section 5.10 shall be, effective to create in favor of the Collateral Agent (for the benefit of the Secured Parties) legal, valid and enforceable Liens on all of the Borrower’s and the Subsidiary Guarantors’ rights, titles and interests in and to the Mortgaged Property thereunder and the proceeds thereof, and, with respect to the Mortgages executed and delivered prior to the Closing Date, the Collateral Agent (for the benefit of the Secured Parties) has, and with respect to any Mortgages executed after the Closing Date, when such Mortgages are filed or recorded in the proper real estate filing or recording offices, and all relevant mortgage taxes and recording charges are duly paid, the Collateral Agent (for the benefit of the Secured Parties) shall have, valid Liens with record notice to third parties on, and security interests in, all rights, titles and interests of the Borrower and the Subsidiary Guarantors in such Mortgaged Property and, to the extent applicable, subject to Section 9-315 of the Uniform Commercial Code, the proceeds thereof, in each case prior and superior in right to the Lien of any other person, except for Permitted Liens; provided, that the representations contained in this Section 3.17(c) shall not apply with respect to the perfection of Mortgaged Property which does not constitute real property.
(d)
Notwithstanding anything herein (including this Section 3.17) or in any other Loan Document to the contrary, no Loan Party makes any representation or warranty as to the effects of perfection or non-perfection, the priority or the enforceability of any pledge of or security interest in any Equity Interests of any Foreign Subsidiary, or as to the rights and remedies of the Agents or any Lender with respect thereto, under foreign law.
Section 3.18
Location of Real Property. The Perfection Certificate lists correctly, in all material respects, as of the Closing Date all Material Real Property owned by the Borrower and the Subsidiary Guarantors and the addresses thereof. As of the Closing Date, the Borrower and the Subsidiary Guarantors own in fee all the Material Real Property set forth as being owned by them in the Perfection Certificate except to the extent set forth therein.
Section 3.19
Solvency. (a) As of the Closing Date, immediately after giving effect to the consummation of the Transactions on the Closing Date, (i) the fair value of the assets of the Borrower and its Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, direct, subordinated, contingent or otherwise, of the Borrower and its Subsidiaries on a consolidated basis; (ii) the present fair saleable value of the property of the Borrower and its Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of the Borrower and its Subsidiaries on a consolidated basis on their debts and other liabilities, direct, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) the Borrower and its Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, direct, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) the Borrower and its Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted following the Closing Date.
(b)
As of the Closing Date, immediately after giving effect to the consummation of the Transactions on the Closing Date, the Borrower does not intend to, and the Borrower does not believe that it or any of its Subsidiaries will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing and amounts of cash to be received by it or any such Subsidiary and the timing and amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such Subsidiary.
Section 3.20
Labor Matters. Except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes pending or threatened against the Borrower or any of the Subsidiaries; (b) the hours worked and payments made to employees of the Borrower and the Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable law dealing with such matters; and (c) all payments due from the Borrower or any of the Subsidiaries or for which any claim may be made against the Borrower or any of the Subsidiaries, on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of the Borrower or such Subsidiary to the extent required by GAAP. Except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, the consummation of the Transactions will not give rise to a right of termination or right of renegotiation on the part of any union under any material collective bargaining agreement to which the Borrower or any of the Subsidiaries (or any predecessor) is a party or by which the Borrower or any of the Subsidiaries (or any predecessor) is bound.

Section 3.21
Insurance. Schedule 3.21 sets forth a true, complete and correct description, in all material respects, of all material insurance (excluding any title insurance) maintained by or on behalf of the Borrower or the Subsidiaries as of the Closing Date. As of such date, such insurance is in full force and effect.
Section 3.22
No Default. No Default or Event of Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.
Section 3.23
Intellectual Property; Licenses, Etc.

Except as would not reasonably be expected to have a Material Adverse Effect or as set forth in Schedule 3.23, (a) the Borrower and each of its Subsidiaries owns, or possesses the right to use, all Intellectual Property used or held for use in or otherwise reasonably necessary for the present conduct of their respective businesses, (b) to the knowledge of the Borrower, the Borrower and its Subsidiaries are not interfering with, infringing upon, misappropriating or otherwise violating Intellectual Property of any person, and (c) to the knowledge of the Borrower, no claim or litigation regarding any of the Intellectual Property owned by the Borrower and its Subsidiaries is pending or threatened in writing.

Section 3.24
Senior Debt. The Loan Obligations constitute “Senior Debt” (or the equivalent thereof) under the documentation governing any Material Indebtedness of any Loan Party permitted to be incurred hereunder constituting Indebtedness that is subordinated in right of payment to the Loan Obligations.
Section 3.25
USA PATRIOT Act; OFAC.
(a)
The Borrower and each Subsidiary Guarantor is in compliance in all material respects with the applicable material provisions of the USA PATRIOT Act, and, (i) at least three Business Days prior to the Closing Date, the Borrower has provided to the Administrative Agent all information related to the Loan Parties (including names, addresses and tax identification numbers (if applicable)) reasonably requested in writing by the Administrative Agent not less than ten Business Days prior to the Closing Date and mutually agreed to be required under “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act, to be obtained by the Administrative Agent or any Lender and (ii) at least three Business Days prior to the Closing Date, to the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, any Lender that has reasonably requested, in a written notice to the Borrower not less than ten Business Days prior to the Closing Date, a Beneficial Ownership Certification in relation to the Borrower, shall have received such Beneficial Ownership Certification.
(b)
None of Holdings, the Borrower or any of the Subsidiaries nor, to the knowledge of the Borrower, any director, officer, agent, employee or Affiliate of the Borrower or any of the Subsidiaries is the target of any Sanctions Laws.
(c)
The Borrower will not directly or knowingly indirectly use the proceeds of the Loans or the Letters of Credit or otherwise make available such proceeds to any person, for the purpose of financing the activities of any person that is currently the target of any Sanctions Laws or for the purpose of funding, financing or facilitating any activities, business or transaction with or in any country that is the target of the Sanctions Laws, to the extent such activities, businesses or transaction would be prohibited by sanctions laws and regulations administered by the United States, including OFAC and the U.S. State Department, the United Nations Security Council, Her Majesty’s Treasury, the European Union or relevant member states of the European Union (collectively, the “Sanctions Laws”), or in any manner that would result in the violation of any Sanctions Laws applicable to any party hereto.

Section 3.26
Foreign Corrupt Practices Act.
(a)
Holdings, the Borrower and the Subsidiaries, and, to the knowledge of the Borrower or any of its Subsidiaries, their directors, officers, agents or employees, are in compliance with the U.S. Foreign Corrupt Practices Act of 1977 or similar law of a jurisdiction in which the Borrower or any of its Subsidiaries conduct their business and to which they are lawfully subject (“Anti-Corruption Laws”), in each case, in all material respects.
(b)
No part of the proceeds of the Loans or Letters of Credit made hereunder will be directly or knowingly indirectly used to make any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment in violation of any Anti-Corruption Laws.
Article IV

Conditions of Lending

The obligations of (a) the Lenders (including the Swingline Lender) to make Loans and (b) any Issuing Bank to issue, amend, extend or renew Letters of Credit or increase the stated amounts of Letters of Credit hereunder (each, a “Credit Event”) are subject to the satisfaction (or waiver in accordance with Section 9.08) of the following conditions:

Section 4.01
All Credit Events. On the date of each Borrowing and on the date of each issuance, amendment, extension or renewal of a Letter of Credit (in each case, other than pursuant to an Incremental Assumption Agreement):
(a)
The Administrative Agent shall have received, in the case of a Borrowing, a Borrowing Request as required by Section 2.03 (or a Borrowing Request shall have been deemed given in accordance with the last paragraph of Section 2.03) or, in the case of the issuance of a Letter of Credit, the applicable Issuing Bank and the Administrative Agent shall have received a notice requesting the issuance of such Letter of Credit as required by Section 2.05(b).
(b)
[reserved].
(c)
In the case of each Credit Event that occurs after the Closing Date (other than an amendment, extension or renewal of a Letter of Credit without any increase in the stated amount of such Letter of Credit), the representations and warranties set forth in the Loan Documents shall be true and correct in all material respects as of such date, in each case, with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date).
(d)
In the case of each Borrowing or other Credit Event that occurs after the Closing Date, at the time of and immediately after such Borrowing or issuance, amendment, extension or renewal of a Letter of Credit (other than an amendment, extension or renewal of a Letter of Credit without any increase in the stated amount of such Letter of Credit), as applicable, no Event of Default or Default shall have occurred and be continuing.
(e)
Each Borrowing and other Credit Event that occurs after the Closing Date shall be deemed to constitute a representation and warranty by the Borrower on the date of such Borrowing, issuance, amendment, extension or renewal of a Letter of Credit, as applicable, as to the matters specified in paragraphs (c) and (d) of this Section 4.01.

Article V

Affirmative Covenants

The Borrower covenants and agrees with each Lender that, until the Termination Date, unless the Required Lenders shall otherwise consent in writing, the Borrower will, and will cause each of the Subsidiaries to:

Section 5.01
Existence; Business and Properties. (a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except, in the case of a Subsidiary of the Borrower) where the failure to do so would not reasonably be expected to have a Material Adverse Effect, and except as otherwise permitted under Section 6.05, and except for the liquidation or dissolution of the Subsidiaries if the assets of the such Subsidiaries to the extent they exceed estimated liabilities are acquired by the Borrower or a Wholly Owned Subsidiary of the Borrower in such liquidation or dissolution.
(b)
Except where the failure to do so would not reasonably be expected to have a Material Adverse Effect, do or cause to be done all things necessary to (i) lawfully obtain, preserve, renew, extend and keep in full force and effect the permits, franchises, authorizations, Intellectual Property, licenses and rights with respect thereto necessary to the normal conduct of its business, and (ii) at all times maintain, protect and preserve all property necessary to the normal conduct of its business and keep such property in good repair, working order and condition (ordinary wear and tear excepted), from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith, if any, may be properly conducted at all times (in each case except as permitted by this Agreement).
Section 5.02
Insurance. (a) Maintain, with financially sound and reputable insurance companies, insurance (subject to customary deductibles and retentions) in such amounts (giving effect to self-insurance) and against such risks as are customarily maintained by similarly situated companies engaged in the same or similar businesses operating in the same or similar locations, cause the Collateral Agent to be listed as a co-loss payee on property policies with respect to Mortgaged Property located in the United States of America and as an additional insured on general liability policies. Notwithstanding the foregoing, the Borrower and the Subsidiaries may self-insure with respect to such risks with respect to which companies of established reputation engaged in the same general line of business in the same general area usually self-insure.
(b)
Except as the Administrative Agent may agree in its reasonable discretion, cause all such property and casualty insurance policies with respect to the Mortgaged Property located in the United States of America to be endorsed or otherwise amended to include a “standard” or “New York” lender’s loss payable endorsement, in form and substance reasonably satisfactory to the Administrative Agent, cause each such policy covered by this clause (b) to provide that it shall not be cancelled or not renewed upon less than 30 days’ prior written notice thereof by the insurer to the Collateral Agent, and deliver to the Collateral Agent, prior to or concurrently with the cancellation or nonrenewal of any such policy of insurance covered by this clause (b), a copy of a renewal or replacement policy (or other evidence of renewal of a policy previously delivered to the Collateral Agent), or insurance certificate with respect thereto, together with evidence satisfactory to the Administrative Agent of payment of the premium therefor, in each case of the foregoing, to the extent customarily maintained, purchased or provided to, or at the request of, lenders by similarly situated companies in connection with credit facilities of this nature.
(c)
If any portion of any Mortgaged Property is at any time located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a special flood hazard area (each a “Special Flood Hazard Area”) with respect to which flood insurance has been made available under the Flood Insurance Laws, (i) maintain, or cause to be maintained, with a financially sound and reputable insurer, flood insurance in an amount and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws and (ii) deliver to the Collateral Agent evidence of such compliance in form and substance reasonably acceptable to the Administrative Agent, including a copy of the flood insurance policy and declaration page relating thereto.
(d)
In connection with the covenants set forth in this Section 5.02, it is understood and agreed that:
(i)
the Administrative Agent, the Collateral Agent, the Lenders, the Issuing Banks and their respective agents or employees shall not be liable for any loss or damage insured by the insurance policies required to be maintained under this Section 5.02, it being understood that (A) the Loan Parties shall look solely to their insurance companies or any other parties other than the aforesaid parties for the recovery of such loss or damage and (B) such insurance companies shall have no rights of subrogation against the Administrative Agent, the Collateral Agent, the Lenders, any Issuing Bank or their agents or employees. If, however, the insurance policies, as a matter of the internal policy of such insurer, do not provide waiver of subrogation rights against such parties, as required above, then the Borrower, on behalf of itself and behalf of each of its Subsidiaries, hereby agrees, to the extent permitted by law, to waive, and further agrees to cause each of their Subsidiaries to waive, its right of recovery, if any, against the Administrative Agent, the Collateral Agent, the Lenders, any Issuing Bank and their agents and employees;
(ii)
the designation of any form, type or amount of insurance coverage by the Collateral Agent under this Section 5.02 shall in no event be deemed a representation, warranty or advice by the Collateral Agent or the Lenders that such insurance is adequate for the purposes of the business of the Borrower and the Subsidiaries or the protection of their properties; and
(iii)
except with respect to subsection (c) above, the amount and type of insurance that the Borrower and its Subsidiaries has in effect as of the Closing Date satisfies for all purposes the requirements of this Section 5.02.
Section 5.03
Taxes. Pay its obligations in respect of all Tax liabilities, assessments and governmental charges, before the same shall become delinquent or in default, except where (i) the amount or validity thereof is being contested in good faith by appropriate proceedings and the Borrower or a Subsidiary thereof has set aside on its books adequate reserves therefor in accordance with GAAP or (ii) the failure to make payment could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.
Section 5.04
Financial Statements, Reports, etc.

Furnish to the Administrative Agent (which will promptly furnish such information to the Lenders):

(a)
within 90 days after the end of each fiscal year (commencing with the fiscal year ending December 31, 2021), a consolidated balance sheet and related consolidated statements of operations, stockholders’ equity and cash flows showing the financial position of the Reporting Entity and its Subsidiaries as of the close of such fiscal year and the consolidated results of their operations during such year and setting forth in comparative form the corresponding figures for the prior fiscal year, which consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows shall be accompanied by customary management’s discussion and analysis and audited by independent public accountants of recognized national standing and accompanied by an opinion of such accountants (which opinion shall not be qualified as to scope of audit or as to the status of the Borrower or any Material

Subsidiary as a going concern on a consolidated basis, other than with respect to, or resulting from, an upcoming maturity date under any series of indebtedness, any breach of a financial maintenance covenant or any potential inability to satisfy a financial maintenance covenant on a future date or in a future period) to the effect that such consolidated financial statements fairly present, in all material respects, the financial position and results of operations of the Reporting Entity and its Subsidiaries on a consolidated basis in accordance with GAAP (it being understood that the delivery by the Reporting Entity of annual reports on Form 10-K (or any successor or comparable form) of the Reporting Entity and its consolidated Subsidiaries shall satisfy the requirements of this Section 5.04(a) to the extent such annual reports include the information specified herein);
(b)
within 45 days after the end of each of the first three fiscal quarters of each fiscal year (commencing with the fiscal quarter ending on September 30, 2021), a condensed consolidated balance sheet and related condensed consolidated statements of operations and cash flows showing the financial position of the Reporting Entity and its Subsidiaries as of the close of such fiscal quarter and the consolidated results of their operations during such fiscal quarter and the then-elapsed portion of the fiscal year and setting forth in comparative form the corresponding figures for the corresponding periods of the prior fiscal year, all of which shall be in reasonable detail, which condensed consolidated balance sheet and related condensed consolidated statements of operations and cash flows shall be accompanied by customary management’s discussion and analysis and shall be certified by a Financial Officer of the Reporting Entity on behalf of the Reporting Entity as fairly presenting, in all material respects, the financial position and results of operations of the Reporting Entity and its Subsidiaries on a consolidated basis in accordance with GAAP (subject to normal year-end audit adjustments and the absence of footnotes) (it being understood that the delivery by the Reporting Entity of quarterly reports on Form 10-Q (or any successor or comparable form) of the Reporting Entity and its consolidated Subsidiaries shall satisfy the requirements of this Section 5.04(b) to the extent such quarterly reports include the information specified herein); provided that, with respect to the Transactions and any acquisition or Investments consummated after the Closing Date, the financial statements delivered pursuant to this clause (b) shall not be required to reflect purchase accounting adjustments relating thereto until the delivery of financial statements under clause (a) above;
(c)
(x) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Borrower (i) certifying that no Event of Default or Default has occurred since the date of the last certificate delivered pursuant to this Section 5.04(c) or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto, (ii) commencing with the end of the first full fiscal quarter ending after the Closing Date, setting forth computations in reasonable detail demonstrating compliance with the Financial Covenant and (iii) setting forth the calculation and uses of the Cumulative Credit for the fiscal period then ended if the Borrower shall have used the Cumulative Credit (other than pursuant to clause (a) of the definition of “Cumulative Credit”) for any purpose during such fiscal period and (y) concurrently with any delivery of financial statements under clause (a) above, if the accounting firm is not restricted from providing such a certificate by its policies office, use commercially reasonable efforts to deliver a certificate of the accounting firm opining on or certifying such statements stating whether they obtained knowledge during the course of their examination of such statements of any Default or Event of Default (which certificate may be limited to accounting matters and disclaim responsibility for legal interpretations);
(d)
promptly after the same become publicly available, copies of all periodic and other publicly available reports, proxy statements and, to the extent requested by the Administrative Agent, other materials filed by Holdings, the Borrower or any of the Subsidiaries with the SEC, or after an initial public offering, distributed to its stockholders generally, as applicable; provided, however, that such reports, proxy statements, filings and other materials required to be delivered pursuant to this clause (d)

shall be deemed delivered for purposes of this Agreement when posted to the website of the Borrower or the Borrower (or Holdings or any Parent Entity referred to in Section 5.04(h)) or the website of the SEC;
(e)
within 90 days (or such later date as the Administrative Agent may agree in its reasonable discretion) after the beginning of each fiscal year (commencing with the fiscal year ending on December 31, 2022), a consolidated annual budget for such fiscal year consisting of a projected consolidated balance sheet of the Borrower and its Subsidiaries as of the end of the following fiscal year and the related consolidated statements of projected cash flow and projected income (collectively, the “Budget”), which Budget shall in each case be accompanied by the statement of a Financial Officer of the Borrower to the effect that the Budget is based on assumptions believed by the Borrower to be reasonable as of the date of delivery thereof;
(f)
upon the reasonable request of the Administrative Agent not more frequently than once a year, an updated Perfection Certificate (or, to the extent such request relates to specified information contained in the Perfection Certificate, such information) reflecting all changes since the date of the information most recently received pursuant to this clause (f) or Section 5.10(f);
(g)
promptly, from time to time, (i) such other customary information regarding the operations, business affairs and financial condition of Holdings, the Borrower or any of the Subsidiaries, or compliance with the terms of any Loan Document as in each case the Administrative Agent may reasonably request (for itself or on behalf of any Lender) and (ii) information and documentation reasonably requested by the Administrative Agent (for itself or on behalf of any Lender) required under applicable “know your customer” requirements under the USA PATRIOT Act or other applicable anti-money laundering laws and the Beneficial Ownership Regulation;
(h)
the financial statements, information and other documents required to be provided in clauses (a) and (b) of this Section 5.04 may be those of the Borrower, Holdings or any Parent Entity (any such entity that produces such financial statements, information or other documents, the “Reporting Entity”) so long as, in the case of Holdings or any Parent Entity, such financial statements are accompanied by a reconciliation showing the adjustments necessary to determine compliance by the Borrower and its Subsidiaries with the Financial Covenant; and
(i)
within five (5) business days of receipt of notice thereof by the Borrower, written notice of any announcement of any change in the Borrower’s corporate family rating from Moody’s or corporate credit rating from S&P, including outlook.

The Borrower hereby acknowledges and agrees that all financial statements furnished pursuant to clauses (a), (b) and (d) above are suitable for distribution, and to be made available, to Public Siders in accordance with Section 9.17 (unless the Borrower otherwise notifies the Administrative Agent in writing on or prior to delivery thereof).

Section 5.05
Litigation and Other Notices. Furnish to the Administrative Agent (which will promptly thereafter furnish to the Lenders) written notice of the following promptly after any Responsible Officer of Holdings, the Borrower obtains actual knowledge thereof:
(a)
any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) proposed to be taken with respect thereto;
(b)
the filing or commencement of, or any written threat or notice of intention of any person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority or in arbitration, against Holdings, the Borrower or any of the Subsidiaries as to

which an adverse determination is reasonably probable and which, if adversely determined, would reasonably be expected to have a Material Adverse Effect;
(c)
any other development specific to Holdings, the Borrower or any of the Subsidiaries that is not a matter of general public knowledge and that has had, or would reasonably be expected to have, a Material Adverse Effect;
(d)
the occurrence of any ERISA Event that, together with all other ERISA Events that have occurred, would reasonably be expected to have a Material Adverse Effect; and
(e)
any change in the information provided in the Beneficial Ownership Certification delivered to such Lender that would result in a change to the list of beneficial owners identified in such certification.
Section 5.06
Compliance with Laws. Comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect; provided, that this Section 5.06 shall not apply to Environmental Laws, which are the subject of Section 5.09, or to laws related to Taxes, which are the subject of Section 5.03. The Borrower will maintain in effect and enforce policies and procedures reasonably designed to ensure compliance in all material respects by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions Laws in connection with the Borrower’s or its Subsidiaries’ business operations.
Section 5.07
Maintaining Records; Access to Properties and Inspections. Maintain all financial records in accordance with GAAP and permit any persons designated by the Administrative Agent or, upon the occurrence and during the continuance of an Event of Default, any Lender to visit and inspect the financial records and the properties of Holdings, the Borrower or any of the Subsidiaries at reasonable times, upon reasonable prior notice to Holdings or the Borrower, and as often as reasonably requested and to make extracts from and copies of such financial records, and permit any persons designated by the Administrative Agent or, upon the occurrence and during the continuance of an Event of Default, any Lender upon reasonable prior notice to Holdings or the Borrower to discuss the affairs, finances and condition of Holdings, the Borrower or any of the Subsidiaries with the officers thereof and independent accountants therefor (so long as the Borrower has the opportunity to participate in any such discussions with such accountants), in each case, subject to reasonable requirements of confidentiality, including requirements imposed by law or by contract.
Section 5.08
Use of Proceeds. Use the proceeds of the Loans made and Letters of Credit issued in the manner contemplated by Section 3.12.
Section 5.09
Compliance with Environmental Laws. Comply, and make reasonable efforts to cause all lessees and other persons occupying its properties to comply, with all Environmental Laws applicable to its operations and properties; and obtain and renew all material authorizations and permits required pursuant to Environmental Law for its operations and properties, in each case in accordance with Environmental Laws, except, in each case with respect to this Section 5.09, to the extent the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
Section 5.10
Further Assurances; Additional Security. Subject to the First Lien/First Lien Intercreditor Agreement and any other Intercreditor Agreement:

(a)
Execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, Mortgages and other documents), that the Administrative Agent may reasonably request (including, without limitation, those required by applicable law), to satisfy the Collateral and Guarantee Requirement and to cause the Collateral and Guarantee Requirement to be and remain satisfied, all at the expense of the Loan Parties and provide to the Collateral Agent, from time to time upon reasonable request by the Administrative Agent, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Collateral Documents.
(b)
If any asset (other than Real Property) that has an individual fair market value (as determined in good faith by the Borrower) in an amount greater than $10,000,000 is acquired by the Borrower or any Subsidiary Guarantor after the Closing Date or owned by an entity at the time it becomes a Subsidiary Guarantor (in each case other than (x) assets constituting Collateral under a Collateral Document that become subject to the Lien of such Collateral Document upon acquisition thereof and (y) assets constituting Excluded Assets), the Borrower or such Subsidiary Guarantor, as applicable, will (i) notify the Collateral Agent of such acquisition or ownership and (ii) cause such asset to be subjected to a Lien (subject to any Permitted Liens) securing the Obligations, and take, and cause such Subsidiary Guarantor, as applicable, to take such actions as shall be reasonably requested by the Administrative Agent to grant and perfect such Liens, including actions described in clause (a) of this Section 5.10, all at the expense of the Loan Parties, subject to clause (g) below.
(c)
Within 120 days after the acquisition of any Material Real Property after the Closing Date (or such later date as the Administrative Agent may agree in its reasonable discretion), (i) grant and cause each of the Subsidiary Guarantors to grant to the Collateral Agent security interests in, and Mortgages on, such Material Real Property pursuant to documentation substantially in the form of Exhibit K (with such changes to account for local law matters) or otherwise in a form reasonably acceptable to the Borrower and the Administrative Agent, which security interest and mortgage shall constitute valid and enforceable Liens subject to no other Liens except Permitted Liens, (ii) record or file, and cause each such Subsidiary Guarantor to record or file, the Mortgage or instruments related thereto in such manner and in such places as is required by law to establish, perfect, preserve and protect the Liens in favor of the Collateral Agent (for the benefit of the Secured Parties) required to be granted pursuant to the Mortgages and pay, and cause each such Subsidiary Guarantor to pay, in full, all Taxes, fees and other charges required to be paid in connection with such recording or filing, in each case subject to clause (g) below, (iii) deliver to the Collateral Agent an updated Schedule 1.01(E) reflecting such Mortgaged Properties and (iv) unless otherwise waived by the Administrative Agent, with respect to each such Mortgage, cause the requirements set forth in clauses (f) and (g) of the definition of “Collateral and Guarantee Requirement” to be satisfied with respect to such Material Real Property. Notwithstanding the foregoing, no Mortgage will be executed after the Closing Date until the earlier of (i) the date that is 30 days from the date that the Revolving Facility Lenders receive notice of the intent to execute such Mortgage and (ii) the date that all relevant Revolving Facility Lenders confirm completion of flood diligence with respect to the mortgaged property.
(d)
If any additional direct or indirect Subsidiary of the Borrower is formed or acquired after the Closing Date (including, without limitation, pursuant to a Delaware LLC Division) (with any Subsidiary Redesignation resulting in an Unrestricted Subsidiary becoming a Subsidiary or any Excluded Subsidiary ceasing to be an Excluded Subsidiary being deemed to constitute the acquisition of a Subsidiary) and if such Subsidiary is a Subsidiary Guarantor, within 15 Business Days after the date such Subsidiary is formed or acquired (or such longer period as the Administrative Agent may agree in its reasonable discretion), notify the Collateral Agent thereof and, within 20 Business Days after the date such Subsidiary is formed or acquired or such longer period as the Administrative Agent may agree in its reasonable discretion (or, with respect to clauses (f), (g) and (h) of the definition of “Collateral and

Guarantee Requirement,” within 120 days after such formation or acquisition or such longer period as set forth therein or as the Administrative Agent may agree in its reasonable discretion, as applicable), cause the Collateral and Guarantee Requirement to be satisfied with respect to such Subsidiary and with respect to any Equity Interest in or Indebtedness of such Subsidiary owned by or on behalf of the Borrower or any Subsidiary Guarantor, subject to clause (g) below.
(e)
If any additional Foreign Subsidiary of the Borrower is formed or acquired after the Closing Date (with any Subsidiary Redesignation resulting in an Unrestricted Subsidiary becoming a Subsidiary being deemed to constitute the acquisition of a Subsidiary) and if such Subsidiary is a “first tier” Foreign Subsidiary of the Borrower or any Subsidiary Guarantor, within 15 Business Days after the date such Foreign Subsidiary is formed or acquired (or such longer period as the Administrative Agent may agree in its reasonable discretion), notify the Collateral Agent thereof and, within 50 Business Days after the date such Foreign Subsidiary is formed or acquired or such longer period as the Administrative Agent may agree in its reasonable discretion, cause the Collateral and Guarantee Requirement to be satisfied with respect to any Equity Interest in such Foreign Subsidiary owned by or on behalf of the Borrower or any Subsidiary Guarantor, subject to clause (g) below.
(f)
Furnish to the Collateral Agent prompt written notice of any change (A) in any Loan Party’s corporate or organization name, (B) in any Loan Party’s identity or organizational structure, (C) in any Loan Party’s jurisdiction of organization or (D) in the location of the chief executive office of any Loan Party that is not a registered organization; provided, that the Borrower shall not effect or permit any such change unless all filings have been made, or will have been made within 30 days following such change (or such longer period as the Administrative Agent may agree in its reasonable discretion), under the Uniform Commercial Code that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral in which a security interest may be perfected by such filing, for the benefit of the Secured Parties.
(g)
The Collateral and Guarantee Requirement and the other provisions of this Section 5.10 and the other Loan Documents with respect to Collateral need not be satisfied with respect to any Excluded Assets. Notwithstanding anything herein to the contrary, (A) the Administrative Agent may grant extensions of time or waivers of requirements for the creation or perfection of security interests or other Liens in or the obtaining of insurance (including title insurance) or surveys with respect to particular assets (including extensions beyond the Closing Date for the perfection of security interests in the assets of the Loan Parties on such date) where it reasonably determines, in consultation with the Borrower, that perfection or obtaining of such items cannot be accomplished without undue effort or expense or by the time or times at which it would otherwise be required by this Agreement or the other Loan Documents, (B) no control agreement or control, lockbox or similar arrangement shall be required with respect to any deposit accounts, securities accounts or commodities accounts, (C) no landlord, mortgagee or bailee waivers shall be required, (D) no foreign-law governed security documents or perfection under foreign law shall be required, (E) no notice shall be required to be sent to insurers, account debtors or other contractual third parties when no Event of Default has occurred and is continuing, (F) Liens required to be granted from time to time pursuant to, or any other requirements of, the Collateral and Guarantee Requirement and the Collateral Documents shall be subject to exceptions and limitations set forth in the Collateral Documents, the First Lien/First Lien Intercreditor Agreement and any other applicable Intercreditor Agreement and (G) to the extent any Mortgaged Property is located in a jurisdiction with mortgage recording or similar tax, the amount secured by the Collateral Document with respect to such Mortgaged Property shall be limited to the fair market value of such Mortgaged Property as determined in good faith by the Borrower (subject to any applicable laws in the relevant jurisdiction or such lesser amount agreed to by the Administrative Agent).

Section 5.11
Rating. Exercise commercially reasonable efforts to obtain and to maintain (a) public ratings (but not to obtain a specific rating) from Moody’s and S&P for the Term Loans and (b) public corporate credit ratings and corporate family ratings (but, in each case, not to obtain a specific rating) from Moody’s and S&P in respect of the Borrower.
Section 5.12
Post-Closing. Take all necessary actions to satisfy the items described on Schedule 5.12 or in the Restatement Agreement within the applicable period of time specified in such Schedule (or such longer period as the Administrative Agent may agree in its reasonable discretion).
Article VI

Negative Covenants

The Borrower covenants and agrees with each Lender that, until the Termination Date, unless the Required Lenders (or, in the case of Section 6.11, the Required Revolving Facility Lenders voting as a single Class) shall otherwise consent in writing, the Borrower will not, and will not permit any of the Subsidiaries to:

Section 6.01
Indebtedness. Incur, create, assume or permit to exist any Indebtedness, except:
(a)
(i) Indebtedness existing or committed on the Closing Date (provided, that any such Indebtedness that is (x) not intercompany Indebtedness and (y) in excess of $5,000,000 shall be set forth on Schedule 6.01) and (ii) any Permitted Refinancing Indebtedness in respect thereof (other than intercompany Indebtedness Refinanced with Indebtedness owed to a person not affiliated with the Borrower or any Subsidiary);
(b)
(i) Indebtedness created hereunder (including pursuant to Section 2.21) and under the other Loan Documents and (ii) any Permitted Refinancing Indebtedness in respect thereof;
(c)
Indebtedness of the Borrower or any Subsidiary pursuant to Hedging Agreements entered into for non-speculative purposes;
(d)
Indebtedness in respect of self-insurance and Indebtedness and other obligations owed to (including obligations in respect of letters of credit or bank guarantees or similar instruments for the benefit of) any person providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance to the Borrower or any Subsidiary, pursuant to reimbursement or indemnification obligations to such person, in each case in the ordinary course of business or consistent with past practice or industry norm;
(e)
Indebtedness of the Borrower to Holdings or any Subsidiary and of any Subsidiary to Holdings, the Borrower or any other Subsidiary; provided, that Indebtedness owed by any Loan Party to any Subsidiary that is not a Loan Party incurred pursuant to this Section 6.01(e) shall be subordinated to the Loan Obligations under this Agreement on subordination terms described in the intercompany note substantially in the form of Exhibit J hereto or on substantially identical subordination terms or other subordination terms reasonably satisfactory to the Administrative Agent and the Borrower;
(f)
Indebtedness in respect of performance bonds, bid bonds, appeal bonds, surety bonds, performance and completion guarantees and similar obligations, in each case provided in the ordinary course of business or consistent with past practice or industry norm, including those incurred to secure health, safety and environmental obligations in the ordinary course of business or consistent with past practice or industry norm;

(g)
Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in each case incurred in the ordinary course of business or other cash management services incurred in the ordinary course of business or consistent with past practice or industry norm;
(h)
(i) Indebtedness of a Subsidiary acquired after the Closing Date or a person merged or consolidated with the Borrower or any Subsidiary after the Closing Date and Indebtedness otherwise incurred or assumed by the Borrower or any Subsidiary in connection with the acquisition of assets or Equity Interests (including a Permitted Business Acquisition or merger, consolidation or amalgamation), where such acquisition, merger, consolidation or amalgamation is not prohibited by this Agreement; provided, that (A)(x) in the case of any such Indebtedness secured by Liens on the Collateral that are Other First Liens, the Net First Lien Leverage Ratio on a Pro Forma Basis immediately after giving effect to such acquisition, merger, consolidation or amalgamation, the incurrence or assumption of such Indebtedness and the use of proceeds thereof and any related transactions is (I) not greater than 4.75 to 1.00 or (II) no greater than the Net First Lien Leverage Ratio in effect immediately prior thereto, (y) in the case of any such Indebtedness secured by Liens on the Collateral that are Junior Liens, the Net Total Leverage Ratio on a Pro Forma Basis immediately after giving effect to such acquisition, merger, consolidation or amalgamation, the incurrence or assumption of such Indebtedness and the use of proceeds thereof and any related transactions is (I) not greater than 5.75 to 1.00 or (II) no greater than the Net Total Leverage Ratio in effect immediately prior thereto and (z) in the case of any other such Indebtedness, either (1) the Interest Coverage Ratio on a Pro Forma Basis immediately after giving effect to such acquisition, merger, consolidation or amalgamation, the incurrence or assumption of such Indebtedness and the use of proceeds thereof and any related transactions is (I) not less than 2.00 to 1.00 or (II) no less than the Interest Coverage Ratio in effect immediately prior thereto or (2) the Net Total Leverage Ratio on a Pro Forma Basis immediately after giving effect to such acquisition, merger, consolidation or amalgamation, the incurrence or assumption of such Indebtedness and the use of proceeds thereof and any related transactions is (I) not greater than 5.75 to 1.00 or (II) no greater than the Net Total Leverage Ratio in effect immediately prior thereto and (B) in the case of any such Indebtedness incurred under this clause (h)(i) by a Subsidiary, the Borrower or a Subsidiary Guarantor that is incurred in contemplation of such acquisition, merger or consolidation, the aggregate outstanding principal amount of such Indebtedness immediately after giving effect to such acquisition, merger or consolidation, the incurrence of such Indebtedness and the use of proceeds thereof and any related transactions shall not exceed the greater of $140,000,000 and 0.30 times the Adjusted EBITDA calculated on a Pro Forma Basis for the then most recently ended Test Period, and (ii) any Permitted Refinancing Indebtedness in respect of the foregoing;
(i)
(i) Capitalized Lease Obligations, mortgage financings and other Indebtedness incurred by the Borrower or any Subsidiary prior to or within 365 days after the acquisition, lease, construction, installation, repair, replacement or improvement of the respective property (real or personal), equipment or other assets (whether through the direct purchase of property or the Equity Interest of any person owning such property) permitted under this Agreement in order to finance such acquisition, lease, construction, installation, repair, replacement or improvement, in an aggregate principal amount outstanding that immediately after giving effect to the incurrence of such Indebtedness and the use of proceeds thereof, together with the aggregate principal amount of any other Indebtedness outstanding pursuant to this Section 6.01(i)(i), would not exceed the greater of $235,500,000 and 0.50 times the Adjusted EBITDA calculated on a Pro Forma Basis for the then most recently ended Test Period, (ii) Indebtedness (including Capitalized Lease Obligations) incurred by the Borrower or any Subsidiary to finance (whether prior to or within 365 days after) the acquisition, lease, construction, installation, repair, replacement or improvement of property (real or personal), equipment or related assets used or useful in the business of the Borrower and its Subsidiaries and (iii) any Permitted Refinancing Indebtedness in respect of the foregoing;

(j)
(i) Capitalized Lease Obligations and any other Indebtedness incurred by the Borrower or any Subsidiary arising from any Sale and Lease-Back Transaction that is permitted under Section 6.03 and (ii) any Permitted Refinancing Indebtedness in respect of the foregoing;
(k)
(i) Indebtedness of the Borrower or any Subsidiary, in an aggregate principal amount outstanding that, immediately after giving effect to the incurrence of such Indebtedness and the use of proceeds thereof, together with the aggregate principal amount of any other Indebtedness outstanding pursuant to this Section 6.01(k), would not exceed the greater of $235,000,000 and 0.50 times the Adjusted EBITDA calculated on a Pro Forma Basis for the then most recently ended Test Period, and (ii) any Permitted Refinancing Indebtedness in respect thereof;
(l)
(i) Indebtedness of the Borrower or any Subsidiary in an aggregate outstanding principal amount not greater than 200% of the amount of net cash proceeds received by the Borrower after the Closing Date from (x) the issuance or sale of its Qualified Equity Interests or (y) a contribution to its common equity (in each case of (x) and (y), other than proceeds from the sale of Equity Interests to, or contributions from, the Borrower or any of its Subsidiaries), to the extent such net cash proceeds do not constitute Excluded Contributions or Permitted Cure Securities and (ii) any Permitted Refinancing Indebtedness in respect thereof;
(m)
Guarantees (i) by the Borrower or any Subsidiary Guarantor of any Indebtedness of the Borrower or any Subsidiary Guarantor permitted to be incurred under this Agreement, (ii) by the Borrower or any Subsidiary Guarantor of Indebtedness otherwise permitted hereunder of any Subsidiary that is not the Borrower or a Subsidiary Guarantor to the extent such Guarantees are permitted by Section 6.04 (other than Section 6.04(v)), (iii) by any Subsidiary that is not a Subsidiary Guarantor of Indebtedness of another Subsidiary that is not a Subsidiary Guarantor and (iv) by the Borrower or any Subsidiary Guarantor of Indebtedness of Subsidiaries that are not Subsidiary Guarantors incurred for working capital purposes in the ordinary course of business or consistent with past practice or industry norm on ordinary business terms so long as such Indebtedness is permitted to be incurred under Section 6.01 to the extent such Guarantees are permitted by Section 6.04 (other than Section 6.04(v)); provided, that Guarantees by the Borrower or any Subsidiary Guarantor under this Section 6.01(m) of any other Indebtedness of a person that is subordinated to other Indebtedness of such person shall be expressly subordinated to the Loan Obligations to at least the same extent as such underlying Indebtedness is subordinated to such other Indebtedness;
(n)
Indebtedness arising from agreements of the Borrower or any Subsidiary providing for indemnification, adjustment of purchase or acquisition price, deferred purchase price or similar obligations (including earn-outs), in each case, incurred or assumed in connection with the Transactions, any Permitted Business Acquisition, any New Projects, other Investments or the acquisition or disposition of any business, assets or a Subsidiary not prohibited by this Agreement;
(o)
Indebtedness in respect of letters of credit, bank guarantees, warehouse receipts or similar instruments issued to support performance obligations and trade letters of credit (other than obligations in respect of other Indebtedness), in each case, in the ordinary course of business or consistent with past practice or industry norm;
(p)
Guarantees by the Borrower or any Subsidiary of Indebtedness under customer financing lines of credit entered into in the ordinary course of business or consistent with past practice or industry norm;
(q)
(i) Indebtedness secured by Liens on the Collateral that are Other First Liens so long as immediately after giving effect to the incurrence of such Indebtedness and the use of proceeds thereof, the Net First Lien Leverage Ratio on a Pro Forma Basis is not greater than 4.75 to 1.00; provided, that the aggregate principal amount of Indebtedness outstanding under this clause (q)(i) at such time that is incurred by a Subsidiary other than a Subsidiary Guarantor shall not exceed, when taken together with the aggregate principal amount of any other Indebtedness outstanding pursuant to this Section 6.01(q)(i), Section 6.01(r)(i) and Section 6.01(s)(i) that are incurred by Subsidiaries other than the Subsidiary Guarantors, the greater of $140,000,000 and 0.30 times the Adjusted EBITDA calculated on a Pro Forma Basis for the then most recently ended Test Period, and (ii) any Permitted Refinancing Indebtedness in respect thereof;
(r)
(i) Indebtedness secured by Liens on the Collateral that are Junior Liens so long as immediately after giving effect to the incurrence of such Indebtedness and the use of proceeds thereof, the Net Total Leverage Ratio on a Pro Forma Basis is not greater than 5.75 to 1.00; provided, that the aggregate principal amount of Indebtedness outstanding under this clause (r)(i) at such time that is incurred by a Subsidiary other than a Subsidiary Guarantor shall not exceed, when taken together with the aggregate principal amount of any other Indebtedness outstanding pursuant to Section 6.01(q)(i), this Section 6.01(r)(i) and Section 6.01(s)(i) that are incurred by Subsidiaries other than the Subsidiary Guarantors, the greater of $140,000,000 and 0.30 times the Adjusted EBITDA calculated on a Pro Forma Basis for the then most recently ended Test Period, and (ii) any Permitted Refinancing Indebtedness in respect thereof;
(s)
(i) Indebtedness so long as immediately after giving effect to the incurrence of such Indebtedness and the use of proceeds thereof, either (1) the Interest Coverage Ratio on a Pro Forma Basis is not less than 2.00 to 1.00 or (2) the Net Total Leverage Ratio on a Pro Forma Basis is not greater than 5.75 to 1.00; provided, that the aggregate principal amount of Indebtedness outstanding under this clause (s)(i) at such time that is incurred by a Subsidiary other than a Subsidiary Guarantor shall not exceed, when taken together with the aggregate principal amount of any other Indebtedness outstanding pursuant to Section 6.01(q)(i), Section 6.01(r)(i) and this Section 6.01(s)(i) that are incurred by Subsidiaries other than the Subsidiary Guarantors, the greater of $140,000,000 and 0.30 times the Adjusted EBITDA calculated on a Pro Forma Basis for the then most recently ended Test Period, and (ii) any Permitted Refinancing Indebtedness in respect thereof;
(t)
(i) Indebtedness of Subsidiaries that are not Loan Parties in an aggregate principal amount outstanding that, immediately after giving effect to the incurrence of such Indebtedness and the use of proceeds thereof, together with the aggregate principal amount of any other Indebtedness outstanding pursuant to this Section 6.01(t), would not exceed the greater of $165,000,000 and 0.35 times the Adjusted EBITDA calculated on a Pro Forma Basis for the then most recently ended Test Period, and (ii) any Permitted Refinancing Indebtedness in respect thereof;
(u)
(i) Indebtedness incurred in the ordinary course of business or consistent with past practice or industry norm in respect of obligations of the Borrower or any Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services; provided, that such obligations are incurred in connection with open accounts extended by suppliers on customary trade terms in the ordinary course of business or consistent with past practice or industry norm and not in connection with the borrowing of money or any Hedging Agreements and (ii) to the extent constituting Indebtedness, customer deposits and advance payments (including progress payments) received in the ordinary course of business or consistent with past practice or industry norm from customers for goods and services;
(v)
Indebtedness representing deferred compensation to employees, consultants or independent contractors of the Borrower (or, to the extent such work is done for the Borrower or its Subsidiaries, any direct or indirect parent thereof) or any Subsidiary incurred in the ordinary course of business or consistent with past practice or industry norm;

(w)
Indebtedness in connection with (i) Permitted Securitization Financings and (ii) receivables sales and similar factoring arrangements of Receivables Assets;
(x)
obligations in respect of Cash Management Agreements;
(y)
(i) Refinancing Notes and (ii) any Permitted Refinancing Indebtedness in respect thereof;
(z)
(i) Indebtedness in an aggregate principal amount outstanding not to exceed at the time of incurrence the Incremental Amount available at such time and (ii) any Permitted Refinancing Indebtedness in respect thereof;
(aa)
[reserved];
(bb)
(i) Indebtedness of, incurred on behalf of, or representing Guarantees of Indebtedness of, joint ventures in an aggregate principal amount outstanding that, immediately after giving effect to the incurrence of such Indebtedness and the use of proceeds thereof, together with the aggregate principal amount of any other Indebtedness outstanding pursuant to this Section 6.01(bb), would not exceed the greater of $165,000,000 and 0.35 times the Adjusted EBITDA calculated on a Pro Forma Basis for the then most recently ended Test Period, and (ii) any Permitted Refinancing Indebtedness in respect thereof;
(cc)
Indebtedness issued by the Borrower or any Subsidiary to current or former officers, directors, employees or consultants thereof or of Holdings or any Parent Entity, their respective Immediate Family Members to finance the purchase or redemption of Equity Interests of the Borrower, Holdings or any Parent Entity permitted by Section 6.06;
(dd)
Indebtedness consisting of obligations of the Borrower or any Subsidiary under deferred compensation or other similar arrangements incurred by such person in connection with the Transactions and Permitted Business Acquisitions, New Projects or any other Investment or acquisition permitted hereunder;
(ee)
Indebtedness of the Borrower or any Subsidiary to or on behalf of any joint venture (regardless of the form of legal entity) that is not a Subsidiary arising in the ordinary course of business or consistent with past practice or industry norm in connection with the cash management operations (including with respect to intercompany self-insurance arrangements) of the Borrower and its Subsidiaries;
(ff)
Indebtedness consisting of (i) the financing of insurance premiums, (ii) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business or consistent with past practice or industry norm or (iii) obligations to reacquire assets in connection with customer financing arrangements in the ordinary course of business or consistent with past practice or industry norm;
(gg)
Indebtedness supported by a Letter of Credit, in a principal amount not in excess of the stated amount of such Letter of Credit (or a letter of credit issued under any other revolving credit or letter of credit facility permitted by Section 6.01);
(hh)
(i) Indebtedness, including in respect of the Senior Unsecured Notes, in an aggregate principal amount outstanding pursuant to this Section 6.01(hh)(i) not to exceed $725,000,000 and (ii) any Permitted Refinancing Indebtedness in respect thereof;

(ii)
(i) Indebtedness, including in respect of the First-Priority Senior Secured Notes, in an aggregate principal amount outstanding pursuant to this Section 6.01(ii)(i) not to exceed $227,500,000 and (ii) any Permitted Refinancing Indebtedness in respect thereof;
(jj)
[reserved];
(kk)
all premium (if any, including tender premiums) expenses, defeasance costs, interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (a) through (jj) above or refinancings thereof.

For purposes of determining compliance with this Section 6.01 or Section 6.02, the amount of any Indebtedness denominated in any currency other than Dollars shall be calculated based on customary currency exchange rates in effect, in the case of such Indebtedness incurred (in respect of term Indebtedness) or committed (in respect of revolving Indebtedness) on or prior to the Closing Date, on the Closing Date and, in the case of such Indebtedness incurred (in respect of term Indebtedness) or committed (in respect of revolving Indebtedness) after the Closing Date, on the date on which such Indebtedness was incurred (in respect of term Indebtedness) or committed (in respect of revolving Indebtedness); provided, that if such Indebtedness is incurred to refinance other Indebtedness denominated in a currency other than Dollars (or in a different currency from the Indebtedness being refinanced), and such refinancing would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed (i) the outstanding or, if greater, committed principal amount of such Indebtedness being refinanced plus (ii) the aggregate amount of fees, underwriting discounts, premiums (including tender premiums), accrued interest, defeasance costs and other costs and expenses (including original issue discount) incurred in connection with such refinancing.

Further, for purposes of determining compliance with this Section 6.01, (A) Indebtedness (or portion thereof) need not be permitted solely by reference to one category of permitted Indebtedness (or any portion thereof) described in Sections 6.01(a) through (kk) (including, for the avoidance of doubt, with respect to the clauses set forth in the definition of “Incremental Amount”) but may be permitted in part under any combination thereof, (B) in the event that an item of Indebtedness (or any portion thereof) meets the criteria of one or more of the categories of permitted Indebtedness (or any portion thereof) described in Sections 6.01(a) through (kk) (including, for the avoidance of doubt, with respect to the clauses set forth in the definition of “Incremental Amount”), the Borrower may, in its sole discretion, divide, classify or reclassify, or later divide, classify or reclassify (as if incurred at such later time), such item of Indebtedness (or any portion thereof) in any manner that complies with this Section 6.01 and at the time of incurrence, division, classification or reclassification will be entitled to only include the amount and type of such item of Indebtedness (or any portion thereof) in one of the above clauses (or any portion thereof) and such item of Indebtedness (or any portion thereof) shall be treated as having been incurred or existing pursuant to only such clause or clauses (or any portion thereof) without giving pro forma effect to such item (or any portion thereof) when calculating the amount of Indebtedness (or any portion thereof) that may be incurred, divided, classified or reclassified pursuant to any other clause (or any portion thereof) at such time (including, for the avoidance of doubt, with respect to the clauses set forth in the definition of “Incremental Amount”); provided, that (x) all Indebtedness outstanding on the Closing Date under this Agreement shall at all times be deemed to have been incurred pursuant to clause (b) of this Section 6.01, (y) all Indebtedness outstanding on the Closing Date under the Senior Unsecured Notes shall at all times be deemed to have been incurred pursuant to clause (hh) of this Section 6.01 and (z) all Indebtedness outstanding on the Closing Date under the First-Priority Senior Secured Notes shall at all times be deemed to have been incurred pursuant to clause (ii) of this Section 6.01, (C) in connection with (1) the incurrence of revolving loan Indebtedness under this Section 6.01 or (2) any commitment or other transaction relating to the incurrence of Indebtedness under this Section 6.01 and the granting of any Lien to secure such Indebtedness, the Borrower may designate the incurrence of such Indebtedness and the granting of such Lien therefor as having occurred on the date of first incurrence of such revolving loan Indebtedness or commitment or intention to consummate such transaction (such date, the “Deemed Date”), and any related subsequent actual incurrence and the granting of such Lien therefor will be deemed for purposes of this Section 6.01 and Section 6.02 of this Agreement to have been incurred or granted on such Deemed Date, including, without limitation, for purposes of calculating usage of any baskets hereunder (if applicable), the Net First Lien Leverage Ratio, the Interest Coverage Ratio and Adjusted EBITDA (and all such calculations, without duplication, on the Deemed Date and on any subsequent date until such commitment is funded or terminated or such transaction is consummated or abandoned or such election is rescinded shall be made on a Pro Forma Basis after giving effect to the deemed incurrence, the granting of any Lien therefor and related transactions in connection therewith) and (D) for purposes of calculating the Interest Coverage Ratio and the Net First Lien Leverage Ratio under Section 6.01(h), (q), (r), (s) and/or (z) on any date of incurrence of Indebtedness pursuant to such Section 6.01(h), (q), (r), (s) and/or (z), the net cash proceeds funded by financing sources upon the incurrence of such Indebtedness incurred at such time of calculation shall not be netted against the applicable amount of Consolidated Debt for purposes of such calculation of the Interest Coverage Ratio or the Net First Lien Leverage Ratio, as applicable, at such time. In addition, with respect to any Indebtedness that was permitted to be incurred hereunder on the date of such incurrence, any Increased Amount of such Indebtedness shall also be permitted hereunder after the date of such incurrence.

This Agreement will not treat (1) unsecured Indebtedness as subordinated or junior in right of payment to secured Indebtedness merely because it is unsecured or (2) senior Indebtedness as subordinated or junior in right of payment to any other senior Indebtedness merely because it has a junior priority with respect to the same collateral.

Section 6.02
Liens. Create, incur, assume or permit to exist any Lien on any property or assets (including stock or other securities of any person) of the Borrower or any Subsidiary at the time owned by it or on any income or revenues or rights in respect of any thereof, except the following (collectively, “Permitted Liens”):
(a)
Liens on property or assets of the Borrower and the Subsidiaries existing on the Closing Date (or created following the Closing Date pursuant to agreements in existence on the Closing Date (or refinancings thereof) requiring the creation of such Liens) and, to the extent securing Indebtedness in an aggregate principal amount in excess of $5,000,000, set forth on Schedule 6.02 and any modifications, replacements, renewals or extensions thereof; provided, that such Liens shall secure only those obligations that they secure on the Closing Date or are obligated to secure as of the Closing Date (and any Permitted Refinancing Indebtedness in respect of such obligations permitted by Section 6.01) and shall not subsequently apply to any other property or assets of the Borrower or any Subsidiary other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien, (B) proceeds and products thereof and (C) improvements or accessions to the property covered by such Lien;
(b)
any Lien created under the Loan Documents (including Liens created under the Collateral Documents securing obligations in respect of Secured Hedge Agreements and Secured Cash Management Agreements) or permitted in respect of any Mortgaged Property by the terms of the applicable Mortgage;
(c)
any Lien on any property or asset of the Borrower or any Subsidiary securing Indebtedness or Permitted Refinancing Indebtedness permitted by Section 6.01(h); provided, that (i) in the case of Liens that do not extend to the Collateral, such Lien does not apply to any other property or assets of the Borrower or any of the Subsidiaries not securing such Indebtedness at the date of the acquisition of such property or asset or Investment, and, in each case, accessions and additions thereto and proceeds and products thereof (and other than after-acquired property required to be subjected to such Lien pursuant to the terms of such Indebtedness (and refinancings thereof)), (ii) in the case of Liens on the Collateral that are (or are intended to be) junior in priority to the Liens on the Collateral securing the Term Loans, such Liens shall be subject to a Permitted Junior Intercreditor Agreement and (iii) in the case of Liens on the Collateral that are (or are intended to be) pari passu with the Liens on the Collateral securing the Term Loans, such Liens shall be subject to a Permitted Pari Passu Intercreditor Agreement;
(d)
Liens for Taxes, assessments or other governmental charges or levies not yet delinquent by more than 30 days or that are being contested in compliance with Section 5.03;
(e)
Liens imposed by law, such as landlord’s (including for this purpose landlord’s Liens created pursuant to the applicable lease), carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, supplier’s, construction or other like Liens, securing obligations that are not overdue by more than 30 days or that are being contested in good faith by appropriate proceedings and in respect of which, if applicable, the Borrower or any Subsidiary shall have set aside on its books reserves in accordance with GAAP;
(f)
(i) pledges and deposits and other Liens made in the ordinary course of business in compliance with the Federal Employers Liability Act or any other workers’ compensation, health, disability or other employee benefits, unemployment insurance, employers’ health tax and other social security laws or regulations and deposits securing liability to insurance carriers under insurance or self-insurance arrangements in respect of such obligations and (ii) pledges and deposits and other Liens securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to the Borrower or any Subsidiary;
(g)
deposits and other Liens to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capitalized Lease Obligations), statutory obligations, surety, indemnity, warranty, release, appeal or similar bonds, performance and return of money bonds, bids, leases, government contracts, trade contracts, agreements with utilities, and other obligations of a like nature (including letters of credit in lieu of any such bonds or to support the issuance thereof) incurred in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business or consistent with past practice or industry norm;
(h)
zoning restrictions, easements, survey exceptions, ground leases, trackage rights, leases (other than Capitalized Lease Obligations), licenses, special assessments, rights-of-way, covenants, conditions, servitudes, declarations, homeowners’ associations and similar agreements and other restrictions (including minor defects and irregularities in title and similar encumbrances) on or with respect to the use of Real Property, servicing agreements, development agreements, site plan agreements and other similar encumbrances incurred in the ordinary course of business and title defects or irregularities that are of a minor nature and that, in the aggregate, do not interfere in any material respect with the ordinary conduct of the business of the Borrower or any Subsidiary or consistent with past practice or industry norm;
(i)
Liens securing Indebtedness permitted by Section 6.01(i) or (j); provided, that such Liens do not apply to any property or assets of the Borrower or any Subsidiary other than the property or assets acquired, leased, constructed, installed, replaced, repaired or improved with such Indebtedness (or the Indebtedness Refinanced thereby) or Disposed of in the applicable Sale and Lease-Back Transaction, and improvements on, accessions and additions thereto, proceeds and products thereof, customary security deposits and related property (and other after-acquired property required to be subjected to such Liens pursuant to the terms of such Indebtedness (and refinancings thereof)); provided, further, that individual financings provided by one lender may be cross-collateralized to other financings provided by such lender (and its Affiliates) (it being understood that with respect to any Liens on the Collateral being incurred under this clause (i) to secure Permitted Refinancing Indebtedness, if Liens on the Collateral securing the Indebtedness being Refinanced (if any) were Junior Liens, then any Liens on such Collateral being incurred under this clause (i) to secure Permitted Refinancing Indebtedness shall also be Junior Liens);
(j)
Liens arising out of Sale and Lease-Back Transactions permitted under Section 6.03, so long as such Liens attach only to the property Disposed of and being leased in such transaction and any accessions and additions thereto, proceeds and products thereof, customary security deposits and related property (and other after-acquired property required to be subjected to such Liens pursuant to the terms of such Indebtedness (and refinancings thereof));
(k)
Liens securing judgments that do not constitute an Event of Default under Section 7.01(j);
(l)
Liens disclosed by the title insurance policies delivered on or subsequent to the Closing Date and pursuant to the Collateral and Guarantee Requirement, Section 5.10 or Schedule 5.12 and any replacement, extension or renewal of any such Lien; provided, that such replacement, extension or renewal Lien shall not cover any property other than the property that was subject to such Lien prior to such replacement, extension or renewal and any accessions and additions thereto or proceeds and products thereof and related property; provided, further, that the Indebtedness and other obligations secured by such replacement, extension or renewal Lien are permitted by this Agreement;
(m)
any interest or title of a lessor or sublessor under any leases or subleases entered into by the Borrower or any Subsidiary in the ordinary course of business or consistent with past practice or industry norm;
(n)
Liens that are contractual rights of set-off (and related pledges) (i) relating to the establishment of depository relations with banks and other financial institutions not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposits, sweep accounts, reserve accounts or similar accounts of the Borrower or any Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower or any Subsidiary, including with respect to credit card charge-backs and similar obligations, or (iii) relating to purchase orders and other agreements entered into with customers, suppliers or service providers of the Borrower or any Subsidiary in the ordinary course of business or consistent with past practice or industry norm;
(o)
Liens (i) arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business, (iii) encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to brokerage accounts incurred in the ordinary course of business and not for speculative purposes, (iv) in respect of Third Party Funds or (v) in favor of credit card companies pursuant to agreements therewith;
(p)
Liens securing obligations in respect of trade-related letters of credit, bankers’ acceptances or similar obligations and completion guarantees permitted under Section 6.01(f), (k) or (o) and covering the property (or the documents of title in respect of such property) financed by such letters of credit, bankers’ acceptances or similar obligations and completion guarantees and the proceeds and products thereof;
(q)
leases or subleases, licenses or sublicenses (including with respect to Intellectual Property) granted to others in the ordinary course of business or consistent with past practice or industry norm (including rights granted to lessees related to quiet enjoyment and purchase rights at the end of such leasing arrangement) not interfering in any material respect with the business of the Borrower and its Subsidiaries, taken as a whole;
(r)
Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;
(s)
Liens solely on any cash earnest money deposits made by the Borrower or any of the Subsidiaries in connection with any letter of intent or purchase agreement in respect of any Permitted Business Acquisition or other Investment or acquisition permitted hereunder;
(t)
(i) Liens with respect to property or assets of any Subsidiary that is not a Loan Party securing obligations of a Subsidiary that is not a Loan Party permitted under Section 6.01 and (ii) Liens with respect to property or assets of the applicable joint venture or the Equity Interests of such joint venture securing Indebtedness permitted under Section 6.01(bb) (it being understood that with respect to any Liens on the Collateral being incurred under this clause (t)(ii) to secure Permitted Refinancing Indebtedness, if Liens on the Collateral securing the Indebtedness being Refinanced (if any) were Junior Liens, then any Liens on such Collateral being incurred under this clause (t)(ii) to secure Permitted Refinancing Indebtedness shall also be Junior Liens);
(u)
Liens on any amounts held by a trustee or agent under any indenture or other debt agreement issued in escrow pursuant to customary escrow arrangements pending the release thereof, or under any indenture or other debt agreement pursuant to customary discharge, redemption or defeasance provisions;
(v)
the prior rights of consignees and their lenders under consignment arrangements entered into in the ordinary course of business;
(w)
agreements to subordinate any interest of the Borrower or any Subsidiary in any accounts receivable or other proceeds arising from inventory or equipment consigned by the Borrower or any of its Subsidiaries pursuant to an agreement entered into in the ordinary course of business;
(x)
Liens arising from precautionary Uniform Commercial Code financing statements regarding operating leases or other obligations not constituting Indebtedness or purported Liens evidenced by the filing of precautionary Uniform Commercial Code financing statements or equivalent filings;
(y)
Liens (i) on Equity Interests of, or loans to, joint ventures (A) securing obligations of such joint venture or (B) pursuant to the relevant joint venture agreement or arrangement and (ii) on Equity Interests of, or loans to, Unrestricted Subsidiaries;
(z)
Liens on securities that are the subject of repurchase agreements constituting Permitted Investments under clause (c) of the definition thereof;
(aa)
Liens in respect of (i) Permitted Securitization Financings and (ii) receivables sales and financings that extend only to the assets subject thereto and, in the case of Permitted Securitization Financings, Equity Interests of Special Purpose Securitization Subsidiaries;
(bb)
Liens securing insurance premiums financing arrangements; provided, that such Liens are limited to the applicable unearned insurance premiums;
(cc)
in the case of Real Property that constitutes a leasehold interest, any Lien to which the fee simple interest (or any superior leasehold interest) is subject;

(dd)
Liens securing Indebtedness or other obligations (i) of the Borrower or a Subsidiary in favor of the Borrower or any Subsidiary Guarantor or (ii) of any Subsidiary that is not a Loan Party in favor of any Subsidiary that is not a Loan Party;
(ee)
Liens (i) on not more than $5,000,000 of deposits securing Hedging Agreements entered into for non-speculative purposes and (ii) on cash or Permitted Investments securing Hedging Agreements in the ordinary course of business submitted for clearing in accordance with applicable Requirements of Law;
(ff)
Liens on goods, inventory or equipment the purchase, shipment or storage price of which is financed by a documentary letter of credit, bank guarantee, warehouse receipt or bankers’ acceptance issued or created for the account of the Borrower or any Subsidiary in the ordinary course of business or consistent with past practice or industry norm; provided, that such Lien secures only the obligations of the Borrower or such Subsidiaries in respect of such letter of credit, bank guarantee or banker’s acceptance to the extent permitted under Section 6.01;
(gg)
Liens on the Collateral that are Junior Liens;
(hh)
Liens, including Liens on the Collateral that are Other First Liens, so long as immediately after giving effect to the incurrence of the Indebtedness secured by such Other First Liens and the use of proceeds thereof, the Net First Lien Leverage Ratio on a Pro Forma Basis is not greater than 4.75 to 1.00;
(ii)
(i) Liens on Collateral that are Other First Liens, so long as such Other First Liens secure Indebtedness permitted by Section 6.01(b), 6.01(h)(i)(x), 6.01(q), 6.01(y), 6.01(z) or 6.01(ii) (and, in each case, Permitted Refinancing Indebtedness in respect thereof) and (ii) Liens on Collateral that are Junior Liens, so long as such Junior Liens secure Indebtedness permitted by Section 6.01(b), 6.01(h)(i)(y), 6.01(r), 6.01(y), 6.01(z) or 6.01(ii) (and, in each case, Permitted Refinancing Indebtedness in respect thereof);
(jj)
(i) Liens arising out of conditional sale, title retention or similar arrangements for the sale or purchase of goods or equipment by the Borrower or any of the Subsidiaries in the ordinary course of business or consistent with past practice or industry norm, (ii) Liens solely on any cash earnest money deposits made by the Borrower or any of its Subsidiaries in connection with any letter of intent or purchase agreement permitted by this Agreement and (iii) Liens (A) on cash advances in favor of (x) the seller of any property to be acquired in an Investment permitted hereunder to be applied against the purchase price for such Investment or (y) the buyer of any property to be disposed of to secure obligations in respect of indemnification, termination fee or similar seller obligations and (B) consisting of an agreement to dispose of any property in a disposition, in each case, solely to the extent such Investment or disposition, as the case may be, would have been permitted on the date of the creation of such Lien;
(kk)
Liens to secure any Indebtedness issued or incurred to Refinance (or successive Indebtedness issued or incurred for subsequent Refinancings) as a whole, or in part, any Indebtedness secured by any Lien permitted by this Section 6.02; provided, however, that (v) with respect to any Liens on the Collateral being incurred under this clause (kk), if Liens on the Collateral securing the Indebtedness being Refinanced (if any) were Junior Liens, then such Liens on such Collateral being incurred under this clause (kk) shall also be Junior Liens, (w) with respect to any Liens on the Collateral being incurred under this clause (kk), if Liens on the Collateral securing the Indebtedness being Refinanced (if any) were Other First Liens, then such Liens on such Collateral being incurred under this clause (kk) may also be Other First Liens or Junior Liens, (x) (other than Liens contemplated by the foregoing clauses (v) and (w)) such new Lien shall be limited to all or part of the same type of property that secured the original Lien (plus improvements on and accessions to such property, proceeds and products thereof, customary security deposits and any other assets pursuant to after-acquired property clauses to the extent such assets secured (or would have secured) the Indebtedness being Refinanced), (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount (or accreted value, if applicable) or, if greater, committed amount of the applicable Indebtedness at the time the original Lien became a Lien permitted hereunder, (B) unpaid accrued interest and premium (including tender premiums) and (C) an amount necessary to pay any associated underwriting discounts, defeasance costs, fees, commissions and expenses and (z) on the date of the incurrence or issuance of the Indebtedness secured by such Liens, the grantors of any such Liens shall be no different from the grantors of the Liens securing the Indebtedness being Refinanced or grantors that would have been obligated to secure such Indebtedness or a Loan Party;
(ll)
Liens with respect to property or assets of the Borrower or any Subsidiary securing obligations in an aggregate principal amount outstanding that, immediately after giving effect to the incurrence of such obligations, would not exceed the greater of $235,000,000 and 0.50 times the Adjusted EBITDA calculated on a Pro Forma Basis for the then most recently ended Test Period;
(mm)
Liens on property of, or on Equity Interests or Indebtedness of, any person existing at the time (A) such person becomes a Subsidiary of the Borrower or (B) such person or property is acquired by the Borrower or any Subsidiary; provided that (i) such Liens do not extend to any other assets of the Borrower or any Subsidiary (other than accessions and additions thereto and proceeds or products thereof and other than after-acquired property) and (ii) such Liens secure only those obligations which they secure on the date such person becomes a Subsidiary or the date of such acquisition (and any extensions, renewals, replacements or refinancings thereof);
(nn)
Liens (i) on inventory held by and granted to a local distribution company in the ordinary course of business and (ii) in accounts purchased and collected by and granted to a local distribution company that has agreed to make payments to the Borrower or any of its Subsidiaries for such amounts in the ordinary course of business;
(oo)
Liens on any property or asset of the Borrower or any Subsidiary to secure Indebtedness permitted by Section 6.01(ii);
(pp)
Liens on equipment of the Borrower or any Subsidiary granted in the ordinary course of business or consistent with past practice or industry norm;
(qq)
Liens on property or assets not constituting Collateral to the extent securing obligations that are otherwise permitted under this Agreement; and
(rr)
Liens, deposits and security given to a public utility or any municipality or governmental authority when required by such utility or authority in connection with the operations or business of the Borrower and its Subsidiaries in the ordinary course of business or consistent with past practice or industry norm.

For purposes of determining compliance with this Section 6.02, (A) a Lien securing an item of Indebtedness (or portion thereof) need not be permitted solely by reference to one category of permitted Liens (or any portion thereof) described in Sections 6.02(a) through (rr) but may be permitted in part under any combination thereof and (B) in the event that a Lien securing an item of Indebtedness (or any portion thereof) meets the criteria of one or more of the categories of permitted Liens (or any portion thereof) described in Sections 6.02(a) through (rr), the Borrower may, in its sole discretion, divide, classify or reclassify, or later divide, classify or reclassify (as if incurred at such later time), such Lien securing such item of Indebtedness (or any portion thereof) in any manner that complies with this Section 6.02 and at the time of incurrence, division, classification or reclassification will be entitled to only include the amount and type of such Lien or such item of Indebtedness secured by such Lien (or any portion thereof) in one of the above clauses (or any portion thereof) and such Lien securing such item of Indebtedness (or any portion thereof) will be treated as being incurred or existing pursuant to only such clause or clauses (or any portion thereof) without giving pro forma effect to such item (or any portion thereof) when calculating the amount of Liens or Indebtedness (or any portion thereof) that may be incurred, divided, classified or reclassified pursuant to any other clause (or any portion thereof) at such time. In addition, with respect to any Indebtedness that is designated to be incurred on any Deemed Date pursuant to clause (C) of the second to last paragraph of Section 6.01, any Lien that does or that shall secure such Indebtedness may also be designated by the Borrower or any Subsidiary to be incurred on such Deemed Date and, in such event, any related subsequent actual incurrence of such Lien shall be deemed for purposes of Section 6.01 and 6.02 of this Agreement, without duplication, to be incurred on such prior date (and on any subsequent date until such commitment is funded or terminated or such election is rescinded or until such time as the related Indebtedness is no longer deemed outstanding pursuant to clause (C) of the second to last paragraph of Section 6.01), including for purposes of calculating usage of any Permitted Lien. In addition, with respect to any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the incurrence of such Indebtedness, such Lien shall also be permitted to secure any Increased Amount of such Indebtedness.

Section 6.03
Sale and Lease-Back Transactions. Enter into any arrangement, directly or indirectly, with any person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter, as part of such transaction, rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred (a “Sale and Lease-Back Transaction”); provided, that a Sale and Lease-Back Transaction shall be permitted (a) with respect to (i) Excluded Assets, (ii) property owned by the Borrower or any Subsidiary Guarantor that is acquired after the Closing Date so long as such Sale and Lease-Back Transaction is consummated within 365 days of the acquisition of such property or (iii) property owned by any Subsidiary that is not a Loan Party regardless of when such property was acquired, and (b) with respect to any other property owned by the Borrower or any Subsidiary Guarantor, (x) if such Sale and Lease-Back Transaction is of property owned by the Borrower or any Subsidiary Guarantor as of the Closing Date, the Net Proceeds therefrom are used to prepay the Term Loans to the extent required by Section 2.11(b) and (y) with respect to any Sale and Lease-Back Transaction pursuant to this clause (b) with Net Proceeds in excess of $5,000,000 individually or $15,000,000 in the aggregate in any fiscal year, the requirements of the second to last paragraph of Section 6.05 shall apply to such Sale and Lease-Back Transaction to the extent provided therein.
Section 6.04
Investments, Loans and Advances. (i) Purchase or acquire (including pursuant to any merger with a person that is not a Wholly Owned Subsidiary immediately prior to such merger) any Equity Interests, evidences of Indebtedness or other securities of any other person, (ii) make any loans or advances to or Guarantees of the Indebtedness of any other person (other than in respect of (A) intercompany liabilities incurred in connection with the cash management, tax and accounting operations of the Borrower and the Subsidiaries and (B) intercompany loans, advances or Indebtedness having a term not exceeding 364 days (inclusive of any roll-overs or extensions of terms) and made in the ordinary course of business or consistent with past practice or industry norm), or (iii) purchase or otherwise acquire, in one transaction or a series of related transactions, (x) all or substantially all of the property and assets or business of another person or (y) assets constituting a business unit, line of business or division of such person (each of the foregoing, an “Investment”), except:
(a)
the Transactions;
(b)
(i) Investments by the Borrower or any Subsidiary in the Equity Interests of the Borrower or any Subsidiary (or any entity that will become a Subsidiary as a result of such Investment);

(ii) intercompany loans from the Borrower or any Subsidiary to the Borrower or any Subsidiary; and (iii) Guarantees by the Borrower or any Subsidiary of Indebtedness otherwise permitted hereunder of the Borrower or any Subsidiary;
(c)
Permitted Investments and Investments that were Permitted Investments when made;
(d)
Investments arising out of the receipt by the Borrower or any Subsidiary of non-cash consideration for the Disposition of assets permitted under Section 6.05;
(e)
loans and advances to, or Guarantees of Indebtedness of, officers, directors, employees or consultants of Holdings (or any Parent Entity), the Borrower or any Subsidiary (i) in the ordinary course of business or consistent with past practice or industry norm in an aggregate outstanding amount (valued at the time of the making thereof, and without giving effect to any subsequent change in value) not to exceed $10,000,000, (ii) in respect of payroll payments and expenses in the ordinary course of business or consistent with past practice or industry norm, (iii) for business-related travel expenses, moving expenses and other similar expenses, in each case, incurred in the ordinary course of business or consistent with past practice or industry norm and (iv) in connection with such person’s purchase of Equity Interests of the Borrower or Holdings (or any Parent Entity) solely to the extent that the amount of such loans and advances shall be contributed to the Borrower in cash as common equity;
(f)
accounts receivable, security deposits and prepayments arising and trade credit granted in the ordinary course of business or consistent with past practice or industry norm and any assets or securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss and any prepayments and other credits to suppliers or customers made in the ordinary course of business or consistent with past practice or industry norm;
(g)
Hedging Agreements entered into for non-speculative purposes;
(h)
Investments existing on, or contractually committed as of, the Closing Date (provided, that any such Investment that is in excess of $5,000,000 shall be set forth on Schedule 6.04) and any extensions, renewals, replacements or reinvestments thereof, so long as the aggregate amount of all Investments pursuant to this clause (h) is not increased at any time above the amount of such Investment existing or committed on the Closing Date (other than pursuant to an increase as required by the terms of any such Investment or contractual commitment as in existence on the Closing Date or as otherwise permitted by this Section 6.04);
(i)
Investments resulting from pledges and deposits under Sections 6.02(f), (g), (o), (r), (s), (ee) and (ll);
(j)
Investments by the Borrower or any Subsidiary in an aggregate outstanding amount (valued at the time of the making thereof, and without giving effect to any subsequent change in value) not to exceed the sum of (X) the greater of $140,000,000 and 0.30 times the Adjusted EBITDA calculated on a Pro Forma Basis for the then most recently ended Test Period, plus (Y) any portion of the Cumulative Credit on the date of such election that the Borrower elects to apply to this Section 6.04(j)(Y), which such election shall (unless such Investment is made pursuant to clause (a) of the definition of “Cumulative Credit”) be set forth in a written notice of a Responsible Officer thereof, which notice shall set forth calculations in reasonable detail the amount of Cumulative Credit elected to be so applied, and plus (Z) an amount equal to any returns (including dividends, interest, distributions, returns of principal, profits on sale, repayments, repurchases, redemptions, income and similar amounts) actually received in respect of any such Investment; provided, that if any Investment pursuant to this Section 6.04(j) is made in any person that was not a Subsidiary on the date on which such Investment was made but becomes a Subsidiary thereafter, then such Investment may, at the option of the Borrower, upon such person becoming a Subsidiary and so long as such person remains a Subsidiary, be deemed to have been made pursuant to Section 6.04(b) and not in reliance on this Section 6.04(j);
(k)
Investments constituting Permitted Business Acquisitions;
(l)
intercompany loans between Subsidiaries and Guarantees by Subsidiaries permitted by Section 6.01(m);
(m)
Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with or judgments against, customers and suppliers, in each case in the ordinary course of business or consistent with past practice or industry norm or Investments acquired by the Borrower or a Subsidiary as a result of a foreclosure by the Borrower or any of the Subsidiaries with respect to any secured Investments or other transfer of title with respect to any secured Investment in default;
(n)
Investments of a person that becomes a Subsidiary after the Closing Date (including by means of a Delaware LLC Division) or of a person merged into the Borrower or merged into or consolidated with a Subsidiary after the Closing Date, in each case, (i) to the extent such acquisition, merger or consolidation is permitted under this Section 6.04, (ii) in the case of any acquisition, merger or consolidation, in accordance with Section 6.05 (other than Section 6.05(e)(i)) and (iii) to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;
(o)
acquisitions by the Borrower or any Subsidiary of obligations of one or more directors, consultants, officers or other employees of Holdings, any Parent Entity, the Borrower or its Subsidiaries in connection with such officer’s or employee’s acquisition of Equity Interests of Holdings or any Parent Entity, so long as no cash is actually advanced by the Borrower or any of the Subsidiaries to such directors, consultants, officers or employees in connection with the acquisition of any such obligations;
(p)
Guarantees by the Borrower or any Subsidiary of operating leases (other than Capitalized Lease Obligations) or of other obligations that do not constitute Indebtedness, in each case entered into by the Borrower or any Subsidiary in the ordinary course of business or consistent with past practice or industry norm;
(q)
Investments to the extent that payment for such Investments is made with or financed with the proceeds of the sale or issuance of Equity Interests of the Borrower, Holdings or any Parent Entity; provided, that any proceeds of such sale or issuance of Equity Interests are not included in any determination of the Cumulative Credit;
(r)
Investments in the Equity Interests of one or more newly formed persons that are received in consideration of the contribution by Holdings, the Borrower or the applicable Subsidiary of assets (including Equity Interests and cash) to such person or persons; provided, that (i) the fair market value of such assets, determined in good faith by the Borrower, so contributed pursuant to this clause (r) shall not in the aggregate exceed $10,000,000 and (ii) in respect of each such contribution, a Responsible Officer of the Borrower shall certify, in a form to be agreed upon by the Borrower and the Administrative Agent (x) immediately after giving effect to such contribution, no Default or Event of Default shall have occurred and be continuing or would result therefrom, (y) the fair market value (as determined in good faith by the Borrower) of the assets so contributed and (z) that the requirements of clause (i) of this proviso remain satisfied;

(s)
Investments consisting of Restricted Payments permitted under Section 6.06;
(t)
Investments in the ordinary course of business or consistent with past practice or industry norm consisting of Uniform Commercial Code Article 3 endorsements for collection or deposit and Uniform Commercial Code Article 4 customary trade arrangements with customers;
(u)
loans and leases of animals to third parties for the purposes of exhibition, storage or breeding, as the case may be, in each case in the ordinary course of business and consistent with past practices;
(v)
Guarantees permitted under Section 6.01 (except to the extent such Guarantee is expressly subject to this Section 6.04);
(w)
advances in the form of a prepayment of expenses, so long as such expenses are being paid in accordance with customary trade terms of the Borrower or such Subsidiary;
(x)
Investments by the Borrower and its Subsidiaries, including loans to any direct or indirect parent of the Borrower, if the Borrower or any other Subsidiary would otherwise be permitted to make a Restricted Payment in such amount (valued at the time of the making thereof, and without giving effect to any subsequent changes in value) (provided, that the outstanding amount of any such Investment shall also be deemed to be a Restricted Payment under the appropriate clause of Section 6.06 solely for purposes of determining capacity thereunder);
(y)
Investments consisting of Securitization Assets or arising as a result of Permitted Securitization Financings or receivables sales or similar factoring arrangements of Receivables Assets;
(z)
Investments made in connection with obtaining, maintaining or renewing client and customer contracts in the ordinary course of business or consistent with past practice or industry norm;
(aa)
to the extent constituting Investments, purchases and acquisitions of inventory, supplies, materials and equipment or purchases of contract rights or licenses, leases or contributions of Intellectual Property in each case in the ordinary course of business or consistent with past practice or industry norm;
(bb)
Investments received substantially contemporaneously in exchange for Equity Interests of the Borrower, Holdings or any Parent Entity; provided, that the issuance of such Equity Interests are not included in any determination of the Cumulative Credit;
(cc)
Investments in joint ventures; provided that the aggregate outstanding amount (valued at the time of the making thereof, and without giving effect to any subsequent changes in value) of Investments made after the Closing Date pursuant to this Section 6.04(cc) shall not exceed the sum of (X) the greater of $140,000,000 and 0.30 times the Adjusted EBITDA calculated on a Pro Forma Basis for the then most recently ended Test Period, plus (Y) an aggregate amount equal to any returns (including dividends, interest, distributions, returns of principal, profits on sale, repayments, repurchases, redemptions, income and similar amounts) actually received in respect of any such Investment; provided, that if any Investment pursuant to this Section 6.04(cc) is made in any person that was not a Subsidiary on the date on which such Investment was made but becomes a Subsidiary thereafter, then such Investment may, at the option of the Borrower, upon such person becoming a Subsidiary and so long as such person remains a Subsidiary, be deemed to have been made pursuant to Section 6.04(b) and not in reliance on this Section 6.04(cc);

(dd)
Investments in Similar Businesses in an aggregate outstanding amount (valued at the time of the making thereof, and without giving effect to any subsequent changes in value) not to exceed the sum of (X) the greater of $140,000,000 and 0.30 times the Adjusted EBITDA calculated on a Pro Forma Basis for the then most recently ended Test Period plus (Y) an amount equal to any returns (including dividends, interest, distributions, returns of principal, profits on sale, repayments, repurchases, redemptions, income and similar amounts) actually received in respect of any such Investment; provided, that if any Investment pursuant to this Section 6.04(dd) is made in any person that was not a Subsidiary on the date on which such Investment was made but becomes a Subsidiary thereafter, then such Investment may, at the option of the Borrower, upon such person becoming a Subsidiary and so long as such person remains a Subsidiary, be deemed to have been made pursuant to Section 6.04(b) and not in reliance on this Section 6.04(dd);
(ee)
Investments in any Unrestricted Subsidiaries after giving effect to the applicable Investments, in an aggregate outstanding amount (valued at the time of the making thereof, and without giving effect to any subsequent changes in value) not to exceed the sum of (X) the greater of $140,000,000 and 0.30 times the Adjusted EBITDA calculated on a Pro Forma Basis for the then most recently ended Test Period plus (Y) an amount equal to any returns (including dividends, interest, distributions, returns of principal, profits on sale, repayments, repurchases, redemptions, income and similar amounts) actually received in respect of any such Investment; provided, that if any Investment pursuant to this Section 6.04(ee) is made in any person that was not a Subsidiary on the date on which such Investment was made but becomes a Subsidiary thereafter, then such Investment may, at the option of the Borrower, upon such person becoming a Subsidiary and so long as such person remains a Subsidiary, be deemed to have been made pursuant to Section 6.04(b) and not in reliance on this Section 6.04(ee);
(ff)
any Investment so long as, immediately after giving effect to such Investment, the Net Total Leverage Ratio on a Pro Forma Basis would not exceed 4.75 to 1.00;
(gg)
[reserved];
(hh)
[reserved]; and
(ii)
Investments made (i) in connection with the exercise of any subscriptions, options, warrants, calls, puts or other rights or commitments pursuant to agreements set forth on Schedule 3.08(b) or (ii) in satisfaction of obligations under joint venture agreements existing on the Closing Date.

The amount of Investments that may be made at any time pursuant to Section 6.04(j), 6.04(cc), 6.04(dd) or 6.04(ee) (such Sections, the “Related Sections”) may, at the election of the Borrower, be increased by the amount of Investments that could be made at such time under the other Related Section; provided, that the amount of each such increase in respect of one Related Section shall be treated as having been used under the other Related Section.

Any Investment in any person other than the Borrower or a Subsidiary Guarantor that is otherwise permitted by this Section 6.04 may be made through intermediate Investments in Subsidiaries that are not Loan Parties and such intermediate Investments shall be disregarded for purposes of determining the outstanding amount of Investments pursuant to any clause set forth above.

The amount of any Investment made other than in the form of cash or cash equivalents shall be the fair market value thereof, which shall be determined in good faith by the Borrower and may be determined either, at the option of the Borrower, at the time of such Investment or as of the date of the definitive agreement with respect to such Investment, and without giving effect to any subsequent change in value.

For purposes of determining compliance with this covenant, (A) an Investment (or any portion thereof) need not be permitted solely by reference to one category of permitted Investments (or any portion thereof) described in the above clauses but may be permitted in part under any combination thereof and (B) in the event that an Investment (or any portion thereof) meets the criteria of one or more of the categories of permitted Investments (or any portion thereof) described in the above clauses, the Borrower may, in its sole discretion, divide, classify or reclassify, or later divide, classify or reclassify, such permitted Investment (or any portion thereof) in any manner that complies with this covenant and at the time of division, classification or reclassification will be entitled to only include the amount and type of such Investment (or any portion thereof) in one of the categories of permitted Investments (or any portion thereof) described in the above clauses. In the event that an Investment (or any portion thereof) is divided, classified or reclassified under Section 6.04(ff) (such clause and related definitions, the “Investment Incurrence Clause”), the determination of the amount of such Investment (or any portion thereof) that may be made pursuant to the Investment Incurrence Clause shall be made without giving pro forma effect to any substantially concurrent Investment (or any portion thereof) divided, classified or reclassified under any of the above clauses other than the Investment Incurrence Clause or the incurrence of Indebtedness to finance any such Investment (or any portion thereof).

Section 6.05
Mergers, Consolidations, Sales of Assets and Acquisitions. Merge into or consolidate with any other person, or permit any other person to merge into or consolidate with it, or Dispose of (in one transaction or in a series of related transactions) all or any part of its assets (whether now owned or hereafter acquired), effect any Delaware LLC Division or Dispose of any Equity Interests of any Subsidiary, or purchase, lease or otherwise acquire (in one transaction or a series of related transactions) all of the assets of any other person or division or line of business of a person, except that this Section 6.05 shall not prohibit:
(a)
(i) the purchase, discount or Disposition of equipment, inventory, accounts receivable, notes receivable or other assets, in each case in the ordinary course of business or consistent with past practice or industry norm by the Borrower or any Subsidiary or the conversion of accounts receivable to notes receivable, (ii) the acquisition or lease (pursuant to an operating lease) of any other asset in the ordinary course of business or consistent with past practice or industry norm by the Borrower or any Subsidiary or, with respect to operating leases, otherwise for fair market value on market terms (as determined in good faith by the Borrower), (iii) the Disposition of surplus, obsolete, damaged or worn out equipment or other property by the Borrower or any Subsidiary in the ordinary course of business or consistent with past practice or industry norm or determined in good faith by the Borrower to be no longer used or useful or necessary in the operation of the business of the Borrower or any Subsidiary, (iv) [reserved], (v) the Disposition of Permitted Investments in the ordinary course of business or (vi) the Disposition of property or equipment or the abandonment of Intellectual Property rights that is otherwise economically impracticable to maintain;
(b)
if at the time thereof and immediately after giving effect thereto no Event of Default shall have occurred and be continuing or would result therefrom, (i) the liquidation, dissolution, merger or consolidation of any Subsidiary with or into the Borrower in a transaction in which the Borrower is the survivor or the requirements of Section 6.05(o) are otherwise complied with, (ii) the merger or consolidation of any Subsidiary (other than the Borrower) with or into the Borrower or any other Subsidiary in a transaction in which the surviving or resulting entity is or becomes the Borrower or a Subsidiary and, in the case of each of clauses (i) and (ii), no person other than the Borrower, the Borrower or a Subsidiary receives any consideration (unless otherwise permitted by Section 6.04), (iii) the liquidation, dissolution or merger or consolidation of any Subsidiary (other than the Borrower) with or into the Borrower or any other Subsidiary, (iv) the change in form of entity of the Borrower or any Subsidiary if the Borrower determines in good faith that such change in form is advisable or in the best interests of the Borrower and is not materially disadvantageous to the Lenders, (v) any Subsidiary (other than the Borrower) may merge or consolidate with any other person in order to effect an Investment permitted pursuant to Section 6.04 so long as the continuing or surviving person shall be the Borrower or a Subsidiary (unless otherwise permitted by Section 6.04), and which together with each of its Subsidiaries shall have complied with any applicable requirements of Section 5.10 or (vi) any Subsidiary (other than the Borrower) may merge or consolidate with any other person in order to effect an Asset Sale otherwise permitted pursuant to this Section 6.05;
(c)
Dispositions to the Borrower or a Subsidiary (upon voluntary liquidation or otherwise); provided, that following any such Disposition of all or substantially all of the assets of the Borrower, the Borrower is the surviving entity or the requirements of Section 6.05(o) are otherwise complied with;
(d)
Sale and Lease-Back Transactions permitted by Section 6.03;
(e)
(i) Investments permitted by Section 6.04, Permitted Liens and Restricted Payments permitted by Section 6.06 and (ii) any Disposition made in connection with the Transactions;
(f)
Dispositions of defaulted receivables in the ordinary course of business and not as part of an accounts receivables financing transaction;
(g)
other Dispositions of assets; provided, that the Net Proceeds thereof, if any, are applied in accordance with Section 2.11(b) to the extent required thereby;
(h)
Permitted Business Acquisitions (including any merger, consolidation or amalgamation in order to effect a Permitted Business Acquisition); provided, that following any such merger, consolidation or amalgamation involving the Borrower, the Borrower is the surviving entity or the requirements of Section 6.05(o) are otherwise complied with;
(i)
leases, assignments, licenses or subleases or sublicenses of any real or personal property in the ordinary course of business or consistent with past practice or industry norm;
(j)
Dispositions of inventory or equipment or Dispositions or abandonment of Intellectual Property of the Borrower and its Subsidiaries determined in good faith by the management of the Borrower to be no longer useful or necessary in the operation of the business of, or material to the conduct of the business of, the Borrower or any of the Subsidiaries;
(k)
acquisitions and purchases made with the proceeds of any Asset Sale pursuant to the first proviso of clause (a) of the definition of “Net Proceeds”;
(l)
the purchase and Disposition (including by capital contribution) of (i) Securitization Assets including pursuant to Permitted Securitization Financings, (ii) any other Securitization Assets subject to Liens securing Permitted Securitization Financing and (iii) receivables in connection with a receivables financing;
(m)
to the extent constituting a Disposition, any termination, settlement, extinguishment or unwinding of obligations in respect of any Hedging Agreement;
(n)
any exchange of assets for services and/or other assets used or useful in a Similar Business of comparable or greater value; provided, that (i) to the extent the consideration received consists of assets, at least 90% of the consideration received by the transferor consists of assets that will be used in a business or business activity permitted hereunder, (ii) in the event of a swap with a fair market value (as determined in good faith by the Borrower) in excess of $10,000,000, the Administrative Agent shall have received a certificate from a Responsible Officer of the Borrower with respect to such fair market value and (iii) in the event of a swap with a fair market value (as determined in good faith by the Borrower) in excess of $15,000,000, such exchange shall have been approved by at least a majority of the Board of Directors of Holdings or the Borrower;
(o)
if at the time thereof and immediately after giving effect thereto no Event of Default shall have occurred and be continuing or would result therefrom, the Borrower, any Subsidiary or any other person may be liquidated, dissolved, merged, amalgamated or consolidated with or into the Borrower; provided that (A) the Borrower shall be the surviving entity or (B) if the surviving entity is not the Borrower (such other person, the “Successor Borrower”), (1) the Successor Borrower shall be an entity organized or existing under the laws of the United States, any state thereof or the District of Columbia, (2) the Successor Borrower shall expressly assume all the obligations of the Borrower under this Agreement and the other Loan Documents pursuant to a supplement hereto or thereto in form reasonably satisfactory to the Administrative Agent, (3) each Guarantor, unless it is the other party to such merger or consolidation, shall have by a counterpart to this Agreement, as applicable, confirmed that its guarantee thereunder shall apply to any Successor Borrower’s obligations under this Agreement, (4) each Subsidiary Guarantor, unless it is the other party to such merger or consolidation, shall have by a supplement to any applicable Collateral Document affirmed that its obligations thereunder shall apply to its guarantee as reaffirmed pursuant to clause (3), (5) each mortgagor of a Mortgaged Property, unless it is the other party to such merger or consolidation, shall have affirmed that its obligations under the applicable Mortgage shall apply to its guarantee as reaffirmed pursuant to clause (3) and (6) the Successor Borrower shall have delivered to the Administrative Agent (x) an officer’s certificate stating that such merger or consolidation does not violate this Agreement or any other Loan Document and (y) if requested by the Administrative Agent, an opinion of counsel to the effect that such liquidation, dissolution, merger, amalgamation or consolidation does not violate this Agreement or any other Loan Document and covering such other matters as are contemplated by the Collateral and Guarantee Requirement to be covered in opinions of counsel (it being understood that if the foregoing are satisfied, the Successor Borrower will succeed to, and be substituted for, the Borrower under this Agreement);
(p)
Dispositions in connection with the exercise of any subscriptions, options, warrants, puts, calls or other rights or commitments pursuant to agreements set forth on Schedule 3.08(b);
(q)
Dispositions of property or assets (i) acquired after the Closing Date which property or assets are not used or useful to the core or principal business of the Borrower and the Subsidiaries in the good faith determination of the Borrower or (ii) that are made in connection with the approval of any applicable antitrust authority or as otherwise necessary or advisable in the good faith determination of the Borrower to consummate any Permitted Business Acquisition, New Project, Investment or other transaction; and
(r)
any Disposition to effect the formation of any Subsidiary that is a Delaware Divided LLC and would otherwise not be prohibited hereunder; provided that any disposition or other allocation of any assets (including any Equity Interests of such Delaware Divided LLC) in connection therewith is otherwise permitted hereunder.

Notwithstanding anything to the contrary contained in Section 6.05 above, no Disposition of assets under Section 6.05(g) or, solely with respect to Sale and Lease-Back Transactions referred to in clause (b)(y) of Section 6.03, under Section 6.05(d), shall be permitted unless (i) such Disposition is for fair market value (as determined in good faith by the Borrower), or if not for fair market value, the shortfall is permitted as an Investment under Section 6.04, and (ii) at least 75% of the proceeds of such Disposition (except to Loan Parties) consist of cash or Permitted Investments; provided, that the provisions of this clause (ii) shall not apply to any individual transaction or series of related transactions involving assets with a fair market value (as determined in good faith by the Borrower) of less than $12,500,000 or to other transactions involving assets with a fair market value (as determined in good faith by the Borrower) of not more than the greater of $85,000,000 and 0.20 times the Adjusted EBITDA calculated on a Pro Forma Basis for the then most recently ended Test Period in the aggregate for all such transactions during the term of this Agreement; provided, further, that for purposes of this clause (ii), each of the following shall be deemed to be cash: (a) the amount of any liabilities (as shown on the Borrower’s or such Subsidiary’s most recent balance sheet or in the notes thereto or, if incurred or increased subsequent to the date of such balance sheet, such liabilities that would have been shown on the Borrower’s or such Subsidiary’s balance sheet or in the notes thereto if such incurrence or increase had taken place on or prior to the date of such balance sheet, as determined by the Borrower) of the Borrower or any Subsidiary that are assumed by the transferee of any such assets (or a third party in connection with such transfer) or are otherwise cancelled or terminated in connection with such transaction, (b) any notes or other obligations or other securities or assets received by the Borrower or such Subsidiary from the transferee that are converted by the Borrower or such Subsidiary into cash within 180 days after receipt thereof (to the extent of the cash received), (c) any Designated Non-Cash Consideration received by the Borrower or any of its Subsidiaries in such Disposition having an aggregate fair market value (as determined in good faith by the Borrower), taken together with all other Designated Non-Cash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed the greater of $165,000,000 and 0.35 times the Adjusted EBITDA calculated on a Pro Forma Basis for the Test Period ended immediately prior to the receipt of such Designated Non-Cash Consideration (with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value), (d) the amount of Indebtedness of any Subsidiary that is no longer a Subsidiary as a result of such Asset Sale, to the extent that Holdings, the Borrower and each other Subsidiary are released from any guarantee of payment of such Indebtedness in connection with the Asset Sale and (e) consideration consisting of Indebtedness of the Borrower or a Subsidiary (other than Indebtedness that is subordinated in right of payment to the Loan Obligations) received from persons who are not Holdings, the Borrower or a Subsidiary in connection with the Asset Sale and that is cancelled or otherwise extinguished.

For purposes of this Agreement, the fair market value of any assets acquired, leased, exchanged, Disposed of, sold, conveyed or transferred by the Borrower or any Subsidiary shall be determined in good faith by the Borrower and may be determined either, at the option of the Borrower, at the time of such acquisition, lease, exchange, Disposition, sale, conveyance or transfer, as applicable, or as of the date of the definitive agreement with respect to such acquisition, lease, exchange, Disposition, sale, conveyance or transfer, as applicable.

Section 6.06
Dividends and Distributions. Pay any dividend or make any other distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, with respect to any of its Equity Interests (in each case, solely to a holder of Equity Interests in such person’s capacity as a holder of such Equity Interests) (other than dividends and distributions on Equity Interests payable solely by the issuance of additional Equity Interests (other than Disqualified Stock) of the person paying such dividends or distributions) or directly or indirectly redeem, purchase, retire or otherwise acquire for value (or permit any Subsidiary to purchase or acquire) any of the Borrower’s Equity Interests or set aside any amount for any such purpose (other than through the issuance of additional Equity Interests (other than Disqualified Stock) of the person redeeming, purchasing, retiring or acquiring such shares) (all of the foregoing, “Restricted Payments”); provided, however, that:
(a)
Restricted Payments may be made to the Borrower or any Wholly Owned Subsidiary of the Borrower (or, in the case of non-Wholly Owned Subsidiaries, to the Borrower or any Subsidiary that is a direct or indirect parent of such Subsidiary and to each other owner of Equity Interests of such Subsidiary on a pro rata basis (or more favorable basis from the perspective of the Borrower or such Subsidiary) based on their relative ownership interests);

(b)
Restricted Payments may be made in respect of (i) general corporate operating and overhead, legal, accounting and other professional fees and expenses of Holdings or any Parent Entity, (ii) fees and expenses related to any public offering or private placement of Equity Interests or Indebtedness of Holdings or any Parent Entity whether or not consummated, (iii) franchise and similar Taxes, and other fees and expenses, in connection with the maintenance of Holdings’ (or any Parent Entity’s) existence and Holdings’ (or any Parent Entity’s indirect) ownership of the Borrower, (iv) payments permitted by Section 6.07(b) (other than Section 6.07(b)(vii)) or the last paragraph of Section 6.07, (v) with respect to any taxable year for which the Borrower and/or any of its Subsidiaries are members of a consolidated, combined, affiliated, unitary or similar tax group for U.S. federal and/or applicable state, local or foreign tax purposes of which a Parent Entity is the common parent, or for which the Borrower is a partnership or disregarded entity for U.S. federal income tax purposes that is wholly owned (directly or indirectly) by a Parent Entity that is a C corporation (a “Corporate Parent”) for U.S. federal and/or applicable state, local or foreign tax purposes, Restricted Payments to any such Parent Entity or Corporate Parent, as applicable, in an aggregate amount not to exceed the amount of any such U.S. federal, state, local and/or foreign income Taxes that the Borrower and/or its applicable Subsidiaries, as applicable, would have paid for such taxable period had the Borrower and/or its applicable Subsidiaries, as applicable, been a stand-alone corporate taxpayer or a stand-alone corporate group for all applicable taxable years (without duplication, for the avoidance of doubt, of the amount of such Taxes actually directly paid by the Borrower and/or any of its Subsidiaries to the relevant taxing authority, if any); provided, that, such distributions in respect of an Unrestricted Subsidiary shall be permitted only to the extent that cash distributions were made by such Unrestricted Subsidiary to the Borrower or any Guarantor for such purpose; and (vi) customary salary, bonus, severance and other benefits payable to, and indemnities provided on behalf of, officers, directors, employees and consultants of Holdings or any Parent Entity, in each case in order to permit Holdings or any Parent Entity to make such payments;
(c)
Restricted Payments may be made to purchase, retire or redeem the Equity Interests of the Borrower, Holdings or any Parent Entity (including related stock appreciation rights or similar securities) held by any future, present or former directors, consultants, officers or employees (or their respective Immediate Family Members) of any Parent Entity, Holdings, the Borrower or any of the Subsidiaries, including any repurchase, retirement or redemption pursuant to any Plan or any shareholders’ agreement or other agreement or arrangement then in effect or upon such person’s death, disability, retirement or termination of employment or to cover such person’s payment of withholding taxes in connection therewith; provided, that the aggregate amount of such purchases, retirements or redemptions under this clause (c) shall not exceed in any calendar year $30,000,000 (plus an amount equal to (x) the amount of net proceeds received by the Borrower during such calendar year from sales of Equity Interests of Holdings or any Parent Entity to directors, consultants, officers or employees (or their respective Immediate Family Members) of Holdings, any Parent Entity, the Borrower or any Subsidiary that occur after the Closing Date; provided, that such proceeds are not included in any determination of the Cumulative Credit, (y) the amount of net proceeds of any key-man life insurance policies received by the Borrower or any Subsidiary during such calendar year, and (z) the amount of any cash bonuses otherwise payable to members of management, directors, officers or consultants (or their respective Immediate Family Members) of Holdings, any Parent Entity, the Borrower or any Subsidiary in connection with the Transactions that are foregone in return for the receipt of Equity Interests), which, if not used in any calendar year, may be carried forward to any subsequent calendar year; and provided, further, that cancellation of Indebtedness owing to the Borrower or any Subsidiary from any present or former members of management, directors, officers or consultants (or their respective Immediate Family Members) of Holdings, any Parent Entity, the Borrower or any Subsidiary in connection with a repurchase of Equity Interests of the Borrower, Holdings or any Parent Entity will not be deemed to constitute a Restricted Payment for purposes of this Section 6.06;

(d)
any person may make non-cash repurchases of Equity Interests deemed to occur upon exercise of stock options if such Equity Interests represent a portion of the exercise price of such options;
(e)
Restricted Payments may be made in an aggregate amount equal to a portion of the Cumulative Credit on the date of such election that the Borrower elects to apply to this Section 6.06(e), which such election shall (unless such Restricted Payment is made pursuant to clause (a) of the definition of “Cumulative Credit”) be set forth in a written notice of a Responsible Officer of the Borrower, which notice shall set forth calculations in reasonable detail the amount of Cumulative Credit elected to be so applied; provided, that no Default or Event of Default shall have occurred and be continuing;
(f)
Restricted Payments may be made in connection with the consummation of the Transactions, including payments and distributions to dissenting stockholders or stockholders exercising appraisal rights pursuant to applicable law or as a result of the settlement of any stockholder claims or action (whether actual, contingent or potential);
(g)
Restricted Payments may be made to pay, or to allow Holdings or any Parent Entity to make payments, in cash, in lieu of the issuance of fractional shares, upon the exercise of warrants or upon the conversion or exchange of Equity Interests of any such person;
(h)
Restricted Payments of up to the greater of (i) 7.0% of the Market Capitalization in any calendar year and (ii) $200,000,000 in any calendar year;
(i)
Restricted Payments may be made to Holdings or any Parent Entity to finance any Permitted Business Acquisition, New Project or other acquisition or Investment that if made by the Borrower or any Subsidiary directly would be permitted to be made pursuant to Section 6.04; provided, that (A) such Restricted Payment shall be made substantially concurrently with the closing of such Permitted Business Acquisition, New Project or other acquisition or Investment and (B) Holdings or such Parent Entity shall, immediately following the closing thereof, cause (1) all property acquired (whether assets or Equity Interests) to be contributed to the Borrower or a Subsidiary or (2) the merger, consolidation or amalgamation (to the extent permitted in Section 6.05) of the person formed or acquired into the Borrower or a Subsidiary in order to consummate such Permitted Business Acquisition, New Project or other acquisition or Investment, in each case, in accordance with the requirements of Section 5.10;
(j)
Restricted Payments may be made in an aggregate amount not to exceed the greater of $140,000,000 and 0.30 times the Adjusted EBITDA calculated on a Pro Forma Basis for the Test Period ended immediately prior to the date of such Restricted Payment; provided that no Event of Default shall have occurred and be continuing;
(k)
[reserved];
(l)
Restricted Payments may be made (i) in an aggregate amount not to exceed the aggregate amount of Excluded Contributions or (ii) without duplication of clause (i), in an amount not to exceed the net proceeds from an Asset Sale or other Disposition in respect of property or assets acquired after the Closing Date, to the extent the acquisition of such property or assets was financed with Excluded Contributions;
(m)
any Restricted Payment may be made so long as no Default or Event of Default has occurred and is continuing or would result therefrom and, after giving effect to such Restricted Payment, the Net Total Leverage Ratio on a Pro Forma Basis would not exceed 4.25 to 1.00; and

(n)
any consideration, payment, dividend, distribution or other transfer in connection with a Permitted Securitization Financing or a receivables financing may be made.

Notwithstanding anything herein to the contrary, the foregoing provisions of Section 6.06 will not prohibit the payment of any Restricted Payment or the consummation of any redemption, purchase, defeasance or other payment within 60 days after the date of declaration thereof or the giving of notice, as applicable, if at the date of declaration or the giving of such notice such Restricted Payment or redemption, purchase, defeasance or other payment would have complied with the provisions of this Agreement.

The amount of any Restricted Payment made other than in the form of cash or cash equivalents shall be the fair market value thereof, which shall be determined in good faith by the Borrower and may be determined either, at the option of the Borrower, at the time of such Restricted Payment or as of the date of the definitive agreement with respect to such Restricted Payment.

For purposes of determining compliance with this covenant, (A) a Restricted Payment (or portion thereof) need not be permitted solely by reference to one category of permitted Restricted Payments (or any portion thereof) described in the above clauses but may be permitted in part under any combination thereof and (B) in the event that a Restricted Payment (or any portion thereof) meets the criteria of one or more of the categories of permitted Restricted Payments (or any portion thereof) described in the above clauses, the Borrower may, in its sole discretion, divide, classify or reclassify, or later divide, classify or reclassify, such permitted Restricted Payment (or any portion thereof) in any manner that complies with this covenant and at the time of division, classification or reclassification will be entitled to only include the amount and type of such Restricted Payment (or any portion thereof) in one of the categories of permitted Restricted Payments (or any portion thereof) described in the above clauses. In the event that a Restricted Payment (or any portion thereof) is divided, classified or reclassified under Section 6.06(m) (such clause, the “Restricted Payments Incurrence Clause”), the determination of the amount of such Restricted Payment (or any portion thereof) that may be made pursuant to the Restricted Payments Incurrence Clause shall be made without giving pro forma effect to any substantially concurrent Restricted Payment (or any portion thereof) divided, classified or reclassified under any of the above clauses other than the Restricted Payments Incurrence Clause or the incurrence of Indebtedness to finance any such Restricted Payment (or any portion thereof).

Section 6.07
Transactions with Affiliates. (a) Sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transaction with, any of its Affiliates (other than the Borrower, Holdings, and the Subsidiaries or any person that becomes a Subsidiary as a result of such transaction) in a transaction (or series of related transactions) involving aggregate consideration in excess of $25,000,000, unless such transaction is (i) otherwise permitted (or required) under this Agreement, (ii) upon terms that are substantially no less favorable, when taken as a whole, to the Borrower or such Subsidiary, as applicable, than would be obtained in a comparable arm’s-length transaction with a person that is not an Affiliate, as determined by the Board of Directors of the Borrower or such Subsidiary in good faith or (iii) approved by a majority of the Disinterested Directors of the Borrower.
(b)
The foregoing clause (a) shall not prohibit, to the extent otherwise permitted under this Agreement,
(i)
any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, equity purchase agreements, stock options and stock ownership plans approved by the Board of Directors of Holdings (or any Parent Entity), the Borrower or of the Borrower,

(ii)
loans or advances to officers, directors, employees or consultants of Holdings (or any Parent Entity), the Borrower or any of the Subsidiaries in accordance with Section 6.04(e),
(iii)
transactions among the Borrower or any Subsidiary or any entity that becomes a Subsidiary as a result of such transaction (including via merger, consolidation or amalgamation in which the Borrower or a Subsidiary is the surviving entity),
(iv)
the payment of fees, reasonable out-of-pocket costs and indemnities and employment and severance arrangements provided to, or on behalf of or for the benefit of, directors, officers, consultants and employees of Holdings, any Parent Entity, the Borrower or any of the Subsidiaries in the ordinary course of business,
(v)
the Transactions and any transactions pursuant to the Transaction Documents and permitted transactions, agreements and arrangements in existence on the Closing and, to the extent involving aggregate consideration in excess of $10,000,000, or any amendment thereto or replacement thereof or similar arrangement to the extent such amendment, replacement or arrangement is not materially adverse to the Lenders when taken as a whole (as determined by the Borrower in good faith),
(vi)
(A) any employment agreements entered into by the Borrower or any of the Subsidiaries in the ordinary course of business, (B) any subscription agreement or similar agreement pertaining to the repurchase of Equity Interests pursuant to put/call rights or similar rights with employees, officers or directors, and (C) any employee compensation, benefit plan or arrangement, any health, disability or similar insurance plan which covers employees, and any reasonable employment contract and transactions pursuant thereto,
(vii)
Restricted Payments permitted under Section 6.06, including payments to Holdings (or any Parent Entity), Investments permitted under Section 6.04 and payments or other distributions of, or in respect of, Junior Financing,
(viii)
any purchase by Holdings of the Equity Interests of the Borrower; provided, that any Equity Interests of the Borrower purchased by Holdings shall be pledged to the Collateral Agent (and Holdings shall deliver the relevant certificates or other instruments (if any) representing such Equity Interests to the Collateral Agent) on behalf of the Secured Parties to the extent required by the Holdings Pledge Agreement,
(ix)
[reserved],
(x)
transactions for the purchase or sale of goods, equipment, products, parts and services (including property management and similar services) entered into in the ordinary course of business or consistent with past practice or industry norm,
(xi)
any transaction in respect of which the Borrower delivers to the Administrative Agent a letter addressed to the Board of Directors of the Borrower from an accounting, appraisal or investment banking firm, in each case of nationally recognized standing that is in the good faith determination of the Borrower qualified to render such letter, which letter states that (i) such transaction is on terms that are substantially no less favorable, when taken as a whole, to the Borrower or the applicable Subsidiary, as applicable, than would be obtained in a comparable arm’s-length transaction with a person that is not an Affiliate or (ii) such transaction is fair, when taken as a whole, to the Borrower or the applicable Subsidiary, as applicable, from a financial point of view,

(xii)
subject to subclause (xiv) below, if applicable, the payment of all fees, expenses, bonuses and awards related to the Transactions, including fees to any Co-Investor,
(xiii)
transactions with joint ventures for the purchase or sale of goods, equipment, products, parts and services entered into in the ordinary course of business or consistent with past practice or industry norm,
(xiv)
[reserved],
(xv)
the issuance, sale or transfer of Equity Interests of the Borrower or any Subsidiary to Holdings (or any Parent Entity) and capital contributions by Holdings (or any Parent Entity) to the Borrower or any Subsidiary,
(xvi)
the issuance, sale or transfer of Equity Interests to the management of Holdings, any Parent Entity, the Borrower or any Subsidiary in connection with the Transactions,
(xvii)
the entering into of any tax sharing agreement or arrangement and payments by Holdings (or any Parent Entity), the Borrower and the Subsidiaries pursuant to a tax sharing agreement or arrangement (whether written or as a matter of practice), to the extent that any such payment complies with clause (v) of Section 6.06(b),
(xviii)
transactions pursuant to any Permitted Securitization Financing or a receivables sale or financing,
(xix)
payments, loans (or cancellation of loans) or advances to officers, directors, employees or consultants that are (i) approved by a majority of the Disinterested Directors of Holdings (or any Parent Entity), the Borrower in good faith, (ii) made in compliance with applicable law and (iii) otherwise permitted under this Agreement,
(xx)
transactions with customers, clients or suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business or consistent with past practice or industry norm otherwise in compliance with the terms of this Agreement that are fair to the Borrower or the Subsidiaries (in the good faith determination of the Borrower),
(xxi)
transactions between the Borrower or any of the Subsidiaries and any person, a director of which is also a director of the Borrower or any direct or indirect parent company of the Borrower; provided, however, that (A) such director abstains from voting as a director of the Borrower or such direct or indirect parent company, as the case may be, on any matter involving such other person and (B) such person is not an Affiliate of the Borrower for any reason other than such director’s acting in such capacity,
(xxii)
transactions permitted by, and complying with, the provisions of Section 6.05, and
(xxiii)
intercompany transactions undertaken in good faith (as certified by a Responsible Officer of the Borrower) for the purpose of improving the consolidated tax efficiency of the Borrower and the Subsidiaries and not for the purpose of circumventing any covenant set forth herein.
Section 6.08
Business of the Borrower and the Subsidiaries. Notwithstanding any other provisions hereof, engage at any time to any material respect in any business or business activity substantially different from any business or business activity conducted by any of them on the Closing Date or any Similar Business, and in the case of a Special Purpose Securitization Subsidiary, Permitted Securitization Financings.
Section 6.09
Limitation on Payments and Modifications of Indebtedness; Modifications of Certificate of Incorporation, By-Laws and Certain Other Agreements; etc. (a) Amend or modify in any manner materially adverse to the Lenders when taken as a whole (as determined in good faith by the Borrower), or grant any waiver or release under or terminate in any manner (if such granting or termination shall be materially adverse to the Lenders when taken as a whole (as determined in good faith by the Borrower)), the articles or certificate of incorporation, by-laws, limited liability company operating agreement, partnership agreement or other organizational documents of the Borrower or any of the Subsidiary Guarantors.
(b)
(i) Make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of, or in respect of, principal of or interest on any Junior Financing or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination in respect of any Junior Financing, except, as applicable, for:
(A)
in the case of any Junior Financing, Refinancings with any Indebtedness permitted to be incurred under Section 6.01 (provided that if the Indebtedness being Refinanced is subordinated in right of payment to the Loan Obligations under this Agreement, such Indebtedness shall be subordinated in right of payment to such Loan Obligations on terms in the aggregate not materially less favorable to the Lenders than those contained in the documentation governing the Indebtedness being Refinanced);
(B)
payments of regularly-scheduled interest and fees due thereunder, other non-principal payments thereunder, any mandatory prepayments of principal, interest and fees thereunder, scheduled payments thereon necessary to avoid the Junior Financing from constituting “applicable high yield discount obligations” within the meaning of Section 163(i)(l) of the Code, and, to the extent this Agreement is then in effect, principal, interest and fees on the scheduled maturity date of any Junior Financing (or within twelve months thereof);
(C)
payments or distributions in respect of all or any portion of the Junior Financing, in an amount equal to the proceeds contributed to the Borrower by Holdings from the issuance, sale or exchange by Holdings (or any Parent Entity) of Equity Interests that are not Disqualified Stock made within eighteen months prior thereto; provided, that such proceeds are not included in any determination of the Cumulative Credit;
(D)
the conversion of any Junior Financing to Equity Interests of the Borrower, Holdings or any Parent Entity;
(E)
so long as no Event of Default has occurred and is continuing, payments or distributions in respect of Junior Financings made, in an aggregate amount, not to exceed a portion of the Cumulative Credit on the date of such election that the Borrower elects to apply to this Section 6.09(b)(i)(E), which such election shall (unless such payment or distribution is made pursuant to clause (a) of the definition of “Cumulative Credit”) be set forth in a written notice of a Responsible Officer thereof, which notice shall set forth calculations in reasonable detail of the amount of Cumulative Credit elected to be so applied;
(F)
payments and distributions in an aggregate amount (valued at the time of the making thereof, and without giving effect to any subsequent change in value) not to exceed the greater of $140,000,000 and 0.30 times the Adjusted EBITDA calculated on a Pro Forma

Basis for the then most recently ended Test Period; provided that no Event of Default shall have occurred and be continuing; and
(G)
any payment or distribution in respect of Junior Financing or the Senior Unsecured Notes may be made so long as no Default or Event of Default has occurred and is continuing or would result therefrom and after giving effect to such payment or distribution, the Net Total Leverage Ratio on a Pro Forma Basis would not exceed 4.25 to 1.00;
(ii)
Amend or modify, or permit the amendment or modification of, any provision of (i) any Junior Financing that constitutes Material Indebtedness or any agreement, document or instrument evidencing or relating thereto, other than amendments or modifications that (A) are not materially adverse to Lenders when taken as a whole (as determined in good faith by the Borrower) and that do not affect the subordination or payment provisions thereof (if any) in a manner adverse to the Lenders when taken as a whole (as determined in good faith by the Borrower) or (B) otherwise comply with the definition of “Permitted Refinancing Indebtedness.”
(c)
Permit any Material Subsidiary to enter into any agreement or instrument that by its terms restricts (i) the payment of dividends or distributions or the making of cash advances to the Borrower or any Subsidiary that is a direct or indirect parent of such Subsidiary or (ii) the granting of Liens by the Borrower or such Material Subsidiary that is a Loan Party pursuant to the Collateral Documents, in each case other than those arising under any Loan Document, except, in each case, restrictions existing by reason of:
(A)
restrictions imposed by applicable law;
(B)
contractual encumbrances or restrictions in effect on the Closing Date, including under Indebtedness existing on the Closing Date and set forth on Schedule 6.01, the Senior Unsecured Note Documents, the Senior Secured Note Documents, any Refinancing Notes or any agreements related to any Permitted Refinancing Indebtedness in respect of any such Indebtedness and, in each case, any similar contractual encumbrances or restrictions and any amendment, modification, supplement, replacement or refinancing of such agreements or instruments that does not materially expand the scope of any such encumbrance or restriction (as determined in good faith by the Borrower);
(C)
any restriction on a Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of the Equity Interests or assets of a Subsidiary pending the closing of such sale or disposition;
(D)
customary provisions in joint venture agreements and other similar agreements applicable to joint ventures entered into in the ordinary course of business or consistent with past practice or industry norm;
(E)
any restrictions imposed by any agreement relating to secured Indebtedness permitted by this Agreement to the extent that such restrictions apply only to the property or assets securing such Indebtedness;
(F)
any restrictions imposed by any agreement relating to Indebtedness incurred pursuant to Section 6.01 or Permitted Refinancing Indebtedness in respect thereof, to the extent such restrictions are not materially more restrictive, taken as a whole, than the restrictions contained in this Agreement or are market terms at the time of issuance (in each case as determined in good faith by the Borrower);

(G)
customary provisions contained in leases or licenses of Intellectual Property and other similar agreements entered into in the ordinary course of business or consistent with past practice or industry norm;
(H)
customary provisions restricting subletting or assignment (including any change of control deemed an assignment) of any lease governing a leasehold interest;
(I)
customary provisions restricting assignment of any agreement entered into in the ordinary course of business;
(J)
customary restrictions and conditions contained in any agreement relating to the sale, transfer, lease or other disposition of any asset permitted under Section 6.05 pending the consummation of such sale, transfer, lease or other disposition;
(K)
customary restrictions and conditions contained in the document relating to any Lien, so long as (1) such Lien is a Permitted Lien and such restrictions or conditions relate only to the specific asset subject to such Lien, and (2) such restrictions and conditions are not created for the purpose of avoiding the restrictions imposed by this Section 6.09;
(L)
customary net worth provisions imposed by suppliers, customers or landlords of Real Property under contracts entered into in the ordinary course of business or consistent with past practice or industry norm or customary restrictions on cash or other deposits or net worth arising in connection with any Liens permitted under Section 6.02 so long as the Borrower has determined in good faith that such net worth provisions would not reasonably be expected to impair the ability of the Borrower and its Subsidiaries to meet their ongoing obligations under the Loan Documents;
(M)
any agreement in effect at the time such subsidiary becomes a Subsidiary, so long as such agreement was not entered into in contemplation of such person becoming a Subsidiary (other than in connection with the incurrence of Indebtedness of the type contemplated by Section 6.01(i));
(N)
restrictions in agreements representing Indebtedness permitted under Section 6.01 of a Subsidiary that is not a Loan Party;
(O)
customary restrictions contained in leases, subleases, licenses or Equity Interests or asset sale agreements otherwise permitted hereby as long as such restrictions relate to the Equity Interests and assets subject thereto;
(P)
restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business;
(Q)
restrictions contained in any Permitted Securitization Document with respect to any Special Purpose Securitization Subsidiary; and
(R)
any encumbrances or restrictions of the type referred to in Section 6.09(c)(i) and 6.09(c)(ii) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of or similar arrangements to the contracts, instruments or obligations referred to in clauses (A) through (Q) above; provided, that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements, refinancings or similar arrangements are, in the good faith judgment of the Borrower, not materially more restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions as contemplated by such provisions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement, refinancing or similar arrangement.

Section 6.10
Fiscal Year. In the case of the Borrower, permit any change to its fiscal year without prior notice to the Administrative Agent, in which case, the Borrower and the Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary to reflect such change in fiscal year.
Section 6.11
Financial Covenant. With respect to the Revolving Facility only, permit the Net First Lien Leverage Ratio as of the last day of any fiscal quarter (beginning with the end of the first full fiscal quarter ending after the Closing Date), solely to the extent that on such date the Testing Condition is satisfied, to exceed 6.25 to 1.00.

ARTICLE VIA

Holdings Negative Covenants

Holdings hereby covenants and agrees with each Lender that, from and after the Closing Date and until the Termination Date, unless the Required Lenders shall otherwise consent in writing, (a) Holdings will not create, incur, assume or permit to exist any Lien other than (i) Liens created under the Loan Documents and (ii) Liens not prohibited by Section 6.02 on any of the Equity Interests issued by the Borrower held by Holdings and (b) Holdings shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence; provided, that so long as no Event of Default has occurred and is continuing or would result therefrom, Holdings may merge with any other person (and if it is not the survivor of such merger, the survivor shall assume Holdings’ obligations, as applicable, under the Loan Documents).

Article VII

Events of Default
Section 7.01
Events of Default. In case of the happening of any of the following events (each, an “Event of Default”):
(a)
any representation or warranty made or deemed made by the Borrower or any Subsidiary Guarantor herein or in any other Loan Document or any certificate or document delivered pursuant hereto or thereto shall prove to have been false or misleading in any material respect when so made or deemed made and such false or misleading representation or warranty (if curable) shall remain false or misleading for a period of 30 days after notice thereof from the Administrative Agent to the Borrower; provided, that the failure of any representation or warranty made or deemed made by any Loan Party to be true and correct in any material respect on the Closing Date will not constitute an Event of Default hereunder;
(b)
default shall be made in the payment of any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;
(c)
default shall be made in the payment of any interest on any Loan or the reimbursement with respect to any L/C Disbursement or in the payment of any Fee or any other amount (other than an amount referred to in clause (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of five Business Days;
(d)
default shall be made in the due observance or performance by the Borrower of any covenant, condition or agreement contained in, Section 5.01(a), 5.05(a) or 5.08 or in Article VI;

provided, that any breach of the Financial Covenant shall not, by itself, constitute an Event of Default under any Term Facility and the Term Loans may not be accelerated as a result thereof unless there are Revolving Facility Loans outstanding that have been accelerated by the Required Revolving Facility Lenders pursuant to the penultimate sentence of this Section 7.01 as a result of such breach of the Financial Covenant;
(e)
default shall be made in the due observance or performance by Holdings of Article VIA and such default shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Borrower or by the Borrower, the Borrower or any of the Subsidiary Guarantors of any covenant, condition or agreement contained in any Loan Document (other than those specified in clauses (b), (c) and (d) above) and such default shall continue unremedied for a period of 30 days (or 60 days if such default results solely from the failure of a Subsidiary that is not a Loan Party to duly observe or perform any such covenant, condition or agreement) after notice thereof from the Administrative Agent to the Borrower;
(f)
(i) any event or condition occurs that (A) results in any Material Indebtedness becoming due prior to its scheduled maturity or (B) enables or permits (with all applicable grace periods having expired) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; or (ii) the Borrower or any of the Subsidiaries shall fail to pay the principal of any Material Indebtedness at the stated final maturity thereof; provided, that this clause (f) shall not apply to (i) any secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness or (ii) Indebtedness with respect to Permitted Securitization Financings;
(g)
there shall have occurred a Change in Control;
(h)
an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Borrower or any of the Material Subsidiaries, or of a substantial part of the property or assets of the Borrower or any Material Subsidiary, under the U.S. Bankruptcy Code, as now constituted or hereafter amended, or any other Debtor Relief Law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any of the Material Subsidiaries or for a substantial part of the property or assets of the Borrower or any of the Material Subsidiaries or (iii) the winding-up or liquidation of the Borrower or any Material Subsidiary (except in a transaction permitted hereunder) and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;
(i)
the Borrower or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under the U.S. Bankruptcy Code, as now constituted or hereafter amended, or any other Debtor Relief Law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in clause (h) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any of the Material Subsidiaries or for a substantial part of the property or assets of the Borrower or any Material Subsidiary, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) become unable or admit in writing its inability or fail generally to pay its debts as they become due;
(j)
the failure by the Borrower or any Material Subsidiary to pay one or more final judgments aggregating in excess of $100,000,000 (to the extent not covered by insurance), which judgments are not discharged or effectively waived or stayed for a period of 45 consecutive days, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of the Borrower or any Material Subsidiary to enforce any such judgment;
(k)
(i) an ERISA Event shall have occurred, (ii) the PBGC shall institute proceedings (including giving notice of intent thereof) to terminate any Plan or Plans, (iii) the Borrower or any Subsidiary or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is being terminated, within the meaning of Title IV of ERISA, or (iv) the Borrower or any Subsidiary shall engage in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, and in each case in clauses (i) through (iv) above, such event or condition is in respect of the Borrower or any Subsidiary and, together with all other such events or conditions, if any, would reasonably be expected to have a Material Adverse Effect; or
(l)
(i) any Loan Document shall for any reason be asserted in writing by Holdings, the Borrower or any Subsidiary Guarantor not to be a legal, valid and binding obligation of any party thereto (other than in accordance with its terms), (ii) any security interest purported to be created by any Collateral Document and to extend to assets that constitute a material portion of the Collateral shall cease to be (other than in accordance with its terms) a valid and perfected security interest (perfected as or having the priority required by this Agreement or the relevant Collateral Document and subject to such limitations and restrictions as are set forth herein and therein) in the securities, assets or properties covered thereby, except to the extent that any such loss of perfection or priority results from the limitations of foreign laws, rules and regulations as they apply to pledges of Equity Interests of Foreign Subsidiaries or the application thereof, or from the failure of the Collateral Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Collateral Agreement or the Holdings Pledge Agreement and except to the extent that such loss is covered by a lender’s title insurance policy and the Administrative Agent shall be reasonably satisfied with the credit of such insurer or (iii) a material portion of the Guarantees pursuant to the Collateral Documents by Holdings or the Subsidiary Guarantors guaranteeing the Obligations shall cease to be in full force and effect (other than in accordance with the terms thereof), or shall be asserted in writing by Holdings or any Subsidiary Guarantor not to be in effect or not to be legal, valid and binding obligations (other than in accordance with the terms thereof); provided, that no Event of Default shall occur under this Section 7.01(l) if the Loan Parties cooperate with the Collateral Agent to replace or perfect such security interest and Lien, such security interest and Lien is replaced and the rights, powers and privileges of the Secured Parties are not materially adversely affected by such replacement;

then, and in every such event (other than (x) an event with respect to the Borrower described in clause (h) or (i) above and (y) an event described in clause (d) above arising with respect to a failure to comply with the Financial Covenant, unless the conditions of the proviso contained in clause (d) above have been satisfied), and at any time thereafter during the continuance of such event, the Administrative Agent, at the request of the Required Lenders, shall, by notice to the Borrower, take any or all of the following actions, at the same or different times: (i) terminate forthwith the Commitments, (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding and (iii) if the Loans have been declared due and payable pursuant to clause (ii) above, demand Cash Collateral pursuant to Section 2.05(j); and in any event with respect to the Borrower described in clause (h) or (i) above, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan

Document, shall automatically become due and payable and the Administrative Agent shall be deemed to have made a demand for Cash Collateral to the full extent permitted under Section 2.05(j), without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding. In the case of an Event of Default under clause (d) above arising with respect to a failure to comply with the Financial Covenant and at any time thereafter during the continuance of such event, subject to Section 7.03, the Administrative Agent, at the request of the Required Revolving Facility Lenders, shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate forthwith the Revolving Facility Commitments and (ii) declare the Revolving Facility Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Revolving Facility Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder with respect to such Revolving Facility Loans, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding.

For purposes of each of (i) clauses (h), (i) and (j) of this Section 7.01 and (ii) Section 5.04(a), “Material Subsidiary” (1) shall mean any Subsidiary (other than the Borrower) that would not be an Immaterial Subsidiary under clause (a) of the definition thereof and (2) shall exclude any Special Purpose Securitization Subsidiary.

Notwithstanding anything in this Agreement or any other Loan Document to the contrary, a notice of Default may not be given by the Administrative Agent or by any Secured Party (or any other action taken on the assertion of any Default) with respect to any action taken, and reported to the Lenders, more than two years prior to such notice of Default (or other action) other than with respect to an Event of Default under clause (b), (c), (h), (i) or (l) of Section 7.01.

Section 7.02
Treatment of Certain Payments. Subject to the terms of any applicable Intercreditor Agreement, any amount received by the Administrative Agent or the Collateral Agent from any Loan Party (or from proceeds of any Collateral) following any acceleration of the Obligations under this Agreement or any Event of Default with respect to the Borrower under Section 7.01(h) or (i), in each case that is continuing, shall be applied: (i) first, ratably, to pay any fees, indemnities or expense reimbursements then due to the Administrative Agent or the Collateral Agent from the Borrower (other than in connection with any Secured Cash Management Agreement or Secured Hedge Agreement), (ii) second, towards payment of interest and fees then due from the Borrower hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, (iii) third, towards payment of principal of Swingline Loans and unreimbursed L/C Disbursements then due from the Borrower hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed L/C Disbursements then due to such parties, (iv) fourth, towards payment of other Obligations (including Obligations of the Loan Parties owing under or in respect of any Secured Cash Management Agreement or Secured Hedge Agreement) then due from the Borrower or any other Loan Party, ratably among the parties entitled thereto in accordance with the amounts of such Obligations then due to such parties and (v) last, the balance, if any, after all of the Obligations have been paid in full, to the Borrower or as otherwise required by Requirements of Law.
Section 7.03
Right to Cure. Notwithstanding anything to the contrary contained in Section 7.01, in the event that the Borrower fails (or, but for the operation of this Section 7.03, would fail) to comply with the requirements of the Financial Covenant, from the last day of the applicable fiscal quarter until the expiration of the 10th Business Day subsequent to the date the certificate calculating such Financial Covenant is required to be delivered pursuant to Section 5.04(c), Holdings, the Borrower and any Parent Entity shall have the right to issue Permitted Cure Securities for cash or otherwise receive cash contributions to the capital of such entities, and in each case, to contribute any such cash to the capital of the Borrower (collectively, the “Cure Right”), and upon the receipt by the Borrower of such cash (the “Cure Amount”), pursuant to the exercise of the Cure Right, the Financial Covenant shall be recalculated giving effect to a pro forma adjustment by which Adjusted EBITDA shall be increased with respect to such applicable quarter and any four-quarter period that contains such quarter, solely for the purpose of measuring the Financial Covenant and not for any other purpose under this Agreement, by an amount equal to the Cure Amount; provided, that (i) in each four consecutive fiscal quarter period there shall be at least two fiscal quarters in which a Cure Right is not exercised, (ii) a Cure Right shall not be exercised more than five times during the term of the Revolving Facility, (iii) for purposes of this Section 7.03, the Cure Amount shall be no greater than the amount required for purposes of complying with the Financial Covenant and (iv) there shall be no pro forma reduction in Indebtedness with the proceeds of the exercise of the Cure Right for determining compliance with the Financial Covenant for the fiscal quarter in respect of which such Cure Right is exercised (either directly through prepayment or indirectly as a result of the netting of Unrestricted Cash). If, after giving effect to the adjustments in this Section 7.03, the Borrower shall then be in compliance with the requirements of the Financial Covenant, the Borrower shall be deemed to have satisfied the requirements of the Financial Covenant as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of the Financial Covenant that had occurred shall be deemed cured for the purposes of this Agreement.
Article VIII

The Agents
Section 8.01
Appointment. (a) Each Lender (in its capacities as a Lender and the Swingline Lender (if applicable) and on behalf of itself and its Affiliates as potential counterparties to Secured Cash Management Agreements and Secured Hedge Agreements) and each Issuing Bank (in such capacities and on behalf of itself and its Affiliates as potential counterparties to Secured Cash Management Agreements and Secured Hedge Agreements) hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents and the Collateral Agent as the agent of such Lender and the other Secured Parties under the Collateral Documents, and each such Lender irrevocably authorizes the Administrative Agent and the Collateral Agent, in such capacities, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent and the Collateral Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. In addition, to the extent required under the laws of any jurisdiction other than the United States of America, each of the Lenders and the Issuing Banks hereby grants to the Administrative Agent and the Collateral Agent any required powers of attorney to execute any Collateral Document governed by the laws of such jurisdiction on such Lender’s or Issuing Bank’s behalf. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent and the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent or the Collateral Agent.
(b)
In furtherance of the foregoing, each Lender (in its capacities as a Lender and the Swingline Lender (if applicable) and on behalf of itself and its Affiliates as potential counterparties to Secured Cash Management Agreements or Secured Hedge Agreements) and each Issuing Bank (in such capacities and on behalf of itself and its Affiliates as potential counterparties to Secured Cash Management Agreements and Secured Hedge Agreements) hereby appoints and authorizes the Collateral Agent to act as the agent of such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Collateral Agent (and any Subagents appointed by the Collateral Agent pursuant to Section 8.02 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights or remedies thereunder at the direction of the Collateral Agent) shall be entitled to the benefits of this Article VIII (including, without limitation, Section 8.07) as though the Collateral Agent (and any such Subagents) were an “Agent” under the Loan Documents, as if set forth in full herein with respect thereto.
(c)
(i) Each Lender hereby agrees that (x) if the Administrative Agent notifies such Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender (whether or not known to such Lender), and demands the return of such Payment (or a portion thereof), such Lender shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender under this Section 8.01(c) shall be conclusive, absent manifest error.
(i)
Each Lender hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.
(ii)
The Borrower and each other Loan Party hereby agrees that (x) in the event an erroneous Payment (or portion thereof) are not recovered from any Lender that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party.
(iii)
Each party’s obligations under this Section 8.01(c) shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by,

or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Document.
Section 8.02
Delegation of Duties. The Administrative Agent and the Collateral Agent may execute any of their respective duties under this Agreement and the other Loan Documents (including for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof)) by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. No Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care. Each Agent may also from time to time, when it deems it to be necessary or desirable, appoint one or more trustees, co-trustees, collateral co-agents, collateral subagents or attorneys-in-fact (each, a “Subagent”) with respect to all or any part of the Collateral; provided, that no such Subagent shall be authorized to take any action with respect to any Collateral unless and except to the extent expressly authorized in writing by the Administrative Agent or the Collateral Agent. Should any instrument in writing from the Borrower or any other Loan Party be required by any Subagent so appointed by an Agent to more fully or certainly vest in and confirm to such Subagent such rights, powers, privileges and duties, the Borrower shall, or shall cause such Loan Party to, execute, acknowledge and deliver any and all such instruments promptly upon request by such Agent. If any Subagent, or successor thereto, shall become incapable of acting, resign or be removed, all rights, powers, privileges and duties of such Subagent, to the extent permitted by law, shall automatically vest in and be exercised by the Administrative Agent or the Collateral Agent until the appointment of a new Subagent. No Agent shall be responsible for the negligence or misconduct of any agent, attorney-in-fact or Subagent that it selects with reasonable care.
Section 8.03
Exculpatory Provisions. None of the Agents, or their respective Affiliates or any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such person’s own gross negligence or willful misconduct) or (b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by any Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party a party thereto to perform its obligations hereunder or thereunder. No Agent shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party. No Agent shall have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, (a) no Agent shall be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing, and (b) no Agent shall, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by such Agent or any of its Affiliates in any capacity. The Agents shall be deemed not to have knowledge of any Default or Event of Default unless and until written notice describing such Default or Event of Default is given to the Administrative Agent by the Borrower, a Lender or an Issuing Bank. No Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document (including, for the avoidance of doubt, in connection with the Administrative Agent’s reliance on any Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent. No Cash Management Bank or Hedge Bank that obtains the benefits of Section 7.02, any Guarantee or any Collateral by virtue of the provisions hereof or of any Guarantee or any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be.
Section 8.04
Reliance by Agents. Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) or conversation believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to any Credit Event, that by its terms must be fulfilled to the satisfaction of a Lender or any Issuing Bank, each Agent may presume that such condition is satisfactory to such Lender or Issuing Bank unless such Agent shall have received notice to the contrary from such Lender or Issuing Bank prior to such Credit Event. Each Agent may consult with legal counsel (including counsel to Holdings or the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. Each Agent may deem and treat the Lender specified in the Register with respect to any amount owing hereunder as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with such Agent. Each Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all or other Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all or other Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.
Section 8.05
Notice of Default. Neither Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless such Agent has received written notice from a Lender, Holdings or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.” In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all or other Lenders);

provided, that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.
Section 8.06
Non-Reliance on Agents and Other Lenders. Each Lender and Issuing Bank expressly acknowledges that neither the Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of a Loan Party or any Affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by any Agent to any Lender. Each Lender and Issuing Bank represents to the Agents that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of, and investigation into the business, operations, property, financial and other condition and creditworthiness of, the Loan Parties and their affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any Affiliate of a Loan Party that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.
Section 8.07
Indemnification. The Lenders agree to indemnify each Agent and the Revolving Facility Lenders agree to indemnify each Issuing Bank and Swingline Lender, in each case, in its capacity as such (to the extent not reimbursed by Holdings or the Borrower and without limiting the obligation of Holdings or the Borrower to do so), in the amount of its pro rata share (based on its aggregate Revolving Facility Credit Exposure and, in the case of the indemnification of each Agent, outstanding Term Loans and unused Commitments hereunder; provided, that the aggregate principal amount of Swingline Loans owing to the Swingline Lender and of L/C Disbursements owing to any Issuing Bank shall be considered to be owed to the Revolving Facility Lenders ratably in accordance with their respective Revolving Facility Credit Exposure) (determined at the time such indemnity is sought), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent or such Issuing Bank or Swingline Lender in any way relating to or arising out of the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent, Issuing Bank or Swingline Lender under or in connection with any of the foregoing; provided, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent’s, Issuing Bank’s or Swingline Lender’s gross negligence or willful misconduct. The failure of any Lender to reimburse any Agent, Issuing Bank or Swingline Lender, as the case may be, promptly upon demand for its ratable share of any amount required to be paid by the Lenders to such Agent, Issuing Bank or Swingline Lender, as the case may be, as provided herein shall not relieve any other Lender of its obligation hereunder to reimburse such Agent, Issuing Bank or Swingline Lender, as the case may be, for its ratable share of such amount, but no Lender shall be responsible for the failure of any other Lender to reimburse such Agent, Issuing Bank or Swingline Lender, as the case may be, for such other Lender’s ratable share of such amount. The agreements in this Section 8.07 shall survive the payment of the Loans and all other amounts payable hereunder.
Section 8.08
Agent in Its Individual Capacity. Each Agent and its affiliates may make loans to, accept deposits from, and generally engage in any kind of business with any Loan Party as though such Agent were not an Agent. With respect to its Loans made or renewed by it and with respect to any Letter of Credit issued, or Letter of Credit or Swingline Loan participated in, by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms “Lender” and “Lenders” shall include each Agent in its individual capacity.
Section 8.09
Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 10 days’ notice to the Lenders and the Borrower. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Borrower shall have the right, subject to the reasonable consent of the Required Lenders (so long as no Event of Default under Section 7.01(b), (c), (h) or (i) shall have occurred and be continuing, in which case the Required Lenders shall have the right), to appoint a successor which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States, whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term “Administrative Agent” shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent’s rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Administrative Agent by the date that is 10 days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective, and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Borrower (or the Required Lenders) appoint a successor agent as provided for above. After any retiring Administrative Agent’s resignation as Administrative Agent, the provisions of this Section 8.09 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.
Section 8.10
Arrangers. Notwithstanding any other provision of this Agreement or any provision of any other Loan Document, each of the persons named on the cover page hereof as Joint Bookrunners or Joint Lead Arrangers is named as such for recognition purposes only, and in its capacity as such shall have no rights, duties, responsibilities or liabilities with respect to this Agreement or any other Loan Document, except that each such person and its Affiliates shall be entitled to the rights expressly stated to be applicable to them in Sections 9.05 and 9.17 (subject to the applicable obligations and limitations as set forth therein).
Section 8.11
Collateral Documents and Collateral Agent. The Lenders and the other Secured Parties authorize the Administrative Agent and the Collateral Agent to release any Collateral or Guarantors in accordance with Section 9.18 or if approved, authorized or ratified in accordance with Section 9.08.

The Lenders and the other Secured Parties hereby irrevocably authorize and instruct the Administrative Agent and the Collateral Agent to, without any further consent of any Lender or any other Secured Party, enter into (or acknowledge and consent to) or amend, renew, extend, supplement, restate, replace, waive or otherwise modify any First Lien/First Lien Intercreditor Agreement, any First Lien/Second Lien Intercreditor Agreement, any other Permitted Junior Intercreditor Agreement, any other Permitted Pari Passu Intercreditor Agreement or any other intercreditor agreement contemplated hereby with the collateral agent or other representatives of the holders of Indebtedness that is to be secured by a Lien on the Collateral that is not prohibited (including with respect to priority) under this Agreement and to subject the Liens on the Collateral securing the Obligations to the provisions thereof (any of the foregoing, an “Intercreditor Agreement”). The Lenders and the other Secured Parties irrevocably agree that (x) the Collateral Agent may rely exclusively on a certificate of a Responsible Officer of the Borrower as to whether any such other Liens are not prohibited and (y) any Intercreditor Agreement entered into by the Collateral Agent shall be binding on the Secured Parties, and each Lender and the other Secured Parties hereby agrees that it will take no actions contrary to the provisions of, if entered into and if applicable, any Intercreditor Agreement. The foregoing provisions are intended as an inducement to any provider of any Indebtedness not prohibited by Section 6.01 hereof to extend credit to the Loan Parties and such persons are intended third-party beneficiaries of such provisions. Furthermore, the Lenders and the other Secured Parties hereby authorize the Administrative Agent and the Collateral Agent to release any Lien on any property granted to or held by the Administrative Agent or the Collateral Agent under any Loan Document (i) to the holder of any Lien on such property that is permitted by clauses (c) (only pursuant to clause (i) of the proviso thereto), (i), (j), (p), (u), (aa), (ee), (ff) or (mm) of Section 6.02 or Section 6.02(a) (if the Liens thereunder are of a type that is contemplated by any of the foregoing clauses) in each case to the extent the contract or agreement pursuant to which such Lien is granted prohibits any other Liens on such property or (ii) that is or becomes an Excluded Asset; and the Administrative Agent and the Collateral Agent shall do so upon request of the Borrower; provided, that prior to any such request, the Borrower shall have in each case delivered to the Administrative Agent a certificate of a Responsible Officer of the Borrower certifying (x) that such Lien is not prohibited under this Agreement, (y) in the case of a request pursuant to clause (i) of this sentence, that the contract or agreement pursuant to which such Lien is granted prohibits any other Lien on such property and (z) in the case of a request pursuant to clause (ii) of this sentence, that (A) such property is or has become an Excluded Asset and (B) if such property has become an Excluded Asset as a result of a contractual restriction, such restriction does not violate Section 6.09(c).

Section 8.12
Right to Realize on Collateral and Enforce Guarantees. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, (i) the Administrative Agent (irrespective of whether the principal of any Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise (A) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of any or all of the Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Banks and the Administrative Agent and any Subagents allowed in such judicial proceeding, and (B) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and (ii) any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and Issuing Bank to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Banks, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under the Loan Documents. Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or Issuing Bank or to authorize the Administrative Agent to vote in respect of the claim of any Lender or Issuing Bank in any such proceeding.

Anything contained in any of the Loan Documents to the contrary notwithstanding, the Borrower, the Administrative Agent, the Collateral Agent and each Secured Party hereby agree that (a) no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce the

Guarantee, it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by the Administrative Agent, on behalf of the Secured Parties in accordance with the terms hereof and all powers, rights and remedies under the Collateral Documents may be exercised solely by the Collateral Agent, and (b) in the event of a foreclosure by the Collateral Agent on any of the Collateral pursuant to a public or private sale or other disposition, the Collateral Agent or any Lender may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition and the Collateral Agent, as agent for and representative of the Secured Parties (but not any Lender or Lenders in its or their respective individual capacities unless the Required Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by the Collateral Agent at such sale or other Disposition.

Section 8.13
Withholding Tax. To the extent required by any applicable Requirement of Law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. If the IRS or any authority of the United States or any other jurisdiction asserts a claim that the Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender for any reason (including because the appropriate documentation was not delivered, was not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstances that rendered the exemption from, or reduction of, withholding Tax ineffective), such Lender shall indemnify the Administrative Agent (to the extent that the Administrative Agent has not already been reimbursed by any applicable Loan Party and without limiting the obligation of any applicable Loan Party to do so) fully for all amounts paid, directly or indirectly, by the Administrative Agent as Tax or otherwise, including penalties, fines, additions to Tax and interest, together with all expenses incurred, including legal expenses, allocated staff costs and any out of pocket expenses. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement, any other Loan Document or otherwise against any amount due to the Administrative Agent under this Section 8.13. For purposes of this Section 8.13, the term “Lender” includes any Issuing Bank and any Swingline Lender. The agreements in this Section 8.13 shall survive the resignation of the Administrative Agent, the Collateral Agent or any Issuing Bank, the replacement of any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all the other Obligations and the termination of this Agreement.
Section 8.14
Certain ERISA Matters.
(a)
Each Lender (x) represents and warrants, as of the date such person became a Lender party hereto, to, and (y) covenants, from the date such person became a Lender party hereto to the date such person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:
(i)
such Lender is not using “plan assets” of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit or the Commitments or this Agreement,
(ii)
the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,
(iii)
(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or
(iv)
such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)
In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such person became a Lender party hereto, to, and (y) covenants, from the date such person became a Lender party hereto to the date such person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that:
(i)
the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto),
(ii)
the person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is independent (within the meaning of 29 C.F.R. § 2510.3-21) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that has under management or control, total assets of at least $50,000,000, in each case as described in 29 C.F.R. § 2510.3-21(c)(1)(A)-(E),
(iii)
the person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies,
(iv)
the person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is a fiduciary under ERISA or the Code, or both, with respect to the Loans, the Letters of Credit, the Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder, and

(v)
no fee or other compensation is being paid directly to the Administrative Agent, the Arrangers or any their respective Affiliates for investment advice (as opposed to other services) in connection with the Loans, the Letters of Credit, the Commitments or this Agreement.
(c)
Each of the Administrative Agent and the Arrangers hereby informs the Lenders that each such person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such person has a financial interest in the transactions contemplated hereby in that such person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.
Section 8.15
Credit Bidding.

The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including by accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar laws in any other jurisdictions to which a Loan Party is subject, or (b) at any other sale, foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid by the Administrative Agent at the direction of the Required Lenders on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that shall vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) for the asset or assets so purchased (or for the equity interests or debt instruments of the acquisition vehicle or vehicles that are issued in connection with such purchase). In connection with any such bid, (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles and to assign any successful credit bid to such acquisition vehicle or vehicles, (ii) each of the Secured Parties’ ratable interests in the Obligations which were credit bid shall be deemed without any further action under this Agreement to be assigned to such vehicle or vehicles for the purpose of closing such sale, (iii) the Administrative Agent shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or equity interests thereof, shall be governed, directly or indirectly, by, and the governing documents shall provide for, control by the vote of the Required Lenders or their permitted assignees under the terms of this Agreement or the governing documents of the applicable acquisition vehicle or vehicles, as the case may be, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 9.02 of this Agreement), (iv) the Administrative Agent on behalf of such acquisition vehicle or vehicles shall be authorized to issue to each of the Secured Parties, ratably on account of the relevant Obligations which were credit bid, interests, whether as equity, partnership interests, limited partnership interests or membership interests, in any such acquisition vehicle and/or debt instruments issued by such acquisition vehicle, all without the need for any Secured Party or acquisition vehicle to take any further action, and (v) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of Obligations credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Secured Parties pro rata with their original interest in such Obligations and the equity interests and/or debt instruments issued by any acquisition vehicle on account of such Obligations shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action. Notwithstanding that the ratable portion of the Obligations of each Secured Party are deemed assigned to the acquisition vehicle or vehicles as set forth in clause (ii) above, each Secured Party shall execute such documents and provide such information regarding the Secured Party (and/or any designee of the Secured Party which will receive interests in or debt instruments issued by such acquisition vehicle) as the Administrative Agent may reasonably request in connection with the formation of any acquisition vehicle, the formulation or submission of any credit bid or the consummation of the transactions contemplated by such credit bid.

Article IX

Miscellaneous
Section 9.01
Notices; Communications. (a) All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by electronic means as follows:
(i)
if to any Loan Party, the Administrative Agent or the Issuing Banks as of the Closing Date or the Swingline Lender to the address or electronic mail address specified for such person on Schedule 9.01; and
(ii)
if to any other Lender or any other Issuing Bank, to the address or electronic mail address specified in its Administrative Questionnaire.
(b)
Notices and other communications to the Administrative Agent, the Lenders and the Issuing Banks hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent.
(c)
Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received. Notices delivered through electronic communications shall be effective as provided in such Section 9.01(b).
(d)
Any party hereto may change its address for notices and other communications hereunder by notice to the other parties hereto.
(e)
Documents required to be delivered pursuant to Section 5.04 (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and, if so delivered, shall be deemed to have been delivered on the date (i) on which such materials are publicly available as posted on the Electronic Data Gathering, Analysis and Retrieval system (EDGAR); or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether made available by the Administrative Agent); provided that: (A) upon written request by the Administrative Agent (or any Lender through the Administrative Agent) to the Borrower, the Borrower shall deliver paper copies of such documents to the Administrative Agent or such Lender until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (B) the Borrower shall notify the Administrative Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request by a Lender for delivery, and each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such document to it and maintaining its copies of such documents.
Section 9.02
Survival of Agreement. All covenants, agreements, representations and warranties made by the Loan Parties herein, in the other Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and each Issuing Bank and shall survive the making by the Lenders of the Loans and the execution and delivery of the Loan Documents and the issuance of the Letters of Credit, regardless of any investigation made by such persons or on their behalf, and shall continue in full force and effect until the Termination Date. Without prejudice to the survival of any other agreements contained herein, indemnification and reimbursement obligations contained herein (including pursuant to Sections 2.15, 2.16, 2.17 and 9.05) shall survive the Termination Date.
Section 9.03
Binding Effect. This Agreement shall become effective when it shall have been executed by Holdings, the Borrower, the Subsidiary Guarantors party hereto and the Administrative Agent and when the Administrative Agent shall have received copies hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of Holdings, the Borrower, the Subsidiary Guarantors party hereto, the Administrative Agent, each Issuing Bank and each Lender and their respective permitted successors and assigns.
Section 9.04
Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Bank that issues any Letter of Credit), except that (i) except as permitted by Section 6.05, the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 9.04. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in clause (c) of this Section 9.04), and, to the extent expressly contemplated hereby, the Related Parties of each of the Agents, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement or the other Loan Documents.
(b)
(i) Subject to the conditions set forth in subclause (ii) below, any Lender may assign to one or more assignees (each, an “Assignee”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:
(A)
the Borrower, which consent, with respect to the assignment of a Loan, will be deemed to have been given if the Borrower has not responded within ten Business Days after the delivery of any request for such consent; provided, that no consent of the Borrower shall be required (i) for an assignment of a Loan or Commitment to a Lender, an Affiliate of a Lender or an Approved Fund, (ii) in the case of assignments during the primary syndication of the Commitments and Loans to persons identified to and agreed by the Borrower in writing prior to the Closing Date, or (iii) for an assignment of a Term Loan, Revolving Facility Commitment or

Revolving Facility Loan, if an Event of Default under Section 7.01(b), (c), (h) or (i) has occurred and is continuing, to any other person; and
(B)
the Administrative Agent; provided, that no consent of the Administrative Agent shall be required for an assignment of all or any portion of (x) a Term Loan to a Lender, an Affiliate of a Lender or an Approved Fund, or to the Borrower or an Affiliate of the Borrower made in accordance with Section 9.04(i) or Section 9.21 or (y) a Revolving Facility Commitment and/or Revolving Facility Loan to a Revolving Facility Lender; and
(C)
the Issuing Banks and the Swingline Lender; provided, that no consent of the Issuing Banks and Swingline Lender shall be required for an assignment of all or any portion of a Term Loan.
(ii)
Assignments shall be subject to the following additional conditions:
(A)
except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitments or Loans under any Facility, the amount of the Commitments or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than (x) $1,000,000 or an integral multiple of $1,000,000 in excess thereof in the case of Term Loans and (y) $5,000,000 or an integral multiple of $1,000,000 in excess thereof in the case of Revolving Facility Loans or Revolving Facility Commitments, unless each of the Borrower and the Administrative Agent otherwise consent; provided, that such amounts shall be aggregated in respect of each Lender and its Affiliates or Approved Funds (with simultaneous assignments to or by two or more Related Funds shall be treated as one assignment), if any;
(B)
except as provided in Section 9.04(i), the parties to each assignment shall (1) execute and deliver to the Administrative Agent an Assignment and Acceptance via an electronic settlement system acceptable to the Administrative Agent or (2) if previously agreed with the Administrative Agent, manually execute and deliver to the Administrative Agent an Assignment and Acceptance, in each case together with a processing and recordation fee of $3,500 (which fee may be waived or reduced in the reasonable discretion of the Administrative Agent);
(C)
the Assignee, if it shall not be a Lender, Holdings or any of its subsidiaries, shall deliver to the Administrative Agent an Administrative Questionnaire and any tax documentation required to be delivered pursuant to Section 2.17; and
(D)
the Assignee shall not be the Borrower or any of the Borrower’s Affiliates or Subsidiaries except in accordance with Section 9.04(i) or Section 9.21 or a natural person.

For the purposes of this Section 9.04, “Approved Fund” shall mean any person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender. Notwithstanding the foregoing or anything to the contrary herein, no Lender shall be permitted to assign or transfer any portion of its rights and obligations under this Agreement to (A) any Ineligible Institution, (B) any Defaulting Lender or any of its Affiliates, or any person who, upon becoming a Lender hereunder, would constitute any of the foregoing persons described in this clause (B), or (C) a natural person. Notwithstanding the foregoing, each Loan Party and the Lenders acknowledge and agree that the

Administrative Agent shall not have any responsibility or obligation to determine whether any Lender or potential Lender is an Ineligible Institution and the Administrative Agent shall have no liability with respect to any assignment made to an Ineligible Institution. The list of Ineligible Institutions will remain on file with the Administrative Agent and will not be subject to further disclosure by the Administrative Agent without the Borrower’s prior written consent. Any assigning Lender shall, in connection with any potential assignment, provide to the Borrower a copy of its request (including the name of the prospective assignee) concurrently with its delivery of the same request to the Administrative Agent irrespective of whether or not an Event of Default under Section 7.01(b), (c), (h) or (i) has occurred and is continuing or whether the Borrower otherwise has a consent right.

(iii)
Subject to acceptance and recording thereof pursuant to subclause (v) below, from and after the effective date specified in each Assignment and Acceptance the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.05 (subject to the limitations and requirements of those Sections)). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with clause (d) of this Section 9.04 (except to the extent such participation is not permitted by such clause (d) of this Section 9.04, in which case such assignment or transfer shall be null and void).
(iv)
The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal and interest amounts of the Loans and Revolving L/C Exposure owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent, the Issuing Banks, the Swingline Lender and the Lenders shall treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Banks and the Swingline Lender and any Lender, at any reasonable time and from time to time upon reasonable prior notice; provided, that no Lender shall, in such capacity, have access to, or be otherwise permitted to review any information in the Register other than information with respect to such Lender.
(v)
Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an Assignee, the Assignee’s completed Administrative Questionnaire (unless the Assignee shall already be a Lender hereunder), the processing and recordation fee referred to in clause (b)(ii) of this Section 9.04, if applicable, and any written consent to such assignment required by clause (b)(i) of this Section 9.04 and any applicable tax documentation, the Administrative Agent shall accept such Assignment and Acceptance and promptly record the information contained therein in the Register. No assignment, whether or not evidenced by a promissory note, shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this subclause (v).
(c)
[Reserved].

(d)
(i) Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations in Loans and Commitments to one or more banks or other entities other than (I) any Ineligible Institution (to the extent that the list of Ineligible Institutions has been made available to all Lenders; provided, that regardless of whether the list of Ineligible Institutions has been made available to all Lenders, no Lender may sell participations in Loans or Commitments to an Ineligible Institution without the consent of the Borrower if the list of Ineligible Institutions has been made available to such Lender) or (II) any Defaulting Lender or any of its Affiliates, or any person who, upon becoming a Lender hereunder, would constitute any of the foregoing persons described in this clause (II) (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided, that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement and the other Loan Documents; provided, that (x) such agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that both (1) requires the consent of each Lender directly affected thereby pursuant to clauses (i), (ii), (iii) or (vi) of the first proviso to Section 9.08(b) and (2) directly adversely affects such Participant (but, for the avoidance of doubt, not any waiver of any Default or Event of Default) and (y) no other agreement with respect to amendment, modification or waiver may exist between such Lender and such Participant. Subject to clause (d)(iii) of this Section 9.04, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 (subject to the limitations and requirements of those Sections and Section 2.19) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to clause (b) of this Section 9.04. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.06 as though it were a Lender; provided, that such Participant shall be subject to Section 2.18(c) as though it were a Lender. Notwithstanding the foregoing, each Loan Party and the Lenders acknowledge and agree that the Administrative Agent shall not have any responsibility or obligation to determine whether any Participant or potential Participant is an Ineligible Institution and the Administrative Agent shall have no liability with respect to any participation made to an Ineligible Institution.
(ii)
Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts and interest amounts of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. Without limitation of the requirements of this Section 9.04(d), no Lender shall have any obligation to disclose all or any portion of a Participant Register to any person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans or other Loan Obligations under any Loan Document), except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other Loan Obligation is in registered form for U.S. federal income tax purposes or is otherwise required by applicable law. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(iii)
A Participant shall not be entitled to receive any greater payment under Section 2.15, 2.16 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent, which consent shall state that it is being given pursuant to this Section 9.04(d)(iii); provided, that each potential Participant shall provide such information as is reasonably requested by the Borrower in order for the Borrower to determine whether to provide its consent.
(e)
Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other central bank and in the case of any Lender that is an Approved Fund, any pledge or assignment to any holders of obligations owed, or securities issued, by such Lender, including to any trustee for, or any other representative of, such holders, and this Section 9.04 shall not apply to any such pledge or assignment of a security interest; provided, that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or Assignee for such Lender as a party hereto.
(f)
The Borrower, upon receipt of written notice from the relevant Lender, agrees to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in clause (e) above.
(g)
Notwithstanding the foregoing, any Conduit Lender may assign any or all of the Loans it may have funded hereunder to its designating Lender without the consent of the Borrower or the Administrative Agent. Each of Holdings, the Borrower, each Lender and the Administrative Agent hereby confirms that it will not institute against a Conduit Lender or join any other person in instituting against a Conduit Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any state bankruptcy or similar law, for one year and one day after the payment in full of the latest maturing commercial paper note issued by such Conduit Lender; provided, however, that each Lender designating any Conduit Lender hereby agrees to indemnify, save and hold harmless each other party hereto and each Loan Party for any loss, cost, damage or expense arising out of its inability to institute such a proceeding against such Conduit Lender during such period of forbearance.
(h)
If the Borrower wishes to replace the Loans or Commitments under any Facility with ones having different terms, it shall have the option, with the consent of the Administrative Agent and subject to at least three Business Days’ advance notice to the Lenders under such Facility, instead of prepaying the Loans or reducing or terminating the Commitments to be replaced, to (i) require the Lenders under such Facility to assign such Loans or Commitments to the Administrative Agent or its designees and (ii) amend the terms thereof in accordance with Section 9.08 (with such replacement, if applicable, being deemed to have been made pursuant to Section 9.08(d)). Pursuant to any such assignment, all Loans and Commitments to be replaced shall be purchased at par (allocated among the Lenders under such Facility in the same manner as would be required if such Loans were being optionally prepaid or such Commitments were being optionally reduced or terminated by the Borrower), accompanied by payment of any accrued interest and fees thereon and any amounts owing pursuant to Section 9.05(b). By receiving such purchase price, the Lenders under such Facility shall automatically be deemed to have assigned the Loans or Commitments under such Facility pursuant to the terms of the form of Assignment and Acceptance attached hereto as Exhibit A, and accordingly no other action by such Lenders shall be required in connection therewith. The provisions of this clause (h) are intended to facilitate the maintenance of the perfection and priority of existing security interests in the Collateral during any such replacement.
(i)
Notwithstanding anything to the contrary in this Agreement, including Section 2.18(c) (which provisions shall not be applicable to clauses (i) or (j) of this Section 9.04), any of Holdings or its Subsidiaries, including the Borrower, may purchase by way of assignment and become an Assignee with respect to Term Loans at any time and from time to time from Lenders in accordance with Section 9.04(b) hereof (each, a “Permitted Loan Purchase”); provided, that, in respect of any Permitted Loan Purchase, (A) no Permitted Loan Purchase shall be made from the proceeds of any extensions of credit under the Revolving Facility, (B) upon consummation of any such Permitted Loan Purchase, the Loans purchased pursuant thereto shall be deemed to be automatically and immediately cancelled and extinguished in accordance with Section 9.04(j), (C) in connection with any such Permitted Loan Purchase, any of Holdings or its Subsidiaries, including the Borrower and such Lender that is the assignor (an “Assignor”) shall execute and deliver to the Administrative Agent a Permitted Loan Purchase Assignment and Acceptance (and for the avoidance of doubt, (x) shall make the representations and warranties set forth in the Permitted Loan Purchase Assignment and Acceptance and (y) shall not be required to execute and deliver an Assignment and Acceptance pursuant to Section 9.04(b)(ii)(B)) and shall otherwise comply with the conditions to assignments under this Section 9.04 and (D) no Event of Default shall exist or would result from such Permitted Loan Purchase.
(j)
Each Permitted Loan Purchase shall, for purposes of this Agreement be deemed to be an automatic and immediate cancellation and extinguishment of such Term Loans and the Borrower shall, upon consummation of any Permitted Loan Purchase, notify the Administrative Agent that the Register be updated to record such event as if it were a prepayment of such Loans.
(k)
In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, each Issuing Bank, each Swingline Lender or any other Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swingline Loans in accordance with its Revolving Facility Percentage; provided that notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
Section 9.05
Expenses; Indemnity; Limitation of Liability. (a) The Borrower agrees to pay (i) all reasonable and documented out-of-pocket expenses (including Other Taxes) incurred by the Administrative Agent or the Collateral Agent in connection with the preparation of this Agreement and the other Loan Documents, or by the Administrative Agent or the Collateral Agent in connection with the administration of this Agreement and any amendments, modifications or waivers of the provisions hereof or thereof, including the reasonable and documented fees, charges and disbursements of Cahill Gordon & Reindel LLP, counsel for the Administrative Agent, the Collateral Agent and the Arrangers, and, if necessary, the reasonable and documented fees, charges and disbursements of one local counsel per jurisdiction, and (ii) all reasonable and documented out-of-pocket expenses (including Other Taxes) incurred by the Agents, any Issuing Bank or any Lender in connection with the enforcement of their rights in connection with this Agreement and the other Loan Documents, in connection with the Loans made or the Letters of Credit issued hereunder, including the fees, charges and disbursements of a single counsel for all such persons, taken as a whole, and, if necessary, a single local counsel in each appropriate jurisdiction for all such persons, taken as a whole (and, in the case of an actual or perceived conflict of interest where such person affected by such conflict informs the Borrower of such conflict and thereafter retains its own counsel with the Borrower’s prior written consent (not to be unreasonably withheld), of another firm of counsel for such affected person).
(b)
The Borrower agrees to indemnify the Administrative Agent, the Collateral Agent, the Arrangers, the Joint Bookrunners, each Issuing Bank, each Lender, each of their respective Affiliates, successors and assignors, and each of their respective directors, officers, employees, agents, trustees, advisors and members (each such person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements (excluding the allocated costs of in house counsel and limited to not more than one counsel for all such Indemnitees, taken as a whole, and, if necessary, a single local counsel in each appropriate jurisdiction for all such Indemnitees, taken as a whole (and, in the case of an actual or perceived conflict of interest where the Indemnitee affected by such conflict informs the Borrower of such conflict and thereafter retains its own counsel with the Borrower’s prior written consent (not to be unreasonably withheld), of another firm of counsel for such affected Indemnitee)), incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto and thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated hereby, (ii) the use of the proceeds of the Loans or the use of any Letter of Credit (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any violation of or liability under Environmental Laws by the Borrower or any Subsidiary, (iv) any actual or alleged presence, Release or threatened Release of or exposure to Hazardous Materials at, under, on, from or to any property owned, leased or operated by the Borrower or any Subsidiary or (v) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto and regardless of whether such matter is initiated by a third party or by Holdings, the Borrower or any of their subsidiaries or Affiliates; provided, that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee or any of its Related Parties, (y) arose from a material breach of such Indemnitee’s or any of its Related Parties’ obligations under any Loan Document (as determined by a court of competent jurisdiction in a final, non-appealable judgment) or (z) arose from any claim, actions, suits, inquiries, litigation, investigation or proceeding that does not involve an act or omission of the Borrower or any of its Affiliates and is brought by an Indemnitee against another Indemnitee (other than any claim, actions, suits, inquiries, litigation, investigation or proceeding against any Agent, Issuing Bank, Arranger in its capacity as such).
(c)
None of the Administrative Agent, the Collateral Agent, the Arrangers, the Joint Bookrunners, the Issuing Banks, the Lenders, or any of their respective Affiliates, successors and assignors, and any of their respective directors, officers, employees, agents, trustees, advisors and members (each such person being called a “Lender-Related Person”) shall be responsible or liable to Holdings, the Borrower or any of their respective subsidiaries, Affiliates or stockholders or any other person or entity for any special, indirect, consequential or punitive damages, which may be alleged as a result of the Facilities or the Transactions. The provisions of this Section 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, any Issuing Bank or any Lender. All amounts due under this Section 9.05 shall be payable within 15 days after written demand therefor accompanied by reasonable documentation with respect to any reimbursement, indemnification or other amount requested.

(d)
Except as expressly provided in Section 9.05(a) with respect to Other Taxes, which shall not be duplicative with any amounts paid pursuant to Section 2.17, this Section 9.05 shall not apply to any Taxes (other than Taxes that represent losses, claims, damages, liabilities and related expenses resulting from a non-Tax claim).
(e)
To the fullest extent permitted by applicable law, Holdings and the Borrower shall not assert, and hereby waive, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.
(f)
The agreements in this Section 9.05 shall survive the resignation of the Administrative Agent, the Collateral Agent or any Issuing Bank, the replacement of any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all the other Obligations and the termination of this Agreement.
Section 9.06
Right of Set-off. If an Event of Default shall have occurred and be continuing, each Lender and each Issuing Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by such Lender or such Issuing Bank to or for the credit or the account of Holdings, the Borrower or any Subsidiary against any of and all the obligations of Holdings or the Borrower now or hereafter existing under this Agreement or any other Loan Document held by such Lender or such Issuing Bank, irrespective of whether or not such Lender or such Issuing Bank shall have made any demand under this Agreement or such other Loan Document and although the obligations may be unmatured; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.22 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender and each Issuing Bank under this Section 9.06 are in addition to other rights and remedies (including other rights of set-off) that such Lender or such Issuing Bank may have.
Section 9.07
Applicable Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (OTHER THAN AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY PRINCIPLE OF CONFLICTS OF LAW THAT COULD REQUIRE THE APPLICATION OF ANY OTHER LAW.
Section 9.08
Waivers; Amendment. (a) No failure or delay of the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, each Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by Holdings, the Borrower or any other Loan Party therefrom shall in any event be effective unless the same shall be permitted by clause (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on Holdings, the Borrower or any other Loan Party in any case shall entitle such person to any other or further notice or demand in similar or other circumstances.
(b)
Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except (x) as provided in Section 1.09, Section 2.14, Section 2.21, the definition of “Refinancing Notes” or the third to last paragraph of Section 6.05, (y) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by Holdings, the Borrower and the Required Lenders (or (A) in respect of any waiver, amendment or modification of Section 6.11 (or any Default or Event of Default in respect thereof), Section 7.03 or Section 4.01 after the Closing Date, the Required Revolving Facility Lenders voting as a single Class, rather than the Required Lenders, or (B) in respect of any waiver, amendment or modification of Section 2.11(b) or (c), the Required Prepayment Lenders, rather than the Required Lenders), and (z) in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by each Loan Party party thereto and the applicable Agent party thereto and consented to by the Required Lenders (unless otherwise provided in the applicable Loan Document); provided, however, that no such agreement shall:
(i)
decrease or forgive the principal amount of, or extend the final maturity of, or decrease the rate of interest on, any Loan or any L/C Disbursement, or extend the stated expiration of any Letter of Credit beyond the applicable Revolving Facility Maturity Date (except as provided in Section 2.05(c)), without the prior written consent of each Lender directly adversely affected thereby (which, notwithstanding the foregoing, such consent of such Lender directly adversely affected thereby shall be the only consent required hereunder to make such modification); provided, that any amendment to the financial definitions in this Agreement shall not constitute a reduction in the rate of interest for purposes of this clause (i),
(ii)
increase or extend the Commitment of any Lender, or decrease the Commitment Fees, L/C Participation Fees or any other Fees of any Lender without the prior written consent of such Lender (which, notwithstanding the foregoing, such consent of such Lender shall be the only consent required hereunder to make such modification); provided, that (i) waivers or modifications of conditions precedent, covenants, Defaults or Events of Default, mandatory prepayments or of a mandatory reduction in the aggregate Commitments shall not constitute an increase or extension of the Commitments of any Lender for purposes of this clause (ii) and (ii) any amendment to the financial definitions in this Agreement shall not constitute a decrease in the Commitment Fees for purposes of this clause (ii),
(iii)
extend or waive any Term Loan Installment Date or reduce the amount due on any Term Loan Installment Date or extend any date on which payment of interest on any Loan or any L/C Disbursement or any Fees is due, without the prior written consent of each Lender directly adversely affected thereby (which, notwithstanding the foregoing, such consent of such Lender directly adversely affected thereby shall be the only consent required hereunder to make such modification),
(iv)
amend (i) the provisions of Section 7.02 with respect to the pro rata application of payments required thereby in a manner that by its terms modifies the application of such payments required thereby to be on a less than pro rata basis or (ii) the provisions of Section 2.18 in a manner that would alter the pro rata sharing of payments required thereby, in each case, without the prior written consent of each Lender adversely affected thereby (which, notwithstanding the foregoing, such consent of such Lender directly adversely affected thereby shall be the only consent required hereunder to make such modification),
(v)
amend or modify the provisions of this Section 9.08 or the definition of the terms “Required Lenders,” “Majority Lenders,” “Required Revolving Facility Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the prior written consent of each Lender adversely affected thereby, in each case except, for the avoidance of doubt, as otherwise provided in Section 9.08(d) and (e) (it being understood that, with the consent of the Required Lenders or as otherwise permitted hereunder, additional extensions of credit pursuant to this Agreement may be included in the determination of any requisite lenders required hereunder, including the Required Lenders, Required Prepayment Lenders, Majority Lenders or Required Revolving Facility Lenders on substantially the same basis as the Loans and Commitments are included on the Closing Date),
(vi)
release all or substantially all of the Collateral or all or substantially all of the Subsidiary Guarantors from their respective Guarantees under this Agreement (in each case, other than in connection with any release of the relevant Guarantees or Collateral not prohibited by the Loan Documents), unless all or substantially all the Equity Interests of such Subsidiary Guarantor is sold or otherwise disposed of in a transaction not prohibited by this Agreement, without the prior written consent of each Lender other than a Defaulting Lender, or
(vii)
effect any waiver, amendment or modification that by its terms adversely affects the rights in respect of payments or collateral of Lenders participating in any Facility differently from those of Lenders participating in another Facility, without the consent of the Majority Lenders participating in the adversely affected Facility except, for the avoidance of doubt, as otherwise provided in Sections 9.08(d) and (e) (it being agreed that the Required Lenders or Required Prepayment Lenders, as applicable, may waive, in whole or in part, any prepayment or Commitment reduction required by Section 2.11 so long as the application of any prepayment or Commitment reduction still required to be made, if any, is not changed in a manner adverse to the Lenders participating in any such non-consenting Facility);

provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, Swingline Lender or an Issuing Bank hereunder without the prior written consent of the Administrative Agent, Swingline Lender or such Issuing Bank acting as such at the effective date of such agreement, as applicable. Each Lender shall be bound by any waiver, amendment or modification authorized by this Section 9.08 and any consent by any Lender pursuant to this Section 9.08 shall bind any Assignee of such Lender.

Notwithstanding anything to the contrary herein, no Defaulting Lender shall have the right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be affected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.

(c)
Without the consent of any Lender or Issuing Bank, the Loan Parties and the Administrative Agent and/or Collateral Agent may (in their respective sole discretion, or shall, to the extent required by any Loan Document) enter into any amendment, modification or waiver of any Loan Document, or enter into any new agreement or instrument, to effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional property to become Collateral for the benefit of the Secured Parties, to include holders of Other First Liens in the benefit of the Collateral Documents in connection with the incurrence of any Indebtedness not prohibited hereunder, or as required by local law to give effect to, or protect any security interest for the benefit of the Secured Parties, in any property or so that the security interests therein comply with applicable law or this Agreement or in each case to otherwise enhance the rights or benefits of any Lender under any Loan Document.
(d)
Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent, Holdings and the Borrower (a) to permit additional extensions of credit to be outstanding hereunder from time to time and the accrued interest and fees and other obligations in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans and the Revolving Facility Loans and the accrued interest and fees and other obligations in respect thereof and (b) to include appropriately the holders of such extensions of credit in any determination of the requisite lenders required hereunder, including Required Lenders, Required Prepayment Lenders, Majority Lenders and the Required Revolving Facility Lenders.
(e)
Notwithstanding the foregoing, technical and conforming modifications to the Loan Documents may be made with the consent of the Borrower and the Administrative Agent (but without the consent of any Lender) to the extent necessary (A) to integrate any Incremental Term Loan Commitments or Incremental Revolving Facility Commitments in a manner consistent with Section 2.21, including, with respect to Other Revolving Loans or Other Term Loans, as may be necessary to establish such Incremental Term Loan Commitments or Revolving Facility Commitments as a separate Class or tranche from any existing Term Loans or Incremental Revolving Facility Commitments, as applicable, and, in the case of Extended Term Loans, to reduce the amortization schedule of the related existing Class of Term Loans proportionately, (B) to effect an alternate interest rate in a manner consistent with Section 2.14, (C) to integrate any Other First Lien Debt or (D) to cure any ambiguity, omission, defect or inconsistency.
(f)
Each of the parties hereto hereby agrees that the Administrative Agent may take any and all action as may be necessary to ensure that all Term Loans established pursuant to Section 2.21 after the Closing Date that will be included in an existing Class of Term Loans outstanding on such date (an “Applicable Date”), when originally made, are included in each Borrowing of outstanding Term Loans of such Class (the “Existing Class Loans”), on a pro rata basis, and/or to ensure that, immediately after giving effect to such new Term Loans (the “New Class Loans” and, together with the Existing Class Loans, the “Class Loans”), each Lender holding Class Loans will be deemed to hold its Pro Rata Share of each Class Loan on the Applicable Date (but without changing the amount of any such Lender’s Term Loans), and each such Lender shall be deemed to have effectuated such assignments as shall be required to ensure the foregoing. The “Pro Rata Share” of any Lender on the Applicable Date is the ratio of (1) the sum of such Lender’s Existing Class Loans immediately prior to the Applicable Date plus the amount of New Class Loans made by such Lender on the Applicable Date over (2) the aggregate principal amount of all Class Loans on the Applicable Date.
(g)
With respect to the incurrence of any secured or unsecured Indebtedness (including any intercreditor agreement relating thereto), the Borrower may elect (in its discretion, but shall not be obligated) to deliver to the Administrative Agent a certificate of a Responsible Officer at least three

Business Days prior to the incurrence thereof (or such shorter time as the Administrative Agent may agree in its reasonable discretion), together with either drafts of the material documentation relating to such Indebtedness or a description of such Indebtedness (including a description of the Liens intended to secure the same or the subordination provisions thereof, as applicable) in reasonably sufficient detail to be able to make the determinations referred to in this paragraph, which certificate shall either, at the Borrower’s election, (x) state that the Borrower has determined in good faith that such Indebtedness satisfies the requirements of the applicable provisions of Sections 6.01 and 6.02 (taking into account any other applicable provisions of this Section 9.08), in which case such certificate shall be conclusive evidence thereof, or (y) request the Administrative Agent to confirm, based on the information set forth in such certificate and any other information reasonably requested by the Administrative Agent, that such Indebtedness satisfies such requirements, in which case the Administrative Agent may determine whether, in its reasonable judgment, such requirements have been satisfied (in which case it shall deliver to the Borrower a written confirmation of the same), with any such determination of the Administrative Agent to be conclusive evidence thereof, and the Lenders hereby authorize the Administrative Agent to make such determinations.
(h)
Notwithstanding the foregoing, this Agreement may be amended, waived or otherwise modified with the written consent of the Required Revolving Facility Lenders, the Administrative Agent, Holdings and the Borrower with respect to (i) the provisions of Section 4.01, solely as they relate to the Revolving Facility Loans, Swingline Loans and Letters of Credit and (ii) the provisions of Section 6.11 or Section 7.03 (or Article VII or any other provision incorporating such Section 6.11 with respect to the effects thereof).
(i)
[Reserved].
(j)
Notwithstanding anything to the contrary in this Agreement or any other Loan Document, this Agreement and any other Loan Document may be amended as provided in Section 1.09, Section 2.14, Section 2.21, the definition of “Refinancing Notes” or the third to last paragraph of Section 6.05, in each case, without the consent of any Lender.
(k)
In connection with any amendment pursuant to this Section 9.08, (i) the Collateral Agent may conclusively rely on a certificate of an officer of the Borrower or the Borrower as to whether such amendment is permitted and (ii) each Secured Party (other than the Collateral Agent) hereby agrees to deliver any instruction or direction as necessary or as may be reasonably requested by the Collateral Agent pursuant to this Agreement or any other Loan Document.
Section 9.09
Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the applicable interest rate, together with all fees and charges that are treated as interest under applicable law (collectively, the “Charges”), as provided for herein or in any other document executed in connection herewith, or otherwise contracted for, charged, received, taken or reserved by any Lender or any Issuing Bank, shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by such Lender in accordance with applicable law, the rate of interest payable hereunder, together with all Charges payable to such Lender or such Issuing Bank, shall be limited to the Maximum Rate; provided, that such excess amount shall be paid to such Lender or such Issuing Bank on subsequent payment dates to the extent not exceeding the legal limitation.
Section 9.10
Entire Agreement. This Agreement, the other Loan Documents and the agreements regarding certain Fees referred to herein constitute the entire contract between the parties relative to the subject matter hereof. Any previous agreement among or representations from the parties or their Affiliates with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.
Section 9.11
WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.
Section 9.12
Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
Section 9.13
Counterparts; Electronic Execution of Assignments and Certain Other Documents.
(a)
This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which, when taken together, shall constitute but one contract, and shall become effective as provided in Section 9.03. Delivery of an executed counterpart to this Agreement by electronic transmission pursuant to procedures approved by the Administrative Agent shall be as effective as delivery of a manually signed original.
(b)
Delivery of an executed counterpart of a signature page of (x) this Agreement, (y) any other Loan Document and/or (z) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 9.01), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of the Borrower or any other Loan Party without further verification thereof and without any obligation to review the appearance or form of any such Electronic signature and (ii) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, the Borrower and each Loan Party hereby (1) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders, the Borrower and the Loan Parties, Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (2) the Administrative Agent and each of the Lenders may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (3) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (4) waives any claim against any Lender-Related Person for any Liabilities arising solely from the Administrative Agent’s and/or any Lender’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page, including any Liabilities arising as a result of the failure of the Borrower and/or any Loan Party to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.
Section 9.14
Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.
Section 9.15
Jurisdiction; Consent to Service of Process. (a) The Borrower and each other Loan Party irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Administrative Agent, the Collateral Agent, any Lender, or any Affiliate of the foregoing in any way relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Document shall affect any right that the Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or any other Loan Party or its properties in the courts of any jurisdiction.
(b)
Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(c)
Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement or any other Loan Document to serve process in any other manner permitted by law.
Section 9.16
Confidentiality. Each of the Lenders, each Issuing Bank and each of the Agents agrees that it shall maintain in confidence any information relating to Holdings, any Parent Entity, the Borrower, the Borrower and any Subsidiary furnished to it by or on behalf of Holdings, any Parent Entity, the Borrower, the Borrower or any Subsidiary (other than information that (a) has become generally available to the public other than as a result of a disclosure by such party, (b) has been independently developed by such Lender, such Issuing Bank or such Agent without violating this Section 9.16 or (c) was available to such Lender, such Issuing Bank or such Agent from a third party having, to such person’s knowledge, no obligations of confidentiality to Holdings, any Parent Entity, the Borrower or any other Loan Party) and shall not reveal the same other than to its directors, trustees, officers, employees and advisors with a need to know and any numbering, administration or settlement service providers or to any person that approves or administers the Loans on behalf of such Lender (so long as each such person shall have been instructed to keep the same confidential in accordance with this Section 9.16), except: (A) to the extent necessary to comply with law or any legal process or the requirements of any Governmental Authority, the National Association of Insurance Commissioners or of any securities exchange on which securities of the disclosing party or any Affiliate of the disclosing party are listed or traded, (B) as part of normal reporting or review procedures to, or examinations by, Governmental Authorities or self-regulatory authorities, including the National Association of Insurance Commissioners or the Financial Industry Regulatory Authority, Inc., (C) to its parent companies, Affiliates or auditors (so long as each such person shall have been instructed to keep the same confidential in accordance with this Section 9.16), (D) in order to enforce its rights under any Loan Document in a legal proceeding, (E) to any pledgee under Section 9.04(d) or any other prospective assignee of, or prospective Participant in, any of its rights under this Agreement (so long as such person agrees to be bound by the provisions of this Section 9.16) and (F) to any direct or indirect contractual counterparty in Hedging Agreements or such contractual counterparty’s professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section 9.16); provided that, in the case of clauses (E) and (F), no information may be provided by any Agent or, to the extent that the list of Ineligible Institutions has been made available to a Lender or an Issuing Bank, by such Lender or such Issuing Bank, to any Ineligible Institution or person who is known to be acting for an Ineligible Institution.

For the avoidance of doubt, nothing in this Section 9.16 shall prohibit any person from voluntarily disclosing or providing any information within the scope of this Section 9.16 to any governmental, regulatory or self-regulatory organization (any such entity, a “Regulatory Authority”) to the extent that any such prohibition on disclosure set forth in this Section 9.16 shall be prohibited by the laws or regulations applicable to such Regulatory Authority.

Section 9.17
Platform; Borrower Materials.
(a)
The Borrower agrees that the Administrative Agent may, but shall not be obligated to, make any Communications available to the Lenders and the Issuing Banks by posting the Communications on IntraLinks™, DebtDomain, SyndTrak, ClearPar or any other electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Approved Electronic Platform”).

(b)
Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Effective Date, a user ID/password authorization system) and the Approved Electronic Platform is secured through a per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Lenders, each of the Issuing Banks and the Borrower acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Administrative Agent is not responsible for approving or vetting the representatives or contacts of any Lender that are added to the Approved Electronic Platform, and that there may be confidentiality and other risks associated with such distribution. Each of the Lenders, each of the Issuing Banks and the Borrower hereby approves distribution of the Communications through the Approved Electronic Platform and understands and assumes the risks of such distribution.
(c)
THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE APPROVED ELECTRONIC PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT, ANY ARRANGER OR ANY OF THEIR RESPECTIVE RELATED PARTIES (COLLECTIVELY, “APPLICABLE PARTIES”) HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER, ANY ISSUING BANK OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED ELECTRONIC PLATFORM.
(d)
Each Lender and each Issuing Bank agrees that notice to it (as provided in the next sentence) specifying that Communications have been posted to the Approved Electronic Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender and Issuing Bank agrees (i) to notify the Administrative Agent in writing (which could be in the form of electronic communication) from time to time of such Lender’s or Issuing Bank’s (as applicable) email address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such email address.
(e)
Each of the Lenders, each of the Issuing Banks and the Borrower agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Communications on the Approved Electronic Platform in accordance with the Administrative Agent’s generally applicable document retention procedures and policies.
(f)
Nothing herein shall prejudice the right of the Administrative Agent, any Lender or any Issuing Bank to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

(g)
The Borrower represents and warrants that each of it and its Controlling and Controlled entities, in each case, if any (collectively with the Borrower, the “Relevant Entities”), either (i) has no SEC registered or unregistered, publicly traded securities outstanding, or (ii) files its financial statements with the SEC and/or makes its financial statements available to potential holders of its securities, and, accordingly, the Borrower hereby (i) authorizes the Administrative Agent to make the financial statements to be provided under Section 5.04, along with the Loan Documents, available to Public-Siders and (ii) agrees that at the time such financial statements are provided hereunder, they shall already have been made available to holders of any such securities. The Borrower will not request that any other material be posted to Public-Siders without expressly representing and warranting to the Administrative Agent in writing that such materials do not constitute material non-public information within the meaning of the federal securities laws or that the Relevant Entities have no outstanding SEC registered or unregistered, publicly traded securities. Notwithstanding anything herein to the contrary, in no event shall the Borrower request that the Administrative Agent make available to Public-Siders budgets or any certificates, reports or calculations with respect to the Borrower’s compliance with the covenants contained herein.
Section 9.18
Release of Liens and Guarantee.
(a)
The Lenders, the Issuing Banks and the other Secured Parties hereby irrevocably agree that the Liens granted to the Collateral Agent by the Loan Parties on any Collateral shall be automatically released: (i) in full upon the occurrence of the Termination Date as set forth in Section 9.18(d) below, (ii) upon the Disposition of such Collateral (other than an operating lease) by any Loan Party to a person that is not (and is not required to become) a Loan Party in a transaction not prohibited by this Agreement (and the Collateral Agent may rely conclusively on a certificate to that effect provided to it by any Loan Party upon its reasonable request without further inquiry), (iii) to the extent that such Collateral comprises property leased to a Loan Party, upon termination or expiration of such lease (and the Collateral Agent may rely conclusively on a certificate to that effect provided to it by any Loan Party upon its reasonable request without further inquiry), (iv) if the release of such Lien is approved, authorized or ratified in writing by the Required Lenders (or such other percentage of the Lenders whose consent may be required in accordance with Section 9.08), (v) to the extent that the property constituting such Collateral is owned by any Guarantor, upon the release of such Guarantor from its obligations under the Guarantee in accordance with clause (b) below (and the Collateral Agent may rely conclusively on a certificate to that effect provided to it by any Loan Party upon its reasonable request without further inquiry), (vi) as provided in Section 8.11 (and the Collateral Agent may rely conclusively on a certificate to that effect provided to it by any Loan Party upon its reasonable request without further inquiry), (vii) as provided in Section 1.09 or the third to last paragraph of Section 6.05 and (viii) as required by the Collateral Agent to effect any Disposition of Collateral in connection with any exercise of remedies of the Collateral Agent pursuant to the Collateral Documents. Any such release (other than pursuant to clause (i) above) shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those being released) upon (or obligations (other than those being released) of the Loan Parties in respect of) all interests retained by the Loan Parties, including the proceeds of any Disposition, all of which shall continue to constitute part of the Collateral except to the extent otherwise released in accordance with the provisions of the Loan Documents.
(b)
In addition, the Lenders, the Issuing Banks and the other Secured Parties hereby irrevocably agree that (x) the Guarantors shall be automatically released from the Guarantees upon consummation of any transaction not prohibited hereunder resulting in such person ceasing to exist or constitute a Loan Party or otherwise becoming an Excluded Subsidiary (and the Collateral Agent may rely conclusively on a certificate to that effect provided to it by any Loan Party upon its reasonable request without further inquiry) and (y) the Guarantees of Holdings shall be automatically released as provided in Section 1.09.

(c)
The Lenders, the Issuing Banks and the other Secured Parties hereby authorize the Administrative Agent and the Collateral Agent, as applicable, to execute and deliver any instruments, documents, and agreements necessary or desirable to evidence and confirm the release of any Guarantor or Collateral pursuant to the foregoing provisions of this Section 9.18 and to return to Holdings or the Borrower all possessory collateral (including share certificates (if any)) held by it in respect of any Collateral so released, all without the further consent or joinder of any Lender or any other Secured Party. Any representation, warranty or covenant contained in any Loan Document relating to any such Collateral or Guarantor shall no longer be deemed to be made. In connection with any release hereunder, the Administrative Agent and the Collateral Agent shall promptly (and the Secured Parties hereby authorize the Administrative Agent and the Collateral Agent to) take such action and execute any such documents as may be reasonably requested by the Borrower and at the Borrower’s expense in connection with the release of any Liens created by any Loan Document in respect of such person, property or asset; provided, that the Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower containing such certifications as the Administrative Agent shall reasonably request and any such release shall be without recourse to or warranty by the Administrative Agent or Collateral Agent.
(d)
Notwithstanding anything to the contrary contained herein or any other Loan Document, on the Termination Date, all Liens granted to the Collateral Agent by the Loan Parties on any Collateral and all obligations of the Borrower and the other Loan Parties under any Loan Documents (other than such obligations that expressly survive the Termination Date pursuant to the terms hereof) shall, in each case, be automatically released and, upon request of the Borrower, the Administrative Agent and/or the Collateral Agent, as applicable, shall (without notice to, or vote or consent of, any Secured Party) take such actions as shall be required to evidence the release of its security interest in all Collateral (including returning to Holdings or the Borrower all possessory collateral (including all share certificates (if any)) held by it in respect of any Collateral), and to evidence the release of all obligations under any Loan Document (other than such obligations that expressly survive the Termination Date pursuant to the terms hereof), whether or not on the date of such release there may be any (i) obligations in respect of any Secured Hedge Agreements or any Secured Cash Management Agreements and (ii) any contingent indemnification obligations or expense reimburse claims not then due and payable; provided, that the Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower containing such certifications as the Administrative Agent shall reasonably request. Any such release of obligations shall be deemed subject to the provision that such obligations shall be reinstated if after such release any portion of any payment in respect of the obligations guaranteed thereby shall be rescinded, avoided, or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payment had not been made. The Borrower agrees to pay all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent or the Collateral Agent (and their respective representatives) in connection with taking such actions to release security interest in all Collateral and all obligations under the Loan Documents as contemplated by this Section 9.18(d).
(e)
Obligations of the Borrower or any of its Subsidiaries under any Secured Cash Management Agreement or Secured Hedge Agreement (after giving effect to all netting arrangements relating to such Secured Hedge Agreements) shall be secured and guaranteed pursuant to the Collateral Documents only to the extent that, and for so long as, the other Obligations are so secured and guaranteed. No person shall have any voting rights under any Loan Document solely as a result of the existence of obligations owed to it under any such Secured Hedge Agreement or Secured Cash Management Agreement. For the avoidance of doubt, no release of Collateral or Guarantors effected in the manner permitted by this Agreement shall require the consent of any holder of obligations under any Secured Hedge Agreements or Secured Cash Management Agreements.

(f)
In connection with any release pursuant to this Section 9.18, (i) the Collateral Agent may conclusively rely on a certificate of an officer of the Borrower or the Borrower as to whether any termination or release is permitted and (ii) each Secured Party (other than the Collateral Agent) hereby agrees to deliver any instruction or direction as necessary or as may be reasonably requested by the Collateral Agent pursuant to this Agreement or any other Loan Document.
Section 9.19
Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrower in respect of any such sum due from it to the Administrative Agent or the Lenders hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent from the Borrower in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent agrees to return the amount of any excess to the Borrower (or to any other person who may be entitled thereto under applicable law).
Section 9.20
USA PATRIOT Act Notice Etc. Each Lender that is subject to the USA PATRIOT Act and the Beneficial Ownership Regulation and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act and the Beneficial Ownership Regulation, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the USA PATRIOT Act and the Beneficial Ownership Regulation.
Section 9.21
Affiliate Lenders.
(a)
Each Lender who is an Affiliate of the Borrower, excluding (x) Holdings, the Borrower and their respective Subsidiaries, (y) any Debt Fund Affiliate Lender and (z) any natural person (each, an “Affiliate Lender”; it being understood that (x) neither Holdings, the Borrower, nor any of their Subsidiaries may be Affiliate Lenders and (y) Debt Fund Affiliate Lenders and Affiliate Lenders may be Lenders hereunder in accordance with Section 9.04, subject in the case of Affiliate Lenders, to this Section 9.21), in connection with any (i) consent (or decision not to consent) to any amendment, modification, waiver, consent or other action with respect to any of the terms of any Loan Document, (ii) other action on any matter related to any Loan Document or (iii) direction to the Administrative Agent, the Collateral Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document, agrees that, except with respect to any amendment, modification, waiver, consent or other action (1) described in clauses (i), (ii), (iii) or (iv) of the first proviso of Section 9.08(b) or (2) that adversely affects such Affiliate Lender (in its capacity as a Lender) in a disproportionately adverse manner as compared to other Lenders, such Affiliate Lender shall be deemed to have voted its interest as a Lender without discretion in such proportion as the allocation of voting with respect to such matter by Lenders who are not Affiliate Lenders. Each Affiliate Lender hereby irrevocably appoints the Administrative

Agent (such appointment being coupled with an interest) as such Affiliate Lender’s attorney-in-fact, with full authority in the place and stead of such Affiliate Lender and in the name of such Affiliate Lender, from time to time in the Administrative Agent’s discretion to take any action and to execute any instrument that the Administrative Agent may deem reasonably necessary to carry out the provisions of this clause (a).
(b)
Notwithstanding anything to the contrary in this Agreement, no Affiliate Lender shall have any right to (1) attend (including by telephone) any meeting or discussions (or portion thereof) among the Administrative Agent or any Lender to which representatives of the Borrower are not then present, (2) receive any information or material prepared by Administrative Agent or any Lender or any communication by or among Administrative Agent and/or one or more Lenders, except to the extent such information or materials have been made available to the Borrower or its representatives, (3) make or bring (or participate in, other than as a passive participant in or recipient of its pro rata benefits of) any claim, in its capacity as a Lender, against Administrative Agent, the Collateral Agent or any other Lender with respect to any duties or obligations or alleged duties or obligations of such Agent or any other such Lender under the Loan Documents, (4) purchase any Term Loan if, immediately after giving effect to such purchase, Affiliate Lenders in the aggregate would own Term Loans with an aggregate principal amount in excess of 25% of the aggregate principal amount of all Term Loans then outstanding or (5) purchase any Revolving Facility Loans or Revolving Facility Commitments. It shall be a condition precedent to each assignment to an Affiliate Lender that such Affiliate Lender shall have (x) represented to the assigning Lender in the applicable Assignment and Acceptance, and notified the Administrative Agent, that it is (or will be, following the consummation of such assignment) an Affiliate Lender and that the aggregate amount of Term Loans held by it giving effect to such assignments shall not exceed the amount permitted by clause (4) of the preceding sentence and (y) represented in the applicable Assignment and Acceptance that it is not in possession of material non-public information (within the meaning of United States federal and state securities laws) with respect to Holdings, the Borrower, its Subsidiaries or their respective securities (or, if Holdings is not at the time a public reporting company, material information of a type that would not be reasonably expected to be publicly available if Holdings were a public reporting company) that (A) has not been disclosed to the assigning Lender or the Lenders generally (other than because any such Lender does not wish to receive material non-public information with respect to Holdings, the Borrower or its Subsidiaries (or, if Holdings is not at the time a public reporting company, material information of a type that would not be reasonably expected to be publicly available if Holdings were a public reporting company)) and (B) could reasonably be expected to have a material effect upon, or otherwise be material to, the assigning Lender’s decision make such assignment.
Section 9.22
Agency of the Borrower for the Loan Parties. Each of the other Loan Parties hereby appoints the Borrower as its agent for all purposes relevant to this Agreement and the other Loan Documents, including the giving and receipt of notices and the execution and delivery of all documents, instruments and certificates contemplated herein and therein and all modifications hereto and thereto.
Section 9.23
No Liability of the Issuing Bank. The Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. Neither any Issuing Bank nor any of its officers or directors shall be liable or responsible for: (a) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by such Issuing Bank against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except that the Borrower shall have a claim against such

Issuing Bank, and such Issuing Bank shall be liable to the Borrower, to the extent of any direct, but not consequential, damages suffered by the Borrower that the Borrower proves were caused by (i) such Issuing Bank’s willful misconduct or gross negligence as determined in a final, non-appealable judgment by a court of competent jurisdiction in determining whether documents presented under any Letter of Credit comply with the terms of the Letter of Credit or (ii) such Issuing Bank’s willful failure to make lawful payment under a Letter of Credit after the presentation to it of a draft and certificates strictly complying with the terms and conditions of the Letter of Credit. In furtherance and not in limitation of the foregoing, such Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.
Section 9.24
Acknowledgment and Consent to Bail-In of Affected Financial Institutions. Solely to the extent any Lender or Issuing Bank that is an Affected Financial Institution is a party to this Agreement and notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender or Issuing Bank that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)
the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender or Issuing Bank that is an Affected Financial Institution; and
(b)
the effects of any Bail-In Action on any such liability, including, if applicable:
(i)
a reduction in full or in part or cancellation of any such liability;
(ii)
a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)
the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
Section 9.25
Acknowledgement Regarding Any Supported QFCs.

To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Obligation or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC

Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

Section 9.26
Existing Credit Agreement; Effectiveness of Amendment, Restatement and Renewal
(a)
On and after the Closing Date, all obligations of the Loan Parties under the Existing Credit Agreement shall become obligations of the Loan Parties hereunder and the provisions of the Existing Credit Agreement shall be superseded by the provisions hereof except for provisions under the Existing Credit Agreement that expressly survive the termination thereof. The parties hereto acknowledge and agree that (a) the amendment, restatement and renewal of the Existing Credit Agreement pursuant to this Agreement and all other Loan Documents executed and delivered in connection herewith shall not constitute a novation of the Existing Credit Agreement and the other Loan Documents as in effect prior to the Closing Date and (b) all deemed references in the other Loan Documents to the Existing Credit Agreement shall be deemed to refer without further amendment to this Agreement.
(b)
This Agreement is a renewal of the Existing Credit Agreement on which documentary stamp taxes have been paid. Such taxes were paid upon the recording of the Mortgages (and any subsequent amendments thereof, if applicable) recorded in (i) Official Records Book 8277 Page 1510 of the public records of Pasco County, Florida, (ii) Official Records Book 10006 Page 8206 of the public records of Orange County, Florida, (iii) Official Records Book 10006 Page 8282 of the public records of Orange County, Florida, (iv) Official Records Book 10006 Page 8246 of the public records of Orange County, Florida, and (v) Official Records Book 19740 Page 744 of the public records of Hillsborough County, Florida.
Article X

Guarantee
Section 10.01
The Guarantee. Each Guarantor hereby jointly and severally with the other Guarantors guarantees, as a primary obligor and not as a surety to each Secured Party and their respective successors and assigns, the prompt payment in full when due (whether at stated maturity, by required prepayment, declaration, demand, by acceleration or otherwise) of the principal of and interest (including any interest, fees, costs or charges that would accrue but for the provisions of (i) the Title 11 of the United States Code after any bankruptcy or insolvency petition under Title 11 of the United States Code and (ii) any other Debtor Relief Laws) on the Loans made by the Lenders to, and the Notes, if any, held by each Lender of, the Borrower (other than such Guarantor), and all other Obligations (other than with respect to any Guarantor, Excluded Swap Obligations of such Guarantor) from time to time owing to the Secured Parties by any Loan Party under any Loan Document or the Borrower or any Subsidiary under any Secured Hedge Agreement or any Secured Cash Management Agreement, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the “Guaranteed Obligations”). The

Guarantors hereby jointly and severally agree that if the Borrower or other Guarantor(s) shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Guarantors will promptly pay the same in cash, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.
Section 10.02
Obligations Unconditional. The obligations of the Guarantors under Section 10.01 shall constitute a guaranty of payment and to the fullest extent permitted by applicable Law, are absolute, irrevocable and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the Guaranteed Obligations of the Borrower under this Agreement, the Notes, if any, or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or Guarantor (except for payment in full). Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantors hereunder which shall remain absolute, irrevocable and unconditional under any and all circumstances as described above:
(i)
at any time or from time to time, without notice to the Guarantors, to the extent permitted by Law, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;
(ii)
any of the acts mentioned in any of the provisions of this Agreement or the Notes, if any, or any other agreement or instrument referred to herein or therein shall be done or omitted;
(iii)
the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be amended in any respect, or any right under the Loan Documents or any other agreement or instrument referred to herein or therein shall be amended or waived in any respect or any other guarantee of any of the Guaranteed Obligations or except as permitted pursuant to Section 9.18, any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;
(iv)
any Lien or security interest granted to, or in favor of, an Issuing Bank or any Lender or Agent as security for any of the Guaranteed Obligations shall fail to be perfected; or
(v)
the release of any other Guarantor pursuant to Section 9.18 or otherwise.

The Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and, to the extent permitted by Law, all notices whatsoever, and any requirement that any Secured Party exhaust any right, power or remedy or proceed against the Borrower under this Agreement or the Notes, if any, or any other agreement or instrument referred to herein or therein, or against any other person under any other guarantee of, or security for, any of the Guaranteed Obligations. The Guarantors waive, to the extent permitted by Law, any and all notice of the creation, renewal, extension, waiver, termination or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by any Secured Party upon this Guarantee or acceptance of this Guarantee, and the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guarantee, and all dealings between the Borrower and the Secured Parties shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guarantee. This Guarantee shall be construed as a continuing, absolute, irrevocable and unconditional guarantee of payment without regard to any right of offset with respect to the Guaranteed Obligations at any time or from time to time held by Secured Parties, and the obligations and liabilities of the Guarantors hereunder shall not be conditioned or contingent upon the pursuit by the Secured Parties or any other person at any time of any right or remedy against the Borrower or against any other person which may be or become liable in respect of all or any part of the Guaranteed Obligations or against any collateral security or guarantee therefor or right of offset with respect thereto. This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantors and the successors and assigns thereof, and shall inure to the benefit of the Lenders, and their respective successors and assigns, notwithstanding that from time to time during the term of this Agreement there may be no Guaranteed Obligations outstanding.

Section 10.03
Reinstatement. The obligations of the Guarantors under this Article X shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower or other Loan Party in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.
Section 10.04
Subrogation; Subordination. Each Guarantor hereby agrees that until the payment and satisfaction in full in cash of all Guaranteed Obligations and the expiration and termination of the Commitments of the Lenders under this Agreement it shall waive any claim and shall not exercise any right or remedy, direct or indirect, arising by reason of any performance by it of its guarantee in Section 10.01, whether by subrogation or otherwise, against the Borrower or any other Guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations. Any Indebtedness of any Loan Party permitted pursuant to Section 6.01(e) shall be subordinated to such Loan Party’s Obligations in the manner set forth in the Intercompany Note evidencing such Indebtedness.
Section 10.05
Remedies. The Guarantors jointly and severally agree that, as between the Guarantors and the Lenders, the obligations of the Borrower under this Agreement and the Notes, if any, may be declared to be forthwith due and payable as provided in Section 8.02 (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 8.02) for purposes of Section 10.01, notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Borrower shall forthwith become due and payable by the Guarantors for purposes of Section 10.01.
Section 10.06
Instrument for Payment of Money. Each Guarantor hereby acknowledges that the guarantee in this Article X constitutes an instrument for the payment of money, and consents and agrees that any Lender or Agent, at its sole option, in the event of a dispute by such Guarantor in the payment of any moneys due hereunder, shall have the right to bring a motion-action under New York CPLR Section 3213.
Section 10.07
Continuing Guarantee. The guarantee in this Article X is a continuing guarantee of payment, and shall apply to all Guaranteed Obligations whenever arising.
Section 10.08
General Limitation on Guarantee Obligations. In any action or proceeding involving any state corporate limited partnership or limited liability company law, or any applicable state, federal or foreign bankruptcy, insolvency, reorganization or other Law affecting the rights of creditors generally, if the obligations of any Guarantor under Section 10.01 would otherwise be held or determined to be void, voidable, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 10.01, then, notwithstanding any other provision to the contrary, the amount of such liability shall, without any further action by such Guarantor, any Loan Party or any other person, be automatically limited and reduced to the highest amount (after giving effect to the right of contribution established in Section 10.09) that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.
Section 10.09
Right of Contribution. Each Guarantor hereby agrees that to the extent that a Subsidiary Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Subsidiary Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Subsidiary Guarantor’s right of contribution shall be subject to the terms and conditions of Section 10.04. The provisions of this Section 10.09 shall in no respect limit the obligations and liabilities of any Subsidiary Guarantor to the Administrative Agent, the Issuing Bank, the Swingline Lender and the Lenders, and each Subsidiary Guarantor shall remain liable to the Administrative Agent, the Issuing Bank, the Swingline Lender and the Lenders for the full amount guaranteed by such Subsidiary Guarantor hereunder.
Section 10.10
Keepwell. Each Qualified ECP Guarantor hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Guarantor as may be needed by such Specified Guarantor from time to time to honor all of its obligations under its Guaranty and the other Loan Documents in respect of any Swap Obligation (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 10.10 for up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under this Article X voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of each Qualified ECP Guarantor under this Section 10.10 shall remain in full force and effect until the date upon which all Commitments under this Agreement have been terminated and all Obligations have been indefeasibly paid and performed in full. Each Qualified ECP Guarantor intends that this Section 10.10 constitute, and this Section 10.10 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each Specified Guarantor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

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